MISCELLANEOUS/CONSULTANT SERVICES
(Non-Competitive Award)

STATE AGENCY (Name and Address):
New York State Department of Health Office of Health Insurance Programs Division of Managed Care
Empire State Plaza
Corning Tower, Room 1927
Albany, NY 12237
CONTRACTOR (Name and Address):

AMERIGROUP New York, LLC 21 Penn Plaza
360 West 31st Street, 5th Floor New York, NY 10001
CHARITIES REGISTRATION NUMBER: Not applicable

Contractor has ( ) has not ( ) timely filed with the Attorney General's Charities Bureau all required period or annual written reports. [N/A]
FEDERAL TAX IDENTIFICATION NUMBER: 133865627
MUNICIPALITY NUMBER (if applicable): Not applicable
STATUS :

CONTRACTOR IS [ IS NOT [X] A SECTARIAN ENTITY
CONTRACTOR IS [ IS NOT [X]
A NOT-FOR-PROFIT ORGANIZATION
CONTRACTOR IS [X] IS NOT [ ]
A NY STATE BUSINESS ENTERPRISE

NYS Comptroller's Number:
CO27182
Originating Agency Code: 12000

TYPE OF PROGRAM(S):
Medicaid Managed Care and/or Family Health Plus

CONTRACT TERM:

FROM: March 1, 2011 TO:    February 28, 2013
FUNDING AMOUNT FOR CONTRACT TERM: Based on approved capitation rates
THIS CONTRACT IS RENEWABLE FOR ONE ADDITIONAL ONE-YEAR PERIOD SUBJECT TO THE APPROVAL OF THE NEW YORK STATE DEPARTMENT OF HEALTH, THE UNITED STATES DEPARTMENT OF HEALTH AND HUMAN SERVICES AND THE OFFICE OF THE STATE COMPTROLLER.

APPENDICES TO THIS AGREEMENT AND

INCORPORATED BY REFERENCE INTO THE AGREEMENT
-X- Appendix A. Standard Clauses for New York State Contracts
-X- Appendix B. Certification Regarding Lobbying
-X- Appendix B-1. Certification Regarding MacBride Fair Employment Principles
-X- Appendix C. New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services
-X- Appendix D. New York State Department of Health Marketing Guidelines
-X- Appendix E. New York State Department of Health Member Handbook Guidelines
-X- Appendix F. New York State Department of Health Action and Grievance System Requirements for the MMC and FH Plus Programs
-X- Appendix G. New York State Department of Health Requirements for the Provision of Emergency Care and Services
-X- Appendix H. New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs
-X- Appendix I. New York State Department of Health Guidelines for Use of Medical Residents and Fellows
-X- Appendix J. New York State Department of Health Guidelines for Contractor Compliance with the Federal Americans with Disabilities Act
-X- Appendix K. Prepaid Benefit Package Definitions of Covered and Non-Covered Services
-X- Appendix L. Approved Capitation Payment Rates
-X- Appendix M. Service Area, Benefit Options and Enrollment Elections
-X- Appendix N. RESERVED
-X- Appendix O. Requirements for Proof of Workers’ Compensation and Disability Benefits Coverage

-X-	Appendix P. Facilitated Enrollment and Federal Health Insurance Portability and
Accountability Act (“HIPAA”) Business Associate Agreements
-X- Appendix Q. RESERVED
-X- Appendix R. Additional Specifications for the MMC and FH Plus Agreement

-X- Appendix X. Modification Agreement Form

IN WITNESS WHEREOF, the parties hereto have executed or approved this AGREEMENT as of the dates appearing under their signatures.

Table of Contents for Model Contract

Recitals

Section 1    Definitions

Section 2    Agreement Term, Amendments, Extensions, and General Contract
Administration Provisions
2.1    Term
2.2    Amendments
2.3    Approvals
2.4    Entire Agreement
2.5    Renegotiation
2.6    Assignment and Subcontracting
2.7    Termination
a.SDOH Initiated Termination
b.Contractor and SDOH Initiated Termination
c.Contractor Initiated Termination
d.Termination Due to Loss of Funding
2.8    Close-Out Procedures
2.9    Rights and Remedies
2.10    Notices
2.11    Severability

Section 3    Compensation
3.1    Capitation Payments
3.2    Modification of Rates During Contract Period
3.3    Rate Setting Methodology
3.4    Payment of Capitation
3.5    Denial of Capitation Payments
3.6    SDOH Right to Recover Premiums
3.7    Third Party Health Insurance Determination
3.8    Other Insurances and Settlements
3.9    Payment for Newborns
3.10    Supplemental Maternity Capitation Payment
3.11    Contractor Financial Liability

3.12	Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care (MMC) Enrollees

3.13	Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees
3.14    Residential Health Care Facility Stop-Loss for MMC Enrollees

3.15	Stop-Loss Documentation and Procedures for the MMC Program

3.16	Family Health Plus (FHPlus) Reinsurance

3.17	Tracking Visits Provided by Indian Health Clinics – Applies to MMC Program Only

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3.18    Payment for Patient Centered Medical Homes

3.19	Prohibition on Payments to Institutions or Entities Located Outside of the United States

Section 4    Service Area

Section 5    Reserved

Section 6    Enrollment
6.1    Populations Eligible for Enrollment
6.2    Enrollment Requirements
6.3    Equality of Access to Enrollment
6.4    Enrollment Decisions
6.5    Auto Assignment – For MMC Program Only
6.6    Prohibition Against Conditions on Enrollment
6.7    Newborn Enrollment
6.8    Effective Date of Enrollment
6.9    Roster
6.10    Automatic Re-Enrollment

Section 7    Lock-In Provisions
7.1    Lock-In Provisions in MMC Mandatory Counties and for Family Health Plus
7.2    Disenrollment During a Lock-In Period
7.3    Notification Regarding Lock-In and End of Lock-In Period
7.4    Lock-In and Change in Eligibility Status

Section 8    Disenrollment
8.1    Disenrollment Requirements
8.2    Disenrollment Prohibitions
8.3    Disenrollment Requests
a.Routine Disenrollment Requests
b.Non-Routine Disenrollment Requests
8.4    Contractor Notification of Disenrollments
8.5    Contractor’s Liability
8.6    Enrollee Initiated Disenrollment
8.7    Contractor Initiated Disenrollment
8.8    LDSS Initiated Disenrollment
Section 9    Guaranteed Eligibility
9.1    General Requirements
9.2    Right to Guaranteed Eligibility

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9.3    Covered Services During Guaranteed Eligibility
9.4    Disenrollment During Guaranteed Eligibility

Section 10    Benefit Package Requirements
10.1    Contractor Responsibilities
10.2    Compliance with State Medicaid Plan and Applicable Laws
10.3    Definitions

10.4	Child Teen Health Program/Adolescent Preventive Services

10.5	Foster Care Children – Applies to MMC Program Only

10.6	Child Protective Services

10.7	Welfare Reform – Applies to MMC Program Only
10.8    Adult Protective Services
10.9    Court-Ordered Services
10.10    Family Planning and Reproductive Health Services
10.11    Prenatal Care
10.12    Direct Access
10.13    Emergency Services
10.14    Medicaid Utilization Thresholds (MUTS)
10.15    Services for Which Enrollees Can Self-Refer
a.Mental Health and Chemical Dependence Services
b.Vision Services
c.Diagnosis and Treatment of Tuberculosis
d.Family Planning and Reproductive Health Services
e.Article 28 Clinics Operated by Academic Dental Centers
10.16    Second Opinions for Medical or Surgical Care
10.17    Coordination with Local Public Health Agencies
10.18    Public Health Services

a.	Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB/DOT)

b.	Immunizations

c.	Prevention and Treatment of Sexually Transmitted Diseases

d.	Lead Poisoning – Applies to MMC Program Only

10.19	Adults with Chronic Illnesses and Physical or Developmental Disabilities
10.20    Children with Special Health Care Needs

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10.21    Persons Requiring Ongoing Mental Health Services
10.22    Member Needs Relating to HIV
10.23    Persons Requiring Chemical Dependence Services
10.24    Native Americans
10.25    Women, Infants, and Children (WIC)
10.26    Urgently Needed Services

10.27	Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor’s Network- Applies to MMC Program Only

10.28	Optometry Services Provided by Article 28 Clinics Affiliated with the College of Optometry of the State University of New York
10.29    Hospice Services

10.30	Prospective Benefit Package Change for Retroactive SSI Determinations – Applies to MMC Program Only
10.31    Coordination of Services

Section 11    Marketing
11.1    Information Requirements
11.2    Marketing Plan
11.3    Marketing Activities
11.4    Prior Approval of Marketing Materials and Procedures
11.5    Corrective and Remedial Actions

Section 12    Member Services
12.1    General Functions
12.2    Translation and Oral Interpretation
12.3    Communicating with the Visually, Hearing and Cognitively Impaired
Section 13    Enrollee Rights and Notification
13.1    Information Requirements
13.2    Provider Directories/Office Hours for Participating Providers
13.3    Member ID Cards
13.4    Member Handbooks
13.5    Notification of Effective Date of Enrollment
13.6    Notification of Enrollee Rights
13.7    Enrollee’s Rights
13.8    Approval of Written Notices
13.9    Contractor’s Duty to Report Lack of Contact
13.10    LDSS Notification of Enrollee’s Change in Address

13.11	Contractor Responsibility to Notify Enrollee of Effective Date of Benefit Package Change

13.12	Contractor Responsibility to Notify Enrollee of Termination, Service Area Changes and Network Changes

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Section 14    Action and Grievance System
14.1    General Requirements
14.2    Actions
14.3    Grievance System
14.4    Notification of Action and Grievance System Procedures

14.5	Complaint, Complaint Appeal and Action Appeal Investigation Determinations

Section 15    Access Requirements
15.1    General Requirement
15.2    Appointment Availability Standards
15.3    Twenty-Four (24) Hour Access
15.4    Appointment Waiting Times
15.5    Travel Time Standards
15.6    Service Continuation
a.New Enrollees
b.Enrollees Whose Health Care Provider Leaves Network
15.7    Standing Referrals
15.8    Specialist as a Coordinator of Primary Care
15.9    Specialty Care Centers
15.10    Cultural Competence

Section 16    Quality Assurance

16.1	Internal Quality Assurance Program
16.2    Standards of Care
16.3    Incentivizing Enrollees to Complete a Health Goal

Section 17    Monitoring and Evaluation
17.1    Right To Monitor Contractor Performance
17.2    Cooperation During Monitoring And Evaluation
17.3    Cooperation During On-Site Reviews
17.4    Cooperation During Review of Services by External Review Agency

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Section 18    Contractor Reporting Requirements
18.1    General Requirements
18.2    Time Frames for Report Submissions
18.3    SDOH Instructions for Report Submissions
18.4    Notification of Changes in Report Due Dates, Requirements or Formats 18.5    Reporting Requirements
18.6    Ownership and Related Information Disclosure
18.7    Public Access to Reports
18.8    Professional Discipline

18.9	Certification Regarding Individuals Who Have Been Debarred or Suspended by Federal or State Government
18.10    Conflict of Interest and Business Transaction Disclosure
18.11    Physician Incentive Plan Reporting
18.12    Disclosure of Criminal Activity

Section 19    Records Maintenance and Audit Rights

19.1	Maintenance of Contractor Performance Records, Records Evidencing Enrollment Fraud and Documentation Concerning Duplicate CINs

19.2	Maintenance of Financial Records and Statistical Data
19.3    Access to Contractor Records
19.4    Retention Periods

19.5	OMIG’s Right to Audit and Recover Overpayments Caused by Contractor Submission of Misstated Reports

19.6	OMIG’s Right to Audit and Recover Overpayments Caused by Contractor’s Misstated Encounter Data

Section 20    Confidentiality

20.1	Confidentiality of Identifying Information about Enrollees, Potential Enrollees, and Prospective Enrollees
20.2    Medical Records of Foster Children
20.3    Confidentiality of Medical Records
20.4    Length of Confidentiality Requirements

Section 21    Provider Network
21.1    Network Requirements
21.2    Absence of Appropriate Network Provider

21.3	Suspension of Enrollee Assignments to Providers
21.4    Credentialing
21.5    SDOH Exclusion or Termination of Providers

21.6	Application Procedure
21.7    Evaluation Information

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21.8    Choice/Assignment of Primary Care Providers (PCPs)
21.9    Enrollee PCP Changes
21.10    Provider Status Changes
21.11    PCP Responsibilities
21.12    Member to Provider Ratios
21.13    Minimum PCP Office Hours
a.General Requirements
b.Waiver of Minimum Hours
21.14    Primary Care Practitioners
a.General Limitations
b.Specialists and Sub-specialists as PCPs
c.OB/GYN Providers as PCPs
d.Certified Nurse Practitioners as PCPs
21.15    PCP Teams
a.General Requirements
b.Registered Physician Assistants as Physician Extenders
c.Medical Residents and Fellows
21.16    Hospitals
a.Tertiary Services
b.Emergency Services
21.17    Dental Networks
21.18    Presumptive Eligibility Providers
21.19    Mental Health and Chemical Dependence Services Providers
21.20    Laboratory Procedures
21.21    Federally Qualified Health Centers (FQHCs)
21.22    Provider Services Function
21.23    Selective Contracting
21.24    Patient Centered Medical Home
21.25    Mainstreaming

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Section 22    Subcontracts and Provider Agreements
22.1    Written Subcontracts
22.2    Permissible Subcontracts
22.3    Provision of Services Through Provider Agreements
22.4    Approvals
22.5    Required Components
22.6    Timely Payment
22.7    Recovery of Overpayments to Providers
22.8    Restrictions on Disclosure
22.9    Transfer of Liability
22.10    Termination of Health Care Professional Agreements
22.11    Health Care Professional Hearings
22.12    Non-Renewal of Provider Agreements
22.13    Notice of Participating Provider Termination
22.14    Physician Incentive Plan
22.15    Never Events
Section 23    Fraud and Abuse
23.1    General Requirements
23.2    Prevention Plans and Special Investigation Units
23.3    Service Verification Process
Section 24    Americans With Disabilities Act (ADA) Compliance Plan
Section 25    Fair Hearings
25.1    Enrollee Access to Fair Hearing Process
25.2    Enrollee Rights to a Fair Hearing
25.3    Contractor Notice to Enrollees
25.4    Aid Continuing
25.5    Responsibilities of SDOH
25.6    Contractor’s Obligations
Section 26    External Appeal
26.1    Basis for External Appeal
26.2    Eligibility For External Appeal
26.3    External Appeal Determination
26.4    Compliance With External Appeal Laws and Regulations
26.5    Member Handbook
Section 27    Intermediate Sanctions
27.1    General
27.2    Unacceptable Practices
27.3    Intermediate Sanctions

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27.4    Enrollment Limitations
27.5    Due Process

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Section 28    Environmental Compliance

Section 29    Energy Conservation

Section 30    Independent Capacity of Contractor

Section 31    No Third Party Beneficiaries

Section 32    Indemnification

32.1	Indemnification by Contractor

32.2	Indemnification by SDOH
Section 33    Prohibition on Use of Federal Funds for Lobbying

33.1	Prohibition of Use of Federal Funds for Lobbying

33.2	Disclosure Form to Report Lobbying

33.3	Requirements of Subcontractors

Section 34    Non-Discrimination
34.1    Equal Access to Benefit Package
34.2    Non-Discrimination
34.3    Equal Employment Opportunity

34.4	Native Americans Access to Services From Tribal or Urban Indian Health Facility
Section 35    Compliance with Applicable Laws
35.1    Contractor and SDOH Compliance With Applicable Laws

35.2	Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions
35.3    Certificate of Authority Requirements
35.4    Notification of Changes In Certificate of Incorporation
35.5    Contractor’s Financial Solvency Requirements
35.6    Compliance With Care For Maternity Patients

35.7	Informed Consent Procedures for Hysterectomy and Sterilization
35.8    Non-Liability of Enrollees For Contractor’s Debts
35.9    SDOH Compliance With Conflict of Interest Laws

35.10	Compliance With Public Health Law (PHL) Regarding External Appeals
Section 36    Standard Clauses for New York State Contracts

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APPENDICES

A.Standard Clauses for New York State Contracts

B.Certification Regarding Lobbying

B-1.	Certification Regarding MacBride Fair Employment Principles

C.	New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services

D.New York State Department of Health Marketing Guidelines

E.New York State Department of Health Member Handbook Guidelines

F.	New York State Department of Health Action and Grievance System Requirements for the MMC and FH Plus Programs

G.	New York State Department of Health Requirements for the Provision of Emergency Care and Services

H.	New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs

I.	New York State Department of Health Guidelines for Use of Medical Residents and Fellows

J.	New York State Department of Health Guidelines for Contractor Compliance with the Federal ADA

K.Prepaid Benefit Package Definitions of Covered and Non-Covered Services

L.Approved Capitation Payment Rates

M.Service Area, Benefit Options and Enrollment Elections

N.	RESERVED

O.	Requirements for Proof of Workers’ Compensation and Disability Benefits Coverage

P.	Facilitated Enrollment and Federal Health Insurance Portability and Accountability Act (HIPAA) Business Associate Agreements

Q.    RESERVED

R.    Additional Specifications for the MMC and FH Plus Agreement

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X.    Modification Agreement Form

STATE OF NEW YORK
MEDICAID AND FAMILY HEALTH PLUS
PARTICIPATING MANAGED CARE PLAN AGREEMENT

This AGREEMENT is hereby made by and between the New York State Department of Health (SDOH) and (Contractor) as identified on the face page of this Agreement.

RECITALS

WHEREAS, pursuant to Title XIX of the Federal Social Security Act, codified as 42 U.S.C. Section 1396 et seq. (the Social Security Act), and Title 11 of Article 5 of the New York State Social Services Law (SSL), a comprehensive program of medical assistance for needy persons exists in the State of New York (Medicaid); and

WHEREAS, pursuant to Title 11 of Article 5 of the SSL, the Commissioner of Health has established a managed care program under the medical assistance program, known as the Medicaid Managed Care (MMC) Program; and

WHEREAS, pursuant to Title 11 -D of Article 5 of the SSL, a health insurance program known as Family Health Plus (FHPlus) has been created for eligible persons who do not qualify for Medicaid; and

WHEREAS, organizations certified under Article 44 of the New York State Public Health Law (PHL) are eligible to provide comprehensive health services through comprehensive health services plans to Eligible Persons as defined in Titles 11 and 11 -D of the SSL, MMC and FHPlus Programs, respectively; and

WHEREAS, the Contractor is organized under the laws of New York State and is certified under Article 44 of the PHL and has offered to provide covered health services to Eligible Persons residing in the geographic area specified in Appendix M of this Agreement (Service Area, Benefit Package Options, and Enrollment Elections); and

WHEREAS, the SDOH has determined that the Contractor meets the qualifications established for participation in the MMC Program or the FHPlus Program or both to provide the applicable health care coverage to Eligible Persons in the geographic area specified in Appendix M of this Agreement.

NOW THEREFORE, the parties agree as follows:

1.	DEFINITIONS

“Auto-assignment” means a process by which an MMC Eligible Person, as this term is defined in this Agreement, who is mandated to enroll in the MMC Program, but who has not selected and enrolled in an MCO within sixty (60) days of receipt of the mandatory notice sent by the LDSS, is assigned to an MCO offering a MMC product in the MMC Eligible Person’s county of fiscal responsibility in accordance with the auto-assignment algorithm determined by the SDOH.

“Behavioral Health Services” means services to address mental health disorders and/or chemical dependence.

“Benefit Package” means the covered services for the MMC and/or FHPlus Programs, described in Appendix K of this Agreement, to be provided to the Enrollee, as Enrollee is defined in this Agreement, by or through the Contractor, including optional Benefit Package services, if any, as specified in Appendix M of this Agreement.

“Capitation Rate” means the fixed monthly amount that the Contractor receives for an Enrollee to provide that Enrollee with the Benefit Package.

“Chemical Dependence Services” means examination, diagnosis, level of care determination, treatment, rehabilitation, or habilitation of persons suffering from chemical abuse or dependence, and includes the provision of alcohol and/or substance abuse services.

“Child/Teen Health Program” or “C/THP” means the program of early and periodic screening, including inter-periodic, diagnostic and treatment services (EPSDT) that New York State offers all Eligible Persons under twenty-one (21) years of age. Care and services are provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The services include administrative services designed to help families obtain services for children including outreach, information, appointment scheduling, administrative case management and transportation assistance, to the extent that transportation is included in the Benefit Package.

“Comprehensive HIV Special Needs Plan” or “HIV SNP” means an MCO certified pursuant to Section forty-four hundred three-c (4403-c) of Article 44 of the PHL which, in addition to providing or arranging for the provision of comprehensive health services on a capitated basis, including those for which Medical Assistance payment is authorized pursuant to Section three hundred sixty-five-a (365-a) of the SSL, also provides or arranges for the provision of specialized HIV care to HIV positive persons eligible to receive benefits under Title XIX of the federal Social Security Act or other public programs.

“Comprehensive Third Party Health Insurance (TPHI)” means comprehensive health care coverage or insurance (including Medicare and/or private MCO coverage) that does not fall under one of the following categories:
a)accident-only coverage or disability income insurance;
b)coverage issued as a supplement to liability insurance;
c)liability insurance, including auto insurance;
d)workers compensation or similar insurance;
e)automobile medical payment insurance;
f)credit-only insurance;
g)coverage for on-site medical clinics;
h)dental-only, vision-only, or long-term care insurance;
i)specified disease coverage;
j)hospital indemnity or other fixed dollar indemnity coverage;
k)prescription-only coverage.
“Court-Ordered Services” means those services that the Contractor is required to provide to Enrollees pursuant to orders of courts of competent jurisdiction, provided however, that such ordered services are within the Contractor's Benefit Package and reimbursable under Title XIX of the Federal Social Security Act (SSA), SSL 364-j(4)(r).

“Days” means calendar days except as otherwise stated.

“Designated Third Party Contractor” means a MCO with which the SDOH has contracted to provide Family Planning and Reproductive Health Services for FHPlus Enrollees of a MCO that does not include such services in its Benefit Package or, for the purpose of this Agreement, the New York State Medicaid fee-for-service program and its participating providers and subcontractors.

“Detoxification Services” means Medically Managed Detoxification Services and Medically Supervised Inpatient and Outpatient Withdrawal Services as defined in Appendix K of this Agreement.

“Disenrollment” means the process by which an Enrollee's membership in the Contractor's MMC or FHPlus product terminates.

“Effective Date of Disenrollment” means the date on which an Enrollee may no longer receive services from the Contractor, pursuant to Section 8.5 and Appendix H of this Agreement.

“Effective Date of Enrollment” means the date on which an Enrollee may begin to receive services from the Contractor, pursuant to Section 6.8(e) and Appendix H of this Agreement.
“Eligible Person” means either an MMC Eligible Person or an FHPlus Eligible Person as these terms are defined in this Agreement.

“eMedNY” means the electronic Medicaid system of New York State for eligibility verification and Medicaid provider claim submission and payments.

“Emergency Medical Condition” means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

“Emergency Services” means health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.

“Enrollee” means either an MMC Enrollee or FHPlus Enrollee as these terms are defined in this Agreement.

“Enrollment” means the process by which an Enrollee's membership in the Contractor's MMC or FHPlus product begins.

“Enrollment Broker” means the state and/or county-contracted entity that provides Enrollment, education, and outreach services to Eligible Persons; effectuates Enrollments and Disenrollments in MMC and FHPlus; and provides other contracted services on behalf of the SDOH and the LDSS.

“Enrollment Facilitator” means an entity under contract with SDOH, and its agents, that assists children and adults to complete the Medicaid, Family Health Plus, Child Health Plus and Special Supplemental Food Program for WIC application and the enrollment and recertification processes, to the extent permitted by federal and state law and regulation. This includes assisting individuals in completing the required application form, conducting the face-to-face interview, assisting in the collection of required documentation, assisting in the MCO selection process, and referring individuals to WIC or other appropriate sites.

“Experienced HIV Provider” means an entity grant-funded by the SDOH AIDS Institute to provide clinical and/or supportive services or an entity licensed or certified by the SDOH to provide HIV/AIDS services.

“Facilitated Enrollment” means the enrollment infrastructure established by SDOH to assist children and adults in applying for Medicaid, Family Health Plus, Child Health Plus or WIC using a joint application, and recertifying for these programs, as allowed by federal and state law and regulation.

“Family Health Plus” or “FHPlus” means the health insurance program established under Title 11-D of Article 5 of the SSL.

“FHPlus Eligible Person” means a person whom the LDSS, state or federal government determines to have met the qualifications established in state or federal law necessary to receive FHPlus benefits under Title 11-D of the SSL and who meets all the other conditions for enrollment in the FHPlus Program.

“FHPlus Enrollee” means a FH Plus Eligible Person who either personally or through an authorized representative, has enrolled in the Contractor’s FHPlus product.

“Fiscal Agent” means the entity that processes or pays vendor claims on behalf of the Medicaid state agency pursuant to an agreement between the entity and such agency.

“Guaranteed Eligibility” means the period beginning on the Enrollee's Effective Date of Enrollment with the Contractor and ending six (6) months thereafter, during which the Enrollee may be entitled to continued Enrollment in the Contractor's MMC or FHPlus product, as applicable, despite the loss of eligibility as set forth in Section 9 of this Agreement.

“Health Provider Network” or “HPN” means a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers and the SDOH. HPN functions include: collection of Complaint and Disenrollment information; collection of financial reports; collection and reporting of managed care provider networks systems (PNS); and the reporting of encounter data systems (MEDS).

“Inpatient Stay Pending Alternate Level of Medical Care” means continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR § 505.20 and 10 NYCRR Part 85.

“Institution for Mental Disease” or “IMD” means a hospital, nursing facility, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment or care of persons with mental diseases, including medical attention, nursing care and related services. Whether an institution is an Institution for Mental Disease is determined by its overall character as that of a facility established and maintained primarily for the care and treatment of individuals with mental diseases, whether or not it is licensed as such. An institution for the mentally retarded is not an Institution for Mental Diseases.

“Local Public Health Agency” or “LPHA” means the city or county government agency responsible for monitoring the population’s health, promoting the health and safety of the public, delivering public health services and intervening when necessary to protect the health and safety of the public.

“Local Department of Social Services” or “LDSS” means a city or county social services district as constituted by Section 61 of the SSL.

“Lock-In Period” means the period of time during which an Enrollee may not change MCOs, unless the Enrollee can demonstrate Good Cause as established in state law and specified in Appendix H of this Agreement.

“Managed Care Organization” or “MCO” means a health maintenance organization (“HMO”) or prepaid health service plan (“PHSP”) certified under Article 44 of the PHL.

“Marketing” means any activity of the Contractor, subcontractor or individuals or entities affiliated with the Contractor by which information about the Contractor is made known to Eligible Persons or Prospective Enrollees for the purpose of persuading such persons to enroll with the Contractor.

“Marketing Representative” means any individual or entity engaged by the Contractor to market on behalf of the Contractor.

“Medicaid Managed Care Quality Incentive” means a monetary incentive in the form of a percentage of the managed care capitation payment rates that is awarded to MCOs with superior performance in relation to a predetermined set of measures which may include quality of care, consumer satisfaction and compliance measures.

“Medical Record” means a complete record of care rendered by a provider documenting the care rendered to the Enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, state and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

“Medically Necessary” means health care and services that are necessary to prevent, diagnose, manage or treat conditions in the person that cause acute suffering, endanger life, result in illness or infirmity, interfere with such person's capacity for normal activity, or threaten some significant handicap.

“Member Handbook” means the publication prepared by the Contractor and issued to Enrollees to inform them of their benefits and services, how to access health care services and to explain their rights and responsibilities as a MMC Enrollee or FHPlus Enrollee.

“MMC Eligible Person” means a person whom the LDSS, state or federal government determines to have met the qualifications established in state or federal law necessary to receive medical assistance under Title 11 of the SSL and who meets all the other conditions for enrollment in the MMC Program.

“MMC Enrollee” means an MMC Eligible Person who either personally or through an authorized representative, has enrolled in, or has been auto-assigned to, the

Contractor’s MMC product.

“Native American” means, for purposes of this Agreement, a person identified in the Medicaid eligibility system as a Native American.

“Nonconsensual Enrollment” means Enrollment of an Eligible Person, other than through Auto-assignment, newborn Enrollment or case addition, in a MCO’s MMC or FHPl us product without the consent of the Eligible Person or consent of a person with the legal authority to act on behalf of the Eligible Person at the time of Enrollment.

“Non-Participating Provider” means a provider of medical care and/or services with which the Contractor has no Provider Agreement, as this term is defined in this Agreement.

“Participating Provider” means a provider of medical care and/or services that has a Provider Agreement with the Contractor.

“Permanent Placement Status” means the status of an individual in a Residential Health Care Facility (RHCF) when the LDSS determines that the individual is not expected to return home based on medical evidence affirming the individual’s need for permanent RHCF placement.

“Physician Incentive Plan” or “PIP” means any compensation arrangement between the Contractor or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to the Contractor’s Enrollees.

“Post-stabilization Care Services” means covered services, related to an Emergency Medical Condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee’s condition.

“Potential Enrollee” means a MMC Eligible Person who is not yet enrolled in a MCO that is participating in the MMC Program.

“Prepaid Capitation Plan Roster” or “Roster” means the Enrollment list generated on a monthly basis by SDOH by which LDSS and Contractor are informed of specifically which Eligible Persons the Contractor will be serving for the coming month, subject to any revisions communicated in writing or electronically by SDOH, LDSS, or the Enrollment Broker.

“Presumptive Eligibility Provider” means a provider designated by the SDOH as qualified to determine the presumptive eligibility for pregnant women to allow them to receive prenatal services immediately. These providers assist such women with the completion of the full application for Medicaid and they may be comprehensive Prenatal Care Programs, Local Public Health Agencies, Certified Home Health Agencies, Public

Health Nursing Services, Article 28 facilities, and individually licensed physicians and certified nurse practitioners.

“Preventive Care” means the care or services rendered to avert disease/illness and/or its consequences. There are three levels of preventive care: primary, such as immunizations, aimed at preventing disease; secondary, such as disease screening programs aimed at early detection of disease; and tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term “preventive care” is used to designate prevention and early detection programs rather than treatment programs.

“Primary Care Provider” or “PCP” means a qualified physician, or certified nurse practitioner or team of no more than four (4) qualified physicians/certified nurse practitioners which provides all required primary care services contained in the Benefit Package to Enrollees.

“Prospective Enrollee” means any individual residing in the Contractor’s Service Area that has not yet enrolled in a MCO’s MMC or FHPlus product.

“Provider Agreement” means any written contract between the Contractor and Participating Providers to provide medical care and/or services to Contractor's Enrollees.

“School Based Health Centers” or “SBHC” means SDOH approved centers which provide comprehensive primary and mental health services including health assessments, diagnosis and treatment of acute illnesses, screenings and immunizations, routine management of chronic diseases, health education, mental health counseling and treatment on-site in schools. Services are offered by multi-disciplinary staff from sponsoring Article 28 licensed hospitals and community health centers.

“Seriously Emotionally Disturbed” or “SED” means, an individual through twenty-one (21) years of age who meets the criteria established by the Commissioner of Mental Health, including children and adolescents who have a designated diagnosis of mental illness under the most recent edition of the diagnostic and statistical manual of mental disorders, and (1) whose severity and duration of mental illness results in substantial functional disability or (2) who require mental health services on more than an incidental basis. SED also means an individual up to twenty-two (22) years of age who meets these criteria and began receiving treatment in an OMH designated clinic serving SED children prior to the individual’s 21st birthday, only for the duration of the treatment episode.

“Seriously and Persistently Mentally Ill” or “SPMI” means an individual eighteen (18) years or older who meets the criteria established by the Commissioner of Mental Health, including persons who have a designated diagnosis of mental illness under the most recent edition of the diagnostic and statistical manual of mental disorders, and (1) whose severity and duration of mental illness results in substantial functional disability or (2) who require mental health services on more than an incidental basis.

“Supplemental Maternity Capitation Payment” means the fixed amount paid to the Contractor for the prenatal and postpartum physician care and hospital or birthing center delivery costs, limited to those cases in which the Contractor has paid the hospital or birthing center for the maternity stay, and can produce evidence of such payment.

“Supplemental Newborn Capitation Payment” means the fixed amount paid to the Contractor for the inpatient birthing costs for a newborn enrolled in the Contractor’s MMC product, limited to those cases in which the Contractor has paid the hospital or birthing center for the newborn stay, and can produce evidence of such payment.
“Tuberculosis Directly Observed Therapy” or “TB/DOT” means the direct observation of ingestion of oral TB medications to assure patient compliance with the physician's prescribed medication regimen.
“Urgently Needed Services” means covered services that are not Emergency Services as defined in this Section, provided when an Enrollee is temporarily absent from the Contractor’s service area, when the services are medically necessary and immediately required: (1) as a result of an unforeseen illness, injury, or condition; and (2) it was not reasonable given the circumstances to obtain the services through the Contractor’s MMC or FH Plus Participating Provider.

2.	AGREEMENT TERM, AMENDMENTS, EXTENSIONS, AND GENERAL CONTRACT ADMINISTRATION PROVISIONS
2.1    Term

a)
This Agreement is effective March 1, 2011 and shall remain in effect until February 28, 2013; or until the execution of an extension, renewal or successor Agreement approved by the SDOH, the Office of the New York State Attorney General (OAG), the New York State Office of the State Comptroller (OSC), the US Department of Health and Human Services (DHHS), and any other entities as required by law or regulation, whichever occurs first.

b)
This Agreement shall not be automatically renewed at its expiration. The parties to the Agreement shall have the option to renew this Agreement for an additional one (1) year term, subject to the approval of SDOH, OAG, OSC, DHHS, and any other entities as required by law or regulation.

b)	The maximum duration of this Agreement is three (3) years. An extension to this Agreement beyond the three year maximum may be granted for reasons including, but not limited to, the following;

i)	Negotiations for a successor agreement will not be completed by the expiration date of the current Agreement; or

ii)	The Contractor has submitted a termination notice and transition of Enrollees will not be completed by the expiration date of the current Agreement.

c)	Notwithstanding the foregoing, this Agreement will automatically terminate, in its entirety, or in relevant part, should federal financial participation for the MMC and/or FHPlus Program expire.

2.2 Amendments

a)
This Agreement may be modified only in writing. Unless otherwise specified in this Agreement, modifications must be signed by the parties and approved by the OAG, OSC and any other entities as required by law or regulation, and approved by the DHHS prior to the end of the quarter in which the amendment is to be effective.

b)
SDOH will make reasonable efforts to provide the Contractor with notice and opportunity to comment with regard to proposed amendment of this Agreement except when provision of advance notice would result in the SDOH being out of compliance with state or federal law.

c)	The Contractor will return the signed amendment or notify SDOH that it does not agree within ten (10) business days of the date of the Contractor’s receipt of the proposed amendment.
2.3    Approvals
This Agreement and any amendments to this Agreement shall not be effective or binding unless and until approved, in writing, by the OAG, OSC, DHHS, and any other entity as required in law and regulation. SDOH will provide a notice of such approval to the Contractor.
2.4    Entire Agreement
a) This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or LDSS pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence to the document elements in the following order:

i)	Appendix A, Standard Clauses for New York State Contracts;
ii)The body of this Agreement;

iii)	The appendices attached to the body of this Agreement, other than Appendix A

iv)	The Contractor’s approved:
A)Marketing Plan on file with SDOH and LDSS
B)Action and Grievance System Procedures on file with SDOH
C)Quality Assurance Plan on file with SDOH
D)ADA Compliance Plan on file with SDOH
E)Fraud and Abuse Prevention Plan on file with SDOH.
2.5    Renegotiation
The parties to this Agreement shall have the right to renegotiate the terms and conditions of this Agreement in the event applicable local, state or federal law, regulations or policy are altered from those existing at the time of this Agreement in order to be in continuous compliance therewith. This Section shall not limit the right of the parties to this Agreement from renegotiating or amending other terms and conditions of this agreement. Such changes shall only be made with the consent of the parties and the prior approval of the OAG, OSC, and DHHS.
2.6    Assignment and Subcontracting

a)
The Contractor shall not, without SDOH’s prior written consent, assign, transfer, convey, sublet, or otherwise dispose of this Agreement; of the Contractor’s right, title, interest, obligations, or duties under the Agreement; of the Contractor’s power to execute the Agreement; or, by power of attorney or otherwise, of any of the Contractor’s rights to receive monies due or to become due under this Agreement. SDOH agrees that it will not unreasonably withhold consent of the Contractor’s assignment of this Agreement, in whole or in part, to a parent, affiliate or subsidiary corporation, or to a transferee of all or substantially all of its assets. Any assignment, transfer, conveyance, sublease, or other disposition without SDOH’s consent shall be void.

b)
Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement, as set forth in Section 22 of this Agreement. The Contractor may subcontract for provider services and management services. If such written agreement would be between Contractor and a provider of health care or ancillary health services or between Contractor and an independent practice association, the agreement must be in a form previously approved by SDOH. If such subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective. Any subcontract entered into by Contractor shall fulfill the requirements of 42 CFR Parts 434 and 438 to the extent such regulations are or become effective that are appropriate to the service or activity delegated under such subcontract. Contractor agrees that it shall remain legally responsible to SDOH for carrying out all activities under this Agreement and that no subcontract shall limit or terminate Contractor’s responsibility.

2.7    Termination
a) SDOH Initiated Termination

i)
SDOH shall have the right to terminate this Agreement, in whole or in part; for either the Contractor’s MMC or FHPlus product; or for either or both products in specified counties of Contractor’s service area, if the Contractor:

A)	takes any action that threatens the health, safety, or welfare of its Enrollees;

B)
has engaged in an unacceptable practice under 18 NYCRR Part 515, that affects the fiscal integrity of the MMC or FHPlus Program or engaged in an unacceptable practice pursuant to Section 27.2 of this Agreement;

C)	has its Certificate of Authority suspended, limited or revoked by

SDOH;

D)	materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days,

or to such longer period as the parties may agree, of SDOH’s written request for compliance;

E)	becomes insolvent;

F)	brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under Title 11 of the U.S. Code (the Bankruptcy Code);

G)
knowingly has a director, officer, partner or person owning or controlling more than five percent (5%) of the Contractor’s equity, or has an employment, consulting, or other agreement with such a person for the provision of items and/or services that are significant to the Contractor’s contractual obligation who has been debarred or suspended by the federal, state or local government, or otherwise excluded from participating in procurement activities; or

H)
failed to qualify for any incentive based on SDOH’s Medicaid Managed Care Quality Incentive calculation in each of three consecutive years; after two consecutive years of failing to qualify for any such incentive, the Contractor will be notified by SDOH that the Contractor has one year remaining to raise its scores to the requisite level or be subject to SDOH-initiated termination or non-renewal of this Agreement. By December 1 of each calendar year, SDOH will issue the general parameters of the Quality Incentive measures to be implemented for the subsequent year which form the basis for awarding the Quality Incentive in the year following the measurement. In no instance will quality data scores for years prior to measurement year 2007 be utilized for contract termination.

ii)
The SDOH will notify the Contractor of its intent to terminate this Agreement for the Contractor’s failure to meet the requirements of this Agreement and provide Contractor with a hearing prior to the termination.

iii)	If SDOH suspends, limits or revokes Contractor’s Certificate of Authority under PHL § 4404, and:

A)
if such action results in the Contractor ceasing to have authority to serve the entire contracted service area, as defined by Appendix M of this Agreement, this Agreement shall terminate on the date the Contractor ceases to have such authority; or

B)
if such action results in the Contractor retaining authority to serve some portion of the contracted service area, the Contractor shall continue to offer its MMC and/or FHPlus products under this Agreement in any designated geographic areas not affected by such action, and shall terminate its MMC and/or FHPlus products in the geographic areas where the Contractor ceases to have authority to serve.

iv)	No hearing will be required if this Agreement terminates due to SDOH suspension, limitation or revocation of the Contractor’s Certificate of Authority.

v)
Prior to the effective date of the termination the SDOH shall notify Enrollees of the termination, or delegate responsibility for such notification to the Contractor, and such notice shall include a statement that Enrollees may disenroll immediately without cause.

b)Contractor and SDOH Initiated Termination
The Contractor and the SDOH each shall have the right to terminate this Agreement in its entirety, for either the Contractor’s MMC or FHPlus product, or for either or both products in specified counties of the Contractor’s service area, in the event that SDOH and the Contractor fail to reach agreement on the monthly Capitation Rates. In such event, the party exercising its right shall give the other party written notice specifying the reason for and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.
c)Contractor Initiated Termination

i)
The Contractor shall have the right to terminate this Agreement in its entirety, for either the Contractor’s MMC or FHPlus product, or for either or both products in specified counties of the Contractor’s service area, in the event that SDOH materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or within such longer period as the parties may agree, of the Contractor’s written request for compliance. The Contractor shall give SDOH written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

ii)
The Contractor shall have the right to terminate this Agreement, in its entirety, for either the Contractor’s MMC or FHPlus product, or for either or both products in specified counties of the Contractor’s service area in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH. In such event, Contractor shall give SDOH written notice within thirty (30) days of notification of changes to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

iii)	The Contractor shall have the right to terminate this Agreement in its entirety, for either the Contractor’s MMC or FHPlus product, or for either or both products in specified counties of the Contractor’s service area, if the Contractor is unable to provide services pursuant to this Agreement because of a natural disaster and/or an act of God to such a degree that Enrollees cannot obtain reasonable access to services within the Contractor’s organization, and, after diligent efforts, the Contractor cannot make other provisions for the delivery of such services. The Contractor shall give SDOH written notice of any such termination that specifies:

A)	the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster and/or an act of God that preclude reasonable access to services;

B)	the Contractor’s attempts to make other provision for the delivery of services; and

C)	the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

d)	Termination Due To Loss of Funding

In the event that State and/or Federal funding used to pay for services under this Agreement is reduced so that payments cannot be made in full, this Agreement shall automatically terminate, unless both parties agree to a modification of the obligations under this Agreement. The effective date of such termination shall be ninety (90) days after the Contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case SDOH shall give the Contractor written notice of the earlier date upon which the Agreement shall terminate. A reduction in State and/or Federal funding cannot reduce monies due and owing to the Contractor on or before the effective date of the termination of the Agreement.

2.8    Close-Out Procedures

a)
Upon termination or expiration of this Agreement in its entirety, for either the Contractor’s MMC or FHPlus product, or for either or both products in specified counties of the Contractor’s service area, and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with LDSS and that the LDSS, and the SDOH have approved. The close-out procedures shall include the following:

i)	The Contractor shall promptly account for and repay funds advanced by SDOH for coverage of Enrollees for periods subsequent to the effective date of termination;

ii)	The Contractor shall give SDOH, and other authorized federal, state or local agencies access to all books, records, and other documents and upon request, portions of such books, records, or documents that may be required by such agencies pursuant to the terms of this Agreement;

iii)
If this Agreement is terminated in its entirety, the Contractor shall submit to SDOH, and authorized federal, state or local agencies, within ninety (90) days of termination, a final financial statement, made by a certified public accountant or a licensed public accountant, unless the Contractor requests of SDOH and receives written approval from SDOH and all other governmental agencies from which approval is required, for an extension of time for this submission;

iv)
The Contractor shall establish an appropriate plan acceptable to and prior approved by the SDOH for the orderly transition of Enrollees. This plan shall include the provision of pertinent information to identified Enrollees who are: pregnant; currently receiving treatment for a chronic or life threatening condition; prior approved for services or surgery; or whose care is being monitored by a case manager to assist them in making decisions which will promote continuity of care; and

v)	SDOH shall promptly pay all claims and amounts owed to the Contractor.

b)
Any termination of this Agreement by either the Contractor or SDOH shall be done by amendment to this Agreement, unless the Agreement is terminated by the SDOH due to conditions in Section 2.7 (a)(i) or Appendix A of this Agreement.

2.9    Rights and Remedies

The rights and remedies of SDOH and the Contractor provided expressly in this Section shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

2.10    Notices

All notices permitted or required hereunder shall be in writing and shall be transmitted either:

(a)via certified or registered United States mail, return receipt requested;
(b)by facsimile transmission;
(c)by personal delivery;
(d)by expedited delivery service; or

(e)by e-mail.

Such notices shall be addressed as follows or to such different addresses as the parties may from time to time designate:

State of New York Department of Health
Name:            Vallencia Lloyd
Title:            Director, Division of Managed Care
Address:        Division of Managed Care
Office of Health Insurance Programs
Corning Tower, Room 2001
Empire State Plaza
Albany, NY 12237
Telephone Number: 518-474-5737
Facsimile Number: 518-474-5738
E-Mail Address: vml105@health.state.ny.us
Contractor Name
Name:
Title:
Address:
Telephone Number:
Facsimile Number: E-Mail Address:

Any such notice shall be deemed to have been given either at the time of personal delivery or, in the case of expedited delivery service or certified or registered United States mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile transmission or e-mail, upon receipt.

The parties may, from time to time, specify any new or different address in the United States as their address for purpose of receiving notice under this Agreement by giving fifteen (15) days written notice to the other party sent in accordance herewith. The parties agree to mutually designate individuals as their respective representative for the purposes of receiving notices under this Agreement. Additional individuals may be designated in writing by the parties for purposes of implementation and administration/billing, resolving issues and problems, and/or for dispute resolution.

2.11    Severability
If this Agreement contains any unlawful provision that is not an essential part of this Agreement and that was not a controlling or material inducement to enter into this Agreement, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from this Agreement without affecting the binding force of the remainder of this Agreement.

3.1    Capitation Payments

a)	Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee and the Supplemental Capitation Payments as described in Section 3.1 (d), where applicable.

b)	The monthly Capitation Rates are attached hereto as Appendix L and shall be deemed incorporated into this Agreement without further action by the parties.

c)
The monthly capitation payments, and the Supplemental Newborn Capitation Payment and the Supplemental Maternity Capitation Payment, when applicable, to the Contractor shall constitute full and complete payments to the Contractor for all services that the Contractor provides, except for payments due the Contractor as set forth in Sections 3.11, 3.12, and 3.13 of this Agreement for MMC Enrollees.

d)	Capitation Rates shall be effective for the entire contract period, except as described in Section 3.2.
3.2    Modification of Rates During Contract Period

a)
Any technical modification to Capitation Rates during the term of the Agreement as agreed to by the Contractor, including but not limited to, changes in premium groups, reinsurance or Benefit Package, shall be deemed incorporated into this Agreement without further action by the parties upon approval of such modifications by the SDOH and the US Department of Health and Human Services (DHHS).

b)
Any other modification to Capitation Rates, as agreed to by the Department and the Contractor during the term of the Agreement shall be deemed incorporated into this Agreement without further action by the parties upon approval of such modifications by the SDOH, the State Division of the Budget and DHHS as of the effective date of the modified Capitation Rates as established by the SDOH and approved by the State Division of the Budget and DHHS.

c)
In the event that the SDOH and the Contractor fail to reach agreement on modifications to the monthly Capitation Rates, the SDOH will provide formal written notice to the Contractor of the amount and effective date of the modified capitation rates approved by the State Division of the Budget and DHHS. The Contractor shall have the option of terminating this Agreement, in its entirety, for either the Contractor’s MMC or FHP product, or for either or both products in specified counties of the Contractor’s service area, if such approved modified Capitation Rates are not acceptable. In such case, the

Contractor shall give written notice to the SDOH and the LDSS within thirty (30) days from the date of the formal written notice of the modified Capitation Rates from the SDOH specifying the reasons for and effective date of termination. The effective date of termination shall be ninety (90) days from the date of the Contractor’s written notice, unless the SDOH determines that an orderly transfer of Enrollees to another MCO or disenrollment to Medicaid fee-for-service can be accomplished in fewer days. The terms and conditions of the Contractor’s approved phase-out plan must be accomplished prior to termination.

3.3    Rate Setting Methodology

a)
Capitation rates shall be determined prospectively and shall not be retroactively adjusted to reflect actual Medicaid fee-for-service data or Contractor experience for the time period covered by the rates. Capitated rates in effect as of April 1, 2006 and thereafter, shall be certified to be actuarially sound in accordance with 42 CFR § 438.6(c).

b)
Notwithstanding the provisions set forth in Section 3.3(a) above, the SDOH reserves the right to terminate this Agreement, in its entirety for either the Contractor’s MMC or FHPlus product, or for either or both products in specified counties of the Contractor’s service area, pursuant to Section 2.7 of this Agreement, upon determination by SDOH that the aggregate monthly Capitation Rates are not cost effective.

3.4    Payment of Capitation

a)
The monthly capitation payments for each Enrollee are due to the Contractor from the Effective Date of Enrollment until the Effective Date of Disenrollment of the Enrollee or termination of this Agreement, whichever occurs first. The Contractor shall receive a full month’s capitation payment for the month in which Disenrollment occurs. The Roster generated by SDOH with any modification communicated electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated, shall be the Enrollment list for purposes of eMedNY premium billing and payment, as discussed in Section 6.9 and Appendix H of this Agreement.

b)	Upon receipt by the Fiscal Agent of a properly completed claim for monthly capitation payments submitted by the Contractor pursuant to this Agreement, the Fiscal Agent will promptly process such claim for payment and use its best efforts to complete such processing within thirty (30) business days from date of receipt of the claim by the Fiscal Agent. Processing of Contractor claims shall be in compliance with the requirements of 42 CFR § 447.45. The Fiscal Agent will also use its best

c)
efforts to resolve any billing problem relating to the Contractor’s claims as soon as possible. In accordance with Section 41 of the New York State Finance Law (SFL), the State and LDSS shall have no liability under this Agreement to the Contractor or anyone else beyond funds appropriated and available for this Agreement.

3.5    Denial of Capitation Payments

If the US Centers for Medicare and Medicaid Services (CMS) denies payment for new Enrollees, as authorized by SSA § 1903(m)(5) and 42 CFR § 438.730 (e), or such other applicable federal statutes or regulations, based upon a determination that Contractor failed substantially to provide medically necessary items and services, imposed premium amounts or charges in excess of permitted payments, engaged in discriminatory practices as described in SSA § 1932(e)(1)(A)(iii), misrepresented or falsified information submitted to CMS, SDOH, LDSS, the Enrollment Broker, or an Enrollee, Prospective Enrollee, or health care provider, or failed to comply with federal requirements (i.e. 42 CFR § 422.208 and 42 CFR § 438.6 (h) relating to the Physician Incentive Plans), SDOH and LDSS will deny capitation payments to the Contractor for the same Enrollees for the period of time for which CMS denies such payment.

3.6    SDOH Right to Recover Premiums

The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for MMC Enrollees listed on the monthly Roster who are later determined for the entire applicable payment month, to have been in an institution; to have been incarcerated; to have moved out of the Contractor’s service area subject to any time remaining in the MMC Enrollee’s Guaranteed Eligibility period; or to have died. SDOH has a right to recover premiums for FHPlus Enrollees listed on the Roster who are determined to have been incarcerated; to have moved out of the Contractor’s service area; or to have died. In any event, the State may only recover premiums paid for M MC and/or FH Plus Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of Benefit Package services for any portion of the payment period. Notwithstanding the foregoing, the SDOH always has the right to recover duplicate MMC or FH Plus premiums paid for persons enrolled in the MMC or FHPlus program under more than one Client Identification Number (CIN) whether or not the Contractor has made payments to providers. All recoveries will be made pursuant to Guidelines developed by the state.

3.7    Third Party Health Insurance Determination

a)	Point of Service (POS)

The Contractor will make diligent efforts to determine whether Enrollees have third party health insurance (TPH I). The LDSS is also responsible for making diligent efforts to determine if Enrollees have TPHI and to maintain third party information on the WMS/eMedNY Third Party Resource System. If TPHI coverage is known at the POS, the Plan shall use the TPHI information to coordinate benefits (e.g., alert the provider and ask them to bill the TPHI that should be primary to the Plan).

The Contractor shall make good faith efforts to coordinate benefits and must inform the LDSS of any known changes in status of TPHI insurance eligibility within five (5) business days of learning of a change in TPHI. The Contractor may use the Roster as one method to determine TPHI information.

b)Post Payment and Retroactive Recovery

The State, and/or its vendor, will also be vested with the responsibility to collect any reimbursement for Benefit Package services obtained from TPHI. In no instances may an Enrollee be held responsible for disputes over these recoveries. A recovery shall not exceed the encounter data paid claim amount.

The State will continue to identify available TPHI and post this information to the eMedNY System. The TPHI information will appear on the Contractor’s next roster and TPHI file. The Contractor will have six months from the later of the date the TPHI has been posted (eMedNY transaction date) or the Contractor’s claim payment date to pursue any recoveries for medical services. All recoveries outside this period will be pursued by the State.

For State-initiated and State-identified recoveries, the State will direct providers to refund the State directly. In those instances where the provider adjusted the recovery to the Contractor in error, the Contractor will refund the adjusted recovery to the State.

c)TPHI Reporting
The Contractor shall report TPHI activities through the Medicaid Encounter Data System (MEDS) and Medicaid Managed Care Operating Report (MMCOR) in accordance with instructions provided by SDOH. To prevent duplicative efforts, the Contractor shall, on a quarterly basis, share claim specific TPHI disposition (paid, denied, or recovered) information with the State.

3.8    Other Insurance and Settlements

The Contractor is not allowed to pursue cost recovery against personal injury awards the Enrollee has received. Any recovery against these resources is to be pursued by the Medicaid program and the Contractor cannot take actions to collect these funds. Pursuit of Worker’s Compensation benefits and No-fault Insurance by the Contractor is authorized, to the extent that they cover expenses incurred by the Contractor.

3.9    Payment For Newborns

a)
The Contractor shall be responsible for all costs and services included in the Benefit Package associated with an Enrollee's newborn, unless the child is Excluded from Medicaid Managed Care pursuant to Appendix H of this Agreement, or the Contractor does not offer a MMC product in the mother’s county of fiscal responsibility.

b)
The Contractor shall receive a capitation payment from the first day of the newborn’s month of birth and, in instances where the Contractor pays the hospital or birthing center for the newborn stay, a Supplemental Newborn Capitation Payment.

c)
Capitation Rate and Supplemental Newborn Capitation Payment for a newborn will begin the month following certification of the newborn’s eligibility and enrollment, retroactive to the first day of the month in which the child was born.

d)
The Contractor cannot bill for a Supplemental Newborn Capitation Payment unless the newborn hospital or birthing center payment has been paid by the Contractor. The Contractor must submit encounter data evidence for the newborn stay. Failure to have supporting records may, upon an audit, result in recoupment of the Supplemental Newborn Capitation Payment by SDOH.

3.10    Supplemental Maternity Capitation Payment

a)	The Contractor shall be responsible for all costs and services included in the Benefit Package associated with the maternity care of an Enrollee.

b)
In instances where the Enrollee is enrolled in the Contractor’s MMC or FHPlus product on the date of the delivery of a child, the Contractor shall be entitled to receive a Supplemental Maternity Capitation Payment. The Supplemental Maternity Capitation Payment reimburses the Contractor for the inpatient and outpatient costs of services normally provided as part of maternity care, including antepartum care, delivery and post-partum care. The Supplemental Maternity Capitation Payment is in addition to the monthly Capitation Rate paid by the SDOH to the Contractor for the Enrollee.

c)
In instances where the Enrollee was enrolled in the Contractor’s MMC or FHPlus product for only part of the pregnancy, but was enrolled on the date of the delivery of the child, the Contractor shall be entitled to receive the entire Supplemental Maternity Capitation Payment. The Supplemental Capitation payment shall not be pro-rated to reflect that the Enrollee was not enrolled in the Contractor’s MMC or FHPlus product for the entire duration of the pregnancy.

d)
In instances where the Enrollee was enrolled in the Contractor’s MMC or FH Pl us product for part of the pregnancy, but was not enrolled on the date of the delivery of the child, the Contractor shall not be entitled to receive the Supplemental Maternity Capitation Payment, or any portion thereof.

e)
Costs of inpatient and outpatient care associated with maternity cases that end in termination or miscarriage shall be reimbursed to the Contractor through the monthly Capitation Rate for the Enrollee and the Contractor shall not receive the Supplemental Maternity Capitation Payment.

f)
The Contractor may not bill a Supplemental Maternity Capitation Payment until the hospital inpatient or birthing center delivery is paid by the Contractor, and the Contractor must submit encounter data evidence of the delivery, plus any other inpatient and outpatient services for the maternity care of the Enrollee to be eligible to receive a Supplemental Maternity Capitation Payment. Failure to have supporting records may, upon audit, result in recoupment of the Supplemental Maternity Capitation Payment by the SDOH.

3.11    Contractor Financial Liability

Contractor shall not be financially liable for any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

3.12	Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care (MMC) Enrollees

a)
The Contractor must obtain stop-loss coverage for inpatient hospital services for MMC Enrollees. A Contractor may elect to purchase stop-loss coverage from New York State. In such cases, the Capitation Rates paid to the Contractor shall be adjusted to reflect the cost of such stop-loss coverage. The cost of such coverage shall be determined by SDOH.

b)
Under NYS stop-loss coverage, if the hospital inpatient expenses incurred by the Contractor for an individual MMC Enrollee during any calendar year reaches $100,000, the Contractor shall be compensated for eighty percent (80%) of the cost of hospital inpatient services in excess of this amount up to a maximum of $250,000. Above that amount, the Contractor will be compensated for one hundred percent

(100%) of cost. All compensation shall be based on the lower of the Contractor’s negotiated hospital rate or Medicaid rates of payment.

The Contractor has elected to have NYS provide stop-loss reinsurance for MMC Enrollees. OR The Contractor has not elected to have NYS provide stop-loss reinsurance for MMC Enrollees.

3.13    Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees

a)
Effective January 1, 2009, the New York State Stop-Loss reinsurance program will no longer cover outpatient mental health visits. Prior to January 1, 2009, the New York State Stop-Loss reinsurance program compensated the Contractor for medically necessary and clinically appropriate Medicaid reimbursable mental health treatment outpatient visits by MMC Enrollees in excess of twenty (20) visits during any calendar year at rates set forth in contracted fee schedules. Contractors who participated in the New York State Stop-Loss reinsurance program prior to January 1, 2009 can submit eligible claims, as per the guidelines in the “Managed Care Manual: Stop Loss Policy and Procedures,” for dates of service prior to January 1, 2009. Claims continue to be held to a two-year limit for proper submission. Any Court- Ordered Services for mental health treatment outpatient visits by MMC Enrollees which specify the use of Non-Participating Providers shall be compensated at the Medicaid rate of payment.

b)
The Contractor will be compensated for medically necessary and clinically appropriate inpatient mental health services and/or Chemical Dependence Inpatient Rehabilitation and Treatment Services to MMC Enrollees, as defined in Appendix K of this Agreement, in excess of a combined total of thirty (30) days during a calendar year at the lower of the Contractor’s negotiated inpatient rate or Medicaid rate of payment.

c)	Detoxification Services for MMC Enrollees in Article 28 inpatient hospital facilities are subject to the stop-loss provisions specified in Section 3.11 of this Agreement.

3.14    Residential Health Care Facility Stop-Loss for MMC Enrollees

The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable inpatient Residential Health Care Facility services, as defined in Appendix K of this Agreement, provided to MMC Enrollees in excess of sixty (60) days during a calendar year at the lower of the Contractor’s negotiated rates or Medicaid rate of payment.

3.15	Stop-Loss Documentation and Procedures for the MMC Program

The Contractor must follow procedures and documentation requirements in accordance with the New York State Department of Health stop-loss policy and procedure manual. The State has the right to recover from the Contractor any stop-loss payments that are later found not to conform to these SDOH requirements.

3.16	Family Health Plus (FHPlus) Reinsurance The Contractor shall purchase reinsurance coverage unless it can demonstrate to SDOH’s satisfaction the ability to self insure.

3.17	Tracking Visits Provided by Indian Health Clinics – Applies to MMC Program Only

The SDOH shall monitor all visits provided by tribal or Indian health clinics or urban Indian health facilities or centers to enrolled Native Americans, so that the SDOH can reconcile payment made for those services, should it be deemed necessary to do so.

3.18	Payment for Patient Centered Medical Home and Adirondack Health Care Home Multipayor Demonstration Program

a)	Patient Centered Medical Home

i)
SDOH will provide payments to the Contractor for the sole purpose of the Contractor making enhanced payments to contracted office based physicians/practices and Article 28 clinics that meet New York’s medical home standards and provide primary care services to persons enrolled in Medicaid Managed Care and Family Health Plus.

ii)
To be eligible for the medical home payment, contracted office based physicians/practices, nurse practitioners and Article 28 clinics, both freestanding and hospital outpatient facilities, must meet the National Committee for Quality Assurance (NCQA) Physician Practice Connections – Patient Centered Medical Home Program standards and be designated as the Enrollee’s primary care provider.

iii)	SDOH will provide the Contractor with a “master list” of providers eligible to receive an enhanced payment in accordance with this Section that will be updated monthly.

b)	Payment for Adirondack Health Care Home Multipayor Demonstration Program

i)	SDOH will provide payments to the Contractor for the sole purpose of the Contractor making enhanced payments to contracted office based physicians/practices and Article 28 clinics that operate in the upper northeastern region (Clinton, Essex, Franklin, Hamilton, Saratoga and Warren Counties) of New York and are participants in the Adirondack Health Care Home Multipayor Demonstration Program authorized pursuant to Article 29-A of the Public Health Law. The Contractor will make payments to contracted office based physicians/practices and Article 28 clinics that provide primary care services to persons enrolled in Medicaid Managed Care and Family Health Plus and participate in the Adirondack Health Care Home Multipayor Demonstration Program.

ii)
Providers that participate in the Adirondack Health Care Home Multipayor Demonstration Program are not eligible for enhanced payments under the Statewide Patient Centered Medical Home program as described in Section 3.18 a) of this Agreement.

c)
Enhanced payments received by the Contractor in accordance with this Section may not be retained or used for any other purpose. The Contractor cannot use the payments received from SDOH to reduce or augment reductions in reimbursement to its contracted primary care providers.

c)
SDOH will make periodic reconciliations of prior years’ payments based on data reported by the Contractor in the Annual Financial Statement filed with SDOH and will make adjustments if necessary to the Contractor’s payment rates on a prospective basis.

d)
Payment under the Statewide Patient Centered Medical Home initiative and the Adirondack Health Care Home Multipayor Demonstration Program is subject to the availability of funding and federal financial participation.

3.19	Prohibition on Payments to Institutions or Entities Located Outside of the United States

Effective no later than June 1, 2011, the Contractor is prohibited under Section 6505 of the federal Affordable Care Act, which amends Section 1902(a) of the Social Security Act, from making payments for Medicaid covered items or services to any financial institution or entity, such as provider bank accounts or business agents, located outside of the United States, District of Columbia, Puerto Rico, the Virgin Islands, Guam, the Northern Mariana Islands and American Samoa.

4. SERVICE AREA

The Contractor’s service area for Medicaid Managed Care and/or FHPlus shall consist of the county(ies) described in Appendix M of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein. Such service area is the specific geographic area within which Eligible Persons must reside to enroll in either the Contractor's Medicaid Managed Care or FHPlus product.

5. RESERVED

6.    ENROLLMENT

6.1    Populations Eligible for Enrollment

a)Medicaid Managed Care Populations
All Eligible Persons who meet the criteria in Section 364-j of the SSL and/or New York State’s Operational Protocol for the Partnership Plan and who reside in the Contractor’s service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor’s Medicaid Managed Care product.

b)Family Health Plus Populations
All Eligible Persons who meet the criteria listed in Section 369-ee of the SSL and/or New York State’s Operational Protocol for the Partnership Plan and who reside in the Contractor’s service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor’s Family Health Plus product.

6.2    Enrollment Requirements

The Contractor agrees to conduct Enrollment of Eligible Persons in accordance with the policies and procedures set forth in Appendix H of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

6.3    Equality of Access to Enrollment

The Contractor shall accept Enrollments of Eligible Persons in the order in which the Enrollment applications are received without restriction and without regard to the Eligible Person’s age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services or to the Capitation Rate that the Contractor will receive for such Eligible Person.

6.4    Enrollment Decisions

An Eligible Person’s decision to enroll in the Contractor’s MMC or FHPlus product shall be voluntary except as otherwise provided in Section 6.5 of this Agreement.

6.5     Auto Assignment – For MMC Program Only
An MMC Eligible Person whose Enrollment is mandatory under the Medicaid Managed Care Program and who fails to select and enroll in a MCO within sixty (60) days of receipt of notice of mandatory Enrollment for non-SSI eligible persons or ninety (90) days for SSI or SSI-related eligible persons or non-SSI eligible persons with HIV infection or AIDS who request an additional thirty (30) days may be assigned by the SDOH or the LDSS to the Contractor’s MMC product pursuant to SSL § 364-j and in accordance with Appendix H of this Agreement.
6.6    Prohibition Against Conditions on Enrollment
Unless otherwise required by law or this Agreement, neither the Contractor nor LDSS shall condition any Eligible Person’s Enrollment into the Contractor’s MMC or FH Plus product upon the performance of any act. Neither the Contractor nor the LDSS shall suggest in any way that failure to enroll in the Contractor’s MMC or FHPlus product may result in a loss of benefits, except in the case of the FHPlus Program when the Contractor is the sole MCO offering a FHPlus product in the Enrollee’s county of fiscal responsibility.
6.7    Newborn Enrollment

a)
All newborn children not Excluded from Enrollment in the MMC Program pursuant to Appendix H of this Agreement, shall be enrolled in the MCO in which the newborn’s mother is an Enrollee, effective from the first day of the child’s month of birth, unless the MCO in which the mother is enrolled does not offer a MMC product in the mother’s county of fiscal responsibility.

b)
In addition to the responsibilities set forth in Appendix H of this Agreement, the Contractor is responsible for coordinating with the LDSS the efforts to ensure that all newborns are enrolled in the Contractor’s MMC product, if applicable.

c)
The SDOH and LDSS shall be responsible for ensuring that timely Medicaid eligibility determination and Enrollment of the newborns is effected consistent with state laws, regulations, and policy and with the newborn Enrollment requirements set forth in Appendix H of this Agreement.

6.8    Effective Date of Enrollment

a)	For MMC Enrollees, the Contractor and the LDSS are responsible for notifying the MMC Enrollee of the expected Effective Date of Enrollment.

b)	For FH Plus Enrollees, the Contractor must notify the FH Plus Enrollee of the Effective Date of Enrollment.

c)	Notification may be accomplished through a "Welcome Letter." To the extent practicable, such notification must precede the Effective Date of Enrollment.

d)	In the event that the actual Effective Date of Enrollment changes, the Contractor, and for MMC Enrollees the LDSS, must notify the Enrollee of the change.

e)
As of the Effective Date of Enrollment, and until the Effective Date of Disenrollment, the Contractor shall be responsible for the provision and cost of all care and services covered by the Benefit Package and provided to Enrollees whose names appear on the Prepaid Capitation Plan Roster, except as hereinafter provided.

i)	Contractor shall not be liable for the cost of any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

ii)
Contractor shall not be liable for any part of the cost of a hospital stay for a MMC Enrollee who is admitted to the hospital prior to the Effective Date of Enrollment in the Contractor’s MMC product and who remains hospitalized on the Effective Date of Enrollment; except when the MMC Enrollee, on or after the Effective Date of Enrollment, 1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid fee-forservice payment rules, the method of payment changes from: a) Diagnostic Related Group (DRG) case-based rate of payment per discharge to a per diem rate of payment exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates either to another per diem rate, or a DRG case- based payment rate. In such instances, the Contractor shall be liable for the cost of the consecutive stay.

iii)	Contractor shall not be liable for any part of the cost of a hospital stay for a FHPlus Enrollee who is admitted to the hospital prior to the Effective Date of Enrollment in the Contractor’s FHPlus product and who has not been discharged as of the Effective Date of Enrollment, up to the date the FH Plus Enrollee is discharged.

iv)	Except for newborns, an Enrollee’s Effective Date of Enrollment shall be the first day of the month on which the Enrollee’s name appears on the Roster for that month.

6.9    Roster

a)
The first and second monthly Rosters generated by SDOH in combination shall serve as the official Contractor Enrollment list for purposes of eMedNY premium billing and payment, subject to ongoing eligibility of the Enrollees as of the first (1st) day of the Enrollment month. Modifications to the Roster may be made electronically or in writing by the LDSS or the Enrollment Broker. If the LDSS or Enrollment Broker notifies the Contractor in writing or electronically of changes in the Roster and provides supporting information as necessary prior to the effective date of the Roster, the Contractor will accept that notification in the same manner as the Roster.

b)
The LDSS is responsible for making data on eligibility determinations available to the Contractor and SDOH to resolve discrepancies that may arise between the Roster and the Contractor’s Enrollment files in accordance with the provisions in Appendix H of this Agreement.

c)	All Contractors must have the ability to receive Rosters electronically.
6.10 Automatic Re-Enrollment

a)
An Enrollee who loses Medicaid or FHPlus eligibility and who regains eligibility for either Medicaid or FHPlus within a three (3) month period, will be automatically prospectively re-enrolled in the Contractor’s MMC or FH Pl us product unless:

i)	the Contractor does not offer such product in the Enrollee’s county of fiscal responsibility; or

ii)	the Enrollee indicates in writing that he/she wishes to enroll in another MCO or, if permitted, receive coverage under Medicaid fee-for-service.

7.    LOCK-IN PROVISIONS

7.1    Lock-In Provisions in MMC Mandatory Counties and for Family Health Plus
All MMC Enrollees residing in local social service districts where Enrollment in the MMC Program is mandatory and all FHPlus Enrollees are subject to a twelve (12) month Lock-In Period following the Effective Date of Enrollment, with an initial ninety (90) day grace period in which to disenroll without cause and enroll in another MCO’s MMC or FHPlus product, if available.
7.2    Disenrollment During a Lock-In Period
An Enrollee subject to Lock-In may disenroll from the Contractor’s MMC or FHPlus product during the Lock-In Period for Good Cause as defined in Appendix H of this Agreement. Persons with HIV infection or AIDS whose local district of residence qualifies them for enrollment in an HIV Special Needs Plan (HIV SNP) may request transfer from an MCO to an HIV SNP, or from an HIV SNP to another HIV SNP at any time.
7.3    Notification Regarding Lock-In and End of Lock-In Period
The LDSS, either directly or through the Enrollment Broker, is responsible for notifying Enrollees of their right to change MCOs in the Enrollment confirmation notice sent to individuals after they have selected an MCO or been auto-assigned (the latter being applicable to areas where the mandatory MMC Program is in effect). The SDOH or its designee will be responsible for providing a notice of end of Lock-In and the right to change MCOs at least sixty (60) days prior to the first Enrollment anniversary date as outlined in Appendix H of this Agreement.
7.4    Lock-In and Change in Eligibility Status
Enrollees who lose Medicaid or FH Plus eligibility and regain eligibility for either Medicaid or FHPlus within a three (3) month period, will not be subject to a new Lock-in Period unless they opt to change MCOs pursuant to Section 6.10 of this Agreement.

8.    DISENROLLMENT
8.1    Disenrollment Requirements

a)	The Contractor agrees to conduct Disenrollment of an Enrollee in accordance with the policies and procedures for Disenrollment set forth in Appendix H of this Agreement.

b)	LDSSs are responsible for making the final determination concerning Disenrollment requests.
8.2    Disenrollment Prohibitions
Enrollees shall not be disenrolled from the Contractor’s MMC or FH Plus product based on any of the factors listed in Section 34 (Non-Discrimination) of this Agreement.
8.3    Disenrollment Requests
a)Routine Disenrollment Requests
The LDSS is responsible for processing Routine Disenrollment requests to take effect as specified in Appendix H of this Agreement. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second (2nd) month after the month in which an Enrollee requests a Disenrollment.

b)	Non-Routine Disenrollment Requests

i)
Enrollees with an urgent medical need to disenroll from the Contractor’s MMC or FH Plus product may request an expedited Disenrollment by the LDSS. An MMC Enrollee who requests a return to Medicaid fee-forservice based on his/her HIV, End Stage Renal Disease (ESRD), or SPMI/SED status (non-SSI Enrollees only) is categorically eligible for an expedited Disenrollment on the basis of urgent medical need.

ii)	Enrollees with a complaint of Nonconsensual Enrollment may request an expedited Disenrollment by the LDSS.

iii)
In districts where homeless individuals are Exempt, as described in Appendices H and M of this Agreement, homeless MMC Enrollees residing in the shelter system may request an expedited Disenrollment by the LDSS.

iv)	Retroactive Disenrollments may be warranted in rare instances and may be requested of the LDSS as described in Appendix H of this Agreement.

v)	Substantiation of non-routine Disenrollment requests by the LDSS will result in Disenrollment in accordance with the timeframes as set forth in Appendix H of this Agreement.
8.4    Contractor Notification of Disenrollments

a)
Notwithstanding anything herein to the contrary, the Roster, along with any changes sent by the LDSS to the Contractor in writing or electronically, shall serve as official notice to the Contractor of Disenrollment of an Enrollee. In cases of expedited and retroactive Disenrollment, the Contractor shall be notified of the Enrollee’s Effective Date of Disenrollment by the LDSS.

b)
In the event that the LDSS intends to retroactively disenroll an Enrollee on a date prior to the first day of the month of the Disenrollment request, the LDSS is responsible for consulting with the Contractor prior to Disenrollment. Such consultation shall not be required for the retroactive Disenrollment of Supplemental Security Income (SSI) infants where it is clear that the Contractor was not a risk for the provision of Benefit Package services for any portion of the retroactive period.

c)
In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for noticing the Contractor at the time of Disenrollment of the Contractor’s responsibility to submit to the SDOH’s Fiscal Agent voided premium claims for any months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month.

8.5    Contractor’s Liability

a)	The Contractor is not responsible for providing the Benefit Package under this Agreement on or after the Effective Date of Disenrollment except as hereinafter provided:

i)
The Contractor shall be liable for any part of the cost of a hospital stay for a MMC Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment from the Contractor’s MMC product and who remains hospitalized on the Effective Date of Disenrollment; except when the MMC Enrollee, on or after the Effective Date of Disenrollment, 1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid feefor-service payment rules, the method of payment changes from: a) DRG case-based rate of payment per discharge to a per diem rate of payment exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates to either another per diem rate, or a DRG case-based payment rate. In such instances, the Contractor shall not be liable for the cost of the consecutive stay. For the purposes of this paragraph, “hospital stay” does not include a stay in a hospital that is a) certified by Medicare as a long-term care hospital and b) has an average length of stay for all patients greater than ninety-five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002; in such instances, Contractor liability will cease on the Effective Date of Disenrollment.

ii)
The Contractor shall be liable for any part of the cost of a hospital stay for a FHPlus Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment from the Contractor’s FHPlus product and who has not been discharged as of the Effective Date of Disenrollment, up to the date the FH Plus Enrollee is discharged.

b)
The Contractor shall notify the LDSS that the Enrollee remains in the hospital and provide the LDSS with information regarding his or her medical status. The Contractor is required to cooperate with the Enrollee and the new MCO (if applicable) on a timely basis to ensure a smooth transition and continuity of care.

8.6    Enrollee Initiated Disenrollment

a)
An Enrollee subject to Lock-In as described in Section 7 of this Agreement may initiate Disenrollment from the Contractor’s MMC or FHPlus product for Good Cause as defined in Appendix H of this Agreement at any time during the Lock-In period by filing an oral or written request with the LDSS.

b)	Once the Lock-In Period has expired, the Enrollee may disenroll from the Contractor’s MMC or FH Plus product at any time, for any reason.
8.7    Contractor Initiated Disenrollment

a)	The Contractor may initiate an involuntary Disenrollment if an Enrollee engages in conduct or behavior that seriously impairs the Contractor’s ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee. The Contractor shall submit the request for disenrollment in writing to the LDSS and shall include the documentation of reasonable efforts.

b)
Consistent with 42 CFR § 438.56 (b), the Contractor may not request Disenrollment because of an adverse change in the Enrollee’s health status, or because of the Enrollee’s utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee’s special needs (except where continued Enrollment in the Contractor’s MMC or FH Plus product seriously impairs the Contractor’s ability to furnish services to either the Enrollee or other Enrollees).

c)	Contractor initiated Disenrollments must be carried out in accordance with the requirements and timeframes described in Appendix H of this Agreement.

d)	Once an Enrollee has been disenrolled at the Contractor’s request, he/she will not be re-enrolled with the Contractor’s MMC or FHPlus product unless the Contractor first agrees to such re-enrollment.

8.8	LDSS Initiated Disenrollment

a)	The LDSS is responsible for promptly initiating Disenrollment when:

i)	an Enrollee is no longer eligible for MMC or FH Plus; or

ii)	the Guaranteed Eligibility period ends and an Enrollee is no longer eligible for MMC or FHPlus benefits; or

iii)	an Enrollee is no longer the financial responsibility of the LDSS; or

iv)	an Enrollee becomes ineligible for Enrollment pursuant to Section 6.1 of this Agreement; or

v)	an Enrollee has moved outside the service area covered by this Agreement, unless Contractor can demonstrate that:

A)	the Enrollee has made an informed choice to continue Enrollment with the Contractor and that Enrollee will have sufficient access to the Contractor’s provider network; and

B)	fiscal responsibility for Medicaid or FHPlus coverage remains in the county of origin.

9.    GUARANTEED ELIGIBILITY
9.1    General Requirements
SDOH and the Contractor will follow the policies in this section subject to state and federal law and regulation.
9.2    Right to Guaranteed Eligibility

a)
New Enrollees, other than those identified in Section 9.2(b) below, who would otherwise lose Medicaid or FHPlus eligibility during the first six (6) months of Enrollment will retain the right to remain enrolled in the Contractor’s MMC or FHPlus product, as applicable, under this Agreement for a period of six (6) months from their Effective Date of Enrollment.

b)	Guaranteed Eligibility is not available to the following Enrollees:

i)	Enrollees who lose eligibility due to death, moving out of State, or incarceration;

ii)
Female MMC Enrollees with a net available income in excess of medically necessary income but at or below two hundred percent (200%) of the federal poverty level who are only eligible for Medicaid while they are pregnant and then through the end of the month in which the sixtieth (60th) day following the end of the pregnancy occurs.

c)
If, during the first six (6) months of Enrollment in the Contractor’s MMC product, an MMC Enrollee becomes eligible for Medicaid only as a spend- down, the MMC Enrollee will be eligible to remain enrolled in the Contractor’s MMC product for the remainder of the six (6) month Guaranteed Eligibility period. During the six (6) month Guaranteed Eligibility period, an MMC Enrollee eligible for spend-down and in need of wrap-around services has the option of spending down to gain full Medicaid eligibility for the wraparound services. In this situation, the LDSS is responsible for monitoring the MMC Enrollee’s need for wrap-around services and manually setting coverage codes as appropriate.

d)	FHPlus Enrollees who become eligible for Medicaid benefits without an income or resource spend-down will not be entitled to a Guaranteed Eligibility period.

e)	Enrollees who lose and regain Medicaid or FHPlus eligibility within a three (3) month period will not be entitled to a new period of six (6) months Guaranteed Eligibility.

9.3    Covered Services During Guaranteed Eligibility
The services covered during the Guaranteed Eligibility period shall be those contained in the Benefit Package, as specified in Appendix K of this Agreement. MMC enrollees shall also be eligible to receive Free Access to family planning and reproductive services as set forth in Section 10.10 of this Agreement. MMC and FHPlus Enrollees are eligible to receive pharmacy services on a Medicaid fee-for-service basis during the Guaranteed Eligibility period.
9.4    Disenrollment During Guaranteed Eligibility

a)	An Enrollee-initiated Disenrollment from the Contractor’s MMC or FHPlus product terminates the Guaranteed Eligibility period.

b)	During the Guarantee Eligibility period, an Enrollee may not change MCOs.

10.	BENEFIT PACKAGE REQUIREMENTS

10.1    Contractor Responsibilities
Contractor must provide or arrange for the provision of all services set forth in the Benefit Package for MMC Enrollees and FHPlus Enrollees subject to any exclusions or limitations imposed by Federal or State Law during the period of this Agreement. SDOH shall assure that Medicaid services covered under the Medicaid fee-for-service program but not covered in the Benefit Package are available to and accessible by MMC Enrollees.
10.2    Compliance with State Medicaid Plan and Applicable Laws

a)
All services provided under the Benefit Package to MMC Enrollees must comply with all the standards of the State Medicaid Plan established pursuant to Section 363-a of the SSL and shall satisfy all other applicable requirements of the SSL and PHL.

b)	Benefit Package Services provided by the Contractor through its FHPlus product shall comply with all applicable requirements of the PHL and SSL.
10.3    Definitions
The Contractor agrees to the definitions of “Benefit Package” and Non-Covered Services contained in Appendix K, which is incorporated by reference as if set forth fully herein.
10.4    Child Teen Health Program/Adolescent Preventive Services
a) The Contractor and its Participating Providers are required to provide the Child Teen Health Program (C/THP) services outlined in Appendix K of this Agreement and comply with applicable Early Periodic Screening and Diagnostic Testing (EPSDT) requirements specified in 42 CFR Part 441, sub-part B, 18NYCRR Part 508 and the New York State Department of Health C/THP manual. The Contractor and its Participating Providers are required to provide C/THP services to Enrollees under twenty-one (21) years of age when:

i)	The care or services are essential to prevent, diagnose, prevent the worsening of, alleviate or ameliorate the effects of an illness, injury, disability, disorder or condition.

ii)	The care or services are essential to the overall physical, cognitive and mental growth and developmental needs of the Enrollee.

iii)
The care or service will assist the Enrollee to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the Enrollee and those functional capacities that are appropriate for individuals of the same age as the Enrollee.

b)
The Contractor shall base its determination on medical and other relevant information provided by the Enrollee’s PCP, other health care providers, school, local social services, and/or local public health officials that have evaluated the Enrollee.

c)	The Contractor and its Participating Providers must comply with the C/THP program standards and must do at least the following with respect to all Enrollees under age 21:

i)	Educate Enrollees who are pregnant women or who are parents of Enrollees under age 21 about the program and its importance to a child’s or adolescent’s health.

ii)	Educate Participating Providers about the program and their responsibilities under it.

iii)	Conduct outreach, including by mail, telephone, and through home visits (where appropriate), to ensure children are kept current with respect to their periodicity schedules.

iv)
Schedule appointments for children and adolescents pursuant to the periodicity schedule, assist with referrals, and conduct follow-up with children and adolescents who miss or cancel appointments. For Contractors that cover dental services in the Prepaid Benefit Package, this also applies to dental service appointments for children and adolescents.

v)	Ensure that all appropriate diagnostic and treatment services, including specialist referrals, are furnished pursuant to findings from a C/THP screen.

vi)	Achieve and maintain an acceptable compliance rate for screening schedules during the contract period.

d)
In addition to C/THP requirements, the Contractor and its Participating Providers are required to comply with the American Medical Association's Guidelines for Adolescent Preventive Services which require annual well adolescent preventive visits which focus on health guidance, immunizations, and screening for physical, emotional, and behavioral conditions.

10.5    Foster Care Children – Applies to MMC Program Only
The Contractor shall comply with the health requirements for foster children specified in 18 NYCRR § 441.22 and Part 507 and any subsequent amendments thereto. These requirements include thirty (30) day obligations for a comprehensive physical and behavioral health assessment and assessment of the risk that the child may be HIV+ and should be tested.
10.6    Child Protective Services
The Contractor shall comply with the requirements specified for child protective examinations, provision of medical information to the child protective services investigation and court ordered services as specified in 18 NYCRR Part 432, and any subsequent amendments thereto. Medically necessary services must be covered, whether provided by the Contractor’s Participating Providers or not. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.
10.7    Welfare Reform – Applies to MMC Program only

a)
The LDSS is responsible for determining whether each public assistance or combined public assistance/Medicaid applicant is incapacitated or can participate in work activities. As part of this work determination process, the LDSS may require medical documentation and/or an initial mental and/or physical examination to determine whether an individual has a mental or physical impairment that limits his/her ability to engage in work (12 NYCRR §1300.2(d)(13)(i)). The LDSS may not require the Contractor to provide the initial district mandated or requested medical examination necessary for an Enrollee to meet welfare reform work participation requirements.

b)
The Contractor shall require that the Participating Providers in its MMC product, upon MMC Enrollee consent, provide medical documentation and health, mental health and chemical dependence assessments as follows:

i)
Within ten (10) days of a request of an MMC Enrollee or a former MMC Enrollee, currently receiving public assistance or who is applying for public assistance, the MMC Enrollee’s or former MMC Enrollee’s PCP or specialist provider, as appropriate, shall provide medical documentation concerning the MMC Enrollee or former MMC Enrollee’s health or mental health status to the LDSS or to the LDSS’ designee. Medical documentation includes but is not limited to drug prescriptions and reports from the MMC Enrollee’s PCP or specialist provider. The Contractor shall include the foregoing as a responsibility of the PCP and specialist provider in its provider contracts or in their provider manuals.

ii)
Within ten (10) days of a request of an MMC Enrollee, who has already undergone, or is scheduled to undergo, an initial LDSS required mental and/or physical examination, the MMC Enrollee’s PCP shall provide a health, or mental health and/or chemical dependence assessment, examination or other services as appropriate to identify or quantify an MMC Enrollee’s level of incapacitation. Such assessment must contain a specific diagnosis resulting from any medically appropriate tests and specify any work limitations. The LDSS, may, upon written notice to the Contractor, specify the format and instructions for such an assessment.

c)
The Contractor shall designate a Welfare Reform liaison who shall work with the LDSS or its designee to (1) ensure that MMC Enrollees receive timely access to assessments and services specified in this Agreement and (2) ensure completion of reports containing medical documentation required by the LDSS.

d)
The Contractor will continue to be responsible for the provision and payment of Chemical Dependence Services in the Benefit Package for MMC Enrollees mandated by the LDSS under Welfare Reform if such services are already underway and the LDSS is satisfied with the level of care and services.

e)
The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services for MMC Enrollees mandated by the LDSS as a condition of eligibility for Public Assistance under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (d) above.

f)
The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services for MMC Enrollees mandated by the LDSS under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (d) above.

g)	The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services ordered by the LDSS under Welfare Reform.

h)	The Contractor is responsible for the provision of services in Sections 10.9,

10.15 (a) and 10.23 of this Agreement for MMC Enrollees requiring LDSS mandated Chemical Dependence Services.
10.8    Adult Protective Services
The Contractor shall cooperate with LDSS in the implementation of 18 NYCRR Part 457 and any subsequent amendments thereto with regard to medically necessary health and mental health services including referrals for mental health and/or chemical dependency evaluations and all Court Ordered Services for adults. Court-ordered services that are included in the Benefit Package must be covered, whether provided by the Contractor’s Participating Provider or not. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.
10.9    Court-Ordered Services

a)
The Contractor shall provide any Benefit Package services to Enrollees as ordered by a court of competent jurisdiction, regardless of whether the court order requires such services to be provided by a Participating Provider or by a Non-Participating Provider. Non-Participating Providers shall be reimbursed by the Contractor at the Medicaid fee schedule. The Contractor is responsible for court-ordered services to the extent that such court-ordered services are covered by the Benefit Package and reimbursable by Medicaid or Family Health Plus, as applicable.

b)
Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including mental health and/or Chemical Dependence), or other Benefit Package covered services. The Contractor is responsible for payment of those services as covered by the Benefit Package, even when provided by Non-Participating Providers.

10.10    Family Planning and Reproductive Health Services

a)
Nothing in this Agreement shall restrict the right of Enrollees to receive Family Planning and Reproductive Health services, as defined in Appendix C of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

i)
MMC Enrollees may receive such services from any qualified Medicaid provider, regardless of whether the provider is a Participating or a Non- Participating Provider, without referral from the MMC Enrollee’s PCP and without approval from the Contractor.

ii)
FHPlus Enrollees may receive such services from any Participating Provider if the Contractor includes Family Planning and Reproductive Health services in its Benefit Package, or from any qualified Medicaid provider if such services are not included in the Contractor’s Benefit Package, as specified in Appendix M of this Agreement, without referral from the FHP Enrollee’s PCP and without approval from the Contractor.

b) The Contractor shall permit Enrollees to exercise their right to obtain Family Planning and Reproductive Health services.

i)
If the Contractor includes Family Planning and Reproductive Health services in its Benefit Package, the Contractor shall comply with the requirements in Part C.2 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

ii)
If the Contractor does not include Family Planning and Reproductive Health services in its Benefit Package, the Contractor shall comply with the requirements of Part C.3 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

10.11    Prenatal Care
The Contractor agrees to provide or arrange for comprehensive prenatal care services to be provided in accordance with standards and guidelines established by the Commissioner of Health pursuant to Section 365-k of the Social Services Law.
10.12    Direct Access
The Contractor shall offer female Enrollees direct access to primary and preventive obstetrics and gynecology services, follow-up care as a result of a primary and preventive visit, and any care related to pregnancy from Participating Providers of her choice, without referral from the PCP as set forth in PHL § 4406-b(1).
10.13    Emergency Services

a)
The Contractor shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, answered by a live voice, to advise Enrollees of procedures for accessing services for Emergency Medical Conditions and for accessing Urgently Needed Services. Emergency mental health calls must be triaged via telephone by a trained mental health professional.

b)
The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and that Emergency Services may be obtained from a Non-Participating Provider without penalty.

c)	The Contractor agrees to bear the cost of Emergency Services provided to Enrollees by Participating or Non-Participating Providers.

d) The Contractor agrees to cover and pay for services as follows:
i)    Participating Providers

A)
Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Participating Provider shall be at the rate or rates of payment specified in the contract between the Contractor and the hospital. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

B)
Payment by the Contractor for physician services provided to an Enrollee by a Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the rate or rates of payment specified in the contract between the Contractor and the physician. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

ii)	Non-Participating Providers

A)
Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Non- Participating Provider shall be at the Medicaid fee-for-service rate, inclusive of the capital component, in effect on the date that the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

B)
Payment by the Contractor for physician services provided to an Enrollee by a Non-Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the Medicaid fee-for-service rate in effect on the date the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

e)
The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for Emergency Services and are subsequently stabilized. The Contractor may not deny payments to a Participating Provider or a Non-

Participating Provider for failure of the Emergency Services provider or Enrollee to give such notice.

f)
The Contractor agrees to abide by requirements for the provision and payment of Emergency Services and Post-stabilization Care Services which are specified in Appendix G, which is hereby made a part of this Agreement as if set forth fully herein.

10.14    Medicaid Utilization Thresholds (MUTS)
MMC Enrollees may be subject to MUTS for outpatient pharmacy services which are billed Medicaid fee-for-service and for dental services provided without referral at Article 28 clinics operated by academic dental centers as described in Section 10.27 of this Agreement. MMC Enrollees are not otherwise subject to M UTS for services included in the Benefit Package.
10.15    Services for Which Enrollees Can Self-Refer

a)	Mental Health and Chemical Dependence Services

i)
The Contractor will allow Enrollees to make a self referral for one mental health assessment from a Participating Provider and one chemical dependence assessment from a Detoxification or Chemical Dependence Participating Provider in any calendar year period without requiring preauthorization or referral from the Enrollee’s Primary Care Provider. For the MMC Program, in the case of children, such self-referrals may originate at the request of a school guidance counselor (with parental or guardian consent, or pursuant to procedures set forth in Section 33.21 of the Mental Hygiene Law), LDSS Official, Judicial Official, Probation Officer, parent or similar source. Receipt of Screening, Brief Intervention, and Referral to Treatment (SBIRT) for Chemical Dependency does not preclude the member from self-referring for one chemical dependence assessment in any calendar year period.

ii)
The Contractor shall make available to all Enrollees a complete listing of their participating mental health and Chemical Dependence Services providers.    The listing should specify which provider groups or practitioners specialize in children’s mental health services.

iii)
The Contractor will also ensure that its Participating Providers have available and use formal assessment instruments to identify Enrollees requiring mental health and Chemical Dependence Services, and to determine the types of services that should be furnished.

iv)
The Contractor will implement policies and procedures to ensure that Enrollees receive follow-up Benefit Package services from appropriate providers based on the findings of their mental health and/or Chemical Dependence assessment(s), consistent with Section 15.2(a)(x) and (xi) of this Agreement.

v)
The Contractor will implement policies and procedures to ensure that Enrollees are referred to appropriate Chemical Dependence providers based on the findings of the Chemical Dependence assessment by the Contractor’s Participating Provider, consistent with Section 15.2(a)(x) and (xi) of this Agreement.

b)Vision Services
The Contractor will allow its Enrollees to self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services and, for Enrollees diagnosed with diabetes, for an annual dilated eye (retinal) examination as described in Appendix K of this Agreement. Enrollees may self-refer to Article 28 clinics that provide optometry services and are affiliated with the College of Optometry of the State University of New York to obtain covered optometry services as described in Section 10.28 of this Agreement.
c)Diagnosis and Treatment of Tuberculosis
Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB as described in Section 10.18(a) of this Agreement.
d)Family Planning and Reproductive Health Services
Enrollees may self-refer to family planning and reproductive health services as described in Section 10.10 and Appendix C of this Agreement.
e)Article 28 Clinics Operated by Academic Dental Centers
MMC Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services as described in Section 10.27 of this Agreement.
10.16    Second Opinions for Medical or Surgical Care
The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center. In the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or surgical care, including diagnostic and evaluation services, provided by the Non- Participating Provider.

10.17	Coordination with Local Public Health Agencies
The Contractor will coordinate its public health-related activities with the Local Public Health Agency (LPHA). Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the LPHA and Contractor and be customized to reflect local public health priorities.
10.18    Public Health Services

a)	Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB\DOT):

i)	Tuberculosis Screening, Diagnosis and Treatment services are included in the Benefit Package as set forth in Appendix K.3 (3) (e) of this Agreement.

A)	It is the State’s preference that Enrollees receive TB diagnosis and treatment through the Contractor to the extent that Participating Providers experienced in this type of care are available.

B)
The SDOH will coordinate with the LPHA to evaluate the Contractor’s protocols against State and local guidelines and to review the tuberculosis treatment protocols and networks of Participating Providers to verify their readiness to treat Tuberculosis patients. State and local departments of health will also be available to offer technical assistance to the Contractor in establishing TB policies and procedures.

A)	The Contractor is responsible for screening, diagnosis and treatment of TB, except for TB/DOT services.

B)	The Contractor shall inform all Participating Providers of their responsibility to report TB cases to the LPHA.

ii)	Enrollees may self-refer to LPHA facilities for the diagnosis and/or treatment of TB.

A)	The Contractor agrees to reimburse public health clinics when physician visit and patient management or laboratory and radiology services are rendered to Enrollees, within the context of TB diagnosis and treatment.

B)
The Contractor will make best effort to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at Medicaid fee-for-service rates. The LPHA is responsible for: 1) giving notification to the Contractor before delivering TB related services, if so required in the public health agreement established pursuant to Section 10.17 of this Agreement, unless these services are ordered by a court of competent jurisdiction; 2) making reasonable efforts to verify with the Enrollee’s PCP that he/she has not already provided TB care and treatment; and 3) providing documentation of services rendered along with the claim.

C)
Prior authorization for hospital admission may not be required by the Contractor for an admission pursuant to a court order or an order of detention issued by the local commissioner or director of public health.

D)
The Contractor shall provide the LPHA with access to health care practitioners on a twenty-four (24) hour a day, seven (7) day a week basis who can authorize inpatient hospital admissions. The Contractor shall respond to the LPHA’s request for authorization within the same day.

E)
The Contractor will not be financially liable for treatments rendered to Enrollees who have been institutionalized as a result of a local health commissioner’s order due to non-compliance with TB care regimens.

iii)	Directly Observed Therapy (TB/DOT) is not included in the Benefit Package as set forth in Appendix K .3 (3) (e) and K .4 of this Agreement.

A)	The Contractor will not be capitated or financially liable for these costs.

B)	The Contractor agrees to make all reasonable efforts to ensure communication, cooperation and coordination with TB/DOT providers regarding clinical care and services.

C)	MMC Enrollees may use any Medicaid fee-for-service TB/DOT

provider.

iv)
HIV counseling and testing provided to a MMC Enrollee during a TB related visit at a public health clinic, directly operated by a LPHA, will be covered by Medicaid fee for service at rates established by SDOH.

b)	Immunizations

i)	Immunizations are included in the Benefit Package as provided in Appendix K of this Agreement.

A)	The Contractor is responsible for all costs associated with vaccine purchase and administration associated with adult immunizations.

B)
The Contractor is responsible for all costs associated with vaccine administration associated with childhood immunizations. The Contractor is not responsible for vaccine purchase costs associated with childhood immunizations and will inform all Participating Providers that the vaccines may be obtained free of charge from the Vaccine for Children Program.

ii)	Enrollees may self refer to the LPHA facilities for their immunizations.

A)	The Contractor agrees to reimburse the LPHA when an Enrollee has self referred for immunizations.

B)
The Contractor will make best effort to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at Medicaid fee-for-service rates determined by SDOH.

C)
The LPHA is responsible for making reasonable efforts to (1) determine the Enrollee’s managed care membership status; and (2) ascertain the Enrollee’s immunization status. Reasonable efforts shall consist of client interviews, medical records and, when available, access to the Immunization Registry. When an Enrollee presents a membership card with a PCP’s name, the LPHA is responsible for calling the PCP. If the LPHA is unable to verify the immunization status from the PCP, the LPHA is responsible for delivering the service as appropriate.

c)Prevention and Treatment of Sexually Transmitted Diseases
The Contractor will be responsible for ensuring that its Participating Providers educate their Enrollees about the risk and prevention of sexually transmitted disease (STD). The Contractor also will be responsible for ensuring that its Participating Providers screen and treat Enrollees for

STDs and report cases of STD to the LPHA and cooperate in contact investigation, in accordance with existing state and local laws and regulations.
The Contractor is not responsible for coverage of STD diagnostic and treatment services rendered by LPHAs; LPHAs must render such services free of charge pursuant to Public Health Law Section 2304 (l). In addition the Contractor is not responsible for coverage of HIV counseling and testing provided to an MMC Enrollee during an STD related visit at a public health clinic, directly operated by a LPHA; such services will be covered by Medicaid fee-for-service at rates established by SDOH.

d)	Lead Poisoning – Applies to MMC Program Only
The Contractor will be responsible for carrying out and ensuring that its Participating Providers comply with lead poisoning screening and follow-up as specified in 10 NYCRR Sub-part 67-1. The Contractor shall require its Participating Providers to coordinate with the LPHA to assure appropriate follow-up in terms of environmental investigation, risk management and reporting requirements.

e)	Lead Poisoning – Applies to FH Plus Program Only
The Contractor will be responsible for carrying out and ensuring that its Participating Providers comply with lead poisoning screening and follow-up as specified in 10 NYCRR Sub-part 67-1.5 – Lead Screening and follow-up of pregnant women by prenatal care providers. The Contractor shall require its Participating Providers to coordinate with the LPHA to assure appropriate follow-up in terms of environmental investigation, risk management and reporting requirements.
10.19    Adults with Chronic Illnesses and Physical or Developmental Disabilities

a)	The Contractor will implement all of the following to meet the needs of its adult Enrollees with chronic illnesses and physical or developmental disabilities:

i)
Satisfactory methods for ensuring that the Contractor is in compliance with the ADA and Section 504 of the Rehabilitation Act of 1973. Program accessibility for persons with disabilities shall be in accordance with Section 24 of this Agreement.

ii)	Clinical case management which uses satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, home health services, self- management education and training, etc. and evaluating the outcomes. The Contractor shall:

A)
develop protocols describing the Contractor’s case management services and minimum qualification requirements for case management staff and provide a general description to SDOH of the case management program, staffing structure, relationship to disease management and utilization management programs, member services, and new patient health assessment processes;

B)
develop and implement protocols for monitoring effectiveness of case management based on patient outcomes and submit all required data to SDOH for quality measurement and outcome evaluation in a format determined by SDOH (examples of required data include case management rosters with dates of identification and enrollment in casemanagement, selected quality indicators of both process and outcome, and copy of the comprehensive assessment tool(s) used to evaluate Enrollee needs for services under the case management program);

C)
develop and implement protocols for monitoring service utilization, including emergency room visits and hospitalizations, with adjustment of severity of patient conditions and submit all required data to SDOH for quality measurement and outcome evaluation (examples of required data include provider visits and emergency room and hospital utilization);

D)	provide regular information to Participating Providers on the case management services available to Enrollees and the criteria for referring Enrollees for case management services.

iii)
Satisfactory methods/guidelines for determining which patients are in need of case management services, including establishment of severity thresholds, and methods for identification of patients including monitoring of hospitalizations and ER visits, provider referrals, new Enrollee health screenings ands self referrals by Enrollees. The Contractor will provide all required data describing the criteria used for identifying Enrollees for case management and the number of Enrollees who are involved in case management services (examples of data include the numbers of Enrollees who are identified for each case management program and the number of Enrollees who are successfully contacted and enrolled in the case management program).

iv)
Guidelines for determining specific needs of Enrollees in case management, including specialist physician referrals, durable medical equipment, home health services, self management education and training, etc.

Satisfactory systems for coordinating service delivery with Non- Participating Providers, including behavioral health providers for all Enrollees.

v)	Policies and procedures to allow for the continuation of existing relationships with Non-Participating Providers, consistent with PHL § 4403(6)(e) and Section 15.6 of this Agreement.
10.20    Children with Special Health Care Needs

a)
Children with special health care needs are those who have or are suspected of having a serious or chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally. The Contractor will be responsible for performing all of the same activities for this population as for adults as described in Section 10.19 a) ii) A-D) and Section 10.19 a) iii). In addition, the Contractor will implement the following for these children:

i)
Satisfactory methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and developmental disabilities service organizations for the purpose of coordinating and assuring appropriate service delivery.

ii)	An adequate network of pediatric providers and sub-specialists, and contractual relationships with tertiary institutions, to meet such children’s medical needs.

iii)	Satisfactory methods for assuring that children with serious, chronic, and rare disorders receive appropriate diagnostic work-ups on a timely basis.

iv)	Satisfactory arrangements for assuring access to specialty centers in and out of New York State for diagnosis and treatment of rare disorders.

v)
A satisfactory approach for assuring access to allied health professionals (Physical Therapists, Occupational Therapists, Speech Therapists, and Audiologists) experienced in dealing with children and families.

10.21    Persons Requiring Ongoing Mental Health Services

a)	The Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

i)	Inclusion of all of the required provider types listed in Section 21 of this Agreement.

ii)	Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment.

iii)	Satisfactory case management systems or satisfactory case management.

iv)
Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.

v)
The Contractor agrees to participate in the local planning process for serving Enrollees with mental health needs to the extent requested by the LDSS. At the LDSS’ discretion, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.

10.22    Member Needs Relating to HIV

a)
The Contractor must inform MMC Enrollees newly diagnosed with HIV infection or AIDS, who are known to the Contractor, of their enrollment options including the ability to return to the Medicaid fee-for-service program or to disenroll from the Contractor’s MMC product and to enroll into HIV SNPs, if such plan is available.

b)
The Contractor will inform Enrollees about HIV counseling and testing services, including Rapid HIV Testing, available through the Contractor’s Participating Provider network; HIV counseling and testing services available when performed as part of a Family Planning and Reproductive Health encounter; and anonymous counseling and testing services available from SDOH, Local Public Health Agency clinics and other county programs.

Counseling and testing rendered outside of a Family Planning and Reproductive Health encounter, as well as services provided as the result of an HIV+ diagnosis, will be furnished by the Contractor in accordance with standards of care.

c)
The Contractor agrees that anonymous testing may be furnished to the Enrollee without prior approval by the Contractor and may be conducted at anonymous testing sites. Services provided for HIV treatment may only be obtained from the Contractor during the period the Enrollee is enrolled in the Contractor’s MMC or FH Plus product.

d)
The Contractor shall implement policies and procedures consistent with CDC recommendations as published in the MMWR where consistent with New York State laws and SDOH Guidance for HIV Counseling & Testing and New Laboratory Reporting Requirements, including:

i)
Methods for promoting HIV prevention to all Enrollees. HIV prevention information, both primary as well as secondary, should be tailored to the Enrollee’s age, sex, and risk factor(s) (e.g., injection drug use and sexual risk activities), and should be culturally and linguistically appropriate. HIV primary prevention means the reduction or control of causative factors for HIV, including the reduction of risk factors. HIV Primary prevention includes strategies to help prevent uninfected Enrollees from acquiring HIV, i.e., behavior counseling for HIV negative Enrollees with risk behavior. Primary prevention also includes strategies to help prevent infected Enrollees from transmitting HIV infection, i.e., behavior counseling with an HIV infected Enrollee to reduce risky sexual behavior or providing antiviral therapy to a pregnant, HIV infected female to prevent transmission of HIV infection to a newborn. HIV Secondary Prevention means promotion of early detection and treatment of HIV disease in an asymptomatic Enrollee to prevent the development of symptomatic disease. This includes: regular medical assessments; routine immunization for preventable infections; prophylaxis for opportunistic infections; regular dental, optical, dermatological and gynecological care; optimal diet/nutritional supplementation; and partner notification services which lead to the early detection and treatment of other infected persons. All Enrollees should be informed of the availability of HIV counseling, testing, referral and partner notification (CTRPN) services.

ii)	Policies and procedures that promote HIV counseling and testing as a routine part of medical care. Such policies and procedures shall include at a minimum: assessment methods for recognizing the early signs and symptoms of HIV disease; initial and routine screening for HIV risk factors through administration of sexual behavior and drug and alcohol use assessments; and the provision of information to all Enrollees regarding the availability of HIV CTRPN services, including Rapid HIV Testing, from Participating Providers or as part of a Family Planning and Reproductive Health services visit pursuant to Appendix C of this Agreement, and the availability of anonymous CTRPN services from New York State, New York City and the LPHA.

iii)
Policies and procedures that require Participating Providers to provide HIV counseling and recommend HIV testing to pregnant women in their care. Such policies and procedures shall be updated to reflect the most current CDC recommendations as published in the MMWR where consistent with New York State laws and SDOH Guidance on HIV Counseling and Testing. The HIV counseling and testing provided shall be done in accordance with Article 27-F of the PHL. Such policies and procedures shall also direct Participating Providers to refer any HIV positive women in their care to clinically appropriate services for both the women and their newborns.

iv)
A network of providers sufficient to meet the needs of its Enrollees with HIV. The Contractor must identify within their network HIV experienced providers to treat Enrollees with HIV/AIDS and explicitly list those providers in the Provider Directory. HIV experienced provider is defined as either:

1)
an M.D. or a Nurse Practitioner providing ongoing direct clinical ambulatory care of at least 20 HIV infected persons who are being treated with antiretroviral therapy in the preceding twelve months, or

2)	a provider who has met the criteria of one of the following accrediting bodies:

•	The HIV Medicine Association (HIVMA) definition of an HIV- experienced provider, or

•	HIV Specialist status accorded by the American Academy of HIV Medicine (AAHIVM), or

•	Advanced AIDS Credited Registered Nurse Credential given by the HIV/AIDS Nursing Certification Board (HANCB).

The Contractor is responsible for validating that providers meet the above criteria. In cases where members select a non-HIV experienced provider as their PCP and in regions where there is a shortage of HIV experienced providers, the Contractor shall identify HIV experienced providers who will be available to consult with non-HIV experienced PCPs of Enrollees with HIV/AIDS. The Contractor shall inform Participating Providers about how to obtain information about the availability of Experienced HIV Providers and HIV Specialist PCPs. In addition, the Contractor shall include within their network and explicitly identify Designated AIDS Center Hospitals, where available, and contracts or linkages with providers funded under the Ryan White HIV/AIDS Treatment Act.

v)
Case Management Assessment for Enrollees with HIV Infection. The Contractor shall establish policies and procedures to ensure that Enrollees who have been identified as having HIV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HIV infection and needing case management services to be referred to an appropriate case management services provider, including Contractor provided case management, and/or, with appropriate consent of the Enrollee, HIV community-based psychosocial case management services and/or COBRA Comprehensive Medicaid Case Management (CMCM) services for MMC Enrollees.

vi)
The Contractor shall require its Participating Providers to report positive HIV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. In New York City, these shall be reported to the New York City Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.

vii)
The Contractor’s Medical Director shall review Contractor’s HIV practice guidelines at least annually and update them as necessary for compliance with recommended SDOH AIDS Institute and federal government clinical standards. The Contractor will disseminate the HIV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.

10.23    Persons Requiring Chemical Dependence Services

a)	The Contractor will have in place all of the following for its Enrollees requiring Chemical Dependence Services:

i)	A Participating Provider network which includes of all the required provider types listed in Section 21 of this Agreement.

ii)
Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment and methods for referring Enrollees to the New York State Office of Alcoholism and Substance Abuse Services (OASAS) for appropriate services beyond the Contractor’s Benefit Package (e.g., halfway houses).

iii)
Satisfactory systems of care, including Participating Provider networks and referral processes sufficient to ensure that emergency services, including crisis services, can be provided in a timely manner.

iv)	Satisfactory case management systems.

v)
Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services received from Participating Providers with other services, including Social Services.

vi)
The Contractor also agrees to participate in the local planning process for serving persons with chemical dependence, to the extent requested by an LDSS. At the LDSS’s discretion, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Chemical Dependence Services and related activities.

10.24    Native Americans
If an Enrollee is a Native American and the Enrollee chooses to access primary care services through his/her tribal health center, the PCP authorized by the Contractor to refer the Enrollee for services included in the Benefit Package must develop a relationship with the Enrollee’s PCP at the tribal health center to coordinate services for said Native American Enrollee.
10.25    Women, Infants, and Children (WIC)
The Contractor shall develop linkage agreements or other mechanisms to refer Enrollees who are pregnant and Enrollees with children younger than five (5) years of age to WIC local agencies for nutritional assessments and supplements.

10.26    Urgently Needed Services
The Contractor is financially responsible for Urgently Needed Services. Urgently Needed Services are covered only in the United States, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and the Northern Mariana Islands. The Contractor may require the Enrollee or the Enrollee’s designee to coordinate with the Contractor or the Enrollee’s PCP prior to receiving care.

10.27	Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor’s Network - Applies to MMC Program Only

a)
Consistent with Chapter 697 of Laws of 2003 amending Section 364-] of the Social Services Law, dental services provided by Article 28 clinics operated by academic dental centers may be accessed directly by MMC Enrollees without prior approval and without regard to network participation.

b)
If dental services are part of the Contractor’s Benefit Package, the Contractor will reimburse non-participating Article 28 clinics operated by academic dental centers for covered dental services provided to MMC Enrollees at approved Article 28 Medicaid clinic rates in accordance with the protocols issued by the SDOH.

10.28	Optometry Services Provided by Article 28 Clinics Affiliated with the College of Optometry of the State University of New York

a)
Consistent with Chapter 37 of the Laws of 2010 amending Section 364-] of the Social Services Law, optometry services provided by Article 28 clinics affiliated with the College of Optometry of the State University of New York may be accessed directly by Enrollees without the Contractor’s prior approval and without regard to network participation.

b)
The Contractor will reimburse non-participating Article 28 clinics affiliated with the College of Optometry of the State University of New York for covered optometry services provided to Enrollees at Article 28 Medicaid feefor-service clinic rates.

10.29    Hospice Services

a)	For FHPlus only: the Contractor shall provide a coordinated hospice program of home and inpatient services which provides non-curative medical and support services for FHPlus Enrollees certified by a physician to be terminally ill with a life expectancy of six months or less. Hospices must be certified under Article 40 of the New York State Public Health Law.

b)	MMC Enrollees receive coverage for hospice services through the Medicaid fee-for-service program.

10.30	Prospective Benefit Package Change for Retroactive SSI Determinations – Applies to MMC Program Only

The Benefit Package and associated Capitation Rate for MMC Enrollees who become SSI or SSI related retroactively shall be changed prospectively as of the effective date of the Roster on which the Enrollee’s status change appears.
10.31    Coordination of Services

a)	The Contractor shall coordinate care for Enrollees, as applicable, with:

i)	the court system (for court ordered evaluations and treatment);

ii)	specialized providers of health care for the homeless, and other providers of services for victims of domestic violence;

iii)	family planning clinics, community health centers, migrant health centers, rural health centers and prenatal care providers;

iv)	WIC, Head Start, Early Intervention;

v)	programs funded through the Ryan White CARE Act;

vi)	other pertinent entities that provide services out of network;

vii)	local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services;

viii)	specialized providers of long term care for people with developmental disabilities; and

ix)	School-based health centers.

b)
Coordination may involve contracts or linkage agreements (if entities are willing to enter into such an agreement), or other mechanisms to ensure coordinated care for Enrollees, such as protocols for reciprocal referral and communication of data and clinical information on MCO Enrollees.

11.    MARKETING
11.1    Information Requirements

a)	The Contractor shall provide Prospective Enrollees, upon request, with pre- enrollment and post-enrollment information pursuant to PHL § 4408 and SSL § 364-j.

b)
The Contractor shall provide Prospective Enrollees, upon request, with the most current and complete listing of Participating Providers, as described in Section 13.2(a) of this Agreement, in hardcopy, along with any updates to that listing.

c)	The Contractor shall provide Potential Enrollees with pre-enrollment and post-enrollment information pursuant to 42 CFR § 438.10 (e).

d)	The Contractor must inform Potential Enrollees that oral interpretation service is available for any language and that information is available in alternate formats and how to access these formats.
11.2    Marketing Plan

a)
The Contractor shall have a Marketing plan, that has been prior-approved by the SDOH that describes the Marketing activities the Contractor will undertake within the service area, as specified in Appendix M of this Agreement, during the term of this Agreement.

b)	The Marketing plan and all Marketing activities must comply with the Marketing Guidelines which are set forth in Appendix D, which is hereby made a part of this Agreement as if set forth fully herein.

c)
The Marketing plan shall be kept on file in the offices of the Contractor, each LDSS in the Contractor’s service area, and the SDOH. The Marketing plan may be modified by the Contractor subject to prior written approval by the SDOH. The SDOH must take action on the changes submitted within sixty (60) calendar days of submission or the Contractor may deem the changes approved.

11.3    Marketing Activities
Marketing activities by the Contractor shall conform to the approved Marketing Plan.

11.4    Prior Approval of Marketing Materials and Procedures
The Contractor shall submit all procedures and materials related to Marketing to Prospective Enrollees to the SDOH for prior written approval, as described in Appendix D of this Agreement. The Contractor shall not use any procedures or materials that the SDOH has not approved. Marketing materials shall be made available by the Contractor throughout its entire service area. Marketing materials may be customized for specific counties and populations within the Contractor’s service area. All Marketing activities should provide for equitable distribution of materials without bias toward or against any group.
11.5    Corrective and Remedial Actions

a)
If the Contractor’s Marketing activities do not comply with the Marketing Guidelines set forth in Appendix D of this Agreement or the Contractor’s approved Marketing plan, the SDOH, in consultation with the LDSS, may take any of the following actions as it, in its sole discretion, deems necessary to protect the interests of Enrollees and the integrity of the MMC and FH Plus Programs. The Contractor shall take the corrective and remedial actions directed by the SDOH within the specified timeframes.

i)
If the Contractor or its representative commits a first time infraction of the Marketing Guidelines and/or the Contractor’s approved Marketing plan, and the SDOH, in consultation with the LDSS, deems the infraction to be minor or unintentional in nature, the SDOH and/or the LDSS may issue a warning letter to the Contractor.

ii)
If the Contractor engages in Marketing activities that SDOH determines, in it sole discretion, to be an intentional or serious breach of the Marketing Guidelines or the Contractor’s approved Marketing plan, or a pattern of minor breaches, SDOH, in consultation with the LDSS, may require the Contractor to, and the Contractor shall, prepare and implement a corrective action plan acceptable to SDOH within a specified timeframe. In addition, or alternatively, SDOH may impose sanctions, including monetary penalties, as permitted by law.

iii)
If the Contractor commits further infractions, fails to pay monetary penalties within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, the SDOH, in consultation with the LDSS, may in addition to any other legal remedy available to SDOH in law or equity:

A)	direct the Contractor to suspend its Marketing activities for a period up to the end of the Agreement period;

B)	suspend new Enrollments, other than newborns, for a period up to the remainder of the Agreement period; or

C)	terminate this Agreement pursuant to termination procedures described in Section 2.7 of this Agreement.

b)	The corrective and remedial actions described in Section 11.5 a) apply to violations of the reporting requirements described in Section 18.5 a) xiii).

12.	MEMBER SERVICES
12.1    General Functions

a)
The Contractor shall operate a Member Services Department during regular business hours, which must be accessible to Enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the Contractor must have a telephone system capable of accepting, recording or providing instruction in response to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next business day after the call was received.

b)	At a minimum, the Member Services Department must be staffed at a ratio of at least one (1) full time equivalent Member Service Representative for every four thousand (4,000) or fewer Enrollees.

c)	Member Services staff must be responsible for the following:

i)	Explaining the Contractor’s rules for obtaining services and assisting Enrollees in making appointments.

ii)	Assisting Enrollees to select or change Primary Care Providers.

iii)	Fielding and responding to Enrollee questions and complaints, and advising Enrollees of the prerogative to complain to the SDOH and LDSS at any time.

iv)	Clarifying information in the member handbook for Enrollees.

v)	Advising Enrollees of the Contractor’s complaint and appeals program, the utilization review process, and Enrollee’s rights to a fair hearing or external review.

vi)
Clarifying for MMC Enrollees current categories of exemptions and exclusions. The Contractor may refer to the LDSS or the Enrollment Broker, where one is in place, if necessary, for more information on exemptions and exclusions.

vii)	For Contractors that cover non-emergency transportation services in the Prepaid Benefit Package, assisting Enrollees to arrange for special

(nonpublic transportation) services such as livery/ambulettes.

viii)
For Contractors that cover non-emergency transportation in the Prepaid Benefit Package, assisting Enrollees with transportation requests to all medical care and services that are covered under the Medicaid program, either by directly arranging for transportation or by referring the Enrollee to an approved transportation vendor, regardless of whether the specific service is included in the Prepaid Benefit Package or paid for on a fee-forservice basis.

ix)	For Contractors that cover dental services in the Prepaid Benefit Package, assisting Enrollees to select or change dental care providers or facilitating referral to the Contractor’s dental vendor.
12.2    Translation and Oral Interpretation

a)
The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language.

b)
In addition, verbal interpretation services must be made available to Enrollees and Potential Enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

c)	The SDOH will determine the need for other than English translations based on county-specific census data or other available measures.
12.3 Communicating with the Visually, Hearing and Cognitively Impaired
The Contractor also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual, hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

13.	ENROLLEE RIGHTS AND NOTIFICATION
13.1    Information Requirements

a)	The Contractor shall provide new Enrollees with the information identified in PHL § 4408, SSL § 364-j, SSL § 369-ee and 42 CFR § 438.10 (f) and (g).

b)
The Contractor shall provide such information to the Enrollee within fourteen (14) days of the Effective Date of Enrollment. The Contractor may provide such information to the Enrollee through the Member Handbook referenced in Section 13.4 of this Agreement.

c)	The Contractor must provide Enrollees with an annual notice that this information is available to them upon request.

d)	The Contractor must inform Enrollees that oral interpretation service is available for any language and that information is available in alternative formats and how to access these formats.
13.2    Provider Directories/Office Hours for Participating Providers

a)
The Contractor shall maintain and update, on a quarterly basis, a listing by specialty of the names, addresses and telephone numbers of all Participating Providers, including facilities. Such a list/directory shall include names, office addresses, telephone numbers, board certification for physicians, information on language capabilities and wheelchair accessibility of Participating Providers. The list should also identify providers that are not accepting new patients.

b)	New Enrollees must receive the most current complete listing in hardcopy, along with any updates to such listing.

c)
Enrollees must be notified of updates in writing at least annually in one of the following methods: (1) provide updates in hardcopy; (2) provide a new complete listing/directory in hardcopy; or (3) provide written notification that a new complete listing/directory is available and will be provided upon request either in hardcopy, or electronically if the Contractor has the capability of providing such data in an electronic format and the data is requested in that format by an Enrollee.

d)	In addition, the Contractor must make available to the LDSS the office hours for Participating Providers. This requirement may be satisfied by providing a copy of the list or Provider Directory described in this Section with the addition of office hours or by providing a separate listing of office hours for Participating Providers.

13.3    Member ID Cards

a)	The Contractor must issue an identification card to the Enrollee containing the following information:

i)	the name of the Enrollee’s clinic (if applicable);

ii)	the name of the Enrollee’s PCP and the PCP’s telephone number (if an Enrollee is being served by a PCP team, the name of the individual shown on the card should be the lead provider);

iii)	the member services toll free telephone number;

iv)	the twenty-four (24) hour toll free telephone number that Enrollees may use to access information on obtaining services when his/her PCP is not available; and

v)	for ID Cards issued after October 1, 2004, the Enrollee’s Client Identification Number (CIN).
b) PCP information may be embossed on the card or affixed to the card by a sticker.
c) The Contractor shall issue an identification card within fourteen (14) days of an Enrollee’s Effective Date of Enrollment. If unforeseen circumstances, such as the lack of identification of a PCP, prevent the Contractor from forwarding the official identification card to new Enrollees within the fourteen (14) day period, alternative measures by which Enrollees may identify themselves such as use of a Welcome Letter or a temporary identification card shall be deemed acceptable until such time as a PCP is either chosen by the Enrollee or auto assigned by the Contractor. The Contractor agrees to implement an alternative method by which individuals may identify himself/herself as Enrollees prior to receiving the card (e.g., using a "welcome letter" from the Contractor) and to update PCP information on the identification card. Newborns of Enrollees need not present ID cards in order to receive Benefit Package services from the Contractor and its Participating Providers. The Contractor is not responsible for providing Benefit Package services to newborns Excluded from the MMC Program pursuant to Appendix H of this Agreement, or when the Contractor does not offer an MMC product in the mother’s county of fiscal responsibility.
13.4    Member Handbooks
The Contractor shall issue to a new Enrollee within fourteen (14) days of the Effective Date of Enrollment a Member Handbook, which is consistent with the SDOH guidelines described in Appendix E, which is hereby made a part of this Agreement as if set forth fully herein.

13.5    Notification of Effective Date of Enrollment
The Contractor shall inform each Enrollee in writing within fourteen (14) days of the Effective Date of Enrollment of any restriction on the Enrollee’s right to terminate enrollment. The initial enrollment information and the Member Handbook shall be adequate to convey this notice.
13.6    Notification of Enrollee Rights

a)
The Contractor agrees to make all reasonable efforts to contact new Enrollees, in person, by telephone, or by mail, within thirty (30) days of their Effective Date of Enrollment. "Reasonable efforts" are defined to mean at least three (3) attempts, with more than one method of contact being employed. Upon contacting the new Enrollee(s), the Contractor agrees to do at least the following:

i)
Inform the Enrollee about the Contractor’s policies with respect to obtaining medical and, if applicable, dental services, including services for which the Enrollee may self-refer pursuant to Section 10.15 of this Agreement, and what to do in an emergency.

ii)
Offer assistance in arranging an initial visit to the Enrollee’s PCP for a baseline physical and other preventive services, including an assessment of the Enrollee’s potential risk, if any, for specific diseases or conditions.

iii)	Inform new Enrollees about their rights for continuation of certain existing services.

iv)
Provide the Enrollee with the Contractor’s toll free telephone number that may be called twenty-four (24) hours a day, seven (7) days a week if the Enrollee has questions about obtaining services and cannot reach his/her PCP (this telephone number need not be the Member Services line and need not be staffed to respond to Member Services-related inquiries). The Contractor must have appropriate mechanisms in place to accommodate Enrollees who do not have telephones and therefore cannot readily receive a call back.

v)	Advise Enrollee about opportunities available to learn about the Contractor’s policies and benefits in greater detail (e.g., welcome meeting, Enrollee orientation and education sessions).

vi)	Assist the Enrollee in selecting a primary care provider if one has not already been chosen.

b)
The Contractor agrees to make all reasonable efforts to conduct a brief health screening, within sixty (60) days of the Enrollee’s Effective Date of Enrollment, to assess the Enrollee’s need for any special health care (e.g., prenatal or behavioral health services) or language/communication needs. Reasonable efforts are defined to mean at least (3) attempts, with more than one method of contact being employed. If a special need is identified, the Contractor shall assist the Enrollee in arranging for an appointment with his/her PCP or other appropriate provider.

13.7    Enrollee’s Rights

a)
The Contractor shall, in compliance with the requirements of 42 CFR § 438.6(i)(1) and 42 CFR Part 489 Subpart I, maintain written policies and procedures regarding advance directives and inform each Enrollee in writing at the time of enrollment of an individual’s rights under State law to formulate advance directives and of the Contractor’s policies regarding the implementation of such rights. The Contractor shall include in such written notice to the Enrollee materials relating to advance directives and health care proxies as specified in 10 NYCRR Part 98 and § 700.5. The written information must reflect changes in State law as soon as possible, but no later than ninety (90) days after the effective date of the change.

b)	The Contractor shall have policies and procedures that protect the Enrollee’s right to:

i)	receive information about the Contractor and managed care;

ii)	be treated with respect and due consideration for his or her dignity and privacy;

iii)	receive information on available treatment options and alternatives, presented in a manner appropriate to the Enrollee’s condition and ability to understand;

iv)	participate in decisions regarding his or her health care, including the right to refuse treatment;

v)	be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience or retaliation, as specified in Federal regulations on the use of restraints and seclusion; and

vi)	If the privacy rule, as set forth in 45 CFR Parts 160 and 164, Subparts A and E, applies, request and receive a copy of his or her medical records and request that they be amended or corrected, as specified in 45 CFR §§ 164.524 and 164.526.

c)	The Contractor’s policies and procedures must require that neither the Contractor nor its Participating Providers adversely regard an Enrollee who exercises his/her rights in 13.7(b) above.
13.8    Approval of Written Notices
The Contractor shall submit the format and content of all written notifications described in this Section to SDOH for review and prior approval by SDOH in consultation with LDSS. All written notifications must be written at a fourth (4th) to sixth (6th) grade level and in at least ten (10) point print.
13.9    Contractor’s Duty to Report Lack of Contact
The Contractor must inform the LDSS of any Enrollee it is unable to contact within ninety (90) days of Enrollment using reasonable efforts as defined in Section 13.6 of the Agreement and who have not presented for any health care services through the Contractor or its Participating Providers.
13.10    LDSS Notification of Enrollee’s Change in Address
The LDSS is responsible for notifying the Contractor of any known change in address of Enrollees.

13.11	Contractor Responsibility to Notify Enrollee of Effective Date of Benefit Package Change
The Contractor must provide written notification of the effective date of any Contractor-initiated, SDOH-approved Benefit Package change to Enrollees. Notification to Enrollees must be provided at least thirty (30) days in advance of the effective date of such change.

13.12	Contractor Responsibility to Notify Enrollee of Termination, Service Area Changes and Network Changes

a)
With prior notice to and approval of the SDOH, the Contractor shall inform each Enrollee in writing of any withdrawal by the Contractor from the MMC or FHPlus Program pursuant to Section 2.7 of this Agreement, withdrawal from the service area encompassing the Enrollee’s zip code, and/or significant changes to the Contractor’s Participating Provider network pursuant to Section 21.1(d) of this Agreement, except that the Contractor need not notify Enrollees who will not be affected by such changes.

b)	The Contractor shall provide the notifications within the timeframes specified by SDOH, and shall obtain the prior approval of the notification from SDOH.

14.	ACTION AND GRIEVANCE SYSTEM
14.1    General Requirements

a)
The Contractor shall establish and maintain written Action procedures and a comprehensive Grievance System that complies with the Managed Care Action and Grievance System Requirements for MMC and FHPlus Programs described in Appendix F, which is hereby made a part of this Agreement as if set forth fully herein. Nothing herein shall release the Contractor from its responsibilities under PHL § 4408-a or PHL Article 49 and 10 NYCRR Part 98 that is not otherwise expressly established in Appendix F.

b)	The Contractor’s Action procedure and Grievance System shall be approved by the SDOH and kept on file with the Contractor and SDOH.

c)
The Contractor shall not modify its Action procedure or Grievance System without the prior written approval of SDOH, and shall provide SDOH with a copy of the approved modification within fifteen (15) days of its approval.

14.2    Actions

a)
The Contractor must have in place effective mechanisms to ensure consistent application of review criteria for Service Authorization Determinations and consult with the requesting provider when appropriate.

b)
If the Contractor subcontracts for Service Authorization Determinations and utilization review, the Contractor must ensure that its subcontractors have in place and follow written policies and procedures for delegated activities regarding processing requests for initial and continuing authorization of services consistent with Article 49 of the PHL, 10 NYCRR Part 98, 42 CFR Part 438, Appendix F of this Agreement, and the Contractor’s policies and procedures.

c)
The Contractor must ensure that compensation to individuals or entities that perform Service Authorization Determination and utilization management activities is not structured to include incentives that would result in the denial, limiting, or discontinuance of medically necessary services to Enrollees.

d)
The Contractor or its subcontractors may not arbitrarily deny or reduce the amount, duration, or scope of a covered service solely because of the diagnosis, type of illness, or Enrollee’s condition. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity or utilization control, provided that the services furnished can reasonably be expected to achieve their purpose.

14.3    Grievance System

a)
The Contractor shall ensure that its Grievance System includes methods for prompt internal adjudication of Enrollee Complaints, Complaint Appeals and Action Appeals and provides for the maintenance of a written record of all Complaints, Complaint Appeals and Action Appeals received and reviewed and their disposition, as specified in Appendix F of this Agreement.

b)	The Contractor shall ensure that persons with authority to require corrective action participate in the Grievance System.
14.4    Notification of Action and Grievance System Procedures

a)
The Contractor will advise Enrollees of their right to a fair hearing as appropriate and comply with the procedures established by SDOH for the Contractor to participate in the fair hearing process, as set forth in Section 25 of this Agreement. The Contractor will also advise Enrollees of their right to an External Appeal, in accordance with Section 26 of this Agreement.

b)
The Contractor will provide written notice of the following Complaint, Complaint Appeal, Action Appeal and fair hearing procedures to all Participating Providers, and subcontractors to whom the Contractor has delegated utilization review and Service Authorization Determination procedures, at the time they enter into an agreement with the Contractor:

i)	the Enrollee’s right to a fair hearing, how to obtain a fair hearing, and representation rules at a hearing;

ii)	the Enrollee’s right to file Complaints, Complaint Appeals and Action Appeals and the process and timeframes for filing;

iii)	the Enrollee’s right to designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf;

iv)	the availability of assistance from the Contractor for filing Complaints, Complaint Appeals and Action Appeals;

v)	the toll-free numbers to file oral Complaints, Complaint Appeals and Action Appeals;

vi)	the Enrollee’s right to request continuation of benefits while an Action Appeal or state fair hearing is pending, and that if the Contractor’s Action is upheld in a hearing, the Enrollee may be liable for the cost of any continued benefits;

vii)	the right of the provider to reconsideration of an Adverse Determination pursuant to Section 4903 (6) of the PHL; and

viii)	the right of the provider to appeal a retrospective Adverse Determination pursuant to Section 4904(1) of the PHL.

14.5	Complaint, Complaint Appeal and Action Appeal Investigation Determinations
The Contractor must adhere to determinations resulting from Complaint,
Complaint Appeal and Action Appeal investigations conducted by SDOH.

15.	ACCESS REQUIREMENTS
15.1    General Requirement
The Contractor will establish and implement mechanisms to ensure that Participating Providers comply with timely access requirements, monitor regularly to determine compliance and take corrective action if there is a failure to comply.
15.2    Appointment Availability Standards

a)	The Contractor shall comply with the following minimum appointment availability standards, as applicable[1].

i)	For emergency care: immediately upon presentation at a service delivery site.

i)	For urgent care: within twenty-four (24) hours of request.

ii)	Non-urgent “sick” visit: within forty-eight (48) to seventy-two (72) hours of request, as clinically indicated.

iii)	Routine non-urgent, preventive appointments: within four (4) weeks of request.

iv)	Specialist referrals (not urgent): within four (4) to six (6) weeks of request.

v)	Initial prenatal visit: within three (3) weeks during first trimester, within two (2) weeks during the second trimester and within one (1) week during the third trimester.

vi)	Adult Baseline and routine physicals: within twelve (12) weeks from enrollment. (Adults >21 years).

vii)	Well child care: within four (4) weeks of request.

viii)	Initial family planning visits: within two (2) weeks of request.

ix)
Pursuant to an emergency or hospital discharge, mental health or substance abuse follow-up visits with a Participating Provider (as included in the Benefit Package): within five (5) days of request, or as clinically indicated.

x)	Non-urgent mental health or substance abuse visits with a Participating Provider (as included in the Benefit Package): within two (2) weeks of request.

xi)	Initial PCP office visit for newborns: within two (2) weeks of hospital discharge.

xii)	Provider visits to make health, mental health and substance abuse
1 These are general standards and are not intended to supersede sound clinical judgement as to the necessity for care and services on a more expedient basis, when judged clinically necessary and appropriate. The standards set forth in Sections 15.2 a) i), a) ii), and a) iv) are also applicable to dental services provided by Contractors that cover dental services in the Prepaid Benefit Package.

assessments for the purpose of making recommendations regarding a recipient’s ability to perform work when requested by a LDSS: within ten (10) days of request by an MMC Enrollee, in accordance with Section 10.7 of this Agreement.
15.3    Twenty-Four (24) Hour Access

a)
The Contractor must provide access to medical services and coverage to Enrollees, either directly or through their PCPs and OB/GYNs, on a twenty- four (24) hour a day, seven (7) day a week basis. The Contractor must instruct Enrollees on what to do to obtain services after business hours and on weekends.

b)
The Contractor may satisfy the requirement in Section 15.3(a) by requiring their PCPs and OB/GYNs to have primary responsibility for serving as after hours “on-call” telephone resource to members with medical problems. Under no circumstances may the Contractor routinely refer calls to an emergency room.

15.4    Appointment Waiting Times
Enrollees with appointments shall not routinely be made to wait longer than one hour.
15.5    Travel Time Standards

a)	The Contractor will maintain a network that is geographically accessible to the population to be served.

b)	Primary Care

i)
Travel time/distance to primary care sites shall not exceed thirty (30) minutes from the Enrollee’s residence in metropolitan areas or thirty (30) minutes/thirty (30) miles from the Enrollee’s residence in non- metropolitan areas. Transport time and distance in rural areas to primary care sites may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee’s residence if based on the community standard for accessing care or if by Enrollee choice.

ii)	Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves.

iii)
Contractors that cover non-emergency transportation services in the Prepaid Benefit Package shall inform their Enrollees, in writing, of the Enrollee’s responsibility to arrange and pay for transportation to their PCP if the Enrollee selects a participating PCP outside of the time and distance standards.

c)	Other Providers
Travel time/distance to specialty care, hospitals, mental health, lab and x-ray providers shall not exceed thirty (30) minutes/thirty (30) miles from the Enrollee’s residence. Transport time and distance in rural areas to specialty care, hospitals, mental health, lab and x-ray providers may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee’s residence if based on the community standard for accessing care or if by Enrollee choice.

15.6	Service Continuation
a)    New Enrollees

i)
If a new Enrollee has an existing relationship with a health care provider who is not a member of the Contractor’s provider network, the contractor shall permit the Enrollee to continue an ongoing course of treatment by the Non-Participating Provider during a transitional period of up to sixty (60) days from the Effective Date of Enrollment if the Enrollee has a life-threatening disease or condition or a degenerative and disabling disease or condition.

ii)
If the Enrollee has entered the second trimester of pregnancy at the Effective Date of Enrollment, the transitional period shall continue for the remainder of the pregnancy, including delivery and the provision of post-partum care directly related to the delivery up to sixty (60) days after the delivery.

iii)
If the new Enrollee elects to continue to receive care from such Non- Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

A)
accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor’s network for such services; and

B)	adhere to the Contractor’s quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

C)	otherwise adhere to the Contractor’s policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

iv)	In no event shall this requirement be construed to require the
Contractor to provide coverage for benefits not otherwise covered.
b)    Enrollees Whose Health Care Provider Leaves Network

i)
The Contractor shall permit an Enrollee, whose health care provider has left the Contractor’s network of providers, for reasons other than imminent harm to patient care, a determination of fraud or a final disciplinary action by a state licensing board that impairs the health professional’s ability to practice, to continue an ongoing course of treatment with the Enrollee’s current health care provider during a transitional period, consistent with PHL § 4403(6)(e).

ii)
The transitional period shall continue up to ninety (90) days from the date the provider’s contractual obligation to provide services to the Contractor’s Enrollees terminates; or, if the Enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post-partum care directly related to the delivery through sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

A)
accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor’s network for such services;

B)	adhere to the Contractor’s quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

C)
otherwise adhere to the Contractor’s policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

iii)	In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

15.7    Standing Referrals
The Contractor will implement policies and procedures to allow for standing referrals to specialist physicians for Enrollees who have ongoing needs for care from such specialists, consistent with PHL § 4403(6)(b).

15.8    Specialist as a Coordinator of Primary Care
The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that Enrollee, consistent with PHL § 4403(6)(c).
15.9    Specialty Care Centers
The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or a degenerative and disabling condition or disease, which requires prolonged specialized medical care to receive a referral to an accredited or designated specialty care center with expertise in treating the life-threatening or degenerative and disabling disease or condition, consistent with PHL § 4403(6)(d).
15.10    Cultural Competence
The Contractor will participate in the State’s efforts to promote the delivery of services in a culturally competent manner to all Enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds.

16.    QUALITY ASSURANCE
16.1    Internal Quality Assurance Program

a)
Contractor must operate a quality assurance program which is approved by SDOH and which includes methods and procedures to control the utilization of services consistent with Article 49 of the PHL and 42 CFR Part 456. Enrollee’s records must include information needed to perform utilization review as specified in 42 CFR §§ 456.111 and 456.211. The Contractor’s approved quality assurance program must be kept on file by the Contractor. The Contractor shall not modify the quality assurance program without the prior written approval of the SDOH.

b)
The Contractor shall incorporate the findings from reports in Section 18 of this Agreement into its quality assurance program. Where performance is less than the statewide average or another standard as defined by the SDOH and developed in consultation with MCOs and appropriate clinical experts, the Contractor will be required to develop and implement a plan for improving performance that is approved by the SDOH and that specifies the expected level of improvement and timeframes for actions expected to result in such improvement. In the event that such approved plan proves to be impracticable or does not result in the expected level of improvement, the Contractor shall, in consultation with SDOH, develop alternative plans to achieve improvement, to be implemented upon SDOH approval. If requested by SDOH, the Contractor agrees to meet with the SDOH to review improvement plans and quality performance.

16.2    Standards of Care

a)
The Contractor must adopt practice guidelines consistent with current standards of care, complying with recommendations of professional specialty groups or the guidelines of programs such as the American Academy of Pediatrics, the American Academy of Family Physicians, the US Task Force on Preventive Care, the New York State Child/Teen Health Program (C/THP) standards for provision of care to individuals under age twenty-one (21), the American Medical Association’s Guidelines for Adolescent and Preventive Services, the US Department of Health and Human Services Center for Substance Abuse Treatment, the American College of Obstetricians and Gynecologists, the American Diabetes Association, and the AIDS Institute clinical standards for adult, adolescent, and pediatric care.

b)
The Contractor must ensure that its decisions for utilization management, enrollee education, coverage of services, and other areas to which the practice guidelines apply are consistent with the guidelines.

c)	The Contractor must have mechanisms in place to disseminate any changes in practice guidelines to its Participating Providers at least annually, or more frequently, as appropriate.

d)
The Contractor shall develop and implement protocols for identifying Participating Providers who do not adhere to practice guidelines and for making reasonable efforts to improve the performance of these providers.

e)	Annually, the Contractor shall select a minimum of two practice guidelines and monitor the performance of appropriate Participating Providers (or a sample of providers) against such guidelines.
16.3    Incentivizing Enrollees to Complete a Health Goal
The Contractor may offer its Enrollees rewards for completing a health goal, such as finishing all prenatal visits, participating in a smoking cessation session, attending initial orientation sessions upon enrollment, and timely completion of immunization or other health related programs. Such rewards may not exceed seventy five dollars ($75.00) in fair-market value per Enrollee over a twelve (12) month period and must be related to a health goal. All incentives of this type must be approved by SDOH in consultation with the New York City Department of Health and Mental Hygiene [NYC DOHMH] (for MCOs contracting with NYC DOHMH).

17.    MONITORING AND EVALUATION
17.1    Right to Monitor Contractor Performance
The SDOH or its designee, and DHHS shall each have the right, during the Contractor’s normal operating hours, and at any other time a Contractor function or activity is being conducted, to monitor and evaluate, through inspection or other means, the Contractor’s performance, including, but not limited to, the quality, appropriateness, and timeliness of services provided under this Agreement.
17.2    Cooperation During Monitoring and Evaluation
The Contractor shall cooperate with and provide reasonable assistance to the SDOH or its designee, and DHHS in the monitoring and evaluation of the services provided under this Agreement.
17.3    Cooperation During On-Site Reviews
The Contractor shall cooperate with SDOH and/or its designee in any on-site review of the Contractor’s operations. SDOH shall give the Contractor notification of the date(s) and survey format for any full operational review at least forty-five (45) days prior to the site visit. This requirement shall not preclude SDOH or its designee from site visits upon shorter notice for other monitoring purposes.
17.4    Cooperation During Review of Services by External Review Agency
The Contractor shall comply with all requirements associated with any review of the quality of services rendered to its Enrollees to be performed by an external review agent selected by the SDOH.

18.	CONTRACTOR REPORTING REQUIREMENTS
18.1    General Requirements

a)
The Contractor must maintain a health information system that collects, analyzes, integrates, and reports data. The system must provide information on areas, including but not limited to, utilization, Complaints and Appeals, and Disenrollments for other than loss of Medicaid or FHPlus eligibility. The system must be sufficient to provide the data necessary to comply with the requirements of this Agreement.

b)
The Contractor must take the following steps to ensure that data received from Participating Providers is accurate and complete: verify the accuracy and timeliness of reported data; screen the data for completeness, logic and consistency; and collect utilization data in standardized formats as requested by SDOH.

18.2    Time Frames for Report Submissions
Except as otherwise specified herein, the Contractor shall prepare and submit to SDOH the reports required under this Agreement in an agreed media format within sixty (60) days of the close of the applicable semi-annual or annual reporting period, and within fifteen (15) business days of the close of the applicable quarterly reporting period.
18.3    SDOH Instructions for Report Submissions
SDOH will provide Contractor with instructions for submitting the reports required by SDOH in Section 18.5 of this Agreement, including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH upon sixty (60) days written notice to the Contractor.
18.4    Notification of Changes in Report Due Dates, Requirements or Formats
SDOH may extend due dates, or modify report requirements or formats upon a written request by the Contractor to the SDOH, where the Contractor has demonstrated a good and compelling reason for the extension or modification. The determination to grant a modification or extension of time shall be made by SDOH.
18.5    Reporting Requirements

a)
The Contractor shall submit the following reports to SDOH (unless otherwise specified). The Contractor will certify the data submitted pursuant to this section as required by SDOH. The certification shall be in the manner and format established by SDOH and must attest, based on best knowledge, information, and belief to the accuracy, completeness and truthfulness of the data being submitted.
i)Annual Financial Statements:
Contractor shall submit Annual Financial Statements to SDOH. The due date for annual statements shall be April 1 following the report closing date.
ii)Quarterly Financial Statements:
Contractor shall submit Quarterly Financial Statements to SDOH. The due date for quarterly reports shall be forty-five (45) days after the end of the calendar quarter.
iii)Other Financial Reports:
Contractor shall submit financial reports, including certified annual financial statements, and make available documents relevant to its financial condition to SDOH and the State Insurance Department (SID) in a timely manner as required by State laws and regulations, including but not limited to PHL §§ 4403-a, 4404 and 4409, Title 10 NYCRR Part 98; and when applicable, SIL §§ 304, 305, 306, and 310. The SDOH may require the Contractor to submit such relevant financial reports and documents related to its financial condition to the LDSS.
iv)Encounter Data:
The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through SDOH’s designated Fiscal Agent. Each Contractor is required to have a unique identifier including a valid MMIS Provider Identification Number. Submissions shall be comprised of encounter records or adjustments to previously submitted records, which the Contractor has received and processed from provider encounter or claim records of all contracted services rendered to the Enrollee in the current or any preceding months. Monthly submissions must be received by the Fiscal Agent in accordance with the time frames specified in the Medicaid Encounter Data (MEDS II) Dictionary as posted on the Health Commerce System (HCS) to assure the submission is included in the Fiscal Agent’s monthly production processing. The Contractor shall submit an annual notarized attestation that the encounter data submitted through the designated Fiscal Agent is, to the best of the Contractor’s information, knowledge and belief, accurate and complete. The encounter data submission must comply with the Medicaid Encounter Data (MEDS II) Dictionary.

The Contractor may report encounter data records that have not been adjudicated from the provider submitted claim/encounter in the regular claims system, such as data collected through medical record review, if the following conditions are met:

A)
The Contractor shall ensure that medical records, notes and documentation constituting the source of the submitted data be available for review by the Department for a period of six years from the date of service.

B)
Proof is maintained by the Contractor that an Explanation of Benefits (EOB) was sent to the provider for all information collected and submitted to MEDS II with the diagnosis and procedures clearly specified.

C)	The internal data system storing these records is subject to audit.

D)
All records created or modified through this information gathering process must be made identifiable to the Department using unique encounter control numbers (ECNs). Algorithms used to assign ECNs for these records must be sent to the Department prior to data submission.

v)Quality of Care Performance Measures:
The Contractor shall prepare and submit reports to SDOH, as specified in the Quality Assurance Reporting Requirements (QARR). The Contractor must arrange for an NCQA-certified entity to audit the QARR data prior to its submission to the SDOH unless this requirement is specifically waived by the SDOH. The SDOH will select the measures which will be audited.
vi)Complaint and Action Appeal Reports:

A)
The Contractor must provide the SDOH on a quarterly basis, and within fifteen (15) business days of the close of the quarter, a summary of all Complaints and Action Appeals subject to PHL § 4408-a received during the preceding quarter via the Summary Complaint Form on the Health Commerce System (HCS). The Summary Complaint Form has been developed by the SDOH to categorize the type of Complaints and Action Appeals subject to PHL § 4408-a received by the Contractor.

B)	The Contractor agrees to provide on a quarterly basis, via Summary

Complaint Form on the HCS, the total number of Complaints and Action Appeals subject to PHL § 4408-a that have been unresolved for more than forty-five (45) days. The Contractor shall maintain records on these and other Complaints, Complaint Appeals and Action Appeals pursuant to Appendix F of this Agreement.

C)
Nothing in this Section is intended to limit the right of the SDOH or its designee to obtain information immediately from a Contractor pursuant to investigating a particular Enrollee or provider Complaint, Complaint Appeal or Action Appeal.

vii)	Fraud and Abuse Reporting Requirements:

A)
The Contractor must submit to the SDOH the following information on an ongoing basis for each confirmed case of fraud and abuse it identifies through Complaints, organizational monitoring, contractors, subcontractors, providers, beneficiaries, Enrollees, or any other source:

I)	The name of the individual or entity that committed the fraud or abuse;

II)	The source that identified the fraud or abuse;

III)	The type of provider, entity or organization that committed the fraud or abuse;

IV)	A description of the fraud or abuse;

V)	The approximate dollar amount of the fraud or abuse;

VI)	The legal and administrative disposition of the case, if available, including actions taken by law enforcement officials to whom the case has been referred; and

VII)	Other data/information as prescribed by SDOH.

B)	Such report shall be submitted when cases of fraud and abuse are confirmed, and shall be reviewed and signed by an executive officer of the Contractor.
viii)    Participating Provider Network Reports:
The Contractor shall submit electronically, to the Health Commerce System (HCS), an updated provider network report on a quarterly basis. The Contractor shall submit an annual notarized attestation that the providers listed in each submission have executed an agreement with the Contractor to serve Contractor’s MMC and/or FHPlus Enrollees, as applicable. The report submission must comply with the Managed Care Provider Network Data Dictionary. Networks must be reported separately for each county in which the Contractor operates.

ix)	Appointment Availability/Twenty-four (24) Hour Access and Availability Surveys:

The Contractor will conduct a county specific (or service area if appropriate) review of appointment availability and twenty-four (24) hour access and availability surveys annually. Results of such surveys must be kept on file and be readily available for review by the SDOH or LDSS, upon request.

x)	Clinical Studies:

A)	The Contractor will participate in up to four (4) SDOH sponsored focused clinical studies annually. The purpose of these studies will be to promote quality improvement.

B)
The Contractor is required to conduct at least one (1) internal performance improvement project each year in a priority topic area of its choosing with the mutual agreement of the SDOH and SDOH’s external quality review organization. The Contractor may conduct its performance improvement project in conjunction with one or more MCOs. The purpose of these projects will be to promote quality improvement within the Contractor’s MMC and/or FHPlus product. SDOH will provide guidelines which address study structure and reporting format. Written reports of these projects will be provided to the SDOH and validated by the external quality review organization.

xi)	Independent Audits:
The Contractor must submit copies of all certified financial statements and QARR validation audits by auditors independent of the Contractor to the SDOH within thirty (30) days of receipt by the Contractor.

xii)	New Enrollee Health Screening Completion Report:
The Contractor shall submit a quarterly report within sixty (60) days of the close of the quarter showing the percentage of new Enrollees for which the Contractor was able to complete a health screening consistent with Section 13.6(b) of this Agreement. The formula for this report is as follows: the total number of new Enrollee health screenings completed within sixty (60) days of the Enrollee’s Effective Date of Enrollment, divided by the total number of new Enrollees during the quarter. Enrollees returning to the same product line within one year and newborns should not be counted in the formula.

xiii)	Marketing and Facilitated Enroller Staffing Reports:
The Contractor shall submit a monthly staffing report during the last fifteen (15) calendar days of each month showing the number of full-time equivalents (FTEs) employed or funded for purposes of marketing, facilitated enrollment, and/or community outreach designed to develop enrollment opportunities or present coverage options for the Medicaid, Family Health Plus, and Child Health Plus programs, and solely for Medicaid Advantage and/or Medicaid Advantage Plus programs, as applicable.

xiv)	Enrollee Primary Care Provider Assignment Reports:
The Contractor shall submit electronically, to the Health Commerce System (HCS), an updated Enrollee primary care provider assignment report on a quarterly basis. The Contractor shall submit an annual notarized attestation, to the best of the Contractor’s information, knowledge and belief, that the Enrollees listed in each submission are assigned to the primary care providers. The report submission must comply with the Panel Size Data Dictionary as posted on the Health Commerce System (HCS).
xv)MCO Covered Drugs Report:
Pursuant to requirements of the federal Patient Protection and Affordable Care Act (PPACA), P.L. 111-148 and Health Care and Education Reconciliation Act of 2010 (HCERA), P.L. 111-152, together called the Affordable Care Act, Managed Care Organizations (MCOs) must provide information on drugs administered to individuals enrolled in the MCO if the MCO is responsible for coverage of such drugs. Specifically, Section 1927(b) of the Social Security Act, as amended by Section 2501(c) of PPACA, requires the State to provide utilization information for MCO covered drugs in the quarterly rebate invoices to drug manufacturers and in quarterly utilization reports to the Centers for Medicare and Medicaid Services.
To support the SDOH’s mandate to invoice and report on MCO covered drugs, the Contractor shall provide data to the SDOH for dates of service beginning March 23, 2010, as follows:

A)	Initially, the Contractor shall submit supplemental files on a quarterly basis through a secure system such as the Health Commerce System.

B)	Once the encounter data set is enhanced to support these activities, the Contractor shall submit drug utilization information on at least a monthly basis.

C)	The Contractor shall report information on: total number of units of each dosage form; strength and package size by National Drug

Code (NDC) of each covered outpatient drug administered to

MCO enrollees; and, such other data as the SDOH determines necessary.
xvi) Additional Reports:
Upon request by the SDOH, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the SDOH reserves the right to give thirty (30) days notice in circumstances where time is of the essence.
18.6    Ownership and Related Information Disclosure

a)
The Contractor shall report ownership and related information to SDOH, and upon request to the Secretary of Health and Human Services and the Inspector General of Health and Human Services, in accordance with 42 U.S.C. §§ 1320a-3 and 1396b(m)(4) (Sections 1124 and 1903(m)(4) of the SSA).

a)	Pursuant to 42 CFR 455.104, the Contractor will obtain a disclosure of complete ownership, control, and relationship information from all MCO Providers.

b)
Pursuant to 42 CFR 455.105, within 35 days of the date of a request by SDOH, OMIG or DHHS, the Contractor will require from any subcontractor disclosure of ownership, with whom an individual network Provider has had a business transaction totaling more than $25,000 during the 12 month period ending on the date of request.

18.7    Public Access to Reports
Any data, information, or reports collected and prepared by the Contractor and submitted to NYS authorities in the course of performing their duties and obligation under this Agreement will be deemed to be a record of the SDOH subject to and consistent with the requirements of Freedom of Information Law. This provision is made in consideration of the Contractor’s participation in the MMC and/or FHPlus Program for which the data and information is collected, reported, prepared and submitted.
18.8    Professional Discipline

a)	Pursuant to PHL § 4405-b, the Contractor shall have in place policies and procedures to report to the appropriate professional disciplinary agency within thirty (30) days of occurrence of any of the following:

i)
the termination of a health care Provider Agreement pursuant to Section 4406-d of the PHL for reasons relating to alleged mental and physical impairment, misconduct or impairment of patient safety or welfare;

ii)	the voluntary or involuntary termination of a contract or employment or other affiliation with such Contractor to avoid the imposition of disciplinary measures; or

iii)	the termination of a health care Participating Provider Agreement in the case of a determination of fraud or in a case of imminent harm to patient health.

b)
The Contractor shall make a report to the appropriate professional disciplinary agency within thirty (30) days of obtaining knowledge of any information that reasonably appears to show that a health professional is guilty of professional misconduct as defined in Articles 130 and 131-A of the New York State Education Law (Education Law).

c)
Pursuant to 42 CFR 1002.3(b), the Contractor will report to SDOH and OMIG any adverse actions taken for program integrity reasons against Providers. The Contractor will notify SDOH of any Provider denied credentialing or termination of the Provider’s contract for program integrity related reasons such as being on the excluded Provider list and/or having existing fraud, licensing or Office of Professional Medical Conduct (OPMC) issues.

18.9	Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal or State Government

a)
Contractor will certify to the SDOH initially and immediately upon changed circumstances from the last such certification that it does not knowingly have an individual who has been debarred or suspended by the federal or state government, or otherwise excluded from participating in procurement activities:

i)	as a director, officer, partner or person with beneficial ownership of more than five percent (5%) of the Contractor’s equity; or

ii)
as a party to an employment, consulting or other agreement with the Contractor for the provision of items and services that are significant and material to the Contractor’s obligations in the MMC Program and/or the FH Pl us Program, consistent with requirements of SSA § 1932 (d)(1).

b)
Pursuant to 42 CFR 455.101, the Contractor is required to check against the Medicaid excluded Provider list any employee in the capacity of general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the day to day operations at initial hiring and periodically thereafter.

c)
The Contractor is required to check new Providers, re-enrolled Providers and all current Participating Providers against the Excluded Provider List on a monthly basis, which includes updates from the List of Excluded Individuals and Entities (LEIE) and the Restricted, Terminated or Excluded Individuals or Entities List. The Contractor will require all network Providers to monitor staff and employees against the stated exclusion list and report any exclusions to the Contractor on a monthly basis.

18.10    Conflict of Interest and Business Transaction Disclosures

a)
Conflict of Interest Disclosure: Contractor shall report to SDOH, in a format specified by SDOH, documentation, including but not limited to, the identity of and financial statements of person(s) or corporation(s) with an ownership or contract interest in the Contractor, or with any subcontract(s) in which the Contractor has a five percent (5%) or more ownership interest, consistent with requirements of SSA § 1903 (m)(2)(a)(viii) and 42 CFR §§ 455.100 through 455. 104.

a)
Business Transaction Disclosure: Pursuant to 42 CFR 455.105(b)(2), the Contractor will furnish to the State and the U.S. Department of Health and Human Services (HHS) information about certain business transactions with wholly owned suppliers or any subcontractors. The Contractor will submit requested information within 35 days of the date of a request by HHS or the SDOH.

18.11    Physician Incentive Plan Reporting
The Contractor shall submit to SDOH annual reports containing the information on all of its Physician Incentive Plan arrangements in accordance with 42 CFR § 43 8.6(h) or, if no such arrangements are in place, attest to that fact. The contents and time frame of such reports shall comply with the requirements of 42 CFR §§ 422.208 and 422.2 10 and be in a format provided by SDOH.
18.12    Disclosure of Criminal Activity

a)	Pursuant to 42 CFR 455.106, the Contractor will disclose to SDOH any criminal convictions by managing employees related to Medicare, Medicaid, or

Title XX programs at the time the Contractor applies or renews an application for participation in the Medicaid managed care program or Family Health Plus program or at any time on request. SDOH is required to notify the HHS-Office of Inspector General (HHS-OIG) whenever such disclosures are made.

b)    Pursuant to 42 CFR 455.1 06, the Contractor will require Providers to disclose health care related criminal conviction information from all parties affiliated with the Provider. Upon entering into an initial agreement or renewal of any agreement between the Contractor and its Providers, the Contractor must disclose to SDOH any conviction of a criminal offense related to that Provider or Provider’s managing employee involvement in any program under Medicare, Medicaid, or Title XX services program.

19.    RECORDS MAINTENANCE AND AUDIT RIGHTS

19.1	Maintenance of Contractor Performance Records, Records Evidencing Enrollment Fraud and Documentation Concerning Duplicate CINs

a)
The Contractor shall maintain and shall require its subcontractors, including its Participating Providers, to maintain appropriate records relating to Contractor performance under this Agreement, including:

i)	records related to services provided to Enrollees, including a separate Medical Record for each Enrollee;

ii)
all financial records and statistical data that LDSS, SDOH and any other authorized governmental agency may require, including books, accounts, journals, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received, any reserves related thereto and expenses incurred under this Agreement;

iii)	all documents concerning enrollment fraud or the fraudulent use of any CIN;

iv)	all documents concerning duplicate CINs;

v)
appropriate financial records to document fiscal activities and expenditures, including records relating to the sources and application of funds and to the capacity of the Contractor or its subcontractors, including its Participating Providers, if applicable, to bear the risk of potential financial losses.

b)
The Contractor shall maintain all Access NY Health Care (DOH-4220), Medicaid Choice, and SDOH enrollment applications (DOH-4097) and recertification forms completed by the Contractor or its subcontractors in fulfilling its responsibilities related to Facilitated Enrollment as set forth in Appendix P of this Agreement.

c)	The record maintenance requirements of this Section shall survive the termination, in whole or in part, of this Agreement.
19.2    Maintenance of Financial Records and Statistical Data
The Contractor shall maintain all financial records and statistical data according to generally accepted accounting principles.

19.3    Access to Contractor Records
The Contractor shall provide SDOH, the Comptroller of the State of New York, DHHS, the Comptroller General of the United States, and their authorized representatives with access to all records relating to Contractor performance under this Agreement for the purposes of examination, audit, and copying (at reasonable cost to the requesting party). The Contractor shall give access to such records on two (2) business days prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules, or regulations. Notwithstanding the foregoing, when records are sought in connection with a “fraud” or “abuse” investigation, as defined respectively in 10 NYCRR § 98.1.21 (a) (1) and (a) (2), all costs associated with production and reproduction shall be the responsibility of the Contractor.
19.4    Retention Periods
The Contractor shall preserve and retain all records relating to Contractor performance under this Agreement in readily accessible form during the term of this Agreement and for a period of six (6) years thereafter except that the Contractor shall retain Enrollees’ medical records that are in the custody of the Contractor for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. The Contractor shall require and make reasonable efforts to assure that Enrollees’ medical records are retained by providers for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. All provisions of this Agreement relating to record maintenance and audit access shall survive the termination of this Agreement and shall bind the Contractor until the expiration of a period of six (6) years commencing with termination of this Agreement or if an audit is commenced, until the completion of the audit, whichever occurs later. If the Contractor becomes aware of any litigation, claim, financial management review or audit that is started before the expiration of the six (6) year period, the records shall be retained until all litigation, claims, financial management reviews or audit findings involved in the record have been resolved and final action taken.

19.5	OMIG’s Right to Audit and Recover Overpayments Caused by Contractor Submission of Misstated Reports
The Office of the Medicaid Inspector General (OMIG) can perform audits of financial reports filed by Contractors after SDOH reviews and accepts the Contractor’s report. If the audit determines that the Contractor’s filed report contained misstatements of fact, causing the Contractor and/or other Contractors to receive an inappropriate capitation rate, the OMIG will recover any and all overpayments. The Contractor will be entitled to the audit rights afforded to providers in Section 517.5 and Section 517.6 of Title 18 of the Official Compilation of Codes, Rules and Regulations of the State of New York. Nothing in this section shall limit SDOH, OMIG, or any other auditing entity from the development of alternative audit and/or recovery rights for time periods prior to the contract period, during the contract period, or subsequent to the contract period, or limit other remedies or rights available to SDOH, OMIG, or any other auditing entity relating to the timeliness, completeness and/or accuracy of the Contractor’s reporting submission.

19.6	OMIG’s Right to Audit and Recover Overpayments Caused by Contractor’s Misstated Encounter Data
The Office of the Medicaid Inspector General (OM IG) can perform audits of the Contractor’s submitted encounter data after DOH has reviewed and accepted the Contractor’s encounter data submission. If the audit determines the Contractor’s encounter data was incorrectly submitted and the Contractor received additional or higher Medicaid managed care capitation rate payments and/or Supplemental Newborn Capitation Payments and/or Supplemental Maternity Capitation Payments due to the incorrect encounter data, OM IG can recover from the Contractor the additional Medicaid funds that the Contractor received because of the encounter data misstatement. The Contractor will be entitled to the audit rights afforded to providers in Section 517.5 and Section 517.6 of Title 18 of the Official Compilation of Codes, Rules and Regulations of the State of New York. Nothing in this section shall limit SDOH, OMIG or any other auditing entity from the development of alternative audit and/or recovery rights for time periods prior to the contract period, during the contract period, or subsequent to the contract period or limit other remedies or rights available to SDOH, OMIG or any other auditing entity relating to the timeliness, completeness and/or accuracy of the Contractor’s reporting submission.

20.    CONFIDENTIALITY

20.1	Confidentiality of Identifying Information about Enrollees, Potential Enrollees and Prospective Enrollees
All information relating to services to Enrollees, Potential Enrollees and Prospective Enrollees which is obtained by the Contractor, shall be confidential pursuant to the PHL, including PHL Article 27-F, the provisions of Section 369(4) of the SSL, 42 U.S.C. § 1396a(a)(7) (Section 1902(a)(7) of the SSA), Section 33.13 of the Mental Hygiene Law, and regulations promulgated under such laws including 42 CFR Part 2 pertaining to Alcohol and Substance Abuse Services. Such information, including information relating to services provided to Enrollees, Potential Enrollees and Prospective Enrollees under this Agreement, shall be used or disclosed by the Contractor only for a purpose directly connected with performance of the Contractor’s obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of MMC and/or FH Plus information, as applicable.
20.2    Medical Records of Foster Children
Medical records of Enrollees enrolled in foster care programs shall be disclosed to local social service officials in accordance with Sections 358-a, 384-a and 392 of the SSL and 18 NYCRR § 507.1.
20.3    Confidentiality of Medical Records
Medical records of Enrollees pursuant to this Agreement shall be confidential and shall be disclosed to and by other persons within the Contractor’s organization, including Participating Providers, only as necessary to provide medical care, to conduct quality assurance functions and peer review functions, or as necessary to respond to a complaint and appeal under the terms of this Agreement.
20.4    Length of Confidentiality Requirements
The provisions of this Section shall survive the termination of this Agreement and shall bind the Contractor so long as the Contractor maintains any individually identifiable information relating to Enrollees, Potential Enrollees and Prospective Enrollees.

21.	PROVIDER NETWORK
21.1    Network Requirements

a)	The Contractor will establish and maintain a network of Participating Providers.

i)
In establishing the network, the Contractor must consider the following: anticipated Enrollment, expected utilization of services by the population to be enrolled, the number and types of providers necessary to furnish the services in the Benefit Package, the number of providers who are not accepting new patients, and the geographic location of the providers and Enrollees.

ii)
The Contractor’s network must contain all of the provider types necessary to furnish the prepaid Benefit Package, including but not limited to: hospitals, physicians (primary care and specialists), mental health and substance abuse providers, allied health professionals, ancillary providers, DME providers, home health providers, and pharmacies, if applicable.

iii)
To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

b)	The Contractor shall not include in its network any provider

i)	who has been sanctioned or prohibited from participation in Federal health care programs under either Section 1128 or Section 1128A of the SSA; or

ii)	who has had his/her licensed suspended by the New York State Education Department or the SDOH Office of Professional Medical Conduct.

c)
The Contractor must require that Participating Providers offer hours of operation that are no less than the hours of operation offered to commercial members or, if the provider serves only MMC Enrollees and/or FHPlus Enrollees, comparable to hours offered for Medicaid fee-for-service patients.

d)	The Contractor shall submit its network for SDOH to assess for adequacy through the HPN prior to execution of this Agreement, quarterly thereafter throughout the term of this Agreement, and upon request by SDOH when SDOH determines there has been a significant change that could affect adequate capacity and quarterly thereafter.

e)
Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Benefit Package is payment in full for services provided to Enrollees, except for the collection of applicable co-payments from Enrollees as provided by law.

21.2    Absence of Appropriate Network Provider
In the event that the Contractor determines that it does not have a Participating Provider with appropriate training and experience to meet the particular health care needs of an Enrollee, the Contractor shall make a referral to an appropriate Non-Participating Provider, pursuant to a treatment plan approved by the Contractor in consultation with the Primary Care Provider, the Non-Participating Provider and the Enrollee or the Enrollee’s designee. The Contractor shall pay for the cost of the services in the treatment plan provided by the Non-Participating Provider for as long as the Contractor is unable to provide the service through a Participating Provider.
21.3    Suspension of Enrollee Assignments To Providers
The Contractor shall ensure that there is sufficient capacity, consistent with SDOH standards, to serve Enrollees under this Agreement. In the event any of the Contractor’s Participating Providers are no longer able to accept assignment of new Enrollees due to capacity limitations, as determined by the SDOH, the Contractor will suspend assignment of any additional Enrollees to such Participating Provider until such provider is capable of further accepting Enrollees. When a Participating Provider has more than one (1) site, the suspension will be made by site.
21.4    Credentialing
a)Credentialing/Recredentialing Process
The Contractor shall have in place a formal process, consistent with SDOH Recommended Guidelines for Credentialing Criteria, for credentialing Participating Providers on a periodic basis (not less than once every three (3) years) and for monitoring Participating Providers performance.
b)Licensure

The Contractor shall ensure, in accordance with Article 44 of the PHL, that persons and entities providing care and services for the Contractor in the capacity of physician, dentist, physician assistant, registered nurse, other medical professional or paraprofessional, or other such person or entity satisfy all applicable licensing, certification, or qualification requirements under New York law and that the functions and responsibilities of such persons and entities in providing Benefit Package services under this Agreement do not exceed those permissible under New York law.

c) Minimum Standards
i) The Contractor agrees that all network physicians will meet at least one (1) of the following standards, except as specified in Section 21.15 (c) and Appendix I of this Agreement:

A)	Be board-certified or board-eligible in their area of specialty;
B)Have completed an accredited residency program; or

C)	Have admitting privileges at one (1) or more hospitals participating in the Contractor’s network.
21.5 SDOH Exclusion or Termination of Providers
If SDOH excludes or terminates a provider from its Medicaid program, the Contractor shall, upon learning of such exclusion or termination, immediately terminate the Provider Agreement with the Participating Provider with respect to the Contractor’s MMC and/or FHPlus product, and agrees to no longer utilize the services of the subject provider, as applicable. The Contractor shall access information pertaining to excluded Medicaid providers through the SDOH Health Provider Network. Such information available to the Contractor on the HPN shall be deemed to constitute constructive notice. The HPN should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the Contractor become aware, through the HPN or any other source, of an SDOH exclusion or termination, the Contractor shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this Section.
21.6 Application Procedure

a)
The Contractor shall establish a written application procedure to be used by a health care professional interested in serving as a Participating Provider with the Contractor. The criteria for selecting providers, including the minimum qualification requirements that a health care professional must meet to be considered by the Contractor, must be defined in writing and developed in consultation with appropriately qualified health care professionals. Upon request, the application procedures and minimum qualification requirements must be made available to health care professionals.

b)	The selection process may not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

c)	The Contractor may not discriminate with regard to the participation,

reimbursement, or indemnification of any provider who is acting within the scope of his or her license or certification under applicable State law, solely on the basis of that license or certification. This does not preclude the Contractor from including providers only to the extent necessary to meet its needs; or from establishing different payment rates for different counties or different specialists; or from establishing measures designed to maintain the quality of services and control costs consistent with its responsibilities.

d)	If the Contractor does not approve an individual or group of providers as Participating Providers, it must give the affected providers written notice of the reason for its decision.
21.7    Evaluation Information
The Contractor shall develop and implement policies and procedures to ensure that Participating Providers are regularly advised of information maintained by the Contractor to evaluate their performance or practice. The Contractor shall consult with health care professionals in developing methodologies to collect and analyze Participating Providers profiling data. The Contractor shall provide any such information and profiling data and analysis to its Participating Providers. Such information, data or analysis shall be provided on a periodic basis appropriate to the nature and amount of data and the volume and scope of services provided. Any profiling data used to evaluate the performance or practice of a Participating Provider shall be measured against stated criteria and an appropriate group of health care professionals using similar treatment modalities serving a comparable patient population. Upon presentation of such information or data, each Participating Provider shall be given the opportunity to discuss the unique nature of his or her patient population which may have a bearing on the Participating Provider’s profile and to work cooperatively with the Contractor to improve performance.
21.8    Choice/Assignment of Primary Care Providers (PCPs)

a)	The Contractor shall offer each Enrollee the choice of no fewer than three (3) Primary Care Providers within distance/travel time standards as set forth in Section 15.5 of this Agreement.

b)
Contractor must assign a PCP to Enrollees who fail to select a PCP. The assignment of a PCP by the Contractor may occur after written notification to the Contractor of the Enrollment (through Roster or other method) and after written notification of the Enrollee by the Contractor but in no event later than thirty (30) days after notification of Enrollment, and only after the Contractor has made reasonable efforts as set forth in Section 13.6 of this Agreement to contact the Enrollee and inform him/her of his/her right to choose a PCP.

c)	PCP assignments should be made taking into consideration the following:
i)Enrollee’s geographic location;
ii)any special health care needs, if known by the Contractor; and
iii)any special language needs, if known by the Contractor.

d)
In circumstances where the Contractor operates or contracts with a multi- provider clinic to deliver primary care services, the Enrollee must choose or be assigned a specific provider or provider team within the clinic to serve as his/her PCP. This "lead" provider will be held accountable for performing the PCP duties.

21.9 Enrollee PCP Changes

a)
The Contractor must allow Enrollees the freedom to change PCPs, without cause, within thirty (30) days of the Enrollee’s first appointment with the PCP. After the first thirty (30) days, the Contractor may elect to limit the Enrollee to changing PCPs every six (6) months without cause.

b)
The Contractor must process a request to change PCPs and advise the Enrollee of the effective date of the change within forty-five (45) days of receipt of the request. The change must be effective no later than the first (1st) day of the second (2nd) month following the month in which the request is made.

c)
The Contractor will provide Enrollees with an opportunity to select a new PCP in the event that the Enrollee’s current PCP leaves the network or otherwise becomes unavailable. Such changes shall not be considered in the calculation of changes for cause allowed within a six (6) month period.

d)
In the event that an assignment of a new PCP is necessary due to the unavailability of the Enrollee’s former PCP, such assignment shall be made in accordance with the requirements of Section 21.8 of this Agreement.

e)
In addition to those conditions and circumstances under which the Contractor may assign an Enrollee a PCP when the Enrollee fails to make an affirmative choice of a PCP, the Contractor may initiate a PCP change for an Enrollee under the following circumstances:

i)	The Enrollee requires specialized care for an acute or chronic condition and the Enrollee and Contractor agree that reassignment to a different PCP is in the Enrollee’s interest.

ii)	The Enrollee’s place of residence has changed such that he/she has moved beyond the PCP travel time/distance standard.

iii)	The Enrollee’s PCP ceases to participate in the Contractor’s network.

iv)	The Enrollee’s behavior toward the PCP is disruptive and the PCP has made all reasonable efforts to accommodate the Enrollee.

v)	The Enrollee has taken legal action against the PCP or the PCP has taken legal action against the Enrollee.

f)	Whenever initiating a change, the Contractor must offer affected Enrollees the opportunity to select a new PCP in the manner described in this Section.

21.10    Provider Status Changes
a)    PCP Changes

i)	The Contractor agrees to notify its Enrollees of any of the following PCP changes:

A)	Enrollees will be notified within fifteen (15) days from the date on which the Contractor becomes aware that such Enrollee’s PCP has changed his or her office address or telephone number.

B)
If a PCP ceases participation in the Contractor’s network, the Contractor shall provide written notice within fifteen (15) days from the date that the Contractor becomes aware of such change in status to each Enrollee who has chosen the provider as his or her PCP. In such cases, the notice shall describe the procedures for choosing an alternative PCP and, in the event that the Enrollee is in an ongoing course of treatment, the procedures for continuing care consistent with subdivision 6 (e) of PHL § 4403.

C)
Where an Enrollee’s PCP ceases participation with the Contractor, the Contractor must ensure that the Enrollee selects or is asigned to a new PCP is assigned within thirty (30) days of the date of the notice to the Enrollee.

b)    Other Provider Changes
In the event that an Enrollee is in an ongoing course of treatment with another Participating Provider who becomes unavailable to continue to provide services to such Enrollee, the Contractor shall provide written notice to the Enrollee within fifteen (15) days from the date on which the Contractor becomes aware of the Participating Provider’s unavailability to the Enrollee. In such cases, the notice shall describe the procedures for continuing care consistent with PHL § 4403(6)(e) and for choosing an alternative Participating Provider.
21.11    PCP Responsibilities
In conformance with the Benefit Package, the PCP shall provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat conditions not requiring the services of a specialist; arrange inpatient care, consultations with specialists, and laboratory and radiological services when medically necessary; coordinate the findings of consultants and laboratories; and interpret such findings to the Enrollee and the Enrollee’s family, subject to the confidentiality provisions of Section 20 of this Agreement, and maintain a current medical record for the Enrollee. The PCP shall also be responsible for determining the urgency of a consultation with a specialist and shall arrange for all consultation appointments within appropriate time frames.
21.12    Member to Provider Ratios

a)
The Contractor agrees to adhere to the member-to-PCP ratios shown below. These ratios are Contractor-specific, and assume the practitioner is a full time equivalent (FTE) (defined as a provider practicing forty (40) hours per week for the Contractor):

i)	No more than 1,500 Enrollees for each physician, or 2,400 for a physician practicing in combination with a registered physician assistant or a certified nurse practitioner.

ii)	No more than 1,000 Enrollees for each certified nurse practitioner.

b)	The Contractor agrees that these ratios will be prorated for Participating Providers who represent less than a FTE to the Contractor.
21.13    Minimum PCP Office Hours
a)General Requirements
A PCP must practice a minimum of sixteen (16) hours a week at each primary care site.
b)Waiver of Minimum Hours
The minimum office hours requirement may be waived under certain circumstances. A request for a waiver must be submitted by the Contractor to the Medical Director of the Office of Managed Care for review and approval; and the physician must be available at least eight hours/week; the physician must be practicing in a Health Provider Shortage Area (HPSA) or other similarly determined shortage area; the physician must be able to fulfill the other responsibilities of a PCP (as described in this Section); and the waiver request must demonstrate there are systems in place to guarantee continuity of care and to meet all access and availability standards (24-hour/7 days per week coverage, appointment availability, etc.).

21.14	Primary Care Practitioners
a)    General Limitations
The Contractor agrees to limit its PCPs to the following primary care specialties: Family Practice, General Practice, General Pediatrics, and General

Internal Medicine except as specified in paragraphs (b), (c), and (d). of this Section.

b)	Specialist and Sub-specialist as PCPs
The Contractor is permitted to use specialist and sub-specialist physicians as PCPs when such an action is considered by the Contractor to be medically appropriate and cost-effective. As an alternative, the Contractor may restrict its PCP network to primary care specialties only, and rely on standing referrals to specialists and sub-specialists for Enrollees who require regular visits to such physicians.
c)OB/GYN Providers as PCPs
The Contractor, at its option, is permitted to use OB/GYN providers as PCPs, subject to SDOH qualifications.
d)Certified Nurse Practitioners as PCPs
The Contractor is permitted to use certified nurse practitioners as PCPs, subject to their scope of practice limitations under New York State Law.
21.15    PCP Teams
a)General Requirements
The Contractor may designate teams of physicians/certified nurse practitioners to serve as PCPs for Enrollees. Such teams may include no more than four (4) physicians/certified nurse practitioners and, when an Enrollee chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that Enrollee. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.
b)Registered Physician Assistants as Physician Extenders
The Contractor is permitted to use registered physician assistants as physician- extenders, subject to their scope of practice limitations under New York State Law.
c)Medical Residents and Fellows
The Contractor shall comply with SDOH Guidelines for use of Medical Residents and fellows as found in Appendix I, which is hereby made a part of this Agreement as if set forth fully herein.

21.16    Hospitals

a)	Tertiary Services
The Contractor will establish hospital networks capable of furnishing the full range of tertiary services to Enrollees. Contractors shall ensure that all Enrollees have access to at least one (1) general acute care hospital within thirty (30) minutes/thirty (30) miles travel time (by car or public transportation) from the Enrollee’s residence unless none are located within such a distance. If none are located within thirty (30) minutes travel time/ thirty (30) miles travel distance, the Contractor must include the next closest site in its network.

b)	Emergency Services
The Contractor shall ensure and demonstrate that it maintains relationships with hospital emergency facilities, including comprehensive psychiatric emergency programs (where available) within and around its service area to provide Emergency Services.
21.17    Dental Networks

a)
If the Contractor includes dental services in its Benefit Package, the Contractor’s dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in their Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 Enrollees. Networks must also include at least one (1) pediatric dentist and one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

b)
Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered benefit or not, as set forth in Appendix K.2 (25), Dental Services, of this Agreement.

21.18	Presumptive Eligibility Providers
The Contractor must offer Presumptive Eligibility Providers the opportunity to be Participating Providers in its MMC product. The terms of the contract must be at least as favorable as the terms offered to other Participating Providers performing equivalent services (prenatal care). Contractors need not contract with every

Presumptive Eligibility Provider in their counties, but must contract with a sufficient number to meet the distance/travel time standards defined for primary care.
21.19    Mental Health and Chemical Dependence Services Providers

a)
The Contractor will include a full array of mental health and Chemical Dependence Services providers in its networks, in sufficient numbers to assure accessibility to Benefit Package services for both children and adults, using either individual, appropriately licensed practitioners or New York State Office of Mental Health (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

b)
The State defines mental health and Chemical Dependence Services providers to include the following: Individual Practitioners, Psychiatrists, Psychologists, Psychiatric Nurse Practitioners, Psychiatric Clinical Nurse Specialists, Licensed Certified Social Workers, OMH and OASAS Programs and Clinics, and providers of mental health and/or Chemical Dependence Services certified or licensed pursuant to Article 31 or 32 of the Mental Hygiene Law, as appropriate.

21.20    Laboratory Procedures
The Contractor agrees to restrict its laboratory provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.
21.21    Federally Qualified Health Centers (FQHCs)

a)
In a county where Enrollment in the Contractor’s MMC product is voluntary, the Contractor is not required to contract with FQHCs. However, when an FQHC is a Participating Provider of the Contractor network, the Provider Agreement must include a provision whereby the Contractor agrees to compensate the FQHC for services provided to Enrollees at a payment rate that is not less than the level and amount that the Contractor would pay another Participating Provider that is not an FQHC for a similar set of services.

b)
In a county where Enrollment in the Contractor’s MMC product is mandatory and/or the Contractor offers an FH Plus product, the Contractor shall contract with FQHCs operating in that county. The contract with the FQHC must be between the Contractor and the FQHC clinic, not between the Contractor and an individual practitioner at the clinic.

c)
The Department may on a case-by-case basis defer the contracting requirement if it determines there is sufficient access to FQHC services in a county. The Department reserves the right to rescind the deferment at any time should access to FQHC services in the county change.

d)
When an MCO does not contract with an FQHC, but another MCO in the county contracts with an FQHC, marketing and educational materials must inform Potential Enrollees and Enrollees about the availability of FQHC services. These materials should also advise Potential Enrollees and Enrollees that they have good cause to disenroll from an MCO when the MCO does not contract with an FQHC and another MCO in the county contracts with an FQHC or is an FQHC sponsored MCO.

21.22    Provider Services Function

a)	The Contractor will operate a Provider Services function during regular business hours. At a minimum, the Contractor’s Provider Services staff must be responsible for the following:
i)Assisting providers with prior authorization and referral protocols.
ii)Assisting providers with claims payment procedures.
iii)Fielding and responding to provider questions and complaints.
21.23    Selective Contracting

a)	Breast Cancer Surgery
The Contractor agrees to provide breast cancer surgery only at hospitals and ambulatory surgery centers designated as meeting high volume thresholds as determined by SDOH. SDOH will update the list of eligible facilities annually.
a)    Bariatric Surgery
The Contractor agrees to provide bariatric surgery only at hospitals that have achieved designation by the Centers for Medicare and Medicaid Services as a certified center for bariatric surgery or hospitals designated by SDOH as “Bariatric Specialty Centers”.
21.24    Patient Centered Medical Home

a)	PCPs that meet SDOH’s medical home standards will be eligible to receive additional compensation for assigned Enrollees as described in Section 3.18 of this Agreement.

b)
PCPs that operate in the upper northeastern region of New York and are approved to participate in the Adirondack Health Care Home Multipayor Demonstration Program will be eligible to receive additional compensation for assigned Enrollees as described in Section 3.18 of this

Agreement.

21.25    Mainstreaming

If the Contractor serves both Medicaid and non-Medicaid populations, the Contractor must make a minimum of eighty percent (80%) of its Article 44 contracted commercial network available to Medicaid and Family Health Plus Enrollees within each county in the Contractor’s service area and is encouraged to make its entire network available.

22.	SUBCONTRACTS AND PROVIDER AGREEMENTS
22.1    Written Subcontracts

a)	The Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement.

b)
If the Contractor enters into subcontracts for the performance of work pursuant to this Agreement, the Contractor shall retain full responsibility for performance of the subcontracted services. Nothing in the subcontract shall impair the rights of the State under this Agreement. No contractual relationship shall be deemed to exist between the subcontractor and the State.

c)	The delegation by the Contractor of its responsibilities assumed by this Agreement to any subcontractors will be limited to those specified in the subcontracts.
22.2    Permissible Subcontracts
Contractor may subcontract for provider services as set forth in Sections 2.6 and 21 of this Agreement and management services including, but not limited to, marketing, quality assurance and utilization review activities and such other services as are acceptable to the SDOH. The Contractor must evaluate the prospective subcontractor’s ability to perform the activities to be delegated.
22.3    Provisions of Services through Provider Agreements
All medical care and/or services covered under this Agreement, with the exception of seldom used subspecialty and Emergency Services, Family Planning Services, and services for which Enrollees can self refer, pursuant to Section 10.15 of this Agreement, shall be provided through Provider Agreements with Participating Providers.
22.4    Approvals

a)	Provider Agreements shall require the approval of SDOH as set forth in PHL §4402 and 10 NYCRR Part 98.

b)	If a subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective.

c)	The Contractor shall notify SDOH of any material amendments to any Provider Agreement as set forth in 10 NYCRR Part 98.

22.5    Required Components

a)	All subcontracts, including Provider Agreements, entered into by the Contractor to provide program services under this Agreement shall contain provisions specifying:

i)
the activities and report responsibilities delegated to the subcontractor; and provide for revoking the delegation, in whole or in part, and imposing other sanctions if the subcontractor’s performance does not satisfy standards set forth in this Agreement, and an obligation for the provider to take corrective action.

ii)	that the work performed by the subcontractor must be in accordance with the terms of this Agreement; and

iii)	that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in this Agreement.

b)
The Contractor shall impose obligations and duties on its subcontractors, including its Participating Providers, that are consistent with this Agreement, and that do not impair any rights accorded to LDSS, SDOH, or DHHS.

c)	No subcontract, including any Provider Agreement, shall limit or terminate the Contractor’s duties and obligations under this Agreement.

d)	Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of the Contractor, including its Participating Providers, and SDOH.

e)	Any subcontract entered into by the Contractor shall fulfill the requirements of 42 CFR Part 438 that are appropriate to the service or activity delegated under such subcontract.

f)
The Contractor shall also require that, in the event the Contractor fails to pay any subcontractor, including any Participating Provider in accordance with the subcontract or Provider Agreement, the subcontractor or Participating Provider will not seek payment from the SDOH, LDSS, the Enrollees, or persons acting on an Enrollee’s behalf.

g)	The Contractor shall include in every Provider Agreement a procedure for the resolution of disputes between the Contractor and its Participating Providers.

h)	The Contractor shall ensure that all Provider Agreements entered into with Providers require acceptance of a woman’s Enrollment in the Contractor’s

MMC or FHPlus product as sufficient to provide services to her newborn, unless the newborn is excluded from Enrollment in the MMC Program pursuant to Section 6.1 of this Agreement, or the Contractor does not offer a MMC product in the mother’s county of fiscal responsibility.

i)
The Contractor must monitor the subcontractor’s performance on an ongoing basis and subject it to formal review according to time frames established by the State, consistent with State laws and regulations, and the terms of this Agreement. When deficiencies or areas for improvement are identified, the Contractor and subcontractor must take corrective action.

22.6    Timely Payment
Contractor shall make payments to Participating Providers and to Non- Participating Providers, as applicable, for items and services covered under this Agreement on a timely basis, consistent with the claims payment procedures described in SIL § 3224-a.
22.7    Recovery of Overpayments to Providers
Consistent with the exception language in Section 3224-b of the Insurance Law, the Contractor shall have and retain the right to audit participating providers’ claims for a six year period from the date the care, services or supplies were provided or billed, whichever is later, and to recoup any overpayments discovered as a result of the audit. This six year limitation does not apply to situations in which fraud may be involved or in which the provider or an agent of the provider prevents or obstructs the Contractor’s auditing.
22.8    Restrictions on Disclosure

a)	The Contractor shall not by contract or written policy or written procedure prohibit or restrict any health care provider from the following:

i)	Disclosing to any subscriber, Enrollee, patient, designated representative or, where appropriate, Prospective Enrollee any information that such provider deems appropriate regarding:

A)
a condition or a course of treatment with such subscriber, Enrollee, patient, designated representative or Prospective Enrollee, including the availability of other therapies, consultations, or tests; or

B)	the provisions, terms, or requirements of the Contractor’s MMC or FH Plus products as they relate to the Enrollee, where applicable.
ii) Filing a complaint, making a report or comment to an appropriate governmental body regarding the policies or practices of the Contractor when he or she believes that the policies or practices negatively impact upon the quality of, or access to, patient care.

iii)	Advocating to the Contractor on behalf of the Enrollee for approval or coverage of a particular treatment or for the provision of health care services.
22.9    Transfer of Liability
No contract or agreement between the Contractor and a Participating Provider shall contain any clause purporting to transfer to the Participating Provider, other than a medical group, by indemnification or otherwise, any liability relating to activities, actions or omissions of the Contractor as opposed to those of the Participating Provider.
22.10    Termination of Health Care Professional Agreements

a)	General Requirements

i)
The Contractor shall not terminate a contract with a health care professional unless the Contractor provides to the health care professional a written explanation of the reasons for the proposed termination and an opportunity for a review or hearing as hereinafter provided. For purposes of this Section, a health care professional is an individual licensed, registered or certified pursuant to Title VII of the Education Law.

ii)
These requirements shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency that impairs the health care professional’s ability to practice.

b)	Notice of Health Care Professional Termination

i)	When the Contractor desires to terminate a contract with a health care professional, the notification of the proposed termination by the Contractor to the health care professional shall include:

A)	the reasons for the proposed action;

B)	notice that the health care professional has the right to request a hearing or review, at the provider’s discretion, before a panel appointed by the Contractor;

C)	a time limit of not less than thirty (30) days within which a health care professional may request a hearing; and

D)	a time limit for a hearing date which must be held within thirty (30) days after the date of receipt of a request for a hearing.

c)
No contract or agreement between the Contractor and a health care professional shall contain any provision which shall supersede or impair a health care professional’s right to notice of reasons for termination and the opportunity for a hearing or review concerning such termination.

22.11    Health Care Professional Hearings

a)	A health care professional that has been notified of his or her proposed termination must be allowed a hearing. The procedures for this hearing must meet the following standards:

i)
The hearing panel shall be comprised of at least three persons appointed by the Contractor. At least one person on such panel shall be a clinical peer in the same discipline and the same or similar specialty as the health care professional under review. The hearing panel may consist of more than three persons, provided however, that the number of clinical peers on such panel shall constitute one-third or more of the total membership of the panel.

ii)
The hearing panel shall render a decision on the proposed action in a timely manner. Such decision shall include reinstatement of the health care professional by the Contractor, provisional reinstatement subject to conditions set forth by the Contractor or termination of the health care professional. Such decision shall be provided in writing to the health care professional.

iii)
A decision by the hearing panel to terminate a health care professional shall be effective not less than thirty (30) days after the receipt by the health care professional of the hearing panel’s decision. Notwithstanding the termination of a health care professional for cause or pursuant to a hearing, the Contractor shall permit an Enrollee to continue an on-going course of treatment for a transition period of up to ninety (90) days, and post-partum care, subject to the provider’s agreement, pursuant to PHL § 4403(6)(e).

iv)	In no event shall termination be effective earlier than sixty (60) days from the receipt of the notice of termination.
22.12    Non-Renewal of Provider Agreements
Either party to a Provider Agreement may exercise a right of non-renewal at the expiration of the Provider Agreement period set forth therein or, for a Provider

Agreement without a specific expiration date, on each January first occurring after the Provider Agreement has been in effect for at least one year, upon sixty (60) days notice to the other party; provided, however, that any non-renewal shall not constitute a termination for the purposes of this Section.

22.13	Notice of Participating Provider Termination

a)
The Contractor shall notify SDOH of any notice of termination or non- renewal of an IPA or institutional network Provider Agreement, or medical group Provider Agreement that serves five percent or more of the enrolled population in a LDSS and/or when the termination or non-renewal of the medical group provider will leave fewer than two Participating Providers of that type within the LDSS, unless immediate termination of the Provider Agreement is justified. The notice shall include an impact analysis of the termination or non-renewal with regard to Enrollee access to care.

b)
The Contractor shall provide the notification required in (a) above to the SDOH if the Contractor and the Participating Providers have failed to execute a renewal Provider Agreement forty-five (45) days prior to the expiration of the current Provider Agreement.

c)
In addition to the notification required in (a) above, the Contractor shall submit a contingency plan to SDOH, at least forty-five (45) days prior to the termination or expiration of the Provider Agreement, identifying the number of Enrollees affected by the potential withdrawal of the provider from the Contractor’s network and specifying how services previously furnished by the Participating Provider will be provided in the event of its withdrawal from the Contractor’s network. If the Participating Provider is a hospital, the Contractor shall identify the number of doctors that would not have admitting privileges in the absence of such Participating hospital.

d)
If the Participating Provider is a hospital and the Contractor and the hospital are in agreement that the termination or non-renewal will occur on the scheduled date indicated, separate written notice must be submitted to SDOH from the hospital and the Contractor. Both letters must be submitted as part of the forty-five (45) day notification to the Department. The Contractor must also provide the hospital with a copy of the “MCO/Hospital Terminations and Non-Renewal Guidelines” making the hospital aware of its responsibilities during the cooling off period, including, but not limited to, submission of a sample member notice, if applicable, to SDOH for review and approval. In addition, the Contractor must submit the impact/disruption analysis.

e)
If the Participating Provider is a hospital and either party desires to continue negotiations, all notices or requests submitted to the SDOH by the Contractor or hospital must include a copy to the other contracted party to the agreement. If the

Contractor and the hospital do not submit a letter indicating the termination will occur as scheduled, the SDOH will assume the parties will continue to negotiate and Enrollees will be afforded the two months cooling off period as defined in statute. The Contractor must pay and the hospital must accept the previous contracted rate during the two month cooling off period. The Contractor must submit an impact/disruption analysis and draft notices to members and providers to SDOH for review upon the termination unless a contract extension is secured. If the Contractor and the hospital extend the term of the agreement, the extended date becomes the new termination date for purposes of PHL § 4406-c (5-c).

f)
If the Participating Provider is a hospital and either party wishes to request a waiver of the cooling off period, a written request must be made to the Director of the Bureau of Certification and Surveillance no more than five business days after the Contractor submits the notice of termination to the SDOH. The waiver request must include a detailed rationale as to why the cooling off period should not be afforded to Enrollees. The SDOH will respond to the request within three business days. If the SDOH denies the waiver request, the Contractor and the hospital must adhere to the specifications above. If the SDOH issues a waiver of the cooling off period, the Contractor must immediately submit draft Enrollee notices and an impact/disruption analysis to SDOH in order to issue timely notification.

g)
In addition to the notification required in (a) above, the Contractor shall develop a transition plan for Enrollees who are patients of the Participating Provider withdrawing from the Contractor’s network subject to approval by SDOH. SDOH may direct the Contractor to provide notice to the Enrollees who are patients of PCPs or specialists including available options for the patients, and availability of continuing care, consistent with Section 13.8 of this Agreement, not less than thirty (30) days prior to the termination or expiration of the Provider Agreement. To the extent practicable, such notices shall be forwarded to SDOH for review and approval forty-five (45) days prior to the termination or expiration of the Provider Agreement. In the event that Provider Agreements, other than those with hospitals, are terminated or are not renewed with less than the notice period required by this Section, the Contractor shall immediately notify SDOH, and develop a transition plan on an expedited basis and provide notice to affected Enrollees upon SDOH consent to the transition plan and Enrollee notice.

h)
If the Participating Provider is a hospital and the Contractor and the hospital agree to the termination or non-renewal so there will be no cooling off period, notices must be issues to Enrollees at least thirty (30) days prior to the termination and must reflect all transitional care requirements pursuant to PHL § 4406-c (5-c) and § 4403.6 (e). If notices are not sent thirty (30) days prior to the scheduled termination or non-renewal, the termination date must be adjusted to allow the required thirty (30) day notification to Enrollees.

i)
If the Contractor and the hospital continue negotiations and a cooling off period begins, notices must be issued to Enrollees within fifteen (15) days of the commencement of the cooling off period and must include language regarding the cooling off period and transitional care. When a cooling off period is required, notice may not be issued to Enrollees by either party prior to the start of the cooling off period.

j)
If the SDOH issues a waiver of the cooling off period, the Contractor must immediately submit draft Enrollee notices and an impact/disruption analysis to SDOH in order to issue timely notification. The notices must be sent to Enrollees at least thirty (30) days prior to the scheduled termination unless a contract extension is secured. If Enrollee notices are not sent at least thirty (30) days prior to the scheduled termination or non-renewal, the termination date must be adjusted to allow the required thirty (30) day notification to Enrollees.

k)
Upon Contractor notice of failure to renew, or termination of, a Provider Agreement, the SDOH, in its sole discretion, may waive the requirement of submission of a contingency plan upon a determination by the SDOH that:

i)	the impact upon Enrollees is not significant, and/or

ii)
the Contractor and Participating Provider are continuing to negotiate in good faith and consent to extend the Provider Agreement for a period of time necessary to provide not less than thirty (30) days notice to Enrollees.

l)	SDOH reserves the right to take any other action permitted by this Agreement and under regulatory or statutory authority, including but not limited to terminating this Agreement.
22.14    Physician Incentive Plan

a)
If Contractor elects to operate a Physician Incentive Plan, the Contractor agrees that no specific payment will be made directly or indirectly to a Participating Provider that is a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an Enrollee. Contractor agrees to submit to SDOH annual reports containing the information on its Physician Incentive Plan in accordance with 42 CFR § 438.6(h). The contents of such reports shall comply with the requirements of 42 CFR §§ 422.208 and 422.210 and be in a format to be provided by SDOH.

b)
The Contractor must ensure that any Provider Agreements for services covered by this Agreement, such as agreements between the Contractor and other entities or between the Contractor’s subcontracted entities and their contractors, at all levels including the physician level, include language requiring that the Physician Incentive Plan information be provided by the sub-contractor in an accurate and timely manner to the Contractor, in the format requested by SDOH.

c)
In the event that the incentive arrangements place the Participating physician or physician group at risk for services beyond those provided directly by the physician or physician group for an amount beyond the risk threshold of twenty-five percent (25%) of potential payments for covered services (substantial financial risk), the Contractor must comply with all additional requirements listed in regulation, such as: conduct Enrollee/disenrollee satisfaction surveys; disclose the requirements for the Physician Incentive Plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in their Provider Agreement.

22.15    Never Events

a)
The Contractor is required to develop claims and payment policies and procedures regarding “never events” or “hospital acquired conditions” that are consistent with the Medicaid program. Specifically this includes:

i)
Development of the capacity for claims systems to recognize the presence or absence of valid “present on admission” (POA) indicators for each inpatient diagnosis, using codes as described by the Centers for Medicare and Medicaid Services for Medicare, no later than January 1, 2010;

ii)
Development of the capacity for claims systems to reject/deny claims that do not have valid POA indicators (corrected claims can be resubmitted), with the initiation of this edit no later than January 1, 2010;

iii)
Development of policies and procedures that will reject or modify any inpatient charges resulting from any “never event” or “hospital acquired condition” (pursuant to the current list of implemented items provided on the Department of Health and HPN websites), no later than January 1, 2010;

A)	The methodology for claims adjustment shall be consistent with current Medicaid program guidance provided on the Department of Health and HPN websites.

B)	In the event that payment for inpatient claims is not based on DRGs, the Contractor shall develop a system that is equivalent in result to the methodology developed by Medicaid program.

iv)	Development of an audit or review capacity to ensure that claims are submitted accurately and adjudicated consistent with this policy.

b)    The Contractor is required to submit inpatient claims to MEDS with valid
POA fields as of January 1, 2010.

23.	FRAUD AND ABUSE
23.1    General Requirements
The Contractor shall comply with the Federal fraud and abuse requirements of 42 CFR § 438.608.
23.2    Prevention Plans and Special Investigation Units
If the Contractor has over 10,000 Enrollees in the aggregate in any given year, the Contractor must file a Fraud and Abuse Prevention Plan with the Commissioner of Health and develop a special investigation unit for the detection, investigation and prevention of fraudulent activities to the extent required by PHL § 4414 and SDOH regulations.
23.3    Service Verification Process
Pursuant to 42 CFR 455.20, the Contractor will implement a service verification process that accurately evaluates the delivery of billed services to the recipient population by using statistically valid sample sizes and timeframes that determine whether Enrollees received services billed by Providers.

24.	AMERICANS WITH DISABILITIES ACT COMPLIANCE PLAN
Contractor must comply with Title II of the ADA and Section 504 of the Rehabilitation Act of 1973 for program accessibility, and must develop an ADA Compliance Plan consistent with the SDOH Guidelines for MCO Compliance with the ADA set forth in Appendix J, which is hereby made a part of this Agreement as if set forth fully herein. Said plan must be approved by the SDOH, be filed with the SDOH, and be kept on file by the Contractor.

25.	FAIR HEARINGS
25.1    Enrollee Access to Fair Hearing Process
Enrollees may access the fair hearing process in accordance with applicable federal and state laws and regulations. Contractors must abide by and participate in New York State’s Fair Hearing Process and comply with determinations made by a fair hearing officer.
25.2    Enrollee Rights to a Fair Hearing
Enrollees may request a fair hearing regarding adverse LDSS determinations concerning enrollment, disenrollment and eligibility, and regarding the denial, termination, suspension or reduction of a clinical treatment or other Benefit Package services by the Contractor. For issues related to disputed services, Enrollees must have received an adverse determination from the Contractor or its approved utilization review agent either overriding a recommendation to provide services by a Participating Provider or confirming the decision of a Participating Provider to deny those services. An Enrollee may also seek a fair hearing for a failure by the Contractor to act with reasonable promptness with respect to such services. Reasonable promptness shall mean compliance with the timeframes established for review of grievances and utilization review in Sections 44 and 49 of the Public Health Law, the grievance system requirements of 42 CFR Part 438 and Appendix F of this Agreement.
25.3    Contractor Notice to Enrollees

a)
Contractor must issue a written notice of Action and right to fair hearing within applicable timeframes to any Enrollee when taking an adverse Action and when making an Appeal determination as provided in Appendix F of this Agreement.

b)	Contractor agrees to serve notice on affected Enrollees by mail and must maintain documentation of such.
25.4    Aid Continuing

a)
Contractor shall be required to continue the provision of the Benefit Package services that are the subject of the fair hearing to an Enrollee (hereafter referred to as “aid continuing”) if so ordered by the NYS Office of Administrative Hearings (OAH) under the following circumstances:

i)	Contractor has or is seeking to reduce, suspend or terminate a treatment or Benefit Package service currently being provided;

ii)	Enrollee has filed a timely request for a fair hearing with OAH; and

iii)	There is a valid order for the treatment or service from a Participating Provider.

b)
Contractor shall provide aid continuing until the matter has been resolved to the Enrollee’s satisfaction or until the administrative process is completed and there is a determination from OAH that Enrollee is not entitled to receive the service; the Enrollee withdraws the request for aid continuing and/or the fair hearing in writing; or the treatment or service originally ordered by the provider has been completed, whichever occurs first.

c)
If the services and/or benefits in dispute have been terminated, suspended or reduced and the Enrollee timely requests a fair hearing, Contractor shall, at the direction of either SDOH or LDSS, restore the disputed services and/or benefits consistent with the provisions of Section 25.4 (b) of this Agreement.

25.5    Responsibilities of SDOH
SDOH will make every reasonable effort to ensure that the Contractor receives timely notice in writing by fax, or e-mail, of all requests, schedules and directives regarding fair hearings.
25.6    Contractor’s Obligations

a)
Contractor shall appear at all scheduled fair hearings concerning its clinical determinations and/or Contractor-initiated disenrollments to present evidence as justification for its determination or submit written evidence as justification for its determination regarding the disputed benefits and/or services. If Contractor will not be making a personal appearance at the fair hearing, the written material must be submitted to OAH and Enrollee or Enrollee’s representative at least three (3) business days prior to the scheduled hearing. If the hearing is scheduled fewer than three (3) business days after the request, Contractor must deliver the evidence to the hearing site no later than one (1) business day prior to the hearing, otherwise Contractor must appear in person. Notwithstanding the above provisions, Contractor may be required to make a personal appearance at the discretion of the hearing officer and/or SDOH.

b)
Upon request, the Contractor must provide to the Enrollee or the Enrollee’s authorized representative copies of the documents the Contractor will present at the fair hearing, also known as the “evidence packet.” Upon request, the Contractor must also provide the Enrollee or the Enrollee’s authorized representative access to the Enrollee’s case file, and provide copies of documents contained in the file. If so requested, copies of the evidence packet and case file must be provided without charge and within a reasonable time before the date of the hearing. If the request for copies of these documents is made less than five business days before the hearing, the Contractor must provide the Enrollee and the Enrollee’s authorized representative such copies no later than at the time of the hearing. Such documents must be provided to the Enrollee and the Enrollee’s authorized representative by mail within a reasonable time from the date of the request if the Enrollee or the Enrollee’s authorized representative request that such documents be mailed; provided however, if there is insufficient time for such documents to be mailed and received before the scheduled date of the hearing, such documents may be presented at the hearing instead of being mailed.

c)
Despite an Enrollee’s request for a State fair hearing in any given dispute, Contractor is required to maintain and operate in good faith its own internal Complaint and Appeal processes as required under state and federal laws and by Section 14 and Appendix F of this Agreement. Enrollees may seek redress of Adverse Determinations simultaneously through Contractor’s internal process and the State fair hearing process. If Contractor has reversed its initial determination and provided the service to the Enrollee, Contractor may request a waiver from appearing at the hearing and, in submitted papers, explain that it has withdrawn its initial determination and is providing the service or treatment formerly in dispute.

d)
Contractor shall comply with all determinations rendered by OAH at fair hearings. Contractor shall cooperate with SDOH efforts to ensure that Contractor is in compliance with fair hearing determinations. Failure by Contractor to maintain such compliance shall constitute breach of this Agreement. Nothing in this Section shall limit the remedies available to SDOH, LDSS or the federal government relating to any non-compliance by Contractor with a fair hearing determination or Contractor’s refusal to provide disputed services.

e)
If SDOH investigates a Complaint that has as its basis the same dispute that is the subject of a pending fair hearing and, as a result of its investigation, concludes that the disputed services and/or benefits should be provided to the Enrollee, Contractor shall comply with SDOH’s directive to provide those services and/or benefits and provide notice to OAH and Enrollee as required by Section 25.6(b) of this Agreement.

f)
If SDOH, through its Complaint investigation process, or OAH, by a determination after a fair hearing, directs Contractor to provide a service that was initially denied by Contractor, Contractor may either directly provide the service, arrange for the provision of that service or pay for the provision of that service by a Non-Participating Provider. If the services were not furnished during the period the fair hearing was pending, the Contractor must authorize or furnish the disputed services promptly and as expeditiously as the Enrollee’s health condition requires.

g)	Contractor agrees to abide by changes made to this Section of the Agreement with respect to the fair hearing, Action, Service

Authorization, Complaint and Appeal processes by SDOH in order to comply with any amendments to applicable state or federal statutes or regulations.

h)
Contractor agrees to identify a contact person within its organization who will serve as a liaison to SDOH for the purpose of receiving fair hearing requests, scheduled fair hearing dates and adjourned fair hearing dates and compliance with State directives. Such individual: shall be accessible to the State by e-mail; shall monitor e-mail for correspondence from the State at least once every business day; and shall agree, on behalf of Contractor, to accept notices to Contractor transmitted via e-mail as legally valid.

i)
The information describing fair hearing rights, aid continuing, Action, Service Authorization, utilization review, Complaint and Appeal procedures shall be included in all MMC and FH Plus member handbooks and shall comply with Section 14, Appendices E and F of this Agreement.

j)
Contractor shall bear the burden of proof at hearings regarding the reduction, suspension or termination of ongoing services. In the event that Contractor’s initial adverse determination is upheld as a result of a fair hearing, any aid continuing provided pursuant to that hearing request, may be recouped by Contractor.

26.	EXTERNAL APPEAL
26.1    Basis for External Appeal
Enrollees are eligible to request an External Appeal when one or more covered health care services have been denied by the Contractor on the basis that the service(s) is not medically necessary or is experimental or investigational.
26.2    Eligibility for External Appeal
An Enrollee is eligible for an External Appeal when the Enrollee has exhausted the Contractor’s internal utilization review procedure, has received a final adverse determination from the Contractor, or the Enrollee and the Contractor have agreed to waive internal Appeal procedures in accordance with PHL § 4914(2)2(a). A provider is also eligible for an External Appeal of retrospective denials.
26.3    External Appeal Determination
The External Appeal determination is binding on the Contractor; however, a fair hearing determination supersedes an External Appeal determination for Enrollees.
26.4    Compliance with External Appeal Laws and Regulations
The Contractor must comply with the provisions of Sections 4910-4914 of the PHL and 10 NYCRR Part 98 regarding the External Appeal program.
26.5    Member Handbook
The Contractor shall describe its Action and utilization review policies and procedures, including a notice of the right to an External Appeal together with a description of the External Appeal process and the timeframes for External Appeal, in the Member Handbook. The Member Handbook shall comply with Section 13 and the Member Handbook Guidelines, Appendix E, of this Agreement.

27.	INTERMEDIATE SANCTIONS
27.1    General

The Contractor is subject to the imposition of sanctions as authorized by State and Federal law and regulation, including the SDOH’s right to impose sanctions for unacceptable practices as set forth in 18 NYCRR Part 515 and civil and monetary penalties pursuant to 18 NYCRR Part 516 and 42 CFR § 438.700, and such other sanctions and penalties as are authorized by local laws and ordinances and resultant administrative codes, rules and regulations related to the Medical Assistance Program or to the delivery of the contracted for services.
27.2    Unacceptable Practices

a)	Unacceptable practices for which the Contractor may be sanctioned include but are not limited to:

i)	Failing to provide medically necessary services that the Contractor is required to provide under its contract with the State.

ii)	Imposing premiums or charges on Enrollees that are in excess of the premiums or charges permitted under the MMC Program or FHPlus Program.

iii)	Discriminating among Enrollees on the basis of their health status or need for health care services.

iv)	Misrepresenting or falsifying information that it furnishes to an Enrollee, Potential Enrollee, health care provider, the State or to CMS.

v)	Failing to comply with the requirements for Physician Incentive Plans, as set forth in 42 CFR §§ 422.208 and 422.210.

vi)	Distributing directly or through any agent or independent contractor, Marketing materials that have not been approved by the State or that contain false or materially misleading information.

vii)	Violating any other applicable requirements of SSA §§ 1903(m) or 1932 and any implementing regulations.

viii)	Violating any other applicable requirements of 18 NYCRR or 10 NYCRR Part 98.

ix)	Failing to comply with the terms of this Agreement.

27.3	Intermediate Sanctions

a)	Intermediate Sanctions may include but are not limited to:

i)    Civil monetary penalties.

ii)	Suspension of all new enrollment, including auto assignments, after the effective date of the sanction.

iii)	Termination of the contract, pursuant to Section 2.7 of this Agreement.
27.4    Enrollment Limitations
The SDOH shall have the right, upon notice to the LDSS, to limit, suspend or terminate Enrollment activities by the Contractor and/or Enrollment into the Contractor’s MMC and/or FHPlus product upon ten (10) days written notice to the Contractor. The written notice shall specify the action(s) contemplated and the reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of Enrollment activities or Enrollment in the Contractor’s MMC and/or FH Plus product is unnecessary. Nothing in this paragraph limits other remedies available to the SDOH or the LDSS under this Agreement.
27.5    Due Process
The Contractor will be afforded due process pursuant to Federal and State Law and Regulations (42 CFR §438.71 0, 18 NYCRR Part 516, and Article 44 of the PHL).

28.ENVIRONMENTAL COMPLIANCE
The Contractor shall comply with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act (42 U.S.C. § 1857(h)), Section 508 of the Federal Water Pollution Control Act as amended (33 U.S.C. § 1368), Executive Order 11738, and the Environmental Protection Agency (“EPA”) regulations (40 CFR Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities. The Contractor shall report violations to SDOH and to the Assistant Administrator for Enforcement of the EPA.
29.ENERGY CONSERVATION
The Contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the State Energy Conservation regulation issued in compliance with the Energy Policy and Conservation Act of 1975 (Pub. L. 94-1 65) and any amendment to the Act.
30.INDEPENDENT CAPACITY OF CONTRACTOR
The parties agree that the Contractor is an independent Contractor and that the Contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees of LDSS, SDOH or the DHHS.

31.	NO THIRD PARTY BENEFICIARIES
Only the parties to this Agreement and their successors in interest and assigns have any rights or remedies under or by reason of this Agreement.

32.	INDEMNIFICATION
32.1    Indemnification by Contractor

a)	The Contractor shall indemnify, defend, and hold harmless the SDOH and the LDSS, and their officers, agents, and employees, and the Enrollees and their eligible dependents from:

i)
any and all claims and losses accruing or resulting to any and all Contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this Agreement;

ii)
any and all claims and losses accruing or resulting to any person, firm, or corporation that may be injured or damaged by the Contractor, its officers, agents, employees, or subcontractors, including Participating Providers, in connection with the performance of this Agreement;

iii)
any liability, including costs and expenses, for violation of proprietary rights, copyrights, or rights of privacy by the Contractor, its officers, agents, employees or subcontractors, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished under this Agreement, or based on any libelous or otherwise unlawful matter contained in such data.

b)
The SDOH will provide the Contractor with prompt written notice of any claim made against the SDOH, and the Contractor, at its sole option, shall defend or settle said claim. The SDOH shall cooperate with the Contractor to the extent necessary for the Contractor to discharge its obligation under Section 32.1 (a).

c)
The Contractor shall have no obligation under this section with respect to any claim or cause of action for damages to persons or property solely caused by the negligence of SDOH, its employees, or agents.

32.2    Indemnification by SDOH
Subject to the availability of lawful appropriations as required by State Finance Law § 41 and consistent with § 8 of the State Court of Claims Act, SDOH shall hold the Contractor harmless from and indemnify it for any final judgment of a court of competent jurisdiction to the extent attributable to the negligence of SDOH or its officers or employees when acting within the course and scope of their employment. Provisions concerning the SDOH’s responsibility for any claims for liability as may arise during the term of this Agreement are set forth in the New York State Court of Claims Act, and any damages arising for such liability shall issue from the New York State Court of Claims Fund or any applicable, annual appropriation of the Legislature of the State of New York.

33.	PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING
33.1    Prohibition of Use of Federal Funds for Lobbying
The Contractor agrees, pursuant to 31 U .S.C. § 1352 and 45 CFR Part 93, that no Federally appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement. The Contractor agrees to complete and submit the “Certification Regarding Lobbying,” Appendix B attached hereto and incorporated herein, if this Agreement exceeds $1 00,000.
33.2    Disclosure Form to Report Lobbying
If any funds other than Federally appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form-LLL “Disclosure Form to Report Lobbying,” in accordance with its instructions.

33.3	Requirements of Subcontractors

The Contractor shall include the provisions of this Section in its subcontracts, including its Provider Agreements. For all subcontracts, including Provider Agreements, that exceed $100,000, the Contractor shall require the subcontractor, including any Participating Provider to certify and disclose accordingly to the Contractor.

34.	NON-DISCRIMINATION

34.1	Equal Access to Benefit Package

Except as otherwise provided in applicable sections of this Agreement the Contractor shall provide the Medicaid Managed Care and/or Family Health Plus Benefit Package(s) to MMC and/or FHPlus Enrollees, respectively, in the same manner, in accordance with the same standards, and with the same priority as members of the Contractor enrolled under any other contracts.
34.2    Non-Discrimination
The Contractor shall not discriminate against Eligible Persons or Enrollees for Medicaid Managed Care and/or Family Health Plus on the basis of age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services, or Capitation Rate that the Contractor will receive for such Eligible Persons or Enrollees.
34.3    Equal Employment Opportunity
Contractor must comply with Executive Order 11246, entitled “Equal Employment Opportunity”, as amended by Executive Order 11375, and as supplemented in Department of Labor regulations.

34.4	Native Americans Access to Services From Tribal or Urban Indian Health Facility
The Contractor shall not prohibit, restrict or discourage enrolled Native Americans from receiving care from or accessing: a) Medicaid reimbursed health services from or through a tribal health or urban Indian health facility or center and/or b) Family Health Plus covered benefits from or through a tribal health or urban Indian health facility or center which is included in the Contractor’s network.

35.	COMPLIANCE WITH APPLICABLE LAWS

35.1    Contractor and SDOH Compliance With Applicable Laws
Notwithstanding any inconsistent provisions in this Agreement, the Contractor and SDOH shall comply with all applicable requirements of the State Public Health Law; the State Social Services Law; Title XIX of the Social Security Act; Title VI of the Civil Rights Act of 1964 and 45 CFR Part 80, as amended; Title IX of the Education Amendments of 1972; Section 504 of the Rehabilitation Act of 1973 and 45 CFR Part 84, as amended; the Age Discrimination Act of 1975 and 45 CFR Part 91, as amended; the ADA; Title XIII of the Federal Public Health Services Act, 42 U.S.C § 300e et seq., regulations promulgated thereunder; the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191) and related regulations; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement. The parties agree that this Agreement shall be interpreted according to the laws of the State of New York.

35.2	Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions
Should any provision of this Agreement be declared or found to be illegal or unenforceable, ineffective or void, then each party shall be relieved of any obligation arising from such provision; the balance of this Agreement, if capable of performance, shall remain in full force and effect.
35.3    Certificate of Authority Requirements
The Contractor must satisfy conditions for issuance of a certificate of authority, including proof of financial solvency, as specified in 10 NYCRR Part 98.
35.4    Notification of Changes in Certificate of Incorporation
The Contractor shall notify SDOH of any amendment to its Certificate of Incorporation or Articles of Organization pursuant to 10 NYCRR Part 98.
35.5    Contractor’s Financial Solvency Requirements
The Contractor, for the duration of this Agreement, shall remain in compliance with all applicable state requirements for financial solvency for MCOs offering Medicaid Managed Care and/or Family Health Plus products, as applicable. The Contractor shall continue to be financially responsible as defined in PHL § 4403(1)(c) and shall comply with the contingent reserve fund and escrow deposit requirements of 10 NYCRR Part 98 and must meet minimum net worth requirements established by SDOH and the State Insurance Department. The Contractor shall make provision, satisfactory to SDOH, for protections for SDOH, LDSSs and the Enrollees in the event of Contractor or subcontractor insolvency, including but not limited to, hold harmless and continuation of treatment provisions in all provider agreements which protect SDOH, LDSSs and Enrollees from costs of treatment and assures continued access to care for Enrollees.

35.6	Compliance With Care for Maternity Patients
Contractor must comply with § 2803-n of the PHL and § 3216 (i) (10) (a) of the State Insurance Law related to hospital care for maternity patients.

35.7	Informed Consent Procedures for Hysterectomy and Sterilization
The Contractor is required and shall require Participating Providers to comply with the informed consent procedures for Hysterectomy and Sterilization specified in 42 CFR Part 441, sub-part F, and 18 NYCRR § 505.13.
35.8    Non-Liability of Enrollees for Contractor’s Debts
Contractor agrees that in no event shall the Enrollee become liable for the Contractor’s debts as set forth in SSA § 1932(b)(6).
35.9    SDOH Compliance With Conflict of Interest Laws
SDOH and its employees shall comply with Article 18 of the General Municipal Law and all other appropriate provisions of New York State law, local laws and ordinances and all resultant codes, rules and regulations pertaining to conflicts of interest.
35.10    Compliance With PHL Regarding External Appeals
Contractor must comply with Article 49 Title II of the PHL regarding external appeal of adverse determinations.

36.	STANDARD CLAUSES FOR NEW YORK STATE CONTRACTS
Appendix A (Standard Clauses as required by the Attorney General for all State contracts) is attached and incorporated by reference as if set forth fully herein and any amendment thereto, and takes precedence over all other parts of this Agreement.

APPENDIX A

STANDARD CLAUSES FOR NEW YORK STATE CONTRACTS

PLEASE RETAIN THIS DOCUMENT

FOR FUTURE REFERENCE.

TABLE OF CONTENTS

		Page
1	Executory Clause	3
2	Non-Assignment Clause	3
3	Comptroller’s Approval	3
4	Workers’ Compensation Benefits	3
5	Non-Discrimination Requirements	3
6	Wage and Hours Provisions	3
7	Non-Collusive Bidding Certification	3
8	International Boycott Prohibition	3
9	Set-Off Rights	4
10	Records	4
11	Identifying Information and Privacy Notification	4
12	Equal Employment Opportunities For Minorities and Women	4
13	Conflicting Terms	5
14	Governing Law	5
15	Late Payment	5
16	No Arbitration	5
17	Service of Process	5
18	Prohibition on Purchase of Tropical Hardwoods	5
19	MacBride Fair Employment Principles	5
20	Omnibus Procurement Act of 1992	5
21	Reciprocity and Sanctions Provisions	6
22	Compliance with New York State Information
	Security Breach and Notification Act	6
23	Compliance with Consultant Disclosure Law	6
24	Procurement Lobbying	6

25	Certification of Registration to Collect Sales and
	Compensating Use Tax by Certain State Contractors, Affiliates and Subcontractors	6

STANDARD CLAUSES FOR NYS CONTRACTS    APPENDIX A

STANDARD CLAUSES FOR NYS CONTRACTS

The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):
1.EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.
2.NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the State’s previous written consent, and attempts to do so are null and void. Notwithstanding the foregoing, such prior written consent of an assignment of a contract let pursuant to Article XI of the State Finance Law may be waived at the discretion of the contracting agency and with the concurrence of the State Comptroller where the original contract was subject to the State Comptroller’s approval, where the assignment is due to a reorganization, merger or consolidation of the Contractor’s business entity or enterprise. The State retains its right to approve an assignment and to require that any Contractor demonstrate its responsibility to do business with the State. The Contractor may, however, assign its right to receive payments without the State’s prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.
3.COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $50,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $85,000 (State Finance Law Section 163.6.a).
1.    WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.
2.    NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.
3.    WAGE AND HOURS PROVISIONS. If this is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law. Additionally, effective April 28, 2008, if this is a public work contract covered by Article 8 of the Labor Law, the Contractor understands and agrees that the filing of payrolls in a manner consistent with Subdivision 3- a of Section 220 of the Labor Law shall be a condition precedent to payment by the State of any State approved sums due and owing for work done upon the project.

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STANDARD CLAUSES FOR NYS CONTRACTS    APPENDIX A

4.    NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor affirms, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further affirms that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non- collusive bidding certification on Contractor's behalf.
5.    INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export
Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).
6.    SET-OFF RIGHTS. The State shall have all of its
common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.
7.    RECORDS. The Contractor shall establish and
maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.
8.    IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION.    (a)    FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.
(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law. (2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, 110 State Street, Albany, New York 12236.
9.    EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written

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STANDARD CLAUSES FOR NYS CONTRACTS    APPENDIX A

agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:
(a)The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;
(b)at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and
(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.
Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.
13.CONFLICTING TERMS. In the event of a conflict

between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.
14.GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.
15.LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.
16.NO ARBITRATION.    Disputes involving this
contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.
17.SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.
18.PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of Section 165 of the State Finance Law, (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.
In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in § 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

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STANDARD CLAUSES FOR NYS CONTRACTS    APPENDIX A

19.MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.
20.OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.
Information on the availability of New York State subcontractors and suppliers is available from:
NYS Department of Economic Development
Division for Small Business 30 South Pearl St -- 7th Floor Albany, New York 12245 Telephone: 518-292-5220 Fax: 518-292-5884
http://www.empire.state.ny.us
A directory of certified minority and women-owned business enterprises is available from:
NYS Department of Economic Development
Division of Minority and Women's Business Development
30 South Pearl St -- 2nd Floor Albany, New York 12245 Telephone: 518-292-5250 Fax: 518-292-5803
http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:
(a)The Contractor has made reasonable efforts to
encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;
(b)The Contractor has complied with the Federal Equal
Opportunity Act of 1972 (P.L. 92-261), as amended;
(c)The Contractor agrees to make reasonable efforts to
provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and
(d)The Contractor acknowledges notice that the State may
seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.
21.RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.
22.COMPLIANCE WITH NEW YORK STATE INFORMATION SECURITY BREACH AND NOTIFICATION ACT. Contractor shall comply with the provisions of the New York State Information Security Breach and Notification Act (General Business Law Section 899-aa; State Technology Law Section 208).
23.COMPLIANCE    WITH    CONSULTANT
DISCLOSURE LAW. If this is a contract for consulting services, defined for purposes of this requirement to include analysis, evaluation, research, training, data processing, computer programming, engineering, environmental, health, and mental health services, accounting, auditing, paralegal, legal or similar services, then, in accordance with Section 163 (4-g) of the State Finance Law (as amended by Chapter 10 of the Laws of 2006), the Contractor shall timely, accurately and properly comply with the requirement to submit an annual employment report for the contract to the agency that awarded the contract, the Department of Civil Service and the State Comptroller.
24.PROCUREMENT LOBBYING. To the extent this agreement is a "procurement contract" as defined by State Finance Law Sections 139-j and 139-k, by signing this agreement the contractor certifies and affirms that all
disclosures made in accordance with State Finance Law Sections 139-j and 139-k are complete, true and accurate. In the event such certification is found to be intentionally false or intentionally incomplete, the State may terminate the agreement by providing written notification to the Contractor in accordance with the terms of the agreement.
25.    CERTIFICATION OF REGISTRATION TO

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STANDARD CLAUSES FOR NYS CONTRACTS    APPENDIX A

COLLECT SALES AND COMPENSATING USE TAX BY CERTAIN STATE CONTRACTORS, AFFILIATES AND SUBCONTRACTORS.
To the extent this agreement is a contract as defined by Tax Law Section 5-a, if the contractor fails to make the certification required by Tax Law Section 5-a or if during the term of the contract, the Department of Taxation and Finance or the covered agency, as defined by Tax Law 5-a, discovers that the certification, made under penalty of perjury, is false, then such failure to file or false certification shall be a material breach of this contract and this contract may be terminated, by providing written notification to the Contractor in accordance with the terms of the agreement, if the covered agency determines that such action is in the best interest of the State.

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Certification Regarding Lobbying

APPENDIX B

CERTIFICATION REGARDING LOBBYING
The undersigned certifies, to the best of his or her knowledge, that:

1.
No Federal appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of a Member of Congress in connection with the award of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2.
If any funds other than Federal appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $1 00,000, the Contractor shall complete and submit Standard Form - LLL “Disclosure Form to Report Lobbying,” in accordance with its instructions.

3.
The Contractor shall include the provisions of this section in all provider Agreements under this Agreement and require all Participating providers whose Provider Agreements exceed $100,000 to certify and disclose accordingly to the Contractor.

This certification is a material representation of fact upon which reliance was place when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction pursuant to U.S.C. Section 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

DATE:

SIGNATURE:

TITLE:

ORGANIZATION:

Certification Regarding

MacBride Fair Employment Principles

NONDISCRIMINATION IN EMPLOYMENT IN NORTHERN IRELAND:

MacBRIDE FAIR EMPLOYMENT PRINCIPLES
Note: Failure to stipulate to these principles may result in the contract being awarded to another bidder. Governmental and non-profit organizations are exempted from this stipulation requirement.
In accordance with Chapter 807 of the Laws of 1992 (State Finance Law Section 174-b), the Contractor, by signing this Agreement, certifies that it or any individual or legal entity in which the Contractor holds a 10% or greater ownership interest, or any individual or legal entity that holds a 10% or greater ownership interest in the Contractor, either:

•	has business operations in Northern Ireland: Y____ N

•
if yes to above, shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Fair Employment Principles relating to non-discrimination in employment and freedom of workplace opportunity regarding such operations in Northern Ireland, and shall permit independent monitoring of their compliance with such Principles:

Y____ N____

Appendix C

New York State Department of Health

Requirements for the Provision of

Family Planning and Reproductive Health Services

C.1	Definitions and General Requirements for the Provision of Family Planning and Reproductive Health Services

C.2	Requirements for MCOs that Include Family Planning and Reproductive Health Services in Their Benefit Package

C.3	Requirements for MCOs That Do Not Include Family Planning Services and Reproductive Health Services in Their Benefit Package

C.1
Definitions and General Requirements for the Provision of

Family Planning and Reproductive Health Services
1.    Family Planning and Reproductive Health Services

a)
Family Planning and Reproductive Health services mean the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancies.

i)
Family Planning and Reproductive Health services include the following medically-necessary services, related drugs and supplies which are furnished or administered under the supervision of a physician, licensed midwife or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit for the purpose of:

A)
contraception, including all FDA-approved birth control methods, devices such as insertion/removal of an intrauterine device (IUD) or insertion/removal of contraceptive implants, and injection procedures involving pharmaceuticals such as Depo-Provera;

B)	emergency contraception and follow up;

C)	sterilization;

D)	screening, related diagnosis, and referral to a Participating Provider for pregnancy;

E)
medically-necessary induced abortions, which are procedures, either medical or surgical, that result in the termination of pregnancy. The determination of medical necessity shall include positive evidence of pregnancy, with an estimate of its duration.

ii)	Family Planning and Reproductive Health services include those education and counseling services necessary to effectively render the services.

iii)	Family Planning and Reproductive Health services include medically-necessary ordered contraceptives and pharmaceuticals:
The contractor is responsible for pharmaceuticals and medical supplies such as IUDS and Depo-Provera that must be furnished or administered under the supervision of a physician, licensed midwife, or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit. Other pharmacy prescriptions including emergency contraception, medical supplies, and over the counter drugs are not the responsibility of the Contractor and are to be obtained when covered on the New York State list of Medicaid reimbursable drugs by the Enrollee from any appropriate Medicaid health care provider of the Enrollee’s choice.

b)	When clinically indicated, the following services may be provided as a part of a Family Planning and Reproductive Health visit:

i)	Screening, related diagnosis, ambulatory treatment and referral as needed for dysmenorrhea, cervical cancer, or other pelvic abnormality/pathology.

ii)	Screening, related diagnosis and referral for anemia, cervical cancer, glycosuria, proteinuria, hypertension and breast disease.

iii)	Screening and treatment for sexually transmissible disease.

iv)	HIV testing and pre- and post-test counseling.
2.    Free Access to Services for MMC Enrollees

a)
Free Access means MMC Enrollees may obtain Family Planning and Reproductive Health services, and HIV testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Health encounter, from either the Contractor, if it includes such services in its Benefit Package, or from any appropriate Medicaid health care provider of the Enrollee’s choice. No referral from the PCP or approval by the Contractor is required to access such services.

b)
The Family Planning and Reproductive Health services listed above are the only services which are covered under the Free Access policy. Routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are not covered under the Free Access policy, and are the responsibility of the Contractor.

3.	Access to Services for FHPlus Enrollees

a)
FHPlus Enrollees may obtain Family Planning and Reproductive Health services, and HIV testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Health Services encounter, from either the Contractor pursuant to C.2 below or any appropriate Medicaid health care provider pursuant to C.3 below, as applicable. No referral from the PCP or approval by the Contractor is required to access such services.

b)
The Contractor is responsible for routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care, regardless of whether Family Planning and Reproductive Health services are included in the Contractor’s Benefit Package.

C.2
Requirements for MCOs that Include Family Planning and Reproductive
Health Services in Their Benefit Package
1.        Notification to Enrollees

a)
If the Contractor includes Family Planning and Reproductive Health services in its Benefit Package (as per Appendix M of this Agreement), the Contractor must notify all Enrollees of reproductive age, including minors who may be sexually active, at the time of Enrollment about their right to obtain Family Planning and Reproductive Health services and supplies without referral or approval. The notification must contain the following:

i)
Information about the Enrollee’s right to obtain the full range of Family Planning and Reproductive Health services, including HIV counseling and testing when performed as part of a Family Planning and Reproductive Health encounter, from the Contractor’s Participating Provider without referral, approval or notification.

ii)
MMC Enrollees must receive notification that they also have the right to obtain Family Planning and Reproductive Health services in accordance with MMC’s Free Access policy as defined in C.1 of this Appendix. There is no Free Access policy for FHPlus Enrollees.

iii)
A current list of qualified Participating Family Planning Providers who provide the full range of Family Planning and Reproductive Health services within the Enrollee’s geographic area, including addresses and telephone numbers. The Contractor may also provide MMC Enrollees with a list of qualified Non- Participating providers who accept Medicaid and provide the full range of these services.

iv)
Information that the cost of the Enrollee’s Family Planning and Reproductive Health care will be fully covered, including when a MMC Enrollee obtains such services in accordance with MMC’s Free Access policy.

2.    Billing Policy

a)	The Contractor must notify its Participating Providers that all claims for Family Planning and Reproductive services must be billed to the Contractor and not the Medicaid fee-for-service program.

b)	The Contractor will be charged for Family Planning and Reproductive Health services furnished to MMC Enrollees by Medicaid Non-Participating Providers at the applicable Medicaid rate or fee. In such instances, Medicaid Non-Participating Providers will bill Medicaid fee-for-service and the SDOH will issue a confidentialcharge back to the Contractor. Such charge back mechanism will comply with all applicable patient confidentiality requirements.

3.	Consent and Confidentiality

a)
The Contractor will comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

b)
Participating Providers may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that any Enrollee’s, including a minor’s, use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee’s consent to the disclosure.

4.	Informing and Standards

a)
The Contractor will inform its Participating Providers and administrative personnel about policies concerning MMC Free Access as defined in C.1 of this Appendix, where applicable; HIV counseling and testing; reimbursement for Family Planning and Reproductive Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

b)
The Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor’s practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.

C.3
Requirements for MCOs That Do Not Include Family Planning Services and Reproductive Health Services in Their Benefit Package

1.	Requirements

a)	The Contractor agrees to comply with the policies and procedures stated in the SDOH-approved statement described in Section 2 below.

b)
Within ninety (90) days of signing this Agreement, the Contractor shall submit to the SDOH a policy and procedure statement that the Contractor will use to ensure that its Enrollees are fully informed of their rights to access a full range of Family Planning and Reproductive Health services, using the guidelines set forth below. The statement must be sent to the Director, Division of Managed Care, NYS Department of Health, Corning Tower, Room 2001, Albany, NY 12237. If the Contractor operates in New York City, an informational copy of the statement must also be sent to the NYC Department of Health & Mental Hygiene, Health Care Access and Improvement, 225 Broadway, 23rd Floor, Room 14, New York, NY 10007.

c)	SDOH may waive the requirement in (b) above if such approved statement is already on file with SDOH and remains unchanged.
2.    Policy and Procedure Statement

a)	The policy and procedure statement regarding Family Planning and Reproductive Health services must contain the following:
i)    Enrollee Notification

A)	A statement that the Contractor will inform Prospective Enrollees, new Enrollees and current Enrollees that:

I)
Certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

II)	Such Family Planning and Reproductive Health Services that are not covered by the Contractor may be obtained through fee-for-service Medicaid providers for MMC and FHPlus Enrollees;

III)	No referral is needed for such services, and there will be no cost to the Enrollee for such services.

IV)
HIV counseling and testing services are available through the Contractor and are also available as part of a Family Planning and Reproductive Health encounter when furnished by a fee-for-service Medicaid provider to MMC Enrollees and FHPlus Enrollees; and that anonymous counseling and testing services are available from SDOH, Local Public Health Agency clinics and other county programs.

B)	A statement that this information will be provided in the following manner:

I)
Through the Contractor’s written Marketing materials, including the Member Handbook. The Member Handbook and Marketing materials will indicate that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, and will explain the right of all MMC and FHPlus Enrollees to obtain such services through fee-forservice Medicaid from any provider/clinic which offers these services.

II)	Orally at the time of Enrollment and any time an inquiry is made regarding Family Planning and Reproductive Health services.

III)	By inclusion on any web site of the Contractor which includes information concerning its MMC or FHPlus product(s). Such information shall be prominently displayed and easily navigated.

C)
A description of the mechanisms to provide all new MMC Enrollees and FHPlus Enrollees with an SDOH approved letter explaining how to access Family Planning and Reproductive Health services and the SDOH approved list of Family Planning providers. This material will be furnished by SDOH and mailed to the Enrollee no later than fourteen (14) days after the Effective Date of Enrollment.

D)
A statement that if an Enrollee or Prospective Enrollee requests information about these non-covered services, the Contractor’s Marketing or Enrollment representative or member services department will advise the Enrollee or Prospective Enrollee as follows:

I)
Family Planning and Reproductive Health services such as abortion, sterilization and birth control are not covered by the Contractor and that only routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are the responsibility of the Contractor.

II)	MMC and FH Plus Enrollees can use their Medicaid card to receive these non-covered services from any doctor or clinic that provides these services and accepts Medicaid.

III)
Each MMC or FHPlus Enrollee and Prospective MMC or FHPlus Enrollee who calls will be mailed a copy of the SDOH approved letter explaining the Enrollee’s right to receive these non-covered services, and an SDOH approved list of Family Planning Providers who participate in Medicaid in the Enrollee’s community. These materials will be mailed within two (2) business days of the contact.

IV)
The SDOH has designated an organization to mail each MMC or FHPlus Enrollee or Prospective MMC or FHPlus Enrollee who requests family planning information from the Contractor, a copy of the SDOH approved letter explaining the Enrollee’s right to receive such services, and an SDOH approved list of Family Planning Providers from which the Enrollee may access family planning services.    The organization
designated by the SDOH is required to mail these materials within fourteen (14) days of notice by the Contractor of a new Enrollee in the Contractor’s MMC or FHPlus product.

V)
Enrollees can call the Contractor’s member services number for further information about how to obtain these non-covered services. MMC and FHPlus Enrollees can also call the New York State Growing-Up-Healthy Hotline (1-800-522-5006) to request a copy of the list of Medicaid Family Planning Providers.

E)
The procedure for maintaining a manual log of all requests for such information, including the date of the call, the Enrollee’s client identification number (CIN), and the date the SDOH approved letter and SDOH or LDSS approved list were mailed, where applicable. The Contractor will review this log monthly and upon request, submit a copy to SDOH.

ii)	Participating Provider and Employee Notification

A)
A statement that the Contractor will inform its Participating Providers and administrative personnel about Family Planning and Reproductive Health policies under MMC Free Access, as defined in C.1 of this Appendix, where applicable; HIV counseling and testing; reimbursement for Family Planning and Reproductive Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

B)
A statement that the Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor’s practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.

C)
The procedure(s) for informing the Contractor’s Participating primary care providers, family practice physicians, obstetricians, gynecologists and pediatricians that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and postpartum care are covered; and that Participating Providers may provide, make referrals, or arrange for non-covered services in accordance with MMC’s Free Access policy, as defined in C.1 of this Appendix, and/or through the appropriate Medicaid health care provider for FHPlus Enrollees.

D)
A description of the mechanisms to inform the Contractor’s Participating Providers that if they also participate in the fee-for-service Medicaid program and they render non-covered Family Planning and Reproductive Health services to MMC or FHPlus Enrollees, they do so as a fee-for-service Medicaid practitioner, independent of the Contractor.

E)
A description of the mechanisms to inform Participating Providers that, if requested by the Enrollee, or, if in the provider’s best professional judgment, certain Family Planning and Reproductive Health services not offered through the Contractor are medically indicated in accordance with generally accepted standards of professional practice, an appropriately trained professional should so advise the Enrollee and either:

I)	offer those services to MMC and FHPlus Enrollees on a fee-for-service basis as a Medicaid health care provider, or

II)	provide MMC and FHPlus Enrollees with a copy of the SDOH approved list of Medicaid Family Planning Providers, or

III)
give Enrollees the Contractor’s member services number to call to obtain either the list of Medicaid Family Planning Providers or the New York State Growing-Up Healthy Hotline (1-800-522-5006), as applicable.

F)
A statement that the Contractor acknowledges that the exchange of medical information, when indicated in accordance with generally accepted standards of professional practice, is necessary for the overall coordination of Enrollees’ care and assist Primary Care Providers in providing the highest quality care to the Contractor’s Enrollees. The Contractor must also acknowledge that medical record information maintained by Participating Providers may include information relating to Family Planning and Reproductive Health services provided under the fee-for-service Medicaid program.

iii)	Quality Assurance Initiatives

A)
A statement that the Contractor will submit any materials to be furnished to Enrollees and providers relating to access to non-covered Family Planning and Reproductive Health services to SDOH, Division of Managed Care for review and approval before issuance, and if the Contractor operates in New York City, to the New York City Department of Health and Mental Hygiene for their information only. Such materials include, but are not limited to, Member Handbooks, provider manuals, and Marketing materials.

B)	A description of monitoring mechanisms the Contractor will use to assess the quality of the information provided to Enrollees.

C)
A statement that the Contractor will prepare a monthly list of MMC and FH Pl us Enrollees who have been sent a copy of the SDOH approved letter and the SDOH approved list of Family Planning providers. This information will be available to SDOH upon request.

D)
A statement that the Contractor will provide all new employees with a copy of these policies. A statement that the Contractor’s orientation programs will include a thorough discussion of all aspects of these policies and procedures and that annual retraining programs for all employees will be conducted to ensure continuing compliance with these policies.

E)
A description of the mechanisms to provide the, SDOH, or SDOH’s subcontractor with a monthly listing of all MMC and FHPlus Enrollees within seven (7) days of receipt of the Contractor’s monthly Enrollment Roster and any subsequent updates or adjustments. A description of mechanisms to provide SDOH or SDOH’s subcontractor with a list of prospective MMC and FHPlus Enrollees within two (2) business days of the prospective Enrollee encounter, and a list of Enrollees who call to request information within two (2) business days of an Enrollee’s request.

3.    Consent and Confidentiality

a)
The Contractor must comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR § 751.9 and Part 753 relating to informed consent and confidentiality.

b)	Participating Providers may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that any Enrollee’s, including a minor’s, use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee’s consent to the disclosure.

Appendix D
New York State Department of Health

Marketing Guidelines
D.1    Marketing Plans
D.2    Marketing Materials
D.3    Marketing Activities

MARKETING GUIDELINES

1.    General

a)
The purpose of these guidelines is to provide an operational framework for localities and managed care organizations (MCOs) offering MMC or FHPlus products in the development of MCO Marketing plans, materials, and activities and to describe SDOH’s Marketing rules, MCO Marketing requirements, and prohibited practices.

b)
If the Contractor’s Marketing activities do not comply with the Marketing Guidelines set forth in this Appendix or the Contractor’s approved Marketing plan, the SDOH, in consultation with the LDSS, may take any action pursuant to Section 11.5 of this Agreement it, in its sole discretion, deems necessary to protect the interests of Prospective Enrollees, Potential Enrollees and Enrollees and the integrity of the MMC and FH Plus Programs.

c)	This Appendix contains the following sections:
i)D.1, Marketing Plans;
ii)D.2, Marketing Materials; and
iii)D.3, Marketing Activities.

D.1
Marketing Plans

1.	The Contractor shall develop a Marketing plan that meets SDOH guidelines.

2.	The SDOH is responsible for the review and approval of the Contractor’s Marketing plan.

3.	Approved Marketing plans set forth the allowable terms and conditions and the proposed activities that the Contractor intends to undertake during the contract period.

4.
The Contractor must have on file with the SDOH and each LDSS in its contracted service area, an SDOH-approved Marketing plan, prior to the contract award date or before Marketing and enrollment begin, whichever is sooner. Subsequent changes to the Marketing plan must be submitted to SDOH for approval at least sixty (60) days before implementation.

5.
The Marketing plan shall include: a stated Marketing goal and strategies; Marketing activities; activities to assist Enrollees with the renewal of their Medicaid/FHPlus benefits; a description of the information provided by marketers, including an overview of managed care; and staff training, development and responsibilities. The following must be included in the Contractor’s description of materials to be used: distribution methods; primary Marketing locations, and a listing of the kinds of community service events the Contractor anticipates sponsoring and/or participating in for the purposes of providing information and/or distributing Marketing materials.

6.
The Contractor must describe how it is able to meet the informational needs, related to Marketing, for the physical and cultural diversity of Prospective Enrollees. This may include, but not be limited to: a description of the Contractor’s provisions for Non- English speaking Prospective Enrollees, interpreter services, alternate communication mechanisms, including sign language, Braille, audio tapes, and/or use of Telecommunications Device for the Deaf (TDD)/TTY services and how the Contractor will make oral interpretation services available to Potential Enrollees and Enrollees free of charge.

7.
The Contractor shall describe measures for monitoring and enforcing compliance with these Guidelines by its Marketing Representatives and its Participating Providers including: the prohibition of door-to-door solicitation and cold-call telephoning; a description of the development of mailing lists of Prospective Enrollees that maintains client confidentiality and that honors the client’s express request for direct contact by the Contractor; a description and planned means of distribution of pre-enrollment gifts and incentives to Prospective Enrollees; and a description of the training, compensation and supervision of its Marketing Representatives.

D.2
Marketing Materials
1.    Definitions

a)
Marketing materials generally include the concepts of advertising, public service announcements, printed publications, and other broadcast or electronic messages designed to increase awareness and interest in the Medicaid Managed Care Program or the FH Plus Program and/or the Contractor’s MMC or FHPlus product. The target audience for MMC Marketing materials is MMC Eligible Persons who are not enrolled in a MCO offering a MMC product, and who are living in the Contractor’s service area, if the Contractor offers a MMC product. The target audience for FH Plus Marketing materials is low-income uninsured people who do not qualify for Medicaid, who are living in the Contractor’s service area, if the Contractor offers a FH Plus product.

b)
Marketing materials include any information that references the MMC or FHPlus Program, is intended for general distribution, and is produced in a variety of print, broadcast, and direct Marketing mediums. These generally include: radio, television, billboards, newspapers, leaflets, informational brochures, videos, telephone book yellow page ads, letters, and posters. Additional materials requiring Marketing approval include a listing of items to be provided as nominal gifts or incentives.

2.    Marketing Material Requirements

a)	Marketing materials must be written in prose that is understood at a fourth-to sixth- grade reading level and must be printed in at least ten (10) point type.

b)
Marketing materials must be made available throughout the Contractor’s entire service area. Materials may be customized for specific counties and populations within the Contractor’s service area. All Marketing activities should provide for equitable distribution of materials without bias toward or against any group.

c)
The Contractor must make available written Marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language. SDOH will inform the Contractor when the five percent (5%) threshold has been reached. Marketing materials to be translated include those key materials, such as informational brochures, that are produced for routine distribution, and which are included within the Contractor’s Marketing plan. SDOH will determine the need for other-than-English translations based on county-specific census data or other available measures.

d)	Alternate forms of communications must be provided for persons with visual, hearing, speech, physical, or developmental disabilities. These alternate forms include Braille or audiotapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

e)	The Contractor’s name, mailing address (and location, if different), and toll-free phone number must be prominently displayed on the cover of all multi-paged Marketing materials.

f)
Marketing materials must not contain false, misleading, or ambiguous information-- such as “You have been pre-approved for the XYZ Health Plan,” or “If you do not choose a plan you will lose your Medicaid coverage,” or “You get free, unlimited visits.” Materials must not use broad, sweeping statements.

g)	The material must accurately reflect general information, which is applicable to the average consumer of the MMC Program or FH Plus Program.

h)	The Contractor may not use logos or wording used by government agencies if such use could imply or cause confusion about a connection between a governmental agency and the Contractor.

i)
Marketing materials may not make reference to incentives that may be available to Enrollees after they enroll in the Contractor’s MMC or FHPlus product, such as “If you join the XYZ Plan, you will receive a free baby carriage after you complete eight prenatal visits.”

j)
Marketing materials that are prepared for distribution or presentation by the LDSS, Enrollment Broker, or SDOH-approved Enrollment Facilitators, must be provided in a manner that is easily understood and appropriate to the target audience. The material covered must include sufficient information to assist the individual in making an informed choice of MCO.

k)
The Contractor shall advise Prospective Enrollees, in written materials related to Enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee.

l)
Marketing materials shall not mention other MCOs offering MMC or FHPlus products by name except for materials approved by SDOH and developed to present available MCO choices in an unbiased manner, or as part of a transition of Enrollees from an MCO that withdraws from the MMC or FHPlus Program.

3.    Prior Approvals

a)	The SDOH will review and approve the Contractor’s Marketing plan and all Marketing materials and advertising.

i)	The SDOH will coordinate its review and approval of materials that are specific to one local district with the affected LDSS.

b)
The SDOH will adhere to a sixty (60) day “file and use” policy, whereby materials submitted by the Contractor must be reviewed and commented on within sixty (60) days of submission or the Contractor may assume the materials have been approved if the reviewer has not submitted any written comment.

4.    Dissemination of Outreach Materials

a)
Upon request, the Contractor shall provide to the LDSS, Enrollment Broker and/or SDOH-approved Enrollment Facilitators, sufficient quantities of approved Marketing materials or alternative informational materials that describe coverage in the LDSS jurisdiction.

b)
The Contractor shall, upon request, submit to the LDSS, Enrollment Broker, or SDOH-approved Enrollment Facilitators, current provider directories, as described in Section 13.2 of this Agreement, together with information that describes how to determine whether a provider is presently available.

D.3
Marketing Activities

1.	Description and Requirements

a)
Marketing includes any occasion during which Marketing information and material regarding MMC and FHPlus Programs and information about the Contractor’s MMC or FHPlus products are presented to Prospective Enrollees. Marketing activities include verbal presentations or distribution of written materials, which may or may not be accompanied by the giving away of nominal gifts. All electronic means of interacting with Enrollees or potential Enrollees of public health insurance programs, while not directly approved by the SDOH, will be routinely monitored for compliance with marketing guidelines. This includes website content. MCOs are responsible for all marketing performed, both corporate and individual (i.e., marketer or subcontractor). All information must be accurate, factual and not misleading.

b)
With prior LDSS approval, the Contractor may engage in Marketing activities that include community-sponsored social gatherings, provider-hosted informational sessions, or Contractor-sponsored events. Events may include such activities as health fairs workshops on health promotion, holiday parties, after school programs, raffles, etc. These events must not be restricted to Potential Enrollees.

c)
The Contractor may conduct media campaigns (i.e., distribution of information/materials regarding the MMC and/or FHPlus Programs and/or its specific MMC and/or FHPlus products to encourage Prospective Enrollees to enroll in its MMC or FHPlus product.) All media materials, including television, radio, billboards, subway and bus posters, and electronic messages, must be pre-approved by the SDOH at least thirty (30) days prior to the campaign.

d)	The Contractor will be forthright in its presentations to allow Prospective Enrollees to exercise an informed choice.

e)
If Contractor does not include Family Planning and Reproductive services in its Benefit Package, as specified in Appendix M of this Agreement, the Marketing Representative must tell Prospective Enrollees that:

i)
certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

ii)
whenever needed, Family Planning and Reproductive Health services may be obtained by MMC Enrollees through fee-for-service Medicaid from any provider who accepts Medicaid, and by FHPlus Enrollees from the Designated Third-Party Contractor (including the name and phone number of the Designated Third Party Contractor for the Prospective Enrollee’s geographic area); no referral is needed for Family Planning and Reproductive Health services; and

iii)	there will be no cost to the Enrollee for Family Planning and Reproductive Health services.
2.    Marketing Sites

a)
With prior LDSS approval, the Contractor may distribute approved Marketing material in such places as: an income support maintenance center, community centers, markets, pharmacies, hospitals and other provider sites, schools, health fairs, a resource center established by the LDSS or the Enrollment Broker, and other areas where Prospective Enrollees are likely to gather. The LDSS may require the Contractor to provide a minimum of two weeks notice to the LDSS regarding marketing at approved locations so that the LDSS may fulfill its role in monitoring Contractor marketing activities.

b)
The Contractor shall comply with the applicable restrictions on Marketing established in SSL § 364-j(4)(e), SSL § 369-ee and the SDOH Marketing Guidelines. The Contractor shall not engage in practices prohibited by law and regulation, including cold call Marketing or door-to-door solicitation. Cold Call Marketing means any unsolicited personal contact by the Contractor with a Prospective Enrollee for the purpose of Marketing. The Contractor shall not market to Prospective Enrollees at their homes without the permission of the Prospective Enrollee.

c)	The Contractor shall comply with LDSS written requirements regarding scheduling, staffing, and on-site procedures when marketing at LDSS sites.

d)
The Contractor shall neither conduct Marketing nor distribute Marketing materials in hospital emergency rooms including the emergency room waiting areas, patient rooms or treatment areas (except for waiting areas) or other sites as are prohibited by the Commissioner of Health pursuant to SSL § 364-j(4)(e) or SSL § 369-ee for FHPlus.

e)	The Contractor may not require its Participating Providers to distribute Contractor- prepared communications to their patients.

f)	The Contractor shall instruct its Participating Providers regarding the following requirements applicable to communications with their patients about the MMC and FHPlus products offered by the Contractor and other MCOs with which the Participating Providers may have contracts:

i)	Participating Providers who wish to let their patients know of their affiliations with one or more MCOs must list each MCO with whom they have contracts.

ii)
Participating Providers who wish to communicate with their patients about managed care options must advise patients taking into consideration ONLY the MCO that best meets the health needs of the patient. Such advice, whether presented verbally or in writing, must be individually based and not merely a promotion of one plan over another.

iii)	Participating Providers may display the Contractor’s Marketing materials provided that appropriate notice is conspicuously posted for all other MCOs with whom the Provider has a contract.

iv)
Upon termination of a Provider Agreement with the Contractor, a provider that has contracts with other MCOs that offer MMC or FH Plus products may notify their patients of the change in status and the impact of such change on the patient.

3.    Marketing Representatives

a)
The Contractor shall require its Marketing Representatives, including employees assigned to market its MMC and FHPlus products, and employees of Marketing subcontractors, to successfully complete a training program about the basic concepts of managed care and the Enrollees’ rights and responsibilities relating to Enrollment in an MCO’s MMC or FHPlus product. The Contractor shall submit a copy of the training curriculum for its Marketing Representatives to SDOH as part of the Marketing plan. The Contractor shall be responsible for the activities of its Marketing Representatives and the Marketing activities of any subcontractor or management entity.

b)
The Contractor shall ensure that its Marketing Representatives engage in professional and courteous behavior in their interactions with LDSS staff, staff from other health plans, Eligible Persons and Prospective Enrollees. The Contractor shall neither participate nor encourage nor accept inappropriate behavior by its Marketing Representatives, including but not limited to interference with other MCO presentations, talking negatively about another MCO, or participating in a Medicaid or FHPlus client’s verification interview with LDSS staff.

c)
The Contractor shall not offer compensation to Marketing Representatives, including salary increases or bonuses, based solely on the number of individuals they enroll. However, the Contractor may base compensation of Marketing Representatives on periodic performance evaluations which consider Enrollment productivity as one of several performance factors during a performance period, subject to the following requirements:

i)	“Compensation” shall mean any remuneration required to be reported as income or compensation for federal tax purposes;

ii)	The Contractor may not pay a “commission” or fixed amount per enrollment;

iii)	The Contractor may not award bonuses more frequently than quarterly, or for an annual amount that exceeds ten percent (10%) of a Marketing Representative’s total annual compensation.

iv)	Sign-on bonuses for Marketing Representatives are prohibited;

v)
Where productivity is a factor in the bonus determination, bonuses must be structured in such a way that productivity carries a weight of no more than 30% of the total bonus and that application quality/accuracy must carry a weight equal to or greater than the productivity component;

vi)
The Contractor must limit salary adjustments for Marketing Representatives to annual adjustments except where the adjustment occurs during the first year of employment after a traditional trainee/probationary period or in the event of a company wide adjustment;

vii)	The Contractor is prohibited from reducing base salaries for Marketing Representatives for failure to meet productivity targets;

viii)	The Contractor is prohibited from offering non-monetary compensation such as gifts and trips to Marketing Representatives;

ix)
The Contractor shall have human resources policies and procedures for the earning and payment of overtime and must be able to provide documentation (such as time sheets) to support overtime compensation.

d)
The Contractor shall keep written documentation, including performance evaluations tools, of the basis it uses for awarding bonuses or increasing the salary of Marketing Representatives and employees involved in Marketing and make such documentation available for inspection by SDOH or the LDSS.

e)
The Contractor shall limit the staffing (FTEs) involved in the marketing/facilitated enrollment process. The limit shall be set at 150 FTEs for New York City and 75 FTEs for the metropolitan New York City area defined as Nassau, Suffolk, Westchester and Rockland Counties. FTEs subject to the limit include Marketing Representatives, Facilitated Enrollers and any other staff that conduct new enrollments, provide community presentations on coverage options and/or engage in outreach activities designed to develop enrollment leads. Managers and retention staff are not included in the limit as long as they do not personally conduct enrollments.

4.    Restricted Marketing Activities

a)	The Contractor shall not engage in the following practices:

i)	misrepresenting the Medicaid fee-for-service, MMC Program or FHPlus Program, or the program or policy requirements of the LDSS or the SDOH, in Marketing encounters or materials;

ii)	purchasing or otherwise acquiring or using mailing lists of Eligible Persons from third party vendors, including providers and LDSS offices;

iii)	using raffle tickets or event attendance or sign-in sheets to develop mailing lists of Prospective Enrollees;

iv)
offering incentives (i.e., any type of inducement whose receipt is contingent upon the individual’s Enrollment) of any kind to Prospective Enrollees to enroll in the Contractor’s MMC or FHPlus product;

v)
marketing to enrollees of other health plans. If the Contractor becomes aware during a marketing encounter that an individual is enrolled in another health plan, the marketing encounter must be promptly terminated. If the individual voluntarily suggests dissatisfaction with the health plan in which he or she is enrolled, the individual should be referred to the enrollment broker or LDSS for assistance.

b)
The Contractor may not discriminate against Eligible Persons or Enrollees on the basis of age; sex; race; creed; physical or mental handicap/developmental disability; national origin; sexual orientation; type of illness or condition; need for health services; or the Capitation Rate the Contractor will receive for such Eligible Person. Health assessments may not be performed by the Contractor prior to Enrollment. The Contractor may inquire about existing primary care relationships of the applicant and explain whether and how such relationships may be maintained. Upon request, each Prospective Enrollee shall be provided with a listing of all the Contractor’s Participating Providers including, PCPs, specialists and facilities in the Contractor’s network. The Contractor may respond to a Prospective Enrollee’s question about whether a particular PCP, specialist or facility is a Participating Provider of the Contractor in the network. However, the Contractor shall not inquire about the types of specialists utilized by the Prospective Enrollee.

c)
The Contractor may offer nominal gifts of not more than five dollars ($5.00) in fair- market value as part of a health fair or other Marketing activity to stimulate interest in the MMC or FH Plus Program and/or the Contractor. Such gifts must be pre-approved by the SDOH, and offered without regard to Enrollment. The Contractor must submit a listing and description of intended items to be distributed at Marketing activities as nominal gifts, including a listing of item donors or co-sponsors for approval. The submission of actual samples or photographs of intended nominal gifts will not be routinely required, but must be made available upon request by the SDOH reviewer.

d)
The Contractor may offer its Enrollees rewards for completing a health goal, such as finishing all prenatal visits, quitting smoking, timely completion of immunizations and other age appropriate preventive screenings. Such rewards may not exceed seventy-five dollars ($75.00) in fair-market value per Enrollee over a twelve (12) month period, and must be related to a health goal. The Contractor may not make reference to these rewards in their pre-enrollment Marketing materials or discussions and all such rewards must be approved by the SDOH.

Appendix E
New York State Department of Health Member Handbook Guidelines

Member Handbook Guidelines
1.    Purpose

a)	This document contains Member Handbook guidelines for use by the Contractor to develop handbooks for MMC and FHPlus Enrollees covered under this Agreement.

b)
These guidelines reflect the review criteria used by the SDOH Office of Managed Care in its review of all MMC and FHPlus Member Handbooks. Member Handbooks and addenda must be approved by SDOH prior to printing and distribution by the Contractor.

2.    SDOH Model Member Handbook

a)
The SDOH Model Member Handbook includes all required information specified in this Appendix, written at an acceptable reading level. The Contractor may adapt the SDOH Model Member Handbook to reflect its specific policies and procedures for its M MC or FH Plus product.

b)	SDOH strongly recommends the Contractor use the SDOH Model Member Handbook language for the following required disclosure areas in the Contractor’s Member Handbook:

i)	access to Family Planning and Reproductive Health services;
ii)self referral policies;

iii)	obtaining OB/GYN services;

iv)	the definitions of medical necessity and Emergency Services;

v)	protocols for Action, utilization review, Complaints, Complaint Appeals, Action Appeals, External Appeals, and fair hearings;

vi)	protocol for newborn Enrollment;

vii)	listing of Enrollee entitlements, including benefits, rights and responsibilities, and information available upon request;

viii)	obtaining and arranging transportation services;

ix)	access to Early and Periodic Screening, Diagnosis and Treatment (EPSDT) services; and

x)	access to dental services.

c)	A copy of the SDOH Model Member Handbook is available from the SDOH Office of Managed Care, Bureau of Intergovernmental Affairs.
3.    General Format

a)
It is expected that most MCOs will develop separate handbooks for their MMC and FHPlus Enrollees. The Contractor must include the required contents as per Section 4 of this Appendix for both the MMC and FHPlus Programs, as applicable, and list the information available upon request in accordance with Section 5 of this Appendix in their Member Handbooks.

b)
The Contractor must write Member Handbooks in a style and reading level that will accommodate the reading skills of many MMC and FHPlus Enrollees. In general the writing should be at no higher than a sixth-grade level, taking into consideration the need to incorporate and explain certain technical or unfamiliar terms to assure accuracy. The text must be printed in at least ten-point font, preferably twelve-point font. The SDOH reserves the right to require evidence that a handbook has been tested against the sixth-grade reading-level standard.

c)
The Contractor must make Member handbooks available in languages other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county in the Contractor’s service area speak a language other than English as a first language. Member handbooks must be made accessible to non- English speaking and visually and hearing impaired Enrollees.

4.    Requirements for Handbook Contents

a)	General Overview (how the MMC or FHPlus product works)

i)	Explanation of the Contractor’s MMC or FHPlus product, including what happens when an Eligible Person enrolls.

ii)
Explanation of the Contractor-issued Enrollee ID card, obtaining routine medical care, help by telephone, and general information pertaining to the Contractor’s MMC or FHPlus product, i.e., location of the Contractor, providers, etc.

iii)	Invitation to attend scheduled orientation sessions and other educational and outreach activities.

b)	Provider Listings

i)	The Contractor may include the following information in the handbook, as an insert to the handbook, or produce this information as a separate document and reference such document in the handbook.

A)	A current listing of providers, including facilities and site locations.

B)	Separate listings of Participating Providers that are Primary Care Providers and specialty providers; including location, phone number, and board certification status.

C)	Listing also must include a notice of how to determine if a Participating Provider is accepting new patients.

c)	Voluntary or Mandatory Enrollment - For MMC Program Only

i)	Must indicate whether Enrollment is voluntary or mandatory.

ii)	If the Contractor offers a MMC product in both mandatory and voluntary counties, an explanation of the difference, i.e., Disenrollment rules, etc.

d)	Choice of Primary Care Provider

i)	Explanation of the role of PCP as a coordinator of care, giving some examples, and how to choose one for self and family.

ii)	How to make an appointment with the PCP, importance of base line physical, immunizations and well-child care.

iii)	Explanation of different types of PCPs, i.e., family practice, pediatricians, internists, etc.

iv)	Notification that the Contractor will assign the Enrollee to a PCP if one is not chosen in thirty (30) days.

v)	OB/GYN choice rules for women.

e)	Changing Primary Care Provider

i)
Explanation of the Contractor’s policy, timeframes, and process related to an Enrollee changing his or her PCP. (Enrollees may change PCPs thirty (30) days after the initial appointment with their PCP, and the Contractor may elect to limit the Enrollee to changing PCPs without cause once every six months.)

ii)	Explanation of process for changing OB/GYN when applicable.

iii)	Explanation of requirements for choosing a specialist as PCP.

f)	Referrals to Specialists (Participating or Non-Participating)

i)	Explanation of specialist care and how referrals are accomplished.
ii)Explanation of the process for changing specialists.

i)	Explanation of self-referral services, i.e., OB/GYN services, HIV counseling and testing, eye exams, etc.

ii)
Notice that an Enrollee may obtain a referral to a Non-Participating Provider when the Contractor does not have a Participating Provider with appropriate training or experience to meet the needs of the Enrollee; and the procedure for obtaining such referrals.

iii)	Notice that an Enrollee with a condition that requires ongoing care from a specialist may request a standing referral to such a specialist; procedure for obtaining such referrals.

iv)
Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialist possessing the credentials to be responsible for providing or coordinating the Enrollee’s medical care; and the procedure for obtaining such a specialist.

v)
Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialty care center; and the procedure for obtaining such access.

vi)
For Contractors that cover dental services in the Prepaid Benefit Package, explanation of dental benefits including how to select a dentist, how to change a dentist, how to make an appointment with the dentist and the importance of dental care.

g)	Covered and Non-Covered Services

i)	Benefits and services covered by the Contractor’s MMC or FHPlus product, including benefit maximums and limits.

i)	Definition of medical necessity, as defined in this Agreement, and its use to determine whether benefits will be covered.

ii)	Medicaid covered services that are not covered by the Contractor’s MMC product or are excluded from the MMC Program, and how to access these services. (MMC Program Member Handbooks only.)

iv)	A description of services not covered by MMC, Medicaid fee-for-service or the FH Plus Programs.

v)	Prior Authorization and other requirements for obtaining treatments and services.

vi)	Access to Family Planning and Reproductive Health services, and for MMC Program Member Handbooks, the Free Access policy for MMC Enrollees, pursuant to Appendix C of this Agreement.

vii)	HIV counseling and testing free access policy. (MMC Program Member Handbooks only.)

viii)	Direct access policy for dental services provided at Article 28 clinics operated by academic dental centers when dental is in the Benefit Package. (MMC Program Member Handbooks only.)

ix)
The Contractor’s policy relating to emergent and non-emergent transportation, including who to call and what to do if the Contractor’s MMC product does not cover emergent or non-emergent transportation. (MMC Program Member Handbooks only.)

x)	For FH Plus Program Member Handbooks, coverage of emergent transportation and what to do if needed.

xi)	Contractor’s toll-free number for Enrollee to call for more information.

xii)	Any cost-sharing (e.g. copays for Contractor covered services).

xiii)
Access for MMC Enrollees from birth until age 21 years, and FHPlus Enrollees age 19 and 20 years, to EPSDT services (including dental services), to the extent such services are included in the Contractor’s Benefit Package, and including transportation to obtain these services.

h)Out of Area Coverage
Explanation of what to do and who to call if medical care is required when Enrollee is out of his or her county of fiscal responsibility or the Contractor’s service area.

i)	Emergency and Post Stabilization Care Access

i)	Definition of Emergency Services, as defined in law and regulation including examples of situations that constitute an emergency and situations that do not.

ii)	What to do in an emergency, including notice that services in a true emergency are not subject to prior approval.

iii)	A phone number to call if PCP is not available.

iv)	Explanation of what to do in non-emergency situations (PCP, urgent care, etc.).

v)	Locations where the Contractor provides Emergency Services and Post- stabilization Care Services.

vi)	Notice to Enrollees that in a true emergency they may access services at any provider of Emergency Services.

vii)	Definition of Post-Stabilization care services and how to access them.
j)    Actions and Utilization Review

i)	Circumstances under which Actions and utilization review will be undertaken (in accordance with Appendix F of this Agreement).

ii)	Toll-free telephone number of the utilization review department or subcontractor.

iii)	Time frames in which Actions and UR determinations must be made for prospective, retrospective, and concurrent reviews.

iv)	Right to reconsideration.

v)	Right to file an Action Appeal, orally or in writing, including expedited and standard Action Appeals processes and the timeframes for Action Appeals.

vi)	Right to designate a representative.

vii)
A notice that all Adverse Determinations will be made by qualified clinical personnel and that all notices will include information about the basis of the determination, and further Action Appeal rights (if any).

k)Enrollment and Disenrollment Procedures

i)
Where appropriate, explanation of Lock-In requirements and when an Enrollee may change to another MCO, or for MMC Enrollees if permitted, return to Medicaid fee-for-service, for Good Cause, as defined in Appendix H of this Agreement.

ii)	Procedures for Disenrollment.

iii)	LDSS, or Enrollment Broker as appropriate, phone number for information on Enrollment and Disenrollment.
l)Rights and Responsibilities of Enrollees

i)	Explanation of what an Enrollee has the right to expect from the Contractor in the way of medical care and treatment of the Enrollee as specified in Section 13.7 of this Agreement.

ii)	General responsibilities of the Enrollee.

iii)
Enrollee’s potential financial responsibility for payment when services are furnished by a Non-Participating Provider or are furnished by any provider without required authorization, or when a procedure, treatment, or service is not a covered benefit. Also note exceptions such as family planning and HIV counseling/testing.

iv)	Enrollee’s rights under State law to formulate advance directives.

v)	The manner in which Enrollees may participate in the development of Contractor policies.

m)	Language
Description of how the Contractor addresses the needs of non-English speaking Enrollees.
n)Grievance Procedures (Complaints)

i)	Right to file a Complaint regarding any dispute between the Contractor and an Enrollee (in accordance with Appendix F of the Agreement).

ii)	Right to file a Complaint orally.

iii)	The Contractor’s toll-free number for filing oral Complaints.

iv)	Time frames and circumstances for expedited and standard Complaints.

v)	Right to appeal a Complaint determination and the procedures for filing a Complaint Appeal.

vi)	Time frames and circumstances for expedited and standard Complaint Appeals.

vii)	Right to designate a representative.

viii)
A notice that all determination involving clinical disputes will be made by qualified clinical personnel and that all notices will include information about the basis of the determination, and further appeal rights (if any).

ix)	SDOH’s toll-free number for medically related Complaints.

x)	New York State Insurance Department number for certain complaints relating to billing.
o)Fair Hearing

i)
Explanation that the Enrollee has a right to a State fair hearing and aid to continue in some situations and that the Enrollee may be required to repay the Contractor for services received if the fair hearing decision is adverse to the Enrollee.

ii)
Describe situations when the Enrollee may ask for a fair hearing as described in Section 25 of this Agreement including: SDOH or LDSS decision about the Enrollee staying in or leaving the Contractor’s MMC or FHPlus product; Contractor determination that stops or limits Medicaid benefits; and Contractor’s Complaint determination that upholds a provider’s decision not to order Enrollee- requested services.

iii)	Describe how to request a fair hearing (assistance through member services, LDSS, State fair hearing contact).
p)External Appeals

i)	Description of circumstances under which an Enrollee may request an External Appeal.

ii)	Timeframes for applying for External Appeal and for decision-making.

iii)	How and where to apply.

iv)	Describe expedited External Appeal timeframe.

v)	Process for Contractor and Enrollee to agree on waiving the Contractor’s internal UR Appeals process.
q)Payment Methodologies
Description prepared annually of the types of methodologies the Contractor uses to reimburse providers, specifying the type of methodology used to reimburse particular types of providers or for the provision of particular types of services.
r)Physician Incentive Plan Arrangements

The Member Handbook must contain a statement indicating the Enrollees and Prospective Enrollees are entitled to ask if the Contractor has special financial arrangements with physicians that can affect the use of referrals and other services that they might need and how to obtain this information.

s)	How and Where to Get More Information
i)How to access a member services representative through a toll-free number.
ii)How and when to contact LDSS for assistance.
5.    Other Information Available Upon Enrollee’s Request

a)
Information on the structure and operation of the Contractor’s organization. List of the names, business addresses, and official positions of the membership of the board of directors, officers, controlling persons, owners or partners of the Contractor.

b)	Copy of the most recent annual certified financial statement of the Contractor, including a balance sheet and summary of receipts and disbursements prepared by a CPA.

c)	Copy of the most recent individual, direct pay subscriber contracts.

d)	Information relating to consumer complaints compiled pursuant to Section 210 of the Insurance Law.

e)	Procedures for protecting the confidentiality of medical records and other Enrollee information.

f)	Written description of the organizational arrangements and ongoing procedures of the Contractor’s quality assurance program.

g)	Description of the procedures followed by the Contractor in making determinations about the experimental or investigational nature of medical devices, or treatments in clinical trials.

h)	Individual health practitioner affiliations with Participating hospitals.

i)
Specific written clinical review criteria relating to a particular condition or disease and, where appropriate, other clinical information which the Contractor might consider in its Service Authorization or utilization review process.

j)	Written application procedures and minimum qualification requirements for health care providers to be considered by the Contractor.

k)
Upon request, the Contractor is required to provide the following information on the incentive arrangements affecting Participating Providers to Enrollees, previous Enrollees and Prospective Enrollees:

i)	Whether the Contractor’s Provider Agreements or subcontracts include Physician Incentive Plans (PIP) that affect the use of referral services.

ii)	Information on the type of incentive arrangements used.

iii)	Whether stop-loss protection is provided for physicians and physicians groups.

iv)	If the Contractor is at substantial financial risk, as defined in the PIP regulations, a summary of the required customer satisfaction survey results.

APPENDIX F
New York State Department of Health

Action and Grievance System Requirements

for MMC and FHPlus Programs
F.1    Action Requirements
F.2    Grievance System Requirements

F.1
Action Requirements
1.    Definitions

a)
Service Authorization Request means a request by an Enrollee, or a provider on the Enrollee’s behalf, to the Contractor for the provision of a service, including a request for a referral or for a non-covered service.

i)
Prior Authorization Request is a Service Authorization Request by the Enrollee, or a provider on the Enrollee’s behalf, for coverage of a new service, whether for a new authorization period or within an existing authorization period, before such service is provided to the Enrollee.

ii)
Concurrent Review Request is a Service Authorization Request by an Enrollee, or a provider on Enrollee’s behalf, for home health care services following an inpatient admission or for continued, extended or more of an authorized service than what is currently authorized by the Contractor.

b)	Service Authorization Determination means the Contractor’s approval or denial of a Service Authorization Request.

c)
Adverse Determination means a denial of a Service Authorization Request by the Contractor or an approval of a Service Authorization Request in an amount, duration, or scope that is less than requested.

d)	An Action means an activity of a Contractor or its subcontractor that results in:

i)	the denial or limited authorization of a Service Authorization Request, including the type or level of service;

ii)	the reduction, suspension, or termination of a previously authorized service;

iii)	the denial, in whole or in part, of payment for a service;

iv)	failure to provide services in a timely manner as defined by applicable State law and regulation and Section 15 of this Agreement;

v)	failure of the Contractor to act within the timeframes for resolution and notification of determinations regarding Complaints, Action Appeals and Complaint Appeals provided in this Appendix; or

vi)	in rural areas, as defined by 42 CFR §412.62(f)(a), where enrollment in the MMC program is mandatory and there is only one MCO, the denial of an Enrollee’s request to obtain services outside the MCO’s network pursuant to 42 CFR §438.52(b)(2)(ii).
2.    General Requirements

a)
The Contractor’s policies and procedures for Service Authorization Determinations and utilization review determinations shall comply with 42 CFR Part 438, Article 49 of the PHL, and 10 NYCRR Part 98, including but not limited to the following:

i)
Expedited review of a Service Authorization Request must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee’s life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request expedited review of a Prior Authorization Request or Concurrent Review Request. If the Contractor denies the Enrollee’s request for expedited review, the Contractor must handle the request under standard review timeframes.

ii)	Any Action taken by the Contractor regarding medical necessity or experimental or investigational services must be made by a clinical peer reviewer as defined by PHL §4900(2)(a).

iii)
Adverse Determinations, other than those regarding medical necessity or experimental/investigational services, must be made by a licensed, certified or registered health care professional when such determination is based on an assessment of the Enrollee’s health status or of the appropriateness of the level, quantity or delivery method of care. This requirement applies to determinations denying claims because the services in question are not a covered benefit (where coverage is dependent on an assessment of the Enrollee’s health status) and to Service Authorization Requests including but not limited to: services included in the Benefit Package, referrals and out-of-network services.

iv)
The Contractor is required to provide notice by phone and in writing to the Enrollee and to the provider of Service Authorization Determinations, whether adverse or not, within the timeframe specified in Section 3 below. Notice to the provider must contain the same information as the Notice of Action for the Enrollee.

v)	The Contractor is required to provide the Enrollee written notice of any Action other than a Service Authorization Determinations within the timeframe specified in Section 4 below.

3.	Timeframes for Service Authorization Determinations

a)
For Prior Authorization Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee’s condition requires and no more than:

i)	In the case of an expedited review, three (3) business days after receipt of the Service Authorization Request; or

ii)	In all other cases, within three (3) business days of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization request.

b)
For Concurrent Review Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee’s condition requires and no more than:

i)	In the case of an expedited review, one (1) business day after receipt of necessary information but no more than three (3) business days after receipt of the Service Authorization Request; or

ii)
the case of a request for home health care services following an inpatient admission, one (1) business day after receipt of necessary information; except when the day subsequent to the Service Authorization Request falls on a weekend or holiday, seventy-two (72) hours after receipt of necessary information; but in any event, no more than three (3) business days after receipt of the Service Authorization Request; or

iii)	In all other cases, within one (1) business day of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization Request.

c)	Timeframes for Service Authorization Determinations may be extended for up to fourteen (14) days if:

i)	the Enrollee, the Enrollee’s designee, or the Enrollee’s provider requests an extension orally or in writing; or

ii)
The Contractor can demonstrate or substantiate that there is a need for additional information and how the extension is in the Enrollee’s interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH’s request, that the extension was justified.

d)
If the Contractor extended its review as provided in paragraph 3(c) above, the Contractor must make a Service Authorization Determination and notice the Enrollee by phone and in writing as fast as the Enrollee’s condition requires and within three (3) business days after receipt of necessary information for Prior Authorization Requests or within one (1) business day after receipt of necessary information for Concurrent Review Requests, but in no event later than the date the extension expires.

4.	Timeframes for Notices of Actions Other Than Service Authorizations
Determinations

a)
When the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, it must provide the Enrollee with a written notice at least ten (10) days prior to the intended Action, except:

i)	the period of advance notice is shortened to five (5) days in cases of confirmed Enrollee fraud; or

ii)	the Contractor may mail notice not later than date of the Action for the following:

A)	the death of the Enrollee;

B)
a signed written statement from the Enrollee requesting service termination or giving information requiring termination or reduction of services (where the Enrollee understands that this must be the result of supplying the information);

C)	the Enrollee’s admission to an institution where the Enrollee is ineligible for further services;

D)	the Enrollee’s address is unknown and mail directed to the Enrollee is returned stating that there is no forwarding address;

E)	the Enrollee has been accepted for Medicaid services by another jurisdiction; or

F)	the Enrollee’s physician prescribes a change in the level of medical care.

b)	The Contractor must mail written notice to the Enrollee on the date of the Action when the Action is denial of payment, in whole or in part, except as provided in paragraph F.1 6(b) below.

c)
When the Contractor does not reach a determination within the Service Authorization Determination timeframes described above, it is considered an Adverse Determination, and the Contractor must send notice of Action to the Enrollee on the date the timeframes expire.

5.    Format and Content of Notices

a)
The Contractor shall ensure that all notices are in writing, in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

i)
Notice to the Enrollee that the Enrollee’s request for an expedited review has been denied shall include that the request will be reviewed under standard timeframes, including a description of the timeframes.

ii)	Notice to the Enrollee regarding a Contractor-initiated extension shall include:

A)	the reason for the extension;
B)an explanation of how the delay is in the best interest of the Enrollee;

C)	any additional information the Contractor requires from any source to make its determination;

D)	the right of the Enrollee to file a Complaint (as defined in Appendix F.2 of this Agreement)regarding the extension;

E)	the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

F)	the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and

G)	the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH’s toll-free number for Complaints.

iii)	Notice to the Enrollee of an Action shall include:

A)	the description of the Action the Contractor has taken or intends to take;

B)	the reasons for the Action, including the clinical rationale, if any;

C)	the Enrollee’s right to file an Action Appeal (as defined in Appendix F.2 of this Agreement) , including:

I)	The fact that the Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed an Action Appeal.

II)	The right of the Enrollee to designate a representative to file Action Appeals on his/her behalf;

D)
the process and timeframe for filing an Action Appeal with the Contractor, including an explanation that an expedited review of the Action Appeal can be requested if a delay would significantly increase the risk to an Enrollee’s health, a toll-free number for filing an oral Action Appeal and a form, if used by the Contractor, for filing a written Action Appeal;

E)	a description of what additional information, if any, must be obtained by the Contractor from any source in order for the Contractor to make an Appeal determination;

F)	the timeframes within which the Action Appeal determination must be made;

G)	the right of the Enrollee to contact the New York State Department of Health with his or her Complaint, including the SDOH’s toll-free number for Complaints;

H)	the notice entitled “Managed Care Action Taken” for denial of benefits or for termination or reduction in benefits, as applicable, containing the Enrollee’s fair hearing and aid continuing rights;

I)	For Actions based on a determination that a requested out-of-network service is not materially different from an alternate service available from a Participating Provider, the notice of Action shall also include:

I)	notice of the required information for submission when filing an Action Appeal from the MCO’s determination as provided for in PHL 4904 (1-a);

II)	a statement that the Enrollee may be eligible for an External Appeal;

III)	a statement that if the denial is upheld on Action Appeal, the Enrollee will have 45 days from the receipt of the final adverse determination to request an External Appeal;

IV)	a statement that if the denial is upheld on an expedited Action Appeal, the Enrollee may request an External Appeal or request a standard Action Appeal; and

V)
a statement that the Enrollee and the Contractor may agree to waive the internal appeal process, and the Enrollee will have 45 days to request an External Appeal from receipt of written notice of that agreement.

J)	For Actions based on issues of Medical Necessity or an experimental or investigational treatment, the notice of Action shall also include:

I)	a clear statement that the notice constitutes the initial adverse determination and specific use of the terms “medical necessity” or “experimental/investigational”;

II)	a statement that the specific clinical review criteria relied upon in making the determination is available upon request;

III)	a statement that the Enrollee may be eligible for an External Appeal;

IV)	a statement that if the denial is upheld on Action Appeal, the Enrollee will have 45 days from receipt of the final adverse determination to request an External Appeal;

V)	a statement that if the denial is upheld on an expedited Action Appeal, the Enrollee may request an External Appeal or request a standard Action Appeal; and

VI)
a statement that the Enrollee and the Contractor may agree to waive the internal appeal process, and the Enrollee will have 45 days to request an External Appeal from receipt of written notice of that agreement.

6.    Contractor Obligation to Notice

a)
The Contractor must provide written Notice of Action to Enrollees and providers in accordance with the requirements of this Appendix, including, but not limited to, the following circumstances (except as provided for in paragraph 6(b) below):

i)	the Contractor makes a coverage determination or denies a request for a referral, regardless of whether the Enrollee has received the benefit;

ii)	the Contractor determines that a service does not have appropriate authorization;

iii)	the Contractor denies a claim for services provided by a Non-Participating Provider for any reason;

iv)	the Contractor denies a claim or service due to medical necessity;

v)	the Contractor rejects a claim or denies payment due to a late claim submission;

vi)	the Contractor denies a claim because it has determined that the Enrollee was not eligible for MMC or FH Plus coverage on the date of service;

vii)	the Contractor denies a claim for service rendered by a Participating Provider due to lack of a referral;

viii)	the Contractor denies a claim because it has determined it is not the appropriate payor; or

ix)	the Contractor denies a claim due to a Participating Provider billing for Benefit Package services not included in the Provider Agreement between the Contractor and the Participating Provider.

b)	The Contractor is not required to provide written Notice of Action to Enrollees in the following circumstances:

i)
When there is a prepaid capitation arrangement with a Participating Provider and the Participating Provider submits a fee-for-service claim to the Contractor for a service that falls within the capitation payment;

ii)	if a Participating Provider of the Contractor itemizes or “unbundles” a claim for services encompassed by a previously negotiated global fee arrangement;

iii)	if a duplicate claim is submitted by the Enrollee or a Participating Provider, no notice is required, provided an initial notice has been issued;

iv)
if the claim is for a service that is carved-out of the MMC Benefit Package and is provided to a MMC Enrollee through Medicaid fee-for-service, however, the Contractor should notify the provider to submit the claim to Medicaid;

v)
if the Contractor makes a coding adjustment to a claim (up-coding or down- coding) and its Provider Agreement with the Participating Provider includes a provision allowing the Contractor to make such adjustments;

vi)
if the Contractor has paid the negotiated amount reflected in the Provider Agreement with a Participating Provider for the services provided to the Enrollee and denies the Participating Provider’s request for additional payment; or

vii)
If the Contractor has not yet adjudicated the claim. If the Contractor has pended the claim while requesting additional information, a notice is not required until the coverage determination has been made.

F.2
Grievance System Requirements
1.    Definitions

a)
A Grievance System means the Contractor’s Complaint and Appeal process, and includes a Complaint and Complaint Appeal process, a process to appeal Actions, and access to the State’s fair hearing system.

b)
For the purposes of this Agreement, a Complaint means an Enrollee’s expression of dissatisfaction with any aspect of his or her care other than an Action. A “Complaint” means the same as a “grievance” as defined by 42 CFR §438.400 (b).

c)	An Action Appeal means a request for a review of an Action.

d)	A Complaint Appeal means a request for a review of a Complaint determination.

e)
An Inquiry means a written or verbal question or request for information posed to the Contractor with regard to such issues as benefits, contracts, and organization rules. Neither Enrollee Complaints nor disagreements with Contractor determinations are Inquiries.

2.    Grievance System – General Requirements

a)
The Contractor shall describe its Grievance System in the Member Handbook, and it must be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with Section 13.4 and The Member Handbook Guidelines (Appendix E) of this Agreement.

b)
The Contractor will provide Enrollees with any reasonable assistance in completing forms and other procedural steps for filing a Complaint, Complaint Appeal or Action Appeal, including, but not limited to, providing interpreter services and toll-free numbers with TTY/TDD and interpreter capability.

c)	The Enrollee may designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf.

d)	The Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed a Complaint, Complaint Appeal or Action Appeal.

e)	The Contractor’s procedures for accepting Complaints, Complaint Appeals and Action Appeals shall include:

i)	toll-free telephone number;
ii)designated staff to receive calls;

iii)	“live” phone coverage at least forty (40) hours a week during normal business hours;

iv)	a mechanism to receive after hours calls, including either:

A)	a telephone system available to take calls and a plan to respond to all such calls no later than on the next business day after the calls were recorded; or

B)
a mechanism to have available on a twenty-four (24) hour, seven (7) day a week basis designated staff to accept telephone Complaints, whenever a delay would significantly increase the risk to an Enrollee’s health.

f)
The Contractor must ensure that personnel making determinations regarding Complaints, Complaint Appeals and Action Appeals were not involved in previous levels of review or decision-making. If any of the following applies, determinations must be made by qualified clinical personnel as specified in this Appendix:

i)A denial Action Appeal based on lack of medical necessity.
ii)A Complaint regarding denial of expedited resolution of an Action Appeal.

iii)	A Complaint, Complaint Appeal, or Action Appeal that involves clinical issues.
3.    Action Appeals Process

a)	The Contractor’s Action Appeals process shall indicate the following regarding resolution of Appeals of an Action:

i)
The Enrollee, or his or her designee, will have no less than sixty (60) business days and no more than ninety (90) days from the date of the notice of Action to file an Action Appeal. An Enrollee requesting a fair hearing within ten (10) days of the notice of Action or by the intended date of an Action, whichever is later, that involves the reduction, suspension, or termination of previously approved services may request “aid continuing” in accordance with Section 25.4 of this Agreement.

ii)	The Enrollee may file a written Action Appeal or an oral Action Appeal. Oral

Action Appeals must be followed by a written, signed, Action Appeal. The Contractor may provide a written summary of an oral Action Appeal to the

Enrollee (with the acknowledgement or separately) for the Enrollee to review, modify if needed, sign and return to the Contractor. If the Enrollee or provider requests expedited resolution of the Action Appeal, the oral Action Appeal does not need to be confirmed in writing. The date of the oral filing of the Action Appeal will be the date of the Action Appeal for the purposes of the timeframes for resolution of Action Appeals. Action Appeals resulting from a Concurrent Review must be handled as an expedited Action Appeal.

iii)
The Contractor must send a written acknowledgement of the Action Appeal within fifteen (15) days of receipt. If a determination is reached before the written acknowledgement is sent, the Contractor may include the written acknowledgement with the notice of Action Appeal determination (one notice).

iv)
The Contractor must provide the Enrollee reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing. The Contractor must inform the Enrollee of the limited time to present such evidence in the case of an expedited Action Appeal. The Contractor must allow the Enrollee or his or her designee, both before and during the Action Appeals process, to examine the Enrollee’s case file, including medical records and any other documents and records considered during the Action Appeals process. The Contractor will consider the Enrollee, his or her designee, or legal estate representative of a deceased Enrollee a party to the Action Appeal.

v)
The Contractor must have a process for handling expedited Action Appeals. Expedited resolution of the Action Appeal must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee’s life or health or ability to attain, maintain, or regain maximum function, or when the Action involved a Concurrent Review Request. The Enrollee may request an expedited review of an Action Appeal. If the Contractor denies the Enrollee’s request for an expedited review, the Contractor must handle the request under standard Action Appeal resolution timeframes. The Contractor must make reasonable efforts to provide prompt oral notice to the Enrollee of the determination to deny the Enrollee’s request for expedited review and send written notice as provided by paragraph 5 (a) (i) below to the Enrollee within two (2) days of this determination.

vi)	The Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an Enrollee’s Appeal.

vii)	Action Appeals of clinical matters must be decided by personnel qualified to review the Action Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL §4900(2)(a). Action Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original determination.

4.    Timeframes for Resolution of Action Appeals

a)	The Contractor’s Action Appeals process shall indicate the following specific timeframes regarding Action Appeal resolution:

i)	The Contractor will resolve Action Appeals as fast as the Enrollee’s condition requires, and no later than thirty (30) days from the date of the receipt of the Action Appeal.

ii)
The Contractor will resolve expedited Action Appeals as fast as the Enrollee’s condition requires, within two (2) business days of receipt of necessary information and no later than three (3) business days of the date of the receipt of the Action Appeal.

iii)	Timeframes for Action Appeal resolution may be extended for up to fourteen (14) days if:

A)	the Enrollee, his or her designee, or the provider requests an extension orally or in writing; or

B)
the Contractor can demonstrate or substantiate that there is a need for additional information and the extension is in the Enrollee’s interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH’s request, that the extension was justified.

iv)
The Contractor will make a reasonable effort to provide oral notice to the Enrollee, his or her designee, and the provider where appropriate, for expedited Action Appeals at the time the Action Appeal determination is made.

v)	The Contractor must send written notice to the Enrollee, his or her designee, and the provider where appropriate, within two (2) business days of the Action Appeal determination.
5.    Action Appeal Notices

a)
The Contractor shall ensure that all notices are in writing and in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

i)
Notice to the Enrollee that the Enrollee’s request for an expedited Action Appeal has been denied shall include that the request will be reviewed under standard Action Appeal timeframes, including a description of the timeframes. This notice may be combined with the acknowledgement.

ii)	Notice to the Enrollee regarding an Contractor-initiated extension shall include:

A)	the reason for the extension;
B)an explanation of how the delay is in the best interest of the Enrollee;

C)	any additional information the Contractor requires from any source to make its determination;

D)	the right of the Enrollee to file a Complaint regarding the extension;

E)	the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

F)	the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and

G)	the right of the Enrollee to contact the New York State Department of Health regarding his or her their Complaint, including the SDOH’s toll-free number for Complaints.

iii)	Notice to the Enrollee of Action Appeal Determination shall include:

A)	Date the Action Appeal was filed and a summary of the Action Appeal;
B)Date the Action Appeal process was completed;

C)	the results and the reasons for the determination, including the clinical rationale, if any;

D)	If the determination was not in favor of the Enrollee, a description of Enrollee’s fair hearing rights, if applicable;

E)	the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH’s toll-free number for Complaints; and

F)	For Action Appeals involving Medical Necessity or an experimental or investigational treatment, the notice must also include:

I)	a clear statement that the notice constitutes the final adverse determination and specifically use the terms “medical necessity” or “experimental/investigational;”

I)	the Enrollee’s coverage type;

II)	the procedure in question, and if available and applicable the name of the provider and developer/manufacturer of the health care service;

III)
statement that the Enrollee is eligible to file an External Appeal and the timeframe for filing, and if the Action Appeal was expedited, a statement that the Enrollee may choose to file a standard Action Appeal with the Contractor or file an External Appeal;

IV)	a copy of the “Standard Description and Instructions for Health Care Consumers to Request an External Appeal” and the External Appeal application form;

V)	the Contractor’s contact person and telephone number;

VI)	the contact person, telephone number, company name and full address of the utilization review agent, if the determination was made by the agent; and

VII)	if the Contractor has a second level internal review process, the notice shall contain instructions on how to file a second level Action Appeal and a statement in bold text that the timeframe for requesting an External Appeal begins upon receipt of the final adverse determination of the first level Action Appeal, regardless of whether or not a second level of Action Appeal is requested, and that by choosing to request a second level Action Appeal, the time may expire for the Enrollee to request an External Appeal.
6.    Complaint Process

a)	The Contractor’ Complaint process shall include the following regarding the handling of Enrollee Complaints:

i)
The Enrollee, or his or her designee, may file a Complaint regarding any dispute with the Contractor orally or in writing. The Contractor may have requirements for accepting written Complaints either by letter or Contractor supplied form. The Contractor cannot require an Enrollee to file a Complaint in writing.

ii)
The Contractor must provide written acknowledgment of any Complaint not immediately resolved, including the name, address and telephone number of the individual or department handling the Complaint, within fifteen (15) business days of receipt of the Complaint. The acknowledgement must identify any additional information required by the Contractor from any source to make a determination. If a Complaint determination is made before the written acknowledgement is sent, the Contractor may include the acknowledgement with the notice of the determination (one notice).

iii)	Complaints shall be reviewed by one or more qualified personnel.

iv)
Complaints pertaining to clinical matters shall be reviewed by one or more licensed, certified or registered health care professionals in addition to whichever non-clinical personnel the Contractor designates.

7.    Timeframes for Complaint Resolution by the Contractor

a)	The Contractor’s Complaint process shall indicate the following specific timeframes regarding Complaint resolution:

i)
If the Contractor immediately resolves an oral Complaint to the Enrollee’s satisfaction, that Complaint may be considered resolved without any additional written notification to the Enrollee. Such Complaints must be logged by the Contractor and included in the Contractor’s quarterly HPN Complaint report submitted to SDOH in accordance with Section 18 of this Agreement.

ii)	Whenever a delay would significantly increase the risk to an Enrollee’s health, Complaints shall be resolved within forty-eight (48) hours after receipt of all necessary information and no more than seven (7) days from the receipt of the Complaint.

iii)
All other Complaints shall be resolved within forty-five (45) days after the receipt of all necessary information and no more than sixty (60) days from receipt of the Complaint. The Contractor shall maintain reports of Complaints unresolved after forty-five (45) days in accordance with Section 18 of this Agreement.

8.    Complaint Determination Notices

a)	The Contractor’s procedures regarding the resolution of Enrollee Complaints shall include the following:

i)	Complaint Determinations by the Contractor shall be made in writing to the Enrollee or his/her designee and include:

A)	the detailed reasons for the determination;

B)	in cases where the determination has a clinical basis, the clinical rationale for the determination;

C)
the procedures for the filing of an appeal of the determination, including a form, if used by the Contractor, for the filing of such a Complaint Appeal; and notice of the right of the Enrollee to contact the State Department of Health regarding his or her Complaint, including SDOH’s toll-free number for Complaints.

ii)
If the Contractor was unable to make a Complaint determination because insufficient information was presented or available to reach a determination, the Contractor will send a written statement that a determination could not be made to the Enrollee on the date the allowable time to resolve the Complaint has expired.

iii)
In cases where delay would significantly increase the risk to an Enrollee’s health, the Contractor shall provide notice of a determination by telephone directly to the Enrollee or to the Enrollee's designee, or when no phone is available, some other method of communication, with written notice to follow within three (3) business days.

9.    Complaint Appeals

a)	The Contractor’s procedures regarding Enrollee Complaint Appeals shall include the following:

i)
The Enrollee or designee has no less than sixty (60) business days after receipt of the notice of the Complaint determination to file a written Complaint Appeal. Complaint Appeals may be submitted by letter or by a form provided by the Contractor.

ii)
Within fifteen (15) business days of receipt of the Complaint Appeal, the Contractor shall provide written acknowledgment of the Complaint Appeal, including the name, address and telephone number of the individual designated to respond to the Appeal. The Contractor shall indicate what additional information, if any, must be provided for the Contractor to render a determination.

iii)
Complaint Appeals of clinical matters must be decided by personnel qualified to review the Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL §4900(2)(a).

iv)	Complaint Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original Complaint determination.

v)	Complaint Appeals shall be decided and notification provided to the Enrollee no more than:

A)	two (2) business days after the receipt of all necessary information when a delay would significantly increase the risk to an Enrollee’s health; or

B)	thirty (30) business days after the receipt of all necessary information in all other instances.

vi)	The notice of the Contractor’s Complaint Appeal determination shall include:

A)	the detailed reasons for the determination;

B)	the clinical rationale for the determination in cases where the determination has a clinical basis;

C)	the notice shall also inform the Enrollee of his/her option to also contact the State Department of Health with his/her Complaint, including the SDOH’s toll-free number for Complaints;

D)	instructions for any further Appeal, if applicable.
10.    Records

a)	The Contractor shall maintain a file on each Complaint, Action Appeal and Complaint Appeal. These records shall be readily available for review by the SDOH, upon request. The file shall include:

i)	date the Complaint was filed;
ii)copy of the Complaint, if written;

iii)date of receipt of and copy of the Enrollee’s written confirmation, if any;

iv)	log of Complaint determination including the date of the determination and the titles of the personnel and credentials of clinical personnel who reviewed the Complaint;

v)	date and copy of the Enrollee’s Action Appeal or Complaint Appeal;

vi)	Enrollee or provider requests for expedited Action Appeals and Complaint Appeals and the Contractor’s determination;

vii)	necessary documentation to support any extensions;

viii)	determination and date of determination of the Action Appeals and Complaint Appeals;

ix)	the titles and credentials of clinical staff who reviewed the Action Appeals and Complaint Appeals; and

x)	Complaints unresolved for greater than forty-five (45) days.

APPENDIX G
SDOH Requirements for the Provision

of Emergency Care and Services

SDOH Requirements for the

Provision of Emergency Care and Services
1.    Definitions

a)
“Emergency Medical Condition” means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

i)
placing the health of the person afflicted with such condition in serious jeopardy or, in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or

ii)	serious impairment to such person’s bodily functions; or

iii)	serious dysfunction of any bodily organ or part of such person; or

iv)	serious disfigurement of such person.

b)
“Emergency Services” means covered inpatient and outpatient health care procedures, treatments or services that are furnished by a provider qualified to furnish these services and that are needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol. Emergency Services also include Screening, Brief Intervention, and Referral to Treatment (SBIRT) for Chemical Dependency when rendered in emergency departments.

c)
“Post-stabilization Care Services” means covered services, related to an emergency medical condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in Section 3 below, to improve or resolve the Enrollee’s condition.

2.    Coverage and Payment of Emergency Services

a)	The Contractor must cover and pay for Emergency Services regardless of whether the provider that furnishes the services has a contract with the Contractor.

b)	The Contractor shall cover and pay for services as follows:
i)    Participating Providers

A)	Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Participating Provider shall be at the rate or rates of payment specified in the contract between the Contractor and the hospital. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

B)
Payment by the Contractor for physician services provided to an Enrollee by a Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the rate or rates of payment specified in the contract between the Contractor and the physician. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

ii)	Non-Participating Providers

A)
Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Non-Participating Provider shall be at the Medicaid fee-for-service rate, inclusive of the capital component, in effect on the date that the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

B)
Payment by the Contractor for physician services provided to an Enrollee by a Non-Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the Medicaid fee-for-service rate in effect on the date the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

c)	The Contractor must advise Enrollees that they may access Emergency Services at any Emergency Services provider.

d)	Prior authorization for treatment of an Emergency Medical Condition is never required.

e)	The Contractor may not deny payment for treatment obtained in either of the following circumstances:

i)
An Enrollee had an Emergency Medical Condition, including cases in which the absence of immediate medical attention would not have had the outcomes specified in the definition of Emergency Medical Condition above.

ii)	A representative of the Contractor instructs the Enrollee to seek Emergency Services.

f)	A Contractor may not:

i)	limit what constitutes an Emergency Medical Condition based on lists of diagnoses or symptoms; or

ii)	refuse to cover emergency room services based on the failure of the provider or the Enrollee to give the Contractor notice of the emergency room visit.

g)	An Enrollee who has an Emergency Medical Condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.

h)
The attending emergency physician, or the provider actually treating the Enrollee, is responsible for determining when the Enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor for payment.

3.	Coverage and Payment of Post-stabilization Care Services

a)	The Contractor is financially responsible for Post-stabilization Care Services furnished by a provider within or outside the Contractor’s network when:

i)	they are pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative;

ii)
they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain the Enrollee’s stabilized condition within one (1) hour of a request to the Contractor for pre-approval of further Post-stabilization Care Services;

iii)
they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain, improve or resolve the Enrollee’s stabilized condition if:

A)	The Contractor does not respond to a request for pre-approval within one (1) hour;

B)	The Contractor cannot be contacted; or

C)
The Contractor’s representative and the treating physician cannot reach an agreement concerning the Enrollee’s care and a plan physician is not available for consultation. In this situation, the Contractor must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria in 3(b) is met.

iv)
The Contractor must limit charges to Enrollees for Post-stabilization Care Services to an amount no greater than what the organization would charge the Enrollee if he or she had obtained the services through the Contractor.

b)	The Contractor’s financial responsibility to the treating emergency provider for Post- stabilization Care Services it has not pre-approved ends when:

i)	A plan physician with privileges at the treating hospital assumes responsibility for the Enrollee’s care;

ii)	A plan physician assumes responsibility for the Enrollee’s care through transfer;

iii)	A Contractor representative and the treating physician reach an agreement concerning the Enrollee’s care or

iv)	The Enrollee is discharged.

4.	Protocol for Acceptable Transfer Between Facilities

a)	All relevant COBRA requirements must be met.

b)	The Contractor must provide for an appropriate (as determined by the emergency department physician) transfer method/level with personnel as needed.

c)	The Contractor must contact/arrange for an available, accepting physician and patient bed at the receiving institution.

d)	If a patient is not transferred within eight (8) hours to an appropriate inpatient setting after the decision to admit has been made, then admission at the original facility is deemed authorized.
5.    Emergency Transportation
When emergency transportation is included in the Contractor’s Benefit Package, the Contractor shall reimburse the transportation provider for all emergency transportation services, without regard to final diagnosis or prudent layperson standards. Payment by the Contractor for emergency transportation services provided to an Enrollee by a Participating Provider shall be at the rate or rates of payment specified in the contract between the Contractor and the transportation provider. Payment by the Contractor for emergency transportation services provided to an Enrollee by a Non-Participating Provider shall be at the Medicaid fee-for-service rate in effect on the date the service was rendered.

APPENDIX H
New York State Department of Health Requirements

for the Processing of Enrollments and Disenrollments

in the MMC and FHPlus Programs

SDOH Requirements

for the Processing of Enrollments and Disenrollments

in the MMC and FHPlus Programs
1.General
The Contractor’s Enrollment and Disenrollment procedures shall be consistent with these requirements, except that to allow LDSS and the Contractor flexibility in developing processes that will meet the needs of both parties, SDOH, upon receipt of a written request from either the LDSS or the Contractor, may allow modifications to timeframes and some procedures. Where an Enrollment Broker exists, the Enrollment Broker will be responsible for some or all of the LDSS responsibilities as set forth in the Enrollment Broker Contract.
2.Enrollment
a)    SDOH Responsibilities:

i)	The SDOH is responsible for monitoring LDSS program activities and providing technical assistance to the L DSS and the Contractor to ensure compliance with the State’s policies and procedures.

ii)	SDOH reviews and approves proposed Enrollment materials prior to the Contractor publishing and disseminating or otherwise using the materials.

b)	LDSS Responsibilities:

i)	The LDSS has the primary responsibility for the Enrollment process.

ii)
Each LDSS determines Medicaid and FHPlus eligibility. To the extent practicable, the LDSS will follow up with Enrollees when the Contractor provides documentation of any change in status which may affect the Enrollee’s Medicaid, FHPlus, or MMC eligibility, including exclusion status of a current Enrollee. The LDSS must conduct timely review and take appropriate action when the Contractor notifies the LDSS of the existence of duplicate Client Identification Numbers (CINs).

iii)	The LDSS is responsible for coordinating the Medicaid and FHPlus application and Enrollment processes.

iv)	The LDSS is responsible for providing pre-enrollment information to Eligible Persons, consistent with Sections 364-j(4)(e)(iv) and 369-ee of the SSL, and the training of persons providing Enrollment counseling to Eligible Persons.

v)	The LDSS is responsible for informing Eligible Persons of the availability of MCOs and HIV SNPs offering MMC and/or FHPlus products and the scope of services covered by each.

vi)	The LDSS is responsible for informing Eligible Persons of the right to confidential face-to-face Enrollment counseling and will make confidential face- to-face sessions available upon request.

v)
The LDSS is responsible for instructing Eligible Persons to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee. The LDSS includes such instructions to Eligible Persons in its written materials related to Enrollment.

vi)
For Enrollments made during face-to-face counseling, if the Prospective Enrollee has a preference for particular medical services providers, Enrollment counselors shall verify with the medical services providers that such medical services providers whom the Prospective Enrollee prefers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

vii)	The LDSS is responsible for the timely processing of managed care Enrollment applications, Exemptions, and Exclusions.

viii)
The LDSS is responsible for determining the status of Enrollment applications. Applications will be enrolled, pended or denied. The LDSS will notify the Contractor of the denial of any Enrollment applications that the Contractor assisted in completing and submitting to the LDSS under the circumstances described in 2(c)(i) of this Appendix. This includes enrollment denials due to the existence of a duplicate Client Identification Number (CIN) for an Enrollee already enrolled in an MCO.

ix)	The LDSS is responsible for determining the Exemption and Exclusion status of individuals determined to be eligible for Medicaid under Title 11 of the SSL.

A)
Exempt means an individual eligible for Medicaid under Title 11 of the SSL determined by the LDSS or the SDOH to be in a category of persons, as specified in Section 364-j of the SSL and/or New York State’s Operational Protocol for the Partnership Plan, that are not required to participate in the MMC Program; however, individuals designated as Exempt may elect to voluntarily enroll.

B)
Excluded means an individual eligible for Medicaid under Title 11 of the SSL determined by the LDSS or the SDOH to be in a category of persons, as specified in Section 364-j of the SSL and/or New York State’s Operational Protocol for the

Partnership Plan, that are precluded from participating in the MMC Program.

xii)
Individuals eligible for Medicaid under Title 11 of the SSL in the following categories will be eligible for Enrollment in the Contractor’s MMC product at the LDSS’s option, as indicated in Schedule 2 of Appendix M.

A)Foster care children in the direct care of LDSS;
B)Homeless persons living in shelters outside of New York City.

xiii)
The LDSS is responsible for entering individual Enrollment form data and transmitting that data to the State’s Prepaid Capitation Plan (PCP) Subsystem. The transfer of Enrollment information may be accomplished by any of the following:

A)	LDSS directly enters data into PCP Subsystem; or

B)	LDSS or Contractor submits a tape to the State, to be edited and entered into PCP Subsystem; or

C)	LDSS electronically transfers data, via a dedicated line or Medicaid Eligibility Verification System (MEVS) to the PCP Subsystem.

xiv)	The LDSS is responsible for sending the following required notices to Eligible Persons:

A)
For mandatory MMC program only - Initial Notification Letter: This letter informs Eligible Persons about the mandatory MMC program and the timeframes for choosing a MCO offering a MMC product. Included with the letter are managed care brochures, an Enrollment form, and information on their rights and responsibilities under this program, including the option for HIV/AIDS infected individuals who are categorically exempt from the mainstream MMC program to enroll in an HIV SNP on a voluntary basis in LDSS jurisdictions where HIV SNPs exist.

B)
For mandatory MMC program only - Reminder Letter: A letter to all Eligible Persons in a mandatory category who have not responded by submitting a completed Enrollment form within thirty (30) days of being sent or given an Enrollment packet.

C)
For MMC program - Enrollment Confirmation Notice for MMC Enrollees: This notice indicates the Effective Date of Enrollment, the name of the MCO and all individuals who are being enrolled. This notice should also be used for case additions and re-enrollments into the same MCO. There is no requirement that an

Enrollment Confirmation Notice be sent to FHPlus Enrollees.

D)
Notice of Denial of Enrollment: This notice is used when an individual has been determined by LDSS to be ineligible for Enrollment into the MMC or FHPlus program. This notice must include fair hearing rights. This notice is not required when Medicaid or FHPlus eligibility is being denied (or closed).

E)
For MMC program only - Exemption Request Forms: Exemption forms are provided to MMC Eligible Persons upon request if they wish to apply for an Exemption. Individuals precoded on the system as meeting Exemption or Exclusion criteria do not need to complete an Exemption request form. This notice is required for mandatory MMC Eligible Persons.

F)
For MMC program only - Exemption and Exclusion Request Approval or Denial: This notice is designed to inform a recipient who applied for an exemption or who failed to provide documentation of exclusion criteria when requested by the LDSS of the LDSS’s disposition of the request, including the right to a fair hearing if the request for exemption or exclusion is denied. This notice is required for voluntary and mandatory MMC Eligible Persons.

c)	Contractor Responsibilities:

i)
To the extent permitted by law and regulation, the Contractor may accept Enrollment forms from Potential Enrollees for the MMC program, provided that the appropriate education has been provided to the Potential Enrollee by the LDSS pursuant to Section 2(b) of this Appendix. In those instances, the Contractor will submit resulting Enrollments to the LDSS, within a maximum of five (5) business days from the day the Enrollment is received by the Contractor (unless otherwise agreed to by SDOH and LDSS).

ii)
The Contractor must notify new MMC and FHPlus Enrollees of their Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment is different from that previously given to the Enrollee, the Contractor must notify the Enrollee of the actual date of Enrollment. This may be accomplished through a Welcome Letter. To the extent practicable, such notification must precede the Effective Date of Enrollment.

iii)
The Contractor must notify the LDSS within five (5) business days of such information becoming known to the Contractor of any Medicaid or FHPlus Enrollees whose eligibility for those programs was established based on false information contained in applications completed by the Contractor or its subcontractors in fulfilling its responsibilities related to Facilitated Enrollment as set forth in Appendix P of this Agreement. Such information may include, but is not limited to, household income and/or resources (as defined in Subpart 360-4 of 18 NYCRR), household size, or address. The foregoing responsibility supplements those set forth in Sections 23.1 and 23.2 of this Agreement.

iv)
The Contractor must report any changes that affect or may affect the eligibility status of its enrolled members to the LDSS within five (5) business days of such information becoming known to the Contractor. This includes, but is not limited to, address changes, verification of pregnancy, incarceration, death, third party insurance, etc., as well as exclusion status of MMC members.

v)
The Contractor, within five (5) business days of identifying cases where a person may be enrolled in the Contractor’s MMC or FHPlus product under more than one Client Identification Number (CIN), or has knowledge of an Enrollee with more than one active CIN, must convey that information in writing to the LDSS.

vi)
The Contractor shall advise Prospective Enrollees, in written materials related to Enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

vii)	The Contractor shall accept all Enrollments as ordered by the Office of Temporary and Disability Assistance’s Office of Administrative Hearings due to fair hearing requests or decisions.
3.    Newborn Enrollments

a)	The Contractor agrees to enroll and provide coverage for eligible newborn children effective from the time of birth.

b)	SDOH Responsibilities:

i)	The SDOH will update WMS with information on the newborn received from hospitals, consistent with the requirements of Section 366-g of the SSL as amended by Chapter 412 of the Laws of 1999.

ii)
Upon notification of the birth by the hospital or birthing center, the SDOH will update WMS with the demographic data for the newborn and enroll the newborn in the mother’s MCO if the newborn is not already enrolled, the mother’s MCO offers a MMC product, and the newborn is not identified as SSI or SSI-related and therefore Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix. The newborn will be retroactively enrolled back to the first (1st) day of the month of birth. Based on the transaction date of the Enrollment of the newborn on the PCP subsystem, the newborn will appear on either the next month’s Roster or the subsequent month’s Roster. On Rosters for upstate and NYC, the “PCP Effective From Date” will indicate the first day of the month of birth, as described in 01 OMM/ADM 5 “Automatic Medicaid Enrollment for Newborns.” If the newborn’s Enrollment is not completed by this process, the LDSS is responsible for Enrollment (see (c)(iv) below).

c)	LDSS Responsibilities:

i)	Grant Medicaid eligibility for newborns for one (1) year if born to a woman eligible for and receiving Medicaid or FHPlus on the date of the newborn’s birth.

ii)	The LDSS is responsible for adding eligible unborns to all WMS cases that include a pregnant woman as soon as the pregnancy is medically verified.

iii)
In the event that the LDSS learns of an Enrollee’s pregnancy prior to the Contractor, the LDSS is responsible for establishing Medicaid eligibility and enrolling the unborn in the Contractor’s MMC product. If the Contractor does not offer a MMC product, the pregnant woman will be asked to select a MCO offering a MMC product for the unborn. If a MCO offering a MMC product is unavailable, or if Enrollment is voluntary in the LDSS jurisdiction and an MCO is not chosen by the mother, the newborn will be eligible for Medicaid fee-forservice coverage, and such information will be entered on the WMS.

iv)	The LDSS is responsible for newborn Enrollment if enrollment is not successfully completed under the “SDOH Responsibilities” process as outlined in 2(b)(ii) above.

d)	Contractor Responsibilities:

i)
The Contractor must notify the LDSS in writing of any Enrollee that is pregnant within thirty (30) days of knowledge of the pregnancy. Notifications should be transmitted to the LDSS at least monthly. The notifications should contain the pregnant woman’s name, Client ID Number (CIN), and the expected date of confinement (EDC).

ii)
The Contractor must send verifications of infant’s demographic data to the LDSS, within five (5) days after knowledge of the birth. The demographic data must include: the mother’s name and CIN, the newborn’s name and CIN (if newborn has a CIN), sex and the date of birth.

iii)
In districts that use an Enrollment Broker, the Contractor shall not submit electronic Enrollments of newborns to the Enrollment Broker, because this will interfere with the retroactive Enrollment of the newborn back to the first (1st) day of the month of birth. For newborns whose mothers are not enrolled in the Contractor’s MMC or FHPlus product and who were not pre-enrolled into the Contractor’s MMC product as unborns, the Contractor may submit electronic Enrollment of the newborns to the Enrollment Broker. In such cases, the Effective Date of Enrollment will be prospective.

iv)
In voluntary MMC counties, the Contractor will accept Enrollment applications for unborns if that is the mothers’ intent, even if the mothers are not and/or will not be enrolled in the Contractor’s MMC or FHPlus product. In all counties (mandatory and voluntary), when a mother is ineligible for Enrollment or chooses not to enroll, the Contractor will accept Enrollment applications for pre- enrollment of unborns who are eligible. The Contractor is responsible for provision of services to a newborn and payment of the hospital or birthing center bill if the mother is an Enrollee at the time of the newborn’s birth, even if the newborn is not yet on the Roster, unless the Contractor does not offer a MMC product in the mother’s county of fiscal responsibility or the newborn is Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix.

v)
Within fourteen (14) days of the date on which the Contractor becomes aware of the birth, the Contractor will issue a letter, informing parent(s) about the newborn’s Enrollment and how to access care, or a member identification card.

vi)	In those cases in which the Contractor is aware of the pregnancy, the Contractor will ensure that enrolled pregnant women select a PCP for their infants prior to birth.

vii)
The Contractor will ensure that the newborn is linked with a PCP prior to discharge from the hospital or birthing center, in those instances in which the Contractor has received appropriate notification of birth prior to discharge.

4.    Auto-Assignment Process (Applies to Mandatory MMC Program Only):

a)
This section only applies to a LDSS where CMS has given approval and the LDSS has begun mandatory Enrollment into the Medicaid Managed Care Program. The details of the auto-assignment process are contained in Section 12 of New York State’s Operational Protocol for the Partnership Plan.

b)	SDOH Responsibilities:

i)
The SDOH, LDSS or Enrollment Broker will assign MMC Eligible Persons not pre-coded in WMS as Exempt or Excluded, who have not chosen a MCO offering a MMC product in the required time period, to a MCO offering a MMC product using an algorithm as specified in §364-j(4)(d) of the SSL.

ii)	SDOH will ensure the auto-assignment process automatically updates the PCP Subsystem, and will notify MCOs offering MMC products of auto-assigned individuals electronically.

iii)	SDOH will notify the LDSS electronically on a daily basis of those individuals for whom SDOH has selected a MCO offering a MMC product through the Automated PCP Update Report. Note: This does not apply in Local Districts that utilize an Enrollment Broker.

c)	LDSS Responsibilities:
i)    The LDSS is responsible for tracking an individual’s choice period.

ii)
As with Eligible Persons who voluntarily choose a MCO’s MMC product, the LDSS is responsible for providing notification to assigned individuals regarding their Enrollment status as specified in Section 2 of this Appendix.

d)	Contractor Responsibilities:

i)	The Contractor is responsible for providing notification to assigned individuals regarding their Enrollment status as specified in Section 2 of this Appendix.
5.    Roster Reconciliation:

a)	All Enrollments are effective the first of the month.

b)	SDOH Responsibilities:

i)	The SDOH maintains both the PCP subsystem Enrollment files and the WMS eligibility files, using data entered by the LDSS. SDOH uses data contained in both these files to generate the Roster.

A)
SDOH shall send the Contractor and LDSS monthly (according to a schedule established by SDOH), a complete list of all Enrollees for which the Contractor is expected to assume medical risk beginning on the 1st of the following month (First Monthly Roster). Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the H PN.

B)
SDOH shall send the Contractor and LDSS monthly, at the time of the first monthly roster production, a Disenrollment Report listing those Enrollees from the previous month’s roster who were disenrolled, transferred to another MCO, or whose Enrollments were deleted from the file. Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

C)	The SDOH shall also forward an error report as necessary to the Contractor and LDSS.

D)
On the first (1st) weekend after the first (1st) day of the month following the generation of the first (1st) Roster, SDOH shall send the Contractor and LDSS a second Roster which contains any additional Enrollees that the LDSS has added for Enrollment for the current month. The SDOH will also include any additions to the error report that have occurred since the initial error report was generated. The Contractor must accept this second roster information as an official adjustment to the first roster.

c)	LDSS Responsibilities:

i)
The LDSS is responsible for notifying the Contractor electronically or in writing of changes in the Roster and error report, no later than the end of the month. The LDSS is also responsible for notifying the Contractor of any infant who weighs less than 1,200 grams at birth or who is SSI or SSI-related or meets the SSI disability criteria and is born to a woman enrolled in the Contractor’s MMC or FH Plus product, consistent with Section 6. a) xii) of this Appendix, within five (5) days of the discovery of the infant’s status as excluded. (Note: To the extent practicable the date specified must allow for timely notice to Enrollees regarding their Enrollment status. The Contractor and the LDSS may develop protocols for the purpose of resolving Roster discrepancies that remain unresolved beyond the end of the month.)

ii)	Enrollment and eligibility issues are reconciled by the LDSS to the extent possible, through manual adjustments to the PCP subsystem Enrollment and WMS eligibility files, if appropriate.

d)	Contractor Responsibilities:

i)
The Contractor is at risk for providing Benefit Package services for those Enrollees listed on the 1st and 2nd Rosters for the month in which the 2nd Roster is generated. Contractor is not at risk for providing services to Enrollees who appear on the monthly Disenrollment report.

ii)
The Contractor must submit claims to the State’s Fiscal Agent for all Eligible Persons that are on the 1st and 2nd Rosters, adjusted to add Eligible Persons enrolled by the LDSS after Roster production and to remove individuals disenrolled by LDSS after Roster production (as notified to the Contractor). In the cases of retroactive Disenrollments, the Contractor is responsible for submitting an adjustment to void any previously paid premiums for the period of retroactive Disenrollment, where the Contractor was not at risk for the provision of Benefit Package services. Payment of subcapitation does not constitute “provision of Benefit Package services.”

6.    Disenrollment:

a)	LDSS Responsibilities:

i)
The LDSS is responsible for accepting requests for Disenrollment directly from Enrollees and may not require Enrollees to approach the Contractor for a Disenrollment form. Where an LDSS is authorized to mandate Enrollment, all requests for Disenrollment must be directed to the LDSS or the Enrollment

Broker. The LDSS and the Enrollment Broker must utilize the State-approved Disenrollment forms.

ii)
Enrollees may initiate a request for an expedited Disenrollment to the LDSS. The LDSS will expedite the Disenrollment process in those cases where an Enrollee’s request for Disenrollment involves an urgent medical need, a complaint of non-consensual Enrollment or, in local districts where homeless individuals are exempt, homeless individuals in the shelter system. If approved, the LDSS will manually process the Disenrollment through the PCP Subsystem. MMC Enrollees who request to be disenrolled from managed care based on their documented HIV, ESRD, or SPMI/SED status are categorically eligible for an expedited Disenrollment on the basis of urgent medical need. Enrollees in a local district that has implemented HIV mandatory enrollment are not eligible for expedited disenrollment solely based on their HIV status.

iii)
The LDSS is responsible for processing routine Disenrollment requests to take effect on the first (1st) day of the following month if the request is made before the fifteenth (15th) day of the month. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second month after the month in which an Enrollee requests a Disenrollment.

iv)
The LDSS is responsible for disenrolling Enrollees automatically upon death or loss of Medicaid or FHPlus eligibility. All such Disenrollments will be effective at the end of the month in which the death or loss of eligibility occurs or at the end of the last month of Guaranteed Eligibility, where applicable.

v)
The LDSS is responsible for informing Enrollees of their right to change Contractors if there is more than one available including any applicable Lock-In restrictions. Persons with HIV infection or AIDS whose local district of residence qualifies them for enrollment in an HIV Special Needs Plan (HIV SNP) may request transfer from an MCO to an HIV SNP, or from an HIV SNP to another HIV SNP at any time. Enrollees subject to Lock-In may disenroll after the grace period for Good Cause as defined below. The LDSS is responsible for determining if the Enrollee has Good Cause and processing the Disenrollment request in accordance with the procedures outlined in this Appendix. The LDSS is responsible for providing Enrollees with notice of their right to request a fair hearing if their Disenrollment request is denied. Such notice must include the reason(s) for the denial. An Enrollee has Good Cause to disenroll if:

A)	The Contractor has failed to furnish accessible and appropriate medical care services or supplies to which the Enrollee is entitled under the terms of the contract under which the Contractor has agreed to provide services. This includes, but is not limited to the failure to:

I)	provide primary care services;

II)	arrange for in-patient care, consultation with specialists, or laboratory and radiological services when reasonably necessary;

III)	arrange for consultation appointments;

IV)	coordinate and interpret any consultation findings with emphasis on continuity of medical care;

V)	arrange for services with qualified licensed or certified providers;

B)
coordinate the Enrollee’s overall medical care such as periodic immunizations and diagnosis and treatment of any illness or injury; or The Contractor cannot make a Primary Care Provider available to the Enrollee within the time and distance standards prescribed by SDOH; or

C)	The Contractor fails to adhere to the standards prescribed by SDOH and such failure negatively and specifically impacts the Enrollee; or

D)	The Enrollee moves his/her residence out of the Contractor’s service area or to a county where the Contractor does not offer the product the Enrollee is eligible for; or

E)	The Enrollee meets the criteria for an Exemption or Exclusion as set forth in 2(b)(xi) of this Appendix; or

F)	It is determined by the LDSS, the SDOH, or its agent that the Enrollment was not consensual; or

G)	The Enrollee, the Contractor and the LDSS agree that a change of MCOs would be in the best interest of the Enrollee; or

H)
The Contractor is a primary care partial capitation provider that does not have a utilization review process in accordance with Title I of Article 49 of the PHL and the Enrollee requests Enrollment in an MCO that has such a utilization review process; or

I)	The Contractor has elected not to cover the Benefit Package service that an Enrollee seeks and the service is offered by one or more other MCOs in the

Enrollee’s county of fiscal responsibility; or

J)
The Enrollee’s medical condition requires related services to be performed at the same time but all such related services cannot be arranged by the Contractor because the Contractor has elected not to cover one of the services the Enrollee seeks, and the Enrollee’s Primary Care Provider or another provider determines that receiving the services separately would subject the Enrollee to unnecessary risk; or

K)	An FHPlus Enrollee is pregnant; or

L)	The Contractor does not contract with an FQHC and one or more other MCOs in the Enrollee’s county of fiscal responsibility provide the service.

vi)	An Enrollee subject to Lock-In may initiate Disenrollment for Good Cause by filing an oral or written request with the LDSS.

vii)
The LDSS is responsible for promptly disenrolling an MMC Enrollee whose MMC eligibility or health status changes such that he/she is deemed by the LDSS to meet the Exclusion criteria. The LDSS will provide the MMC Enrollee with a notice of his or her right to request a fair hearing. In instances where an MMC Enrollee requests Disenrollment due to MMC Exclusion, the LDSS must notify the MMC Enrollee of the approval or denial of exclusion/Disenrollment status, including fair hearing rights if Disenrollment is denied.

ix)
The LDSS is responsible for ensuring that retroactive Disenrollments are used only when absolutely necessary. Circumstances warranting a retroactive Disenrollment are rare and include when comprehensive third party health insurance has provided coverage or agrees to provide coverage for an infant OR the infant and mother effective on the infant’s date of birth; an Enrollee is determined to have been non-consensually enrolled in a MCO; he or she enters or resides in a residential institution under circumstances which render the individual Excluded from the MMC program; is incarcerated; is an SSI infant less than six (6) months of age; is simultaneously in receipt of comprehensive health care coverage from an MCO and is enrolled in either the MMC or FHPlus product of the same MCO; or he or she has died. Payment of subcapitation does not constitute “provision of Benefit Package services.” Notwithstanding the foregoing, the SDOH always has the right to recover MMC or FHPlus premiums paid to an MCO for persons who have concurrent enrollment in one or more MMC or FHPlus products under more than one Client Identification Number (CIN).

x)
The SDOH may recover premiums paid for Medicaid or FHPlus Enrollees whose eligibility for those programs was based on false information, when such false information was provided as a result of intentional actions or failures to act on the part of an employee of the Contractor; and the Contractor shall have no right of recourse against the Enrollee or a provider of service for the cost of services provided to the Enrollee for the period covered by such premiums.

xi)
The LDSS is responsible for notifying the Contractor of the retroactive Disenrollment prior to the action. The LDSS is responsible for finding out if the Contractor has made payments to providers on behalf of the Enrollee prior to Disenrollment. After this information is obtained, the LDSS and Contractor will agree on a retroactive Disenrollment or prospective Disenrollment date. In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for sending notice to the Contractor at the time of Disenrollment, of the Contractor’s responsibility to submit to the SDOH’s Fiscal Agent voided premium claims within thirty (30) business days of notification from the LDSS for any full months of retroactive Disenrollment. Notwithstanding the foregoing, the SDOH always has the right to recover MMC or FHPlus premiums paid for persons who have concurrent enrollment in one or more MMC or FHPlus products under more than one Client Identification Number (CIN). Failure by the LDSS to notify the Contractor does not affect the right of the SDOH to recover the premium payment as authorized by Section 3.6 of this Agreement or for the State Attorney General to bring legal action to recover any overpayment.

xii)
When the LDSS is informed either by the Newborn Daily Update Report or by other means of the birth of an infant who weighs less than 1,200 grams or who meets the criteria for SSI and whose mother is an MMC or FHPlus Enrollee, the LDSS must inform the Contractor in writing or electronically within five (5) days of the discovery of the infant’s status as excluded. The LDSS must delete the enrollment of any pre-enrolled infant who meets the criteria for SSI or with a birth weight of less than 1,200 grams.

xiii)	Generally the effective dates of Disenrollment are prospective. Effective dates for other than routine Disenrollments are described below:

Reason for Disenrollment	Effective Date of Disenrollment
•Infants weighing less than 1200 grams at birth and other infants under six (6) months of age who meet the criteria for the SSI or SSI related category	First Day of the month of birth or the month of onset of disability, whichever is later
•Death of Enrollee	First day of the month after death
•Incarceration
First day of the month following incarceration (note- Contractor is at risk for covered services only to the date of incarceration and is entitled to the capitation payment for the month of incarceration)

•Medicaid Managed Care Enrollee entered or stayed in a residential institution under circumstances which rendered the individual excluded from managed care, or is in receipt of waivered services through the Long Term Home Health Care Program (LTHHCP), including when an Enrollee is admitted to a hospital that 1) is certified by Medicare as a long-term care hospital and 2) has an average length of stay for all patients greater than ninety- five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002.

First day of the month of entry or first day of the month of classification of the stay as permanent subsequent to entry (note- Contractor is at risk for covered services only to the date of entry or classification of the stay as permanent subsequent to entry, and is entitled to the capitation payment for the month of entry or classification of the stay as permanent subsequent to entry)

•Individual’s effective date of Enrollment or autoassignment into a MMC product occurred while meeting institutional criteria in (D) above	Effective Date of Enrollment in the Contractor’s Plan
•Non-consensual Enrollment	Retroactive to the first day of the month of Enrollment
•Enrollee moved outside of the District/County of Fiscal Responsibility	First day of the month after the update of the system with the new address[1]
•Urgent medical need	First day of the next month after determination except where medical need requires an earlier Disenrollment
A) Homeless Enrollees in Medicaid Managed Care residing in the shelter system in NYC or in other districts where homeless individuals are exempt	Retroactive to the first day of the month of the request
B) Individual is simultaneously in receipt of comprehensive health care coverage from an MCO and is Enrolled in either the MMC or FHPlus product of the same MCO	First day of the month after simultaneous coverage began
C) An Enrollee with more than one Client Identification Number (CIN) is enrolled in one or more MCO’s MMC or FHPlus product	First day of the month the overlapping enrollment began until the end of the overlapping enrollment period
D) When comprehensive third party health insurance has provided coverage or agrees to provide coverage for an infant OR the infant and mother effective on the infant’s date of birth	Retroactive to the first day of the month of the infant’s birth

1 In counties outside of New York City, LDSSs should work together to ensure continuity of care through the

Contractor if the Contractor’s service area includes the county to which the Enrollee has moved and the Enrollee, with continuous eligibility, wishes to stay enrolled in the Contractor’s MMC or FHPlus product. In New York City, Enrollees, not in guaranteed status, who move out of the Contractor’s Service Area but not outside of the City of New York (e.g., move from one borough to another), will not be involuntarily disenrolled, but must request a Disenrollment or transfer. These Disenrollments will be performed on a routine basis unless there is an urgent medical need to expedite the Disenrollment.

xiv)
The LDSS is responsible for rendering a determination and responding within thirty (30) days of the receipt of a fully documented request for Disenrollment, except for Contractor-initiated Disenrollments where the LDSS decision must be made within fifteen (15) days. The LDSS, to the extent possible, is responsible for processing an expedited Disenrollment within two (2) business days of its determination that an expedited Disenrollment is warranted.

xv)
The Contractor must respond timely to LDSS inquiries regarding Good Cause Disenrollment requests to enable the LDSS to make a determination within thirty (30) days of the receipt of the request from the Enrollee.

xvi)
The LDSS is responsible for sending the following notices to Enrollees regarding their Disenrollment status. Where practicable, the process will allow for timely notification to Enrollees unless there is Good Cause to disenroll more expeditiously.

A)
Notice of Disenrollment: This notice will advise the Enrollee of the LDSS’s determination regarding an Enrollee-initiated, LDSS-initiated or Contractor- initiated Disenrollment and will include the Effective Date of Disenrollment. In cases where the Enrollee is being involuntarily disenrolled, the notice must contain fair hearing rights.

B)
When the LDSS denies any Enrollee’s request for Disenrollment pursuant to Section 8 of this Agreement, the LDSS is responsible for informing the Enrollee in writing, explaining the reason for the denial, stating the facts upon which the denial is based, citing the statutory and regulatory authority and advising the Enrollee of his/her right to a fair hearing pursuant to 18NYCRR Part 358.

C)
End of Lock-In Notice: Where Lock-In provisions are applicable, Enrollees must be notified sixty (60) days before the end of their Lock-In Period. The SDOH or its designee is responsible for notifying Enrollees of this provision in applicable LDSS jurisdictions.

D)
Notice of Change to Guarantee Coverage: This notice will advise the Enrollee that his or her Medicaid or FHPlus eligibility is ending and how this affects his or her Enrollment in a MCO’s MMC or FHPlus product. This notice contains pertinent information regarding Guaranteed Eligibility benefits and dates of coverage. If an Enrollee is not eligible for Guarantee, this notice is not necessary.

xvii)
The LDSS may require that a MMC Enrollee that has been disenrolled at the request of the Contractor be returned to the Medicaid fee-for-service program. In the FHPlus program, a FHPlus Enrollee disenrolled at the request of the Contractor, may choose another MCO offering a FH Plus product. If the FHPlus Enrollee does not choose, or there is not another MCO offering FHPlus in the LDSS jurisdiction, the case will be closed.In those instances where the LDSS approves the Contractor’s request to disenroll an Enrollee, and the Enrollee requests a fair hearing, the Enrollee will remain enrolled in the Contractor’s MMC or FHPlus product until the disposition of the fair hearing if Aid to Continue is ordered by the New York State Office of Administrative Hearings.

xviii)
The LDSS is responsible for reviewing each Contractor-requested Disenrollment in accordance with the provisions of Section 8.7 of this Agreement and this Appendix. Where applicable, the LDSS may consult with local mental health and substance abuse authorities in the district when making the determination to approve or disapprove the request.

xvii)	The LDSS is responsible for establishing procedures whereby the Contractor refers cases which are appropriate for an LDSS-initiated Disenrollment and submits supporting documentation to the LDSS.

xviii)
After the LDSS receives and, if appropriate, approves the request for Disenrollment either from the Enrollee or the Contractor, the LDSS is responsible for updating the PCP subsystem file with an end date. The Enrollee is removed from the Contractor’s Roster.

b)    Contractor Responsibilities:

i)
In those instances where the Contractor directly receives Disenrollment forms, the Contractor will forward these Disenrollments to the LDSS for processing within five (5) business days (or according to Section 6 of this Appendix). During pulldown week, these forms may be faxed to the LDSS with the hard copy to follow.

i)
The Contractor must accept and transmit all requests for voluntary Disenrollments from its Enrollees to the LDSS, and shall not impose any barriers to Disenrollment requests. The Contractor may require that a Disenrollment request be in writing, contain the signature of the Enrollee, and state the Enrollee’s correct Contractor or Medicaid identification number.

ii)	The Contractor will make a good faith effort to identify cases which may be appropriate for an LDSS-initiated Disenrollment. Within five (5) business days of identifying such cases and following LDSS procedures, the Contractor will, in writing or electronically, refer cases which are appropriate for an LDSSinitiated Disenrollment and will submit supporting documentation to the LDSS. This includes changes in status for its Enrollees that may impact eligibility for Enrollment, including, but not limited to address changes, incarceration, death, exclusion from the MMC program, the apparent enrollment of a member in the Contractor’s MMC or FHPlus product under more than one CIN, or birth of an infant who weighs less than 1,200 grams at birth or who meets the SSI disability criteria and is born to a woman enrolled in the Contractor’s MMC or FHPlus product. When the Contractor identifies an infant who is less than six months old and less than 1,200 grams at birth or who may otherwise qualify as SSI or SSI-related or meets the SSI disability criteria, the Contractor must, prior to the infant reaching the age of six months, submit to the LDSS with the disenrollment request all medical documentation relevant to the SSI designation.

iv)
Pursuant to Section 8.7 of this Agreement, the Contractor may initiate an involuntary Disenrollment if the Enrollee engages in conduct or behavior that seriously impairs the Contractor’s ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.

v)
The Contractor may not request Disenrollment because of an adverse change in the Enrollee’s health status, or because of the Enrollee’s utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee’s special needs (except where continued Enrollment in the Contractor’s MMC or FHPlus product seriously impairs the Contractor’s ability to furnish services to either the Enrollee or other Enrollees).

vi)
The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

vii)
The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request Disenrollment. The copy of the notice to the LDSS must include the documentation of reasonable efforts. The written notice shall advise the Enrollee that the request has been forwarded to the LDSS for review and approval. The written notice must include the mailing address and telephone number of the LDSS.

viii)	The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

ix)	The Contractor will not consider an Enrollee disenrolled without confirmation from the LDSS or the Roster (as described in Section 5 of this Appendix).

APPENDIX I
New York State Department of Health

Guidelines for Use of Medical Residents and Fellows

Medical Residents and Fellows
1.    Medical Residents and Fellows for Primary Care.

a)	The Contractor may utilize medical residents and fellows as participants (but not designated as „primary care providers‟) in the care of Enrollees as long as all of the following conditions are met:

i)
Residents/fellows are a part of patient care teams headed by fully licensed and Contractor credentialed attending physicians serving patients in one or more training sites in an “up weighted” or “designated priority” residency program. Residents/fellows in a training program which was disapproved as a designated priority program solely due to the outcome measurement requirement for graduates may be eligible to participate in such patient care teams.

ii)
Only the attending physicians and certified nurse practitioners on the training team, not residents/fellows, may be credentialed to the Contractor and may be empanelled with Enrollees. Enrollees must be assigned an attending physician or certified nurse practitioner to act as their PCP, though residents/fellows on the team may provide care during all or many of the visits to the Enrollee as long as the majority of these visits are under the direct supervision of the Enrollee's designated PCP. Enrollees have the right to request and receive care by their PCP in addition or instead of being seen by a resident or fellow.

iii)
Residents/fellows may work with attending physicians and certified nurse practitioners to provide continuity of care to patients under the supervision of the patient's PCP. Patients must be made aware of the resident/fellow and attending PCP relationship and be informed of their rights to be cared for directly by their PCP.

iv)
Residents/fellows eligible to be involved in a continuity relationship with patients must be available at least twenty percent (20%) of the total training time in the continuity of care setting and no less than ten percent (10%) of training time in any training year must be in the continuity of care setting and no fewer than nine (9) months a year must be spent in the continuity of care setting.

v)	Residents/fellows meeting these criteria provide increased capacity for Enrollment to their team according to the formula below. Only hours spent routinely scheduled for patient care in the continuity of care training site may count as providing capacity and are based on 1.0 FTE=40 hours.
PGY-1    300 per FTE
PGY-2    750 per FTE
PGY-3    1125 per FTE
PGY-4 and above    1500 per FTE

vi)
In order for a resident/fellow to provide continuity of care to an Enrollee, both the resident/fellow and the attending PCP must have regular hours in the continuity site and must be scheduled to be in the site together the majority of the time.

vii)
A preceptor/attending is required to be present a minimum of sixteen (16) hours of combined precepting and direct patient care in the primary care setting to be counted as a team supervising PCP and accept an increased number of Enrollees based upon the residents/fellows working on his/her team. Time spent in patient care activities at other clinical sites or in other activities off-site is not counted towards this requirement.

viii)
A sixteen (16) hour per week attending may have no more than four (4) residents/fellows on their team. Attendings spending twenty-four (24) hours per week in patient care/supervisory activity at the continuity site may have six (6) residents/fellows per team. Attendings spending thirty-two (32) hours per week may have eight (8) residents/fellows on their team. Two (2) or more attendings may join together to form a larger team as long as the ratio of attending to residents/fellows does not exceed 1:4 and all attendings comply with the sixteen (16) hour minimum.

ix)
Responsibility for the care of the Enrollee remains with the attending physician. All attending and resident/fellow teams must provide adequate continuity of care, twenty-four (24) hour a day, seven (7) days a week coverage, and appointment and availability access. Enrollees must be given the name of the responsible primary care physician (attending) in writing and be told how he or she may contact the attending physician or covering physician, if needed.

x)
Residents/fellows who do not qualify to act as continuity providers as part of an attending and resident/fellow team may still participate in the episodic care of Enrollees as long as that care is under the supervision of an attending physician credentialed to the Contractor. Such residents/fellows do not add to the capacity of that attending to empanel Enrollees.

xi)	Certified nurse practitioners and registered physician‟s assistants may not act as attending preceptors for resident physicians or fellows.

2.	Medical Residents and Fellows as Specialty Care Providers

a)	Residents/fellows may participate in the specialty care of Enrollees in all settings supervised by fully licensed and Contractor credentialed specialty attending physicians.

b)
Only the attending physicians, not residents or fellows, may be credentialed by the Contractor. Each attending must be credentialed by each MCO with which he or she will participate. Residents/fellows may perform all or many of the clinical services forthe Enrollee as long as these clinical services are under the supervision of an appropriately credentialed specialty physician. Even when residents/fellows are credentialed by their program in particular procedures, certifying their competence to perform and teach those procedures, the overall care of each Enrollee remains the responsibility of the supervising Contractor credentialed attending.

c)
The Contractor agrees that although many Enrollees will identify a resident or fellow as their specialty provider, the responsibility for all clinical decision-making remains ultimately with the attending physician of record.

d)
Enrollees must be given the name of the responsible attending physician in writing and be told how they may contact their attending physician or covering physician, if needed. This allows Enrollees to assist in the communication between their primary care provider and specialty attending and enables them to reach the specialty attending if an emergency arises in the course of their care. Enrollees must be made aware of the resident/fellow and attending relationship and must have a right to be cared for directly by the responsible attending physician, if requested.

e)
Enrollees requiring ongoing specialty care must be cared for in a continuity of care setting. This requires the ability to make follow-up appointments with a particular resident/fellow and attending physician team, or if that provider team is not available, with a member of the provider‟s coverage group in order to insure ongoing responsibility for the patient by his/her Contractor credentialed specialist. The responsible specialist and his/her specialty coverage group must be identifiable to the patient as well as to the referring primary care provider.

f)
Attending specialists must be available for emergency consultation and care during non-clinic hours. Emergency coverage may be provided by residents/fellows under adequate supervision. The attending or a member of the attending‟s coverage group must be available for telephone and/or in-person consultation when necessary.

g)	All training programs participating in the MMC or FHPlus Program must be accredited by the appropriate academic accrediting agency.

h)
All sites in which residents/fellows train must produce legible (preferably typewritten) consultation reports. Reports must be transmitted such that they are received in a time frame consistent with the clinical condition of the patient, the urgency of the problem and the need for follow-up by the primary care physician. At a minimum, reports should be transmitted so that they are received no later than two (2) weeks from the date of the specialty visit.

i)
Written reports are required at the time of initial consultation and again with the receipt of all major significant diagnostic information or changes in therapy. In addition, specialists must promptly report to the referring primary care physician any significant findings or urgent changes in therapy which result from the specialty consultation.

3.	Training Sites
All training sites must deliver the same standard of care to all patients irrespective of payor. Training sites must integrate the care of Medicaid, FHPlus, uninsured and private patients in the same settings.

APPENDIX J
New York State Department of Health Guidelines for Contractor

Compliance with the Federal Americans with Disabilities Act

I.    OBJECTIVES
Title II of the Americans With Disabilities Act (ADA) and Section 504 of the Rehabilitation Act of 1973 (Section 504) provides that no qualified individual with a disability shall, by reason of such disability, be excluded from participation in or denied access to the benefits of services, programs or activities of a public entity, or be subject to discrimination by such an entity. Public entities include State and local government and ADA and Section 504 requirements extend to all programs and services provided by State and local government. Since MMC and FH Plus are government programs, health services provided through MMC and FH Plus Programs must be accessible to all that qualify for them.
Contractor responsibilities for compliance with the ADA are imposed under Title II and Section 504 when, as a Contractor in a MMC or FHPlus Program, a Contractor is providing a government service. If an individual provider under contract with the Contractor is not accessible, it is the responsibility of the Contractor to make arrangements to assure that alternative services are provided. The Contractor may determine it is expedient to make arrangements with other providers, or to describe reasonable alternative means and methods to make these services accessible through its existing Participating Providers. The goals of compliance with ADA Title II requirements are to offer a level of services that allows people with disabilities access to the program in its entirety, and the ability to achieve the same health care results as any Enrollee.
Contractor responsibilities for compliance with the ADA are also imposed under Title III when the Contractor functions as a public accommodation providing services to individuals (e.g. program areas and sites such as Marketing, education, member services, orientation, Complaints and Appeals). The goals of compliance with ADA Title III requirements are to offer a level of services that allows people with disabilities full and equal enjoyment of the goods, services, facilities or accommodations that the entity provides for its customers or clients. New and altered areas and facilities must be as accessible as possible. Whenever Contractors engage in new construction or renovation, compliance is also required with accessible design and construction standards promulgated pursuant to the ADA as well as State and local laws. Title III also requires that public accommodations undertake “readily achievable barrier removal” in existing facilities where architectural and communications barriers can be removed easily and without much difficulty or expense.
The State uses MCO Qualification Standards to qualify MCOs for participation in the MMC and FHPlus Programs. Pursuant to the State’s responsibility to assure program access to all Enrollees, the Plan Qualification Standards require each MCO to submit an ADA Compliance Plan that describes in detail how the MCO will make services, programs and activities readily accessible and useable by individuals with disabilities. In the event that certain program sites are not readily accessible, the MCO must describe reasonable alternative methods for making the services or activities accessible and usable.

The objectives of these guidelines are threefold:

To ensure that Contractors take appropriate steps to measure access and assure program accessibility for persons with disabilities;
To provide a framework for Contractors as they develop a plan to assure compliance with the Americans with Disabilities Act (ADA); and
To provide standards for the review of the Contractor Compliance Plans.

These guidelines include a general standard followed by a discussion of specific considerations and suggestions of methods for assuring compliance. Please be advised that, although these guidelines and any subsequent reviews by State and local governments can give the Contractor guidance, it is ultimately the Contractor’s obligation to ensure that it complies with its Contractual obligations, as well as with the requirements of the ADA, Section 504, and other federal, state and local laws. Other federal, state and local statutes and regulations also prohibit discrimination on the basis of disability and may impose requirements in addition to those established under ADA. For example, while the ADA covers those impairments that “substantially” limit one or more of the major life activities of an individual, New York City Human Rights Law deletes the modifier “substantially”.
II.    DEFINITIONS

A.
"Auxiliary aids and services" may include qualified interpreters, note takers, computer- aided transcription services, written materials, telephone handset amplifiers, assistive listening systems, telephones compatible with hearing aids, closed caption decoders, open and closed captioning, telecommunications devices for Enrollees who are deaf or hard of hearing (TTY/TDD), video test displays, and other effective methods of making aurally delivered materials available to individuals with hearing impairments; qualified readers, taped texts, audio recordings, Braille materials, large print materials, or other effective methods of making visually delivered materials available to individuals with visual impairments.

B.
"Disability" means a mental or physical impairment that substantially limits one or more of the major life activities of an individual; a record of such impairment; or being regarded as having such an impairment.

III.    SCOPE OF CONTRACTOR COMPLIANCE PLAN
The Contractor Compliance Plan must address accessibility to services at Contractor’s program sites, including both Participating Provider sites and Contractor facilities intended for use by Enrollees.
IV.    PROGRAM ACCESSIBILITY
Public programs and services, when viewed in their entirety must be readily accessible to and useable by individuals with disabilities. This standard includes physical access, non-

discrimination in policies and procedures and communication. Communications with individuals with disabilities are required to be as effective as communications with others. The Contractor Compliance Plan must include a detailed description of how Contractor services, programs, and activities are readily accessible and usable by individuals with disabilities. In the event that full physical accessibility is not readily available for people with disabilities, the Contractor Compliance Plan will describe the steps or actions the Contractor will take to assure accessibility to services equivalent to those offered at the inaccessible facilities.

A.	PRE-ENROLLMENT MARKETING AND EDUCATION STANDARD FOR COMPLIANCE
Marketing staff, activities and materials will be made available to persons with disabilities. Marketing materials will be made available in alternative formats (such as Braille, large print, and audiotapes) so that they are readily usable by people with disabilities.
SUGGESTED METHODS FOR COMPLIANCE

1.	Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

2.	Materials available in alternative formats, such as Braille, large print, audio tapes

3.	Staff training which includes training and information regarding attitudinal barriers related to disability

4.	Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by Contractor marketing representatives

5.	Enrollee health promotion material/activities targeted specifically to persons with disabilities (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

6.	Policy statement that Marketing Representatives will offer to read or summarize to blind or vision impaired individuals any written material that is typically distributed to all Enrollees

7.	Staff/resources available to assist individuals with cognitive impairments in understanding materials
COMPLIANCE PLAN SUBMISSION

1.	A description of methods to ensure that the Contractor’s Marketing presentations (materials and communications) are accessible to persons with auditory, visual and cognitive impairments

2.
A description of the Contractor’s policies and procedures, including Marketing training, to ensure that Marketing Representatives neither screen health status nor ask questions about health status or prior health care services

B.	MEMBER SERVICES DEPARTMENT
Member services functions include the provision to Enrollees of information necessary to make informed choices about treatment options, to effectively utilize the health care resources, to assist Enrollees in making appointments, and to field questions and Complaints, to assist Enrollees with the Complaint process.
B1.    ACCESSIBILITY STANDARD FOR COMPLIANCE
Member Services sites and functions will be made accessible to and usable by, people with disabilities.
SUGGESTED METHODS FOR COMPLIANCE (include, but are not limited to those identified below):

1.	Exterior routes of travel, at least 36" wide, from parking areas or public transportation stops into the Contractor’s facility

2.	If parking is provided, spaces reserved for people with disabilities, pedestrian ramps at sidewalks, and drop-offs

3.	Routes of travel into the facility are stable, slip-resistant, with all steps > 1/2” ramped, doorways with minimum 32" opening

4.	Interior halls and passageways providing a clear and unobstructed path or travel at least 36" wide to bathrooms and other rooms commonly used by Enrollees

5.	Waiting rooms, restrooms, and other rooms used by Enrollees are accessible to people with disabilities

6.	Sign language interpreters and other auxiliary aids and services provided in appropriate circumstances

7.	Materials available in alternative formats, such as Braille, large print, audio tapes

8.
Staff training which includes sensitivity training related to disability issues [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor’s Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838]

9.
Availability of activities and educational materials tailored to specific conditions/illnesses and secondary conditions that affect these populations (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

10.	Contractor staff trained in the use of telecommunication devices for Enrollees who are deaf or hard of hearing (TTY/TDD) as well as in the use of NY Relay for phone communication

11.	New Enrollee orientation available in audio or by interpreter services

12.	Policy that when member services staff receive calls through the NY Relay, they will offer to return the call utilizing a direct TTY/TDD connection

COMPLIANCE PLAN SUBMISSION

1.	A description of accessibility to the Contractor’s member services department or reasonable alternative means to access member services for Enrollees using wheelchairs (or other mobility aids)

2.
A description of the methods the Contractor’s member services department will use to communicate with Enrollees who have visual or hearing impairments, including any necessary auxiliary aid/services for Enrollees who are deaf or hard of hearing, and TTY/TDD technology or NY Relay service available through a toll-free telephone number

3.
A description of the training provided to the Contractor’s member services staff to assure that staff adequately understands how to implement the requirements of the program, and of these guidelines, and are sensitive to the needs of persons with disabilities

B2.    IDENTIFICATION OF ENROLLEES WITH DISABILITIES
STANDARD FOR COMPLIANCE
The Contractor must have in place satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services etc. The Contractor may not discriminate against a Prospective Enrollee based on his/her current health status or anticipated need for future health care. The Contractor may not discriminate on the basis of disability, or perceived disability of an Enrollee or their family member. Health assessment forms may not be used by the Contractor prior to Enrollment. Once a MCO has been chosen, a health assessment form may be used to assess the person’s health care needs.
SUGGESTED METHODS FOR COMPLIANCE

1.	Appropriate post Enrollment health screening for each Enrollee, using an appropriate health screening tool

2.	Patient profiles by condition/disease for comparative analysis to national norms, with appropriate outreach and education

3.	Process for follow-up of needs identified by initial screening; e.g. referrals, assignment of case manager, assistance with scheduling/keeping appointments

4.	Enrolled population disability assessment survey

5.	Process for Enrollees who acquire a disability subsequent to Enrollment to access appropriate services

COMPLIANCE PLAN SUBMISSION
A description of how the Contractor will identify special health care, physical access or communication needs of Enrollees on a timely basis, including but not limited to the health care needs of Enrollees who:

•	are blind or have visual impairments, including the type of auxiliary aids and services required by the Enrollee

•	are deaf or hard of hearing, including the type of auxiliary aids and services required by the Enrollee

•	have mobility impairments, including the extent, if any, to which they can ambulate

•	have other physical or mental impairments or disabilities, including cognitive impairments

•	have conditions which may require more intensive case management
B3. NEW ENROLLEE ORIENTATION STANDARD FOR COMPLIANCE
Enrollees will be given information sufficient to ensure that they understand how to access medical care through the Contractor. This information will be made accessible to and usable by people with disabilities.
SUGGESTED METHODS FOR COMPLIANCE

1.	Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

2.	Materials available in alternative formats, such as Braille, large print, audio tapes

3.
Staff training which includes sensitivity training related to disability issues [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor’s Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838]

4.	Activities and fairs that include sign language interpreters or the distribution of a written summary of the Marketing script used by Contractor marketing representatives

5.	Include in written/audio materials available to all Enrollees information regarding how and where people with disabilities can access help in getting services, for example help with making appointments or for arranging special transportation, an interpreter or assistive communication devices

6.	Staff/resources available to assist individuals with cognitive impairments in understanding materials

COMPLIANCE PLAN SUBMISSION

1.	A description of how the Contractor will advise Enrollees with disabilities, during the new Enrollee orientation on how to access care

2.
A description of how the Contractor will assist new Enrollees with disabilities (as well as current Enrollees who acquire a disability) in selecting or arranging an appointment with a Primary Care Practitioner (PCP)

•
This should include a description of how the Contractor will assure and provide notice to Enrollees who are deaf or hard of hearing, blind or who have visual impairments, of their right to obtain necessary auxiliary aids and services during appointments and in scheduling appointments and follow-up treatment with Participating Providers

•	In the event that certain provider sites are not physically accessible to Enrollees with mobility impairments, the Contractor will assure that reasonable alternative site and services are available

3.
A description of how the Contractor will determine the specific needs of an Enrollee with or at risk of having a disability/chronic disease, in terms of specialist physician referrals, durable medical equipment (including assistive technology and adaptive equipment), medical supplies and home health services and will assure that such contractual services are provided

4.	A description of how the Contractor will identify if an Enrollee with a disability requires on-going mental health services and how the Contractor will encourage early entry into treatment

5.	A description of how the Contractor will notify Enrollees with disabilities as to how to access transportation, where applicable
B4. COMPLAINTS, COMPLAINT APPEALS AND ACTION APPEALS STANDARD FOR COMPLIANCE
The Contractor will establish and maintain a procedure to protect the rights and interests of both Enrollees and the Contractor by receiving, processing, and resolving Complaints, Complaint Appeals and Action Appeals in an expeditious manner, with the goal of ensuring resolution of Complaints, Complaint Appeals, and Action Appeals and access to appropriate services as rapidly as possible.
All Enrollees must be informed about the Grievance System within their Contractor and the procedure for filing Complaints, Complaint Appeals and Action Appeals. This information will be made available through the Member Handbook, SDOH toll-free Complaint line [1-(800) 206-8125] and the Contractor’s Complaint process annually, as well as when the Contractor denies a benefit or referral. The Contractor will inform Enrollees of the Contractor’s Grievance System; Enrollees’ right to contact the LDSS or SDOH with a Complaint, and to file a Complaint Appeal, Action Appeal or request a fair hearing; the right to appoint a designee to handle a Complaint, Complaint Appeal or Action Appeal; and the toll free Complaint line. The Contractor will maintain designated staff to take and process Complaints, Complaint Appeals and Action Appeals, and be responsible for assisting Enrollees in Complaint, Complaint Appeal or Action Appeal resolution.
The Contractor will make all information regarding the Grievance System available to and usable by people with disabilities, and will assure that people with disabilities have access to sites where Enrollees typically file Complaints and requests for Complaint Appeals and Action Appeals.
SUGGESTED METHODS FOR COMPLIANCE

1.	Toll-free Complaint phone line with TDD/TTY capability

2.	Staff trained in Complaint process, and able to provide interpretive or assistive support to Enrollee during the Complaint process

3.	Notification materials and Complaint forms in alternative formats for Enrollees with visual or hearing impairments

4.	Availability of physically accessible sites, e.g. member services department sites

5.	Assistance for individuals with cognitive impairments
COMPLIANCE PLAN SUBMISSION
1. A description of how the Contractor’s Complaint, Complaint Appeals and Action
Appeal procedures shall be accessible for persons with disabilities, including:

·	procedures for Complaints, Complaint Appeals and Action Appeals to be made in person at sites accessible to persons with mobility impairments

·
procedures accessible to persons with sensory or other impairments who wish to make verbal Complaints, Complaint Appeals or Action Appeals, and to communicate with such persons on an ongoing basis as to the status or their Complaints and rights to further appeals

·	description of methods to ensure notification material is available in alternative formats for Enrollees with vision and hearing impairments

2.
A description of how the Contractor monitors Complaints, Complaint Appeals and Action Appeals related to people with disabilities. Also, as part of the Compliance Plan, the Contractor must submit a summary report based on the Contractor’s most recent year’s Complaints, Complaint Appeals and Action Appeals data.

C.	CASE MANAGEMENT STANDARD FOR COMPLIANCE

The Contractor must have in place adequate case management systems to identify the service needs of all Enrollees, including Enrollees with chronic illness and Enrollees with disabilities, and ensure that medically necessary covered benefits are delivered on a timely basis. These systems must include procedures for standing referrals, specialists as PCPs, and referrals to specialty centers for Enrollees who require specialized medical care over a prolonged period of time (as determined by a treatment plan approved by the

Contractor in consultation with the primary care provider, the designated specialist and the Enrollee or his/her designee), out-of-network referrals and continuation of existing treatment relationships with out-of-network providers (during transitional period).
SUGGESTED METHODS FOR COMPLIANCE

1.	Procedures for requesting specialist physicians to function as PCP

2.	Procedures for requesting standing referrals to specialists and/or specialty centers, out-of-network referrals, and continuation of existing treatment relationships

3.	Procedures to meet Enrollee needs for, durable medical equipment, medical supplies, home visits as appropriate

4.	Appropriately trained Contractor staff to function as case managers for special needs populations, or sub-contract arrangements for case management

5.	Procedures for informing Enrollees about the availability of case management services
COMPLIANCE PLAN SUBMISSION

1.
A description of the Contractor case management program for people with disabilities, including case management functions, procedures for qualifying for and being assigned a case manager, and description of case management staff qualifications

2.	A description of the Contractor’s model protocol to enable Participating Providers, at their point of service, to identify Enrollees who require a case manager

3.
A description of the Contractor’s protocol for assignment of specialists as PCP, and for standing referrals to specialists and specialty centers, out-of-network referrals and continuing treatment relationships

4.
A description of the Contractor’s notice procedures to Enrollees regarding the availability of case management services, specialists as PCPs, standing referrals to specialists and specialty centers, out-of-network referrals and continuing treatment relationships

D.	PARTICIPATING PROVIDERS STANDARD FOR COMPLIANCE
The Contractor’s network will include all the provider types necessary to furnish the Benefit Package, to assure appropriate and timely health care to all Enrollees, including those with chronic illness and/or disabilities. Physical accessibility is not limited to entry to a provider site, but also includes access to services within the site, e.g. exam tables and medical equipment.

SUGGESTED METHODS FOR COMPLIANCE

1.
Process for the Contractor to evaluate provider network to ascertain the degree of provider accessibility to persons with disabilities, to identify barriers to access and required modifications to policies/procedures

2.	Model protocol to assist Participating Providers, at their point of service, to identify Enrollees who require case manager, audio, visual, mobility aids, or other accommodations

3.	Model protocol for determining needs of Enrollees with mental disabilities

4.	Use of Wheelchair Accessibility Certification Form (see attached)

5.	Submission of map of physically accessible sites

6.
Training for providers re: compliance with Title III of ADA, e.g. site access requirements for door widths, wheelchair ramps, accessible diagnostic/treatment rooms and equipment; communication issues; attitudinal barriers related to disability, etc. [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities -V/TTY (800) 522-4369; and the NYC Mayor’s Office for People with Disabilities - (212) 788-2830 or TTY (212) 788-2838].

7.
Use of NYS Office of Persons with Disabilities (OAPD) ADA Accessibility Checklist for Existing Facilities and NYC Addendum to OAPD ADA Accessibility Checklist as guides for evaluating existing facilities and for new construction and/or alteration.

COMPLIANCE PLAN SUBMISSION

1.	A description of how the Contractor will ensure that its Participating Provider network is accessible to persons with disabilities. This includes the following:

·	Policies and procedures to prevent discrimination on the basis of disability or type of illness or condition

·
Identification of Participating Provider sites which are accessible by people with mobility impairments, including people using mobility devices. If certain provider sites are not physically accessible to persons with disabilities, the Contractor shall describe reasonable, alternative means that result in making the provider services readily accessible.

·
Identification of Participating Provider sites which do not have access to sign language interpreters or reasonable alternative means to communicate with Enrollees who are deaf or hard of hearing; and for those sites describe reasonable alternative methods to ensure that services will be made accessible

·
Identification of Participating Providers which do not have adequate communication systems for Enrollees who are blind or have vision impairments (e.g. raised symbol and lettering or visual signal appliances), and for those sites describe reasonable alternative methods to ensure that services will be made accessible

2.	A description of how the Contractor’s specialty network is sufficient to meet the needs of Enrollees with disabilities

3.	A description of methods to ensure the coordination of out-of-network providers to meet the needs of the Enrollees with disabilities

·	This may include the implementation of a referral system to ensure that the health care needs of Enrollees with disabilities are met appropriately

·	The Contractor shall describe policies and procedures to allow for the continuation of existing relationships with out-of-network providers, when in the best interest of the Enrollee with a disability

4.
Submission of the ADA Compliance Summary Report or Contractor statement that data submitted to SDOH on the Health Provider Network (HPN) files is an accurate reflection of each network’s physical accessibility

E.	POPULATIONS WITH SPECIAL HEALTH CARE NEEDS STANDARD FOR COMPLIANCE

The Contractor will have satisfactory methods for identifying persons at risk of, or having, chronic disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services, etc. The Contractor will have satisfactory systems for coordinating service delivery and, if necessary, procedures to allow continuation of existing relationships with out-of network provider for course of treatment.

SUGGESTED METHODS FOR COMPLIANCE

1.
Procedures for requesting standing referrals to specialists and/or specialty centers, specialist physicians to function as PCP, out-of-network referrals, and continuation of existing relationships with out-of-network providers for course of treatment

2.	Linkages with behavioral health agencies, disability and advocacy organizations, etc.

3.	Adequate network of providers and sub-specialists (including pediatric providers and sub-specialists) and contractual relationships with tertiary institutions

4.	Procedures for assuring that these populations receive appropriate diagnostic work- ups on a timely basis

5.	Procedures for assuring that these populations receive appropriate access to durable medical equipment on a timely basis

6.	Procedures for assuring that these populations receive appropriate allied health professionals (Physical, Occupational and Speech Therapists, Audiologists) on a timely basis

7.	State designation as a Well Qualified Plan to serve the OMRDD population and look-alikes

COMPLIANCE PLAN SUBMISSION

1.
A description of arrangements to ensure access to specialty care providers and centers in and out of New York State, standing referrals, specialist physicians to function as PCP, out-of-network referrals, and continuation of existing relationships (out-of-network) for diagnosis and treatment of rare disorders

2.
A description of appropriate service delivery for children with disabilities. This may include a description of methods for interacting with school districts, child protective service agencies, early intervention officials, behavioral health, and disability and advocacy organizations.

3.	A description of the sub-specialist network, including contractual relationships with tertiary institutions to meet the health care needs of people with disabilities

F.	ADDITIONAL ADA RESPONSIBILITIES FOR PUBLIC ACCOMMODATIONS

Please note that Title III of the ADA applies to all non-governmental providers of health care. Title III of the Americans with Disabilities Act prohibits discrimination on the basis of disability in the full and equal enjoyment of goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation. A public accommodation is a private entity that owns, leases or leases to, or operates a place of public accommodation. Places of public accommodation identified by the ADA include, but are not limited to, stores (including pharmacies) offices (including doctors’ offices), hospitals, health care providers, and social service centers.

New and altered areas and facilities must be as accessible as possible. Barriers must be removed from existing facilities when it is readily achievable, defined by the ADA as easily accomplishable without much difficulty or expense. Factors to be considered when determining if barrier removal is readily achievable include the cost of the action, the financial resources of the site involved, and, if applicable, the overall financial resources of any parent corporation or entity. If barrier removal is not readily achievable, the ADA requires alternate methods of making goods and services available. New facilities must be accessible unless structurally impracticable.

Title III also requires places of public accommodation to provide any auxiliary aids and services that are needed to ensure equal access to the services it offers, unless a fundamental alteration in the nature of services or an undue burden would result. Auxiliary aids include but are not limited to qualified sign interpreters, assistive listening systems, readers, large print materials, etc.

Undue burden is defined as “significant difficulty or expense”. The factors to be considered in determining “undue burden” include, but are not limited to, the nature and cost of the action required and the overall financial resources of the provider. “Undue burden” is a higher standard than “readily achievable” in that it requires a greater level of effort on the part of the public accommodation.

Please note also that the ADA is not the only law applicable for people with disabilities. In some cases, State or local laws require more than the ADA. For example, New York City’s Human Rights Law, which also prohibits discrimination against people with disabilities, includes people whose impairments are not as “substantial” as the narrower ADA and uses the higher “undue burden” (“reasonable”) standard where the ADA requires only that which is “readily achievable”. New York City’s Building Code does not permit access waivers for newly constructed facilities and requires incorporation of access features as existing facilities are renovated. Finally, the State Hospital code sets a higher standard than the ADA for provision of communication (such as sign language interpreters) for services provided at most hospitals, even on an outpatient basis.

APPENDIX K

PREPAID BENEFIT PACKAGE

DEFINITIONS OF COVERED AND

NON-COVERED SERVICES
K.1    Chart of Prepaid Benefit Package
- Medicaid Managed Care Non-SSI (MMC Non-SSI) - Medicaid Managed Care SSI (MMC SSI)
- Medicaid Fee-for-Service (MFFS)
- Family Health Plus (FHPlus)
K.2    Prepaid Benefit Package
Definitions of Covered Services

K.3	Medicaid Managed Care Definitions of Non-Covered Services

K.4	Family Health Plus Non-Covered Services

APPENDIX K
PREPAID BENEFIT PACKAGE

DEFINITIONS OF COVERED AND NON-COVERED SERVICES
1.    General

a)
The categories of services in the Medicaid Managed Care and Family Health Plus Benefit Packages, including optional covered services, shall be provided by the Contractor to MMC Enrollees and FHPlus Enrollees, respectively, when medically necessary under the terms of this Agreement. The definitions of covered and non- covered services herein are in summary form; the full description and scope of each covered service as established by the New York Medical Assistance Program are set forth in the applicable NYS Medicaid Provider Manual, except for the Eye Care and Vision benefit for FHPlus Enrollees which is described in Section 19 of Appendix K.2.

b)
All care provided by the Contractor, pursuant to this Agreement, must be provided, arranged, or authorized by the Contractor or its Participating Providers with the exception of most behavioral health services to SSI or SSI related beneficiaries, and emergency services, emergency transportation, Family Planning and Reproductive Health services, mental health and chemical dependence assessments (one (1) of each per year), court ordered services, and services provided by Local Public Health Agencies as described in Section 10 of this Agreement.

c)	This Appendix contains the following sections:

i)
K.1 - “Chart of Prepaid Benefit Package” lists the services provided by the Contractor to all Medicaid Managed Care Non-SSI Enrollees, Medicaid Managed Care SSI Enrollees, Medicaid fee-for-service coverage for carved out and wraparound benefits, and Family Health Plus Enrollees.

ii)
K.2 - “Prepaid Benefit Package Definitions Of Covered Services” describes the covered services, as numbered in K.1. Each service description applies to both M MC and FH Plus Benefit Package unless otherwise noted.

iii)
K.3 - “Medicaid Managed Care Definitions of Non-Covered Services” describes services that are not covered by the MMC Benefit Package. These services are covered by the Medicaid fee-for-service program unless otherwise noted.

iv)	K.4 - “Family Health Plus Non-Covered Services” lists the services that are not covered by the FHPlus Benefit Package. Pharmacy services are covered by the

Medicaid fee-for-service program. There is no Medicaid fee-for-service coverage available for any other service outside of the FHPlus Benefit Package.

K.1

PREPAID BENEFIT PACKAGE

*	Covered Services	MMC Non-SSI	MMC SSI	MFFS	FHPlus **
1	Inpatient Hospital Services	Covered, unless admit date precedes Effective Date of Enrollment [see § 6.8 of this Agreement]	Covered, unless admit date precedes Effective Date of Enrollment [see § 6.8 of this Agreement]	Stay covered only when admit date precedes Effective Date of Enrollment [see § 6.8 of this Agreement]	Covered, unless admit date precedes Effective Date of Enrollment [see § 6.8 of this Agreement]
2	Inpatient Stay Pending Alternate Level of Medical Care	Covered	Covered		Covered
3	Physician Services	Covered	Covered		Covered
4	Nurse Practitioner Services	Covered	Covered		Covered
5	Midwifery Services	Covered	Covered		Covered
6	Preventive Health Services	Covered	Covered		Covered
7	Second Medical/Surgical Opinion	Covered	Covered		Covered

*	Covered Services	MMC Non-SSI	MMC SSI	MFFS	FHPlus **
8	Laboratory Services	Covered	Covered	HIV phenotypic, virtual phenotypic and genotypic drug resistance tests and viral tropism testing	Covered
9	Radiology Services	Covered	Covered		Covered
10	Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula	Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit, except Risperdal Consta [see Appendix K.3, 2. b) xi) of this Agreement]	Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit, except Risperdal Consta [see Appendix K.3, 2. b) xi) of this Agreement]	Covered outpatient drugs from the list of Medicaid reimbursable prescription drugs, subject to any applicable co-payments
Covered through the Medicaid fee-for-service program, including prescription drugs, insulin and diabetic supplies, smoking cessation agents, select OTCs, vitamins necessary to treat an illness or condition, hearing aid batteries and enteral formulae.

11	Smoking Cessation Products			Covered	Covered under the Medicaid fee-for-service program.
12	Rehabilitation Services	Covered	Covered		Covered for short term inpatient, and limited to 20 visits per calendar year for outpatient PT and OT
13	EPSDT Services/Child Teen Health Program (C/THP)	Covered	Covered		Covered

14	Home Health Services	Covered	Covered	Covered for 40 visits in lieu of a skilled nursing facility stay or hospitalization, plus 2 post partum home visits for high risk women

*	Covered Services	MMC Non-SSI	MMC SSI	MFFS	FHPlus **
15	Private Duty Nursing Services	Covered	Covered		Not covered
16	Hospice			Covered	Covered
17	Emergency Services Post-Stabilization Care Services (see also Appendix G of this Agreement)	Covered Covered	Covered Covered		Covered Covered
18	Foot Care Services	Covered	Covered		Covered
19	Eye Care and Low Vision Services	Covered	Covered		Covered
20	Durable Medical Equipment (DME)	Covered	Covered		Covered
21	Audiology, Hearing Aids Services & Products	Covered except for hearing aid batteries	Covered except for hearing aid batteries	Hearing aid batteries	Covered , including hearing aid batteries
22	Family Planning and Reproductive Health Services	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement	Covered if included in Contractor’s Benefit Package as per Appendix M of Agreement	Covered pursuant to Appendix C of Agreement	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement or through the DTP Contractor
23	Non-Emergency Transportation	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement	Covered if not included in Contractor’s Benefit Package	Not covered, except for transportation to C/THP services for 19 and 20 year olds
24	Emergency Transportation	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement	Covered if not included in Contractor’s Benefit Package	Covered

*	Covered Services	MMC Non-SSI	MMC SSI	MFFS	FHPlus **
25	Dental Services	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement, except orthodontia	Covered if included in Contractor’s Benefit Package as per Appendix M of this Agreement, except orthodontia	Covered if not included in the Contractor’s Benefit Package, Orthodontia in all instances	Covered, if included in Contractor’s Benefit Package as per Appendix M of this Agreement, excluding orthodontia
26	Court-Ordered Services	Covered, pursuant to court order (see also §10.9 of this Agreement)	Covered, pursuant to court order (see also §10.9 of this Agreement)		Covered, pursuant to court order (see also §10.9 of this Agreement)
27	Prosthetic/Orthotic Services/Orthopedic Footwear	Covered	Covered		Covered, except orthopedic shoes
28	Mental Health Services	Covered		Covered for SSI Enrollees	Covered subject to calendar year benefit limit of 30 days inpatient, 60 visits outpatient, combined with chemical dependency services
29	Detoxification Services	Covered	Covered		Covered
30	Chemical Dependence Inpatient Rehabilitation and Treatment Services	Covered subject to stop loss		Covered for SSI recipients	Covered subject to calendar year benefit limit 30 days combined with mental health services
31	Chemical Dependence Outpatient			Covered	Covered subject to calendar year benefit limits of 60 visits combined with mental health services

•	Experimental and/or Investigational Treatment	Covered on a case by case basis	Covered on a case by case basis	Covered on a case by case basis
•	Renal Dialysis	Covered	Covered	Covered
•	Residential Health Care Facility Services (RHCF)	Covered, except for individuals in permanent placement	Covered, except for individuals in permanent placement

K.2

PREPAID BENEFIT PACKAGE

DEFINITIONS OF COVERED SERVICES
Service definitions in this Section pertain to both MMC and FHPlus unless otherwise indicated.
1.Inpatient Hospital Services
Inpatient hospital services, as medically necessary, shall include, except as otherwise specified, the care, treatment, maintenance and nursing services as may be required, on an inpatient hospital basis, up to 365 days per year (366 days in leap year). Contractor will not be responsible for hospital stays that commence prior to the Effective Date of Enrollment (see Section 6.8 of this Agreement), but will be responsible for stays that commence prior to the Effective Date of Disenrollment (see Section 8.5 of this Agreement). Among other services, inpatient hospital services encompass a full range of necessary diagnostic and therapeutic care including medical, surgical, nursing, radiological, and rehabilitative services. Services are provided under the direction of a physician, certified nurse practitioner, or dentist.
2.Inpatient Stay Pending Alternate Level of Medical Care
Inpatient stay pending alternate level of medical care, or continued care in a hospital, Article 31 mental health facility, or skilled nursing facility pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR § 505.20 and 10 NYCRR Part 85.
3.Physician Services

a)	“Physicians’ services,” whether furnished in the office, the Enrollee’s home, a hospital, a skilled nursing facility, or elsewhere, means services furnished by a physician:

i)	within the scope of practice of medicine as defined in law by the New York State Education Department; and

ii)	by or under the personal supervision of an individual licensed and currently registered by the New York State Education Department to practice medicine.

b)
Physician services include the full range of preventive care services, primary care medical services and physician specialty services that fall within a physician’s scope of practice under New York State law.

c)	The following are also included without limitations:

i)	pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit;

ii)	physical examinations, including those which are necessary for school and camp;

iii)
physical and/or mental health, or chemical dependence examinations of children and their parents as requested by the LDSS to fulfill its statutory responsibilities for the protection of children and adults and for children in foster care;

iv)	health and mental health assessments for the purpose of making recommendations regarding a Enrollee’s disability status for Federal SSI applications;

v)	annual preventive health visits for adolescents;

vi)	new admission exams for school children if required by the LDSS;

vii)	health screening, assessment and treatment of refugees, including completing SDOH/LDSS required forms;

viii)	Child/Teen Health Program (C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) years of age (see Section 10 of this Agreement).

d)
Smoking cessation counseling services for pregnant and post-partum women and children and adolescents aged 10 to 21 years who smoke. Up to six (6) counseling sessions are covered for pregnant women during the pregnancy and up to six (6) counseling sessions are covered for women during the six month post-partum period. Up to six (6) counseling sessions are covered for children and adolescents aged 10 to 21 years within any twelve (12) month period. This Benefit Package covered service is effective beginning January 1, 2009, except that the service for post-partum women and children and adolescents is effective January 1, 2010.

4.	Certified Nurse Practitioner Services

a)
Certified nurse practitioner services include preventive services, the diagnosis of illness and physical conditions, and the performance of therapeutic and corrective measures, within the scope of the certified nurse practitioner’s licensure and collaborative practice agreement with a licensed physician in accordance with the requirements of the NYS Education Department.

b)	The following services are also included in the certified nurse practitioner’s scope of services, without limitation:

i)
Child/Teen Health Program(C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) (see Item 13 of this Appendix and Section 10.4 of this Agreement);

ii)	Physical examinations, including those which are necessary for employment, school and camp.

5.	Midwifery Services
SSA § 1905 (a)(17), Education Law § 6951(i).
Midwifery services include the management of normal pregnancy, childbirth and postpartum care as well as primary preventive reproductive health care to essentially healthy women and shall include newborn evaluation, resuscitation and referral for infants. The care may be provided on an inpatient or outpatient basis including in a birthing center or in the Enrollee’s home as appropriate. The midwife must be licensed by the NYS Education Department and have a collaborative relationship with a physician or hospital that provides obstetric services, as described in Education Law § 6951.1, that provides for consultation, collaborative management and referral to address the health status and risks of patients and includes plans for emergency medical OB/GYN coverage.

6.	Preventive Health Services

a)
Preventive health services means care and services to avert disease/illness and/or its consequences. There are three (3) levels of preventive health services: 1) primary, such as immunizations, aimed at preventing disease; 2) secondary, such as disease screening programs aimed at early detection of disease; and 3) tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than restorative programs.

b)	The Contractor must offer the following preventive health services essential for promoting health and preventing illness:

i)	General health education classes.
ii)Pneumonia and influenza immunizations for at risk populations.

iii)
Smoking cessation counseling and treatment for pregnant and post-partum women and for children and adolescents aged 10 to 21 years who smoke, and smoking cessation classes, with targeted outreach for adolescents and pregnant women.

iv)	Childbirth education classes.

v)	Parenting classes covering topics such as bathing, feeding, injury prevention, sleeping, illness prevention, steps to follow in an emergency, growth and development, discipline, signs of illness, etc.

vi)	Nutrition counseling, with targeted outreach for diabetics and pregnant women.

vii)	Extended care coordination, as needed, for pregnant women.

viii)	HIV counseling and testing.

ix)	Asthma Self-Management Training (ASMT)

1.
Enrollees, including pregnant women, with newly diagnosed asthma or with asthma and a medically complex condition (such as an exacerbation of asthma, poor asthma control, diagnosis of a complication, etc.) will be allowed up to ten (10) hours of ASMT during a continuous six-month period.

2.	Enrollees with asthma who are medically stable may receive up to one (1) hour of ASMT during a continuous six-month period.

3.	Asthma self-management training services may be provided in individual sessions, or in group sessions of no more than eight patients.
x) Diabetes Self-Management Training

1.
Enrollees, including pregnant women, with newly diagnosed diabetes or with diabetes and a medically complex condition (such as poor diabetes control [A1c>8], diagnosis of a complication, diagnosis of a co-morbidity, post- surgery, prescription for new equipment such as an insulin pump, etc.) will be allowed up to ten (10) hours of DSMT during a continuous six-month period.

2.	Enrollees with diabetes who are medically stable may receive up to one (1) hour of DSMT during a continuous six-month period.

3.	Diabetes self-management training services may be provided in individual sessions, or in group sessions of no more than eight patients.
xi) Screening, Brief Intervention, and Referral to Treatment (SBIRT) for Chemical Dependency provided in hospital outpatient departments and free-standing diagnostic and treatment centers, in accordance with protocols issued by the SDOH, to identify individuals with or at risk of substance use-related problems, assess the severity of substance use and the appropriate level of intervention required and provide brief intervention or brief treatment. Referrals are initiated to chemical dependence providers for evaluation and treatment, when appropriate.

7.	Second Medical/Surgical Opinions
The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center. In the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or surgical care, including diagnostic and evaluation services, provided by the Non-Participating Provider.

8.	Laboratory Services
18 NYCRR § 505.7(a)

a)	Laboratory services include medically necessary tests and procedures ordered by a qualified medical professional and listed in the Medicaid fee schedule for laboratory services.

b)
All laboratory testing sites providing services under this Agreement must have a permit issued by the New York State Department of Health and a Clinical Laboratory Improvement Act (CLIA) certificate of waiver, a physician performed microscopy procedures (PPMP) certificate, or a certificate of registration along with a CLIA identification number. Those laboratories with certificates of waiver or a PPMP certificate may perform only those specific tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests for which they have been certified. Physicians providing laboratory testing may perform only those specific limited laboratory procedures identified in the Physician’s NYS Medicaid Provider Manual.

c) For MMC only: coverage for HIV phenotypic, HIV virtual phenotypic and HIV genotypic drug resistance tests and viral tropism testing are covered by Medicaid feefor-service.
9.    Radiology Services
18 NYCRR § 505.17(c)(7)(d)
Radiology services include medically necessary services provided by qualified practitioners in the provision of diagnostic radiology, diagnostic ultrasound, nuclear medicine, radiation oncology, and magnetic resonance imaging (MRI). These services may only be performed upon the order of a qualified practitioner.

10.	Prescription and Non-Prescription (OTC) Drugs, Medical Supplies and Enteral Formulas

a)
For Medicaid managed care only: Enrollees are covered for prescription drugs through the Medicaid fee-for-service program. Medically necessary prescription and non-prescription (OTC) drugs, medical supplies and enteral formula are covered when ordered by a qualified provider.

b)
For Family Health Plus only: Enrollees are covered through the Medicaid fee-forservice program. Medically necessary prescription drugs, insulin and diabetic supplies (e.g., insulin syringes, blood glucose test strips, lancets, alcohol swabs), smoking cessation agents, including over-the-counter (OTC) smoking cessation products, select OTC medications covered on the Medicaid Preferred Drug List (e.g., Prilosec OTC, Loratadine, Zyrtec), vitamins necessary to treat an illness or condition, hearing aid batteries and enteral formula are covered when ordered by a qualified provider. Medical supplies (except for diabetic supplies and smoking cessation agents) are not covered.

c)
For Medicaid Managed Care and Family Health Plus: Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the Contractor. Self-administered injectable drugs (including those administered by a family member) and injectable drugs administered during a home care visit are covered by Medicaid fee-for-service if the drug is on the list of Medicaid reimbursable drugs or covered by the Contractor, subject to medical necessity, if the drug is not on the list of Medicaid reimbursable prescription drugs.

11.    Smoking Cessation Products

a)	Enrollees are covered for smoking cessation products through the Medicaid fee-for-service program.

12.	Rehabilitation Services
18 NYCRR § 505.11

Rehabilitation services are provided for the maximum reduction of physical or mental disability and restoration of the Enrollee to his or her best functional level. Rehabilitation services include care and services rendered by physical therapists, speech-language pathologists and occupational therapists. Rehabilitation services may be provided in an Article 28 inpatient or outpatient facility, an Enrollee’s home, in an approved home health agency, in the office of a qualified private practicing therapist or speech pathologist, or for a child in a school, pre-school or community setting, or in a Residential Health Care Facility (RHCF) as long as the Enrollee’s stay is classified as a rehabilitative stay and meets the requirements for covered RHCF services as defined herein. For the MMC Program, rehabilitation services provided in Residential Health Care Facilities are subject to the stop-loss provisions specified in Section 3.13 of this Agreement. Rehabilitation services are covered as medically necessary, when ordered by the Contractor’s Participating Provider.

a)
For Family Health Plus only: Outpatient visits for physical and occupational therapy is limited to twenty (20) visits per calendar year. Coverage for speech therapy services is limited to those required for a condition amenable to significant clinical improvement within a two month period.

b)
For both Medicaid Managed Care and Family Health Plus, effective January 1, 2010, cardiac rehabilitation services are covered as medically necessary, when ordered by the Contractor’s Participating Provider, and rendered in physician offices, Article 28 hospital outpatient departments, freestanding diagnostic and treatment centers, and Federally Qualified Health Centers.

13.	Early Periodic Screening Diagnosis and Treatment (EPSDT) Services Through the Child Teen Health Program (C/THP) and Adolescent Preventive Services 18 NYCRR § 508.8
Child/Teen Health Program (C/THP) is a package of early and periodic screening, including inter-periodic screens and, diagnostic and treatment services that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services shall be provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The care includes necessary health care, diagnostic services, treatment and other measures (described in §1905(a) of the Social Security Act) to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the screening services (regardless of whether the service is otherwise included in the New York State Medicaid Plan). The package of services includes administrative services designed to assist families obtain services for children including outreach, education, appointment scheduling, administrative case management and transportation assistance.

14.	Home Health Services
18 NYCRR § 505.23(a)(3)

a)
Home health care services are provided to Enrollees in their homes by a home health agency certified under Article 36 of the PHL (Certified Home Health Agency -CHHA). Home health services mean the following services when prescribed by a Provider and provided to a Enrollee in his or her home:

i)
nursing services provided on a part-time or intermittent basis by a CHHA or, if there is no CHHA that services the county/district, by a registered professional nurse or a licensed practical nurse acting under the direction of the Enrollee’s PCP;

ii)	physical therapy, occupational therapy, or speech pathology and audiology services; and

iii)
home health services provided by a person who meets the training requirements of the SDOH, is assigned by a registered professional nurse to provide home health aid services in accordance with the Enrollee’s plan of care, and is supervised by a registered professional nurse from a CHHA or if the Contractor has no CHHA available, a registered nurse, or therapist.

b)	Personal care tasks performed by a home health aide incidental to a certified home health care agency visit, and pursuant to an established care plan, are covered.

c)
Services include care rendered directly to the Enrollee and instructions to his/her family or caretaker such as teacher or day care provider in the procedures necessary for the Enrollee’s treatment or maintenance.

d)
The Contractor will provide home health services to pregnant or postpartum women when medically necessary. This includes skilled nursing home health care visits to pregnant or postpartum women designed to: assess medical health status, obstetrical history, current pregnancy related problems, and psychosocial and environmental risk factors such as unstable emotional status, inadequate resources or parenting skills; and to provide skilled nursing care for identified conditions requiring treatment, counseling, referral, instructions or clinical monitoring. Criteria for medical necessity are as follows:

i)
High medical risk pregnancy as defined by the American College of Obstetricians and Gynecologists (ACOG) and the American Academy of Pediatrics (AAP) Guidelines for Prenatal Health (Early Pregnancy Risk Identification for Consultation); or

ii)	Need for home monitoring or assessment by a nurse for a medical condition complicating the pregnancy or postpartum care; or

iii)	Woman otherwise unengaged in prenatal care (no consistent visits) or postpartum care; or

iv)	Need for home assessment for suspected environmental or psychosocial risk including, but not limited to, intimate partner violence, substance abuse, unsafe housing and nutritional risk.

Home health service visits may be provided by agencies that are certified or licensed under Article 36 of the PHL and are either a Certified Home Health Agency (CHHA) or a Licensed Home Care Service Agency (LHCSA). The home health visit must be ordered by the woman’s attending (treating) physician and documented in the plan of treatment established by the woman’s attending physician.
All women enrolled are presumed eligible for one medically necessary postpartum home health care visit which may include assessment of the health of the woman and newborn, postoperative care as appropriate, nutrition education including breastfeeding, family planning counseling to ensure optimal birth spacing, and parenting guidance. Referrals to the attending physician and/or health plan case manager of the pregnant woman or infant shall be made as needed. Other than the initial postpartum visit, additional home health visits must meet one of the four medical necessity criteria listed above.
The Contractor agrees to require that providers of home health services to pregnant or postpartum women document the following in the case records:

i)	A comprehensive written plan of care developed and based on the comprehensive assessment of the mother and/or infant after a minimum of an initial home visit;

ii)	Timely notification to treating providers and case manager concerning significant changes in the woman or infant’s condition;

iii)	Referral and coordination with appropriate health, mental health and social services and other providers;

iv)	Review and revision of the plan of care at least monthly or more frequently if the maternal/infant conditions warrant it; and

v)	An appropriate discharge plan.

e)
For Medicaid Managed Care only, home telehealth services are covered, pursuant to Section 3614.3-c. of the Public Health Law, when provided by agencies approved by the SDOH for Enrollees who have conditions or clinical circumstances requiring frequent monitoring and when the provision of telehealth services can appropriately reduce the need for on-site or in-office visits or acute or long term care facility admission. To be eligible for reimbursement, approved agencies must obtain any necessary prior approvals and services must be deemed medically necessary by the Contractor. Approved agencies must assess the Enrollee in person, prior to providing telehealth services, using a SDOH approved patient risk assessment tool.

f)
For Family Health Plus only: coverage is limited to forty (40) home health care visits per calendar year in lieu of a skilled nursing facility stay or hospitalization. Post partum home visits apply only to high risk mothers. For the purposes of this Section, visit is defined as the delivery of a discreet service (e.g. nursing, OT, PT, ST, audiology or home health aide). Four (4) hours of home health aide services equals one visit.

15.	Private Duty Nursing Services – For MMC Program Only

a)
Private duty nursing services shall be provided by a person possessing a license and current registration from the NYS Education Department to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services must be provided in the MMC Enrollee’s home and can be provided through an approved certified home health agency, a licensed home care agency, or a private Practitioner.

b)
Private duty nursing services are covered only when determined by the attending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and must be provided in an Enrollee’s home in accordance with the ordering physician’s or certified nurse practitioner’s written treatment plan.

16.    Hospice Services

a)
Hospice Services means a coordinated hospice program of home and inpatient services which provide non-curative medical and support services for Enrollees certified by a physician to be terminally ill with a life expectancy of six (6) months or less.

b)
Hospice services include palliative and supportive care provided to an Enrollee to meet the special needs arising out of physical, psychological, spiritual, social and economic stress which are experienced during the final stages of illness and during dying and bereavement. Hospices must be certified under Article 40 of the New York State Public Health Law. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the Enrollee and the Enrollee’s family. Family members are eligible for up to five visits for bereavement counseling.

c)	Medicaid Managed Care Enrollees receive coverage for hospice services through the Medicaid fee-for-service program.

17.	Emergency Services

a)
Emergency conditions, medical or behavioral, the onset of which is sudden, manifesting itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of medical attention to result in (a) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others in serious jeopardy; (b) serious impairment of such person’s bodily functions; (c) serious dysfunction of any bodily organ or part of such person; or (d) serious disfigurement of such person are covered. Emergency services include health care procedures, treatments or services, needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol. Emergency Services also include Screening, Brief Intervention, and Referral to Treatment (SBIRT) for Chemical Dependency, provided in accordance with protocols issued by the SDOH, when rendered in emergency departments. See also Appendix G of this Agreement.

b)
Post Stabilization Care Services means services related to an emergency medical condition that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee’s condition. These services are covered pursuant to Appendix G of this Agreement.

18.    Foot Care Services

a)
Covered services must include routine foot care when any Enrollee’s (regardless of age) physical condition poses a hazard due to the presence of localized illness, injury or symptoms involving the foot, or when performed as a necessary and integral part of otherwise covered services such as the diagnosis and treatment of diabetes, ulcers, and infections.

b)	Services provided by a podiatrist for persons under twenty-one (21) must be covered upon referral of a physician, registered physician assistant, certified nurse practitioner or licensed midwife.

c)
Routine hygienic care of the feet, the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, is not covered in the absence of a pathological condition.

19.	Eye Care and Low Vision Services
18 NYCRR §505.6(b)(1-3)
SSL §369-ee (1)(e)(xii)
a)    For Medicaid Managed Care only:

i)
Emergency, preventive and routine eye care services are covered. Eye care includes the services of ophthalmologists, optometrists and ophthalmic dispensers, and includes eyeglasses, medically necessary contact lenses and polycarbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Eye care coverage includes the replacement of lost or destroyed eyeglasses. The replacement of a complete pair of eyeglasses must duplicate the original prescription and frames. Coverage also includes the repair or replacement of parts in situations where the damage is the result of causes other than defective workmanship. Replacement parts must duplicate the original prescription and frames. Repairs to, and replacements of, frames and/or lenses must be rendered as needed.

ii)
If the Contractor does not provide upgraded eyeglass frames or additional features (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. For example, if the Contractor covers only standard bifocal lenses and the Enrollee wants no-line bifocal lenses, the Enrollee must choose between taking the standard bifocal or paying the full price of the no-line bifocal lenses (not just the difference between the cost of the bifocal lenses and the no-line lenses). However, the Enrollee may pay for upgraded lenses as a private customer and have the Contractor pay for the frames or pay for upgraded frames as a private customer and have the Contractor pay for the lenses. The Enrollee must be informed of this fact by the vision care provider at the time that the glasses are ordered.

iii)
Examinations for diagnosis and treatment for visual defects and/or eye disease are provided only as necessary and as required by the Enrollee’s particular condition. Examinations which include refraction are limited to once every twenty four (24) months unless otherwise justified as medically necessary.

iv)
Eyeglasses do not require changing more frequently than once every twenty four (24) months unless medically indicated, such as a change in correction greater than 1/2 diopter, or unless the glasses are lost, damaged, or destroyed.

v)	An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

vi)
MMC Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty four (24) months, or if otherwise justified as medically necessary or if eyeglasses are lost, damaged or destroyed as described above. Enrollees diagnosed with diabetes may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for a dilated eye (retinal) examination not more frequently than once in any twelve (12) month period.

vii)
As described in Sections 10.15 and 10.28 of this Agreement, Enrollees may self-refer to Article 28 clinics affiliated with the College of Optometry of the State University of New York to obtain covered optometry services.

b)	For Family Health Plus only:

i)	Covered Services include emergency vision care and the following preventive and routine vision care provided once in any twenty four (24) month period:

A)	one eye examination;

B)	either: one pair of prescription eyeglass lenses and a frame, or prescription contact lenses when medically necessary; and

C)	one pair of medically necessary occupational eyeglasses.

ii)	An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner. FHPlus Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty-four (24) months. Enrollees diagnosed with diabetes may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for a dilated eye (retinal) examination not more frequently than once in any twelve (12) month period.

iii)
If the Contractor does not provide upgraded eyeglass frames or additional features (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. For example, if the Contractor covers only standard bifocal lenses and the Enrollee wants no-line bifocal lenses, the Enrollee must choose between taking the standard bifocal or paying the full price of the no-line bifocal lenses (not just the difference between the cost of the bifocal lenses and the no-line lenses). However, the Enrollee may pay for upgraded lenses as a private customer and have the Contractor pay for the frames or pay for upgraded frames as a private customer and have the Contractor pay for the lenses. The Enrollee must be informed of this fact by the vision care provider at the time that the glasses are ordered.

iv)	Contact lenses are covered only when medically necessary. Contact lenses shall not be covered solely because the FHPlus Enrollee selects contact lenses in lieu of receiving eyeglasses.

v)	Coverage does not include the replacement of lost, damaged or destroyed eyeglasses.

vi)
The occupational vision benefit for FHPlus Enrollees covers the cost of job- related eyeglasses if that need is determined by a Participating Provider through special testing done in conjunction with a regular vision examination. Such examination shall determine whether a special pair of eyeglasses would improve the performance of job-related activities. Occupational eyeglasses can be provided in addition to regular glasses but are available only in conjunction with a regular vision benefit once in any twenty-four (24) month period. FHPlus Enrollees may purchase an upgraded frame or lenses for occupational eyeglasses by paying the entire cost of the frame or lenses as a private customer (See Section 19. b) iv) above). Sun-sensitive and polarized lens options are not available for occupational eyeglasses.

20.	Durable Medical Equipment (DME)
18 NYCRR §505.5(a)(1) and Section 4.4 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

a)	Durable Medical Equipment (DME) are devices and equipment, other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances, and have the following characteristics:

i)	can withstand repeated use for a protracted period of time;
ii)are primarily and customarily used for medical purposes;
iii)are generally not useful to a person in the absence of illness or injury; and

iv)	are usually not fitted, designed or fashioned for a particular individual’s use. Where equipment is intended for use by only one (1) person, it may be either custom made or customized.

b)	Coverage includes equipment servicing but excludes disposable medical supplies.
21.    Audiology, Hearing Aid Services and Products
18 NYCRR §505.31 (a)(1)(2) and Section 4.7 of the NYS Medicaid Hearing Aid Provider Manual

a)
Hearing aid services and products are provided in compliance with Article 37-A of the General Business Law when medically necessary to alleviate disability caused by the loss or impairment of hearing. Hearing aid services include: selecting, fitting and dispensing of hearing aids, hearing aid checks following dispensing of hearing aids, conformity evaluation, and hearing aid repairs.

b)	Audiology services include audiometric examinations and testing, hearing aid evaluations and hearing aid prescriptions or recommendations, as medically indicated.

c)	Hearing aid products include hearing aids, earmolds, special fittings, and replacement parts.

d)	Hearing aid batteries:

i)	For Family Health Plus only: Hearing aid batteries are covered as part of the prescription drug benefit.

ii)	For Medicaid Managed Care only: Hearing aid batteries are covered through the Medicaid fee-for-service program.
22.    Family Planning and Reproductive Health Care

a)
Family Planning and Reproductive Health Care services means the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancy, as specified in Appendix C of this Agreement.

b)	HIV counseling and testing is included in coverage when provided as part of a Family Planning and Reproductive Health visit.

c)	All medically necessary abortions are covered, as specified in Appendix C of this Agreement.

d)	Fertility services are not covered.

e)
If the Contractor excludes Family Planning and Reproductive Health services from its Benefit Package, as specified in Appendix M of this Agreement, the Contractor is required to comply with the requirements of Appendix C.3 of this Agreement and still provide the following services:

i)	screening, related diagnosis, ambulatory treatment, and referral to Participating Provider as needed for dysmenorrhea, cervical cancer or other pelvic abnormality/pathology;

ii)	screening, related diagnosis, and referral to Participating Provider for anemia, cervical cancer, glycosuria, proteinuria, hypertension, breast disease and pregnancy.
23.    Non-Emergency Transportation

a)
Transportation expenses are covered for MMC Enrollees when transportation is essential in order for a MMC Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor’s Benefit Package or by Medicaid fee-for-service). Non-emergent transportation guidelines may be developed in conjunction with the LDSS, based on the LDSS’s approved transportation plan.

b)
Transportation services means transportation by ambulance, ambulette fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the MMC Enrollee’s medical condition; and a transportation attendant to accompany the MMC Enrollee, if necessary. Such services may include the transportation attendant’s transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the MMC Enrollee’s family.

c)	The Contractor is required to use only approved Medicaid ambulette vendors to provide transportation services to MMC Enrollees.

d)
When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services that are not part of the Contractor’s Benefit Package.

e)	Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services.

f)	For MMC Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.
24.    Emergency Transportation

a)
Emergency transportation can only be provided by an ambulance service including air ambulance service. Emergency ambulance transportation means the provision of ambulance transportation for the purpose of obtaining hospital services for an Enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of Emergency Services while the Enrollee is being transported.

b)
Emergency Services means the health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including, but not limited to, the treatment of trauma, burns, respiratory, circulatory and obstetrical emergencies.

c)
Emergency ambulance transportation is transportation to a hospital emergency room generated by a "Dial 911" emergency system call or some other request for an immediate response to a medical emergency. Because of the urgency of the transportation request, insurance coverage or other billing provisions are not addressed until after the trip is completed. When the Contractor is capitated for this benefit, emergency transportation via 911 or any other emergency call system is a covered benefit and the Contractor is responsible for payment. Contractor shall reimburse the transportation provider for all emergency ambulance services without regard for final diagnosis or prudent layperson standard.

25.    Dental Services

a)
Dental care includes preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability. Orthodontic services are not covered.

b)	Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are included in the

Benefit Package or not. The Contractor is responsible for the cost associated with inpatient hospitalization, surgical suites, general anesthesia, intravenous sedation, radiological services, etc. provided in the hospital and ambulatory surgery suite. Dental provider costs are the Contractor’s responsibility only when dental services are included in the Benefit Package. If the Contractor does not cover dental services, it is not responsible for the cost associated with dental providers. The Contractor shall set up procedures to prior approve dental services provided in inpatient and ambulatory settings.

c)	For Medicaid Managed Care only:

i)
As described in Sections 10.15 and 10.27 of this Agreement, Enrollees may self- refer to Article 28 clinics operated by academic dental centers to obtain covered dental services if dental services are included in the Benefit Package.

ii)
Professional services of a dentist for dental surgery performed in an ambulatory or inpatient setting are billed Medicaid fee-for-service if the Contractor does not include dental services in the benefit package.

iii)
The dental benefit includes up to four annual fluoride varnish treatments for children from birth until age 7 years when applied by a dentist, physician or nurse practitioner. Contractors that do not cover dental services will be responsible for these services only when provided by a physician or nurse practitioner.

26.    Court Ordered Services
Court ordered services are those services ordered by a court of competent jurisdiction which are performed by or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including treatment for mental health and/or alcohol and/or substance abuse or dependence), or other covered services. The Contractor is responsible for payment of those services included in the benefit package.
27.    Prosthetic/Orthotic Orthopedic Footwear
Section 4.5, 4.6 and 4.7 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

a)	Prosthetics are those appliances or devices which replace or perform the function of any missing part of the body. Artificial eyes are covered as part of the eye care benefit.

b)	Orthotics are those appliances or devices which are used for the purpose of supporting a weak or deformed body part or to restrict or eliminate motion in a diseased or injured part of the body.

c)
Medicaid Managed Care: Orthopedic Footwear means shoes, shoe modifications, or shoe additions which are used to correct, accommodate or prevent a physical deformity or range of motion malfunction in a diseased or injured part of the ankle or foot; to support a weak or deformed structure of the ankle or foot, or to form an integral part of a brace.

28.    Mental Health Services

a)	Inpatient Services
All inpatient mental health services, including voluntary or involuntary admissions for mental health services. The Contractor may provide the covered benefit for medically necessary mental health inpatient services through hospitals licensed pursuant to Article 28 of the PHL.
b)Outpatient Services
Outpatient services including but not limited to: assessment, stabilization, treatment planning, discharge planning, verbal therapies, education, symptom management, case management services, crisis intervention and outreach services, chlozapine monitoring and collateral services as certified by the New York State Office of Mental Health (OMH). Services may be provided in-home, office or the community. Services may be provided by licensed OMH providers or by other providers of mental health services including clinical psychologists and physicians.

c)	Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

d)	MMC SSI Enrollees obtain all mental health services through the Medicaid fee-for-service program.
29.    Detoxification Services

a)	Medically Managed Inpatient Detoxification
These programs provide medically directed twenty-four (24) hour care on an inpatient basis to individuals who are at risk of severe alcohol or substance abuse withdrawal, incapacitated, a risk to self or others, or diagnosed with an acute physical or mental co-morbidity. Specific services include, but are not limited to: medical management, bio-psychosocial assessments, stabilization of medical psychiatric / psychological problems, individual and group counseling, level of care determinations and referral and linkages to other services as necessary. Medically Managed Detoxification Services are provided by facilities licensed by OASAS under Title 14 NYCRR § 816.6 and the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law or by the Department of Health as a general hospital pursuant to

Article 28 of the Public Health Law.

b)	Medically Supervised Withdrawal
i)Medically Supervised Inpatient Withdrawal
These programs offer treatment for moderate withdrawal on an inpatient basis. Services must include medical supervision and direction under the care of a physician in the treatment for moderate withdrawal. Specific services must include, but are not limited to: medical assessment within twenty four (24) hours of admission; medical supervision of intoxication and withdrawal conditions; biopsychosocial assessments; individual and group counseling and linkages to other services as necessary. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Inpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR § 816.7.
ii)Medically Supervised Outpatient Withdrawal
These programs offer treatment for moderate withdrawal on an outpatient basis. Required services include, but are not limited to: medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling; level of care determinations; discharge planning; and referrals to appropriate services. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Outpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR § 816.7.

c)
For Medicaid Managed Care only: all detoxification and withdrawal services are a covered benefit for all Enrollees, including those categorized as SSI or SSI-related. Detoxification Services in Article 28 inpatient hospital facilities are subject to the inpatient hospital stop-loss provisions specified in Section 3.11 of this Agreement.

30.    Chemical Dependence Inpatient Rehabilitation and Treatment Services

a)
Services provided include intensive management of chemical dependence symptoms and medical management of physical or mental complications from chemical dependence to clients who cannot be effectively served on an outpatient basis and who are not in need of medical detoxification or acute care. These services can be provided in a hospital or free–standing facility. Specific services can include, but are not limited to: comprehensive admission evaluation and treatment planning; individual group, and family counseling; awareness and relapse prevention; education about self-help groups;

assessment and referral services; vocational and educational assessment; medical and psychiatric consultation; food and housing; and HIV and AIDS education. These services may be provided by facilities licensed by the New York State Office of Alcoholism and Substance Abuse Services (OASAS) to provide Chemical Dependence Inpatient Rehabilitation and Treatment Services under Title 14 NYCRR Part 818. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized.

b)	Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.
31.    Outpatient Chemical Dependency Services

a)	Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs
Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.

b)	Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs
Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR § 822.9.

c)	Outpatient Chemical Dependence for Youth Programs
Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

d)	Medicaid Managed Care Enrollees access outpatient chemical dependency services through the Medicaid fee-for-service program.

e)	Buprenorphine Management:

i)Medicaid Managed Care: Management of buprenorphine in settings other than outpatient clinics certified by the Office of Alcohol and Substance Abuse Services under 14 NYCRR Parts 822 and 828 by Primary Care Providers, and for non-SSI Enrollees by Mental Health Providers, for maintenance or detoxification of patients with chemical dependence and buprenorphine when furnished and administered as part of a clinic visit (except Part 822 and Part 828 clinic visits) or office visit.
i)    FHPlus: Management of buprenorphine in settings other than outpatient clinics certified by the Office of Alcohol and Substance Abuse Services under 14 NYCRR Part 828 by Primary Care Providers and Mental Health Providers for maintenance or detoxification of patients with chemical dependence, and buprenorphine when furnished and administered as part of a clinic visit (except Part 822 and Part 828 clinic visits) or office visit. Buprenorphine management services provided by Mental Health Providers, or in a 14 NYCRR Part 822 clinic, are subject to the combined mental health/chemical dependency benefit limit of sixty (60) outpatient visits per calendar year.

32.	Experimental or Investigational Treatment

a)	Experimental and investigational treatment is covered on a case by case basis.

b)
Experimental or investigational treatment for life-threatening and/or disabling illnesses may also be considered for coverage under the external appeal process pursuant to the requirements of Section 4910 of the PHL under the following conditions:

i)	The Enrollee has had coverage of a health care service denied on the basis that such service is experimental and investigational, and

ii)	The Enrollee’s attending physician has certified that the Enrollee has a life- threatening or disabling condition or disease:

A)	for which standard health services or procedures have been ineffective or would be medically inappropriate, or

B)	for which there does not exist a more beneficial standard health service or procedure covered by the Contractor, or

C)	for which there exists a clinical trial, and

ii)
The Enrollee’s provider, who must be a licensed, board-certified or board-eligible physician, qualified to practice in the area of practice appropriate to treat the Enrollee’s life-threatening or disabling condition or disease, must have recommended either:

A)
a health service or procedure that, based on two (2) documents from the available medical and scientific evidence, is likely to be more beneficial to the Enrollee than any covered standard health service or procedure; or

B)	a clinical trial for which the Enrollee is eligible; and

iii)
The specific health service or procedure recommended by the attending physician would otherwise be covered except for the Contractor’s determination that the health service or procedure is experimental or investigational.

33.	Renal Dialysis
Renal dialysis may be provided in an inpatient hospital setting, in an ambulatory care facility, or in the home on recommendation from a renal dialysis center.

33.	Residential Health Care Facility (RHCF) Services – For MMC Program Only

a)
Residential Health Care Facility (RHCF) Services means inpatient nursing home services provided by facilities licensed under Article 28 of the New York State Public Health Law, including AIDS nursing facilities. Covered services includes the following health care services: medical supervision, twenty-four (24) hour per day nursing care, assistance with the activities of daily living, physical therapy, occupational therapy, and speech/language pathology services and other services as specified in the New York State Health Law and Regulations for residential health care facilities and AIDS nursing facilities. These services should be provided to an MMC Enrollee:

i)
Who is diagnosed by a physician as having one or more clinically determined illnesses or conditions that cause the MMC Enrollee to be so incapacitated, sick, invalid, infirm, disabled, or convalescent as to require at least medical and nursing care; and

ii)	Whose assessed health care needs, in the professional judgment of the MMC Enrollee’s physician or a medical team:

A)	do not require care or active treatment of the MMC Enrollee in a general or special hospital;

B)
cannot be met satisfactorily in the MMC Enrollee’s own home or home substitute through provision of such home health services, including medical and other health and health-related services as are available in or near his or her community; and

C)
cannot be met satisfactorily in the physician’s office, a hospital clinic, or other ambulatory care setting because of the unavailability of medical or other health and health-related services for the MMC Enrollee in such setting in or near his or her community.

b)	The Contractor is also responsible for respite days and bed hold days authorized by the Contractor.

c)
The Contractor is responsible for all medically necessary and clinically appropriate inpatient Residential Health Care Facility services authorized by the Contractor up to a sixty (60) day calendar year stop-loss for MMC Enrollees who are not in Permanent Placement Status as determined by LDSS.

K.3

Medicaid Managed Care Prepaid Benefit Package
Definitions of Non-Covered Services
The following services are excluded from the Contractor’s Benefit Package, but are covered, in most instances, by Medicaid fee-for-service:
1.    Medical Non-Covered Services
a)    Personal Care Agency Services

i)
Personal care services (PCS) are the provision of some or total assistance with personal hygiene, dressing and feeding; and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee’s health and safety in his or her own home. The service has to be ordered by a physician, and there has to be a medical need for the service. Licensed home care services agencies, as opposed to certified home health agencies, are the primary providers of PCS. Enrollee’s receiving PCS have to have a stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

ii)
Services rendered by a personal care agency which are approved by the LDSS are not covered under the Benefit Package. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician’s behalf) must first contact the Enrollee’s LDSS contact person for personal care. The district will determine the Enrollee’s need for personal care agency services and coordinate with the personal care agency to develop a plan of care.

b)    Residential Health Care Facilities (RHCF)
Services provided in a Residential Health Care Facility (RHCF) to an individual who is determined by the LDSS to be in Permanent Status are not covered for Medicaid Managed Care (MMC) or Family Health Plus Enrollees. Family Health Plus covers only non-permanent rehabilitation stays in RHCFs. Persons in permanent status in an RHCF are excluded from MMC and must be disenrolled. Once disenrolled, Medicaid beneficiaries will receive these services through Medicaid fee-for-service.
c)    Hospice Program

i)
Hospice is a coordinated program of home and inpatient care that provides non- curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

ii)
Hospices are organizations which must be certified under Article 40 of the PHL. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

iii)
If an Enrollee becomes terminally ill and receives Hospice Program services he or she may remain enrolled and continue to access the Contractor’s Benefit Package while Hospice costs are paid for by Medicaid fee-for-service.

d)	Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula
Coverage for drugs dispensed by community pharmacies, over the counter drugs, medical/surgical supplies and enteral formula are not included in the Benefit Package and will be paid for by Medicaid fee-for-service. Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered.

2.	Non-Covered Behavioral Health Services
a)    Chemical Dependence Services

i)	Outpatient Rehabilitation and Treatment Services

A)	Methadone Maintenance Treatment Program (MMTP)
Consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone. Facilities that provide methadone maintenance treatment do so as their principal mission and are certified by OASAS under 14 NYCRR Part 828.

B)	Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs
Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.
Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs
Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR § 822.9.

C)	Outpatient Chemical Dependence for Youth Programs
Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

ii)	Chemical Dependence Services Ordered by the LDSS

A)	The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services ordered by the LDSS and provided to Enrollees who have:

I)
been assessed as unable to work by the LDSS and are mandated to receive Chemical Dependence Inpatient Rehabilitation and Treatment Services as a condition of eligibility for Public Assistance or Medicaid, or

II)
have been determined to be able to work with limitations (work limited) and are simultaneously mandated by the LDSS into Chemical Dependence Inpatient Rehabilitation and Treatment Services (including alcohol and substance abuse treatment services) pursuant to work activity requirements.

B)	The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services ordered by the LDSS under Welfare Reform (as indicated by Code 83).

C)	The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services in this Agreement.

D)	If the Contractor is already providing an Enrollee with Chemical Dependence Inpatient Rehabilitation and Treatment Services and

Detoxification Services and the LDSS is satisfied with the level of care and services, then the Contractor will continue to be responsible for the provision and payment of these services.

b)	Mental Health Services

i)	Intensive Psychiatric Rehabilitation Treatment Programs (IPRT)
A time limited active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments, to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under 14 NYCRR Part 587.

ii)	Day Treatment
A combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client-staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socialization activities. Services are expected to be of six (6) months duration. These services are certified by OMH under 14 NYCRR Part 587.

iii)	Continuing Day Treatment
Provides treatment designed to maintain or enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self- esteem. Includes: assessment and treatment planning; discharge planning; medication therapy; medication education; case management; health screening and referral; rehabilitative readiness development; psychiatric rehabilitative readiness determination and referral; and symptom management. These services are certified by OMH under 14 NYCRR Part 587.

iv)	Day Treatment Programs Serving Children
Day treatment programs are characterized by a blend of mental health and special education services provided in a fully integrated program. Typically these programs include: special education in small classes with an emphasis on individualized instruction, individual and group counseling, family services such as family counseling, support and education, crisis intervention, interpersonal skill development, behavior modification, art and music therapy.

v)	Home and Community Based Services Waiver for Seriously Emotionally Disturbed Children
This waiver is in select counties for children and adolescents who would otherwise be admitted to an institutional setting if waiver services were not provided. The services include individualized care coordination, respite, family support, intensive in-home skill building, and crisis response.

vi)	Case Management
The target population consists of individuals who are seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit functioning in the community and either have symptomology which is difficult to treat in the existing mental health care system or are unwilling or unable to adapt to the existing mental health care system. Three case management models are currently operated pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to 14 NYCRR Part 506. Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under Item 3 – “Other Non-Covered Services”.
vii)Partial Hospitalization
Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under NYCRR Part 587.

viii)	Services Provided Through OMH Designated Clinics for Children With A Diagnosis of Serious Emotional Disturbance (SED)
Services provided by designated OMH clinics to children and adolescents through age eighteen (18) with a clinical diagnosis of SED are covered by Medicaid fee-for-service.

ix)	Assertive Community Treatment (ACT)
ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting. ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient’s goals and changing needs; are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to 14 NYCRR Part 508.

x)	Personalized Recovery Oriented Services (PROS)
PROS, licensed and reimbursed pursuant to 14 NYCRR Part 512, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS include Community Rehabilitation and Support, Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment. xi) Risperdal Consta, an injectable mental health drug used for management of patients with schizophrenia, furnished as part of a clinic or office visit.

c)	Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs, as follows:
i)OMH Licensed CRs*
Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the maximum reduction of functional and adaptive behavior defects associated with the person’s mental illness.

ii)	Family-Based Treatment*
Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the natural family, community, school or independent living situations. Such services are provided in consideration of a child’s developmental stage. Those children determined eligible for admission are placed in surrogate family homes for care and treatment.
*These services are certified by OMH under 14 NYCRR § 586.3, Part 594 and Part 595.

d)	Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

i)	Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities
These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under 14 NYCRR Part 679 (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities). If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

ii)	Day Treatment
A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment may include nutrition, recreation, self-care, independent living, therapies, nursing, and transportation services. These services are generally provided in ICF or a comparable setting. These services are certified by OMRDD under 14 NYCRR Part 690.

iii)	Medicaid Service Coordination (MSC)
Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual. MSC is provided by qualified service coordinators and uses a person centered planning process in developing, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation. MSC promotes the concepts of a choice, individualized services and consumer satisfaction. MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract. Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver. Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under Item 3 “Other Non-Covered Services.”
iv)Home And Community Based Services Waivers (HCBS)
The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services are authorized pursuant to a SSA § 191 5(c) waiver from DHHS.

v)	Services Provided Through the Care At Home Program (OMRDD)
The OMRDD Care at Home III, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents’ income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a SSA § 191 5(c) waiver from DHHS.
3.    Other Non-Covered Services

a)	The Early Intervention Program (EIP) – Children Birth to Two (2) Years of Age

i)
This program provides early intervention services to certain children, from birth through two (2) years of age, who have a developmental delay or a diagnosed physical or mental condition that has a high probability of resulting in developmental delay. All managed care providers must refer infants and toddlers suspected of having a delay to the local designated Early Intervention agency in their area. (In most municipalities, the County Health Department is the designated agency, except: New York City - the Department of Health and Mental Hygiene; Erie County - The Department of Youth Services; Jefferson County - the Office of Community Services; and Ulster County - the Department of Social Services).

ii)
Early intervention services provided to this eligible population are categorized as Non-Covered. These services, which are designed to meet the developmental needs of the child and the needs of the family related to enhancing the child’s development, will be identified on eMedNY by unique rate codes by which only the designated early intervention agency can claim reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor. Consequently, the Contractor, through its Participating Providers, will be expected to refer any enrolled child suspected of having a developmental delay to the locally designated early intervention agency in their area and participate in the development of the Child’s Individualized Family Services Plan (IFSP). Contractor’s participation in the development of the IFSP is necessary in order to coordinate the provision of early intervention services and services covered by the Contractor.

iii)
SDOH will instruct the locally designated early intervention agencies on how to identify an Enrollee and the need to contact the Contractor or the Participating Provider to coordinate service provision.

b)	Preschool Supportive Health Services–Children Three (3) Through Four
(4) Years of Age

i)
The Preschool Supportive Health Services Program (PSHSP) enables counties and New York City to obtain Medicaid reimbursement for certain educationally related medical services provided by approved preschool special education programs for young children with disabilities. The Committee on Preschool Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related health services. PSHSP services rendered to children three (3) through four (4) years of age in conjunction with an approved IEP are categorized as Non-Covered.

ii)
The PSHSP services will be identified on eMedNY by unique rate codes through which only counties and New York City can claim reimbursement. In addition, a limited number of Article 28 clinics associated with approved pre-school programs are allowed to directly bill Medicaid fee-for-service for these services. Contractor covered and authorized services will continue to be provided by the Contractor.

c)	School Supportive Health Services–Children Five (5) Through Twenty-One (21) Years of Age

i)
The School Supportive Health Services Program (SSHSP) enables school districts to obtain Medicaid reimbursement for certain educationally related medical services provided by approved special education programs for children with disabilities. The Committee on Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related services.

ii)	SSHSP services rendered to children five (5) through twenty-one (21) years of age in conjunction with an approved I EP are categorized as Non-Covered.

iii)
The SSHSP services are identified on eMedNY by unique rate codes through which only school districts can claim Medicaid reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor.

d)	Comprehensive Medicaid Case Management (CMCM)
A program which provides “social work” case management referral services to a targeted population (e.g.: pregnant teens, mentally ill). A CMCM case manager will assist a client in accessing necessary services in accordance with goals contained in a written case management plan.
CMCM programs do not provide services directly, but refer to a wide range of service Providers. Some of these services are: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires the case manager to work out a mutually agreeable case coordination approach with the agency/medical providers. Consequently, if an Enrollee of the Contractor is participating in a CMCM program, the Contractor must work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee on EMEVS and informed on the need to contact the Contractor to coordinate service provision.

e)	Directly Observed Therapy for Tuberculosis Disease
Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the physician’s prescribed medication regimen. While the clinical management of tuberculosis is included in the Benefit Package, TB/DOT where applicable, can be billed directly to eMedNY by any SDOH approved Medicaid fee-for-service TB/DOT Provider. The Contractor remains responsible for communicating, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

f)	AIDS Adult Day Health Care
Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care services than can be provided in any single setting, but do not require the level of services provided in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

g)	HIV COBRA Case Management
The HIV COBRA (Community Follow-up Program) Case Management Program is a program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid.
Reimbursable activities include intake, assessment, reassessment, service plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and case specific supervisory case-review conferencing.

h)	Adult Day Health Care

f)
Adult Day Health Care means care and services provided to a registrant in a residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care needs and individualized health care plan, ongoing implementation and coordination of the health care plan, and transportation.

ii)
Registrant means a person who is a nonresident of the residential health care facility who is functionally impaired and not homebound and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, nursing staff, Social Services and other professional personnel of the adult day health care program can be met in while or in part satisfactorily by delivery of appropriate services in such program. Personal Emergency Response Services (PERS)

Personal Emergency Response Services (PERS) are not included in the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.

iii)	School-Based Health Centers
A School-Based Health Center (SBHC) is an Article 28 extension clinic that is located in a school and provides students with primary and preventive physical and mental health care services, acute or first contact care, chronic care, and referral as needed. SBHC services include comprehensive physical and mental health histories and assessments, diagnosis and treatment of acute and chronic illnesses, screenings (e.g., vision, hearing, dental, nutrition, TB), routine management of chronic diseases (e.g., asthma, diabetes), health education, mental health counseling and/or referral, immunizations and physicals for working papers and sports.

K.4

Family Health Plus
Non-Covered Services

1.	Non-Emergent Transportation Services (except for 19 and 20 year olds receiving C/THP Services)

2.	Personal Care Agency Services

3.	Private Duty Nursing Services

4.	Long Term Care – Residential Health Care Facility Services

5.	Pharmacy Items (covered through Medicaid fee-for-service program)

6.	Medical Supplies

7.	Alcohol and Substance Abuse (ASA) Services Ordered by the LDSS

8.	Office of Mental Health/ Office of Mental Retardation and Developmental Disabilities Services

9.	School Supportive Health Services

10.	Comprehensive Medicaid Case Management (CMCM)

11.	Directly Observed Therapy for Tuberculosis Disease

12.	AIDS Adult Day Health Care

13.	HIV COBRA Case Management

14.	Home and Community Based Services Waiver

15.	Methadone Maintenance Treatment Program

16.	Day Treatment

17.	IPRT

18.	Infertility Services

19.	Adult Day Health Care

20.	School Based Health Care Services

21.	Personal Emergency Response Systems

APPENDIX L

Approved Capitation Payment Rates

APPENDIX M

Service Area, Benefit Options, and Enrollment Elections

Schedule 1 of Appendix M
Service Area, Program Participation and
Prepaid Benefit Package Optional Covered Services
1.    Service Area
The Contractor's service area is comprised of the counties listed in Column A of this schedule in their entirety.
2.    Program Participation and Optional Benefit Package Covered Services

a)
For each county listed in Column A below, an entry of "yes" in the subsections of Columns B and C means the Contractor offers the MMC and/or FH PI us product and/or includes the optional service indicated in its Benefit Package.

b)
For each county listed in Column A below, an entry of "no" in the subsections of Columns B and C means the Contractor does not offer the M MC and/or FH Plus product and/or does not include the optional service indicated in its Benefit Package.

a)	In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.
3.    Effective Date
The effective date of this Schedule is March 1, 2011.

Column A County	Column B Medicaid Managed Care					Column C FH Plus		
	Contractor Participates	Dental	Family Planning	Non-Emergency Transportation	Emergency Transportation	Contractor Participates	Dental	Family Planning

Schedule 2 of Appendix M
LDSS Election of Enrollment in Medicaid Managed Care
For Foster Care Children and Homeless Persons

1.
Effective March 1, 2011, in the Contractor’s service area, Medicaid Eligible Persons in the following categories will be eligible for Enrollment in the Contractor’s Medicaid Managed Care product at the LDSS’s option as described in (a) and (b) as follows, and indicated by an “X” in the chart below:

a)    Options for foster care children in the direct care of LDSS:

i)	Children in LDSS direct care are mandatorily enrolled in MMC (mandatory counties only);

ii)	Children in LDSS direct care are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);

iii)	All foster care children are Excluded from Enrollment in MMC (mandatory or voluntary counties).

b)	Options for homeless persons living in shelters outside of New York City:

i)	Homeless persons are mandatorily enrolled in MMC (mandatory counties only);

ii)	Homeless persons are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);

iii)	All homeless persons are Excluded from Enrollment in MMC (mandatory or voluntary counties).

c)	In the schedule below, an entry of “N/A” means not applicable for the purposes of this Agreement.

APPENDIX N
Reserved

Appendix O
Requirements for Proof of Workers’ Compensation
and Disability Benefits Coverage

Requirements for Proof of Coverage
Unless the Contractor is a political sub-division of New York State, the Contractor shall provide proof, completed by the Contractor’s insurance carrier and/or the Workers’ Compensation Board, of coverage for:

1.	Workers’ Compensation, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix O:

a)	CE-200 – Affidavit for New York Entities And Any Out-Of-State Entities With No Employees, That New York State Workers Compensation And/Or Disability Benefits Insurance Coverage is Not Required; OR

b)	C-105.2 – Certificate of Workers’ Compensation Insurance. PLEASE NOTE: The State Insurance Fund provides its own version of this form, the U-26.3 OR

c)	SI-12 – Certificate of Workers’ Compensation Self-Insurance, or GSI-105.2 – Certificate of Participation in Workers’ Compensation Group Self-Insurance.

2.	Disability Benefits Coverage, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix O:

a)	CE-200 – Affidavit for New York Entities And Any Out-Of-State Entities With No Employees, That New York State Workers Compensation And/Or Disability Benefits Insurance Coverage is Not Required; OR

b)	DB-120.1 – Certificate of Disability Benefits Insurance, OR

c)	DB-155 – Certificate of Disability Benefits Self-Insurance.

NOTE: ACORD forms are NOT acceptable proof of coverage.

STATE OF NEW YORK
WORKERS' COMPENSATION BOARD

CERTIFICATE OF NYS WORKERS' COMPENSATION INSURANCE COVERAGE

1a. Legal Name & Address of Insured (Use street address only)

Work Location of Insured *(Only required if coverage is specifically limited to certain locations in New York State, i.e., a Wrap-Up Policy)*

1b. Business Telephone Number of Insured

(757)473-2737

1c. NYS Unemployment Insurance Employer Registration Number of Insured

25-31735

1d. Federal Employer Identification Number of Insured or Social Security Number

133865627

2. Name and Address of the Entity Requesting Proof of Coverage (Entity Being Listed as the Certificate Holder)

NYS DEPARTMENT OF HEALTH
OFFICE OF MANAGED CARE
CORNING TOWER
EMPIRE STATE PLAZA
ALBANY, NY 12237

3a. Name of Insurance Carrier

Pennsylvania Manufacturers' Association Insurance Co

3b. Policy Number of entity listed in box "1a"

201000 0046680

3c. Policy effective period

04/01/10 to 04/01/11

3d. The Proprietor, Partners or Executive Officers are

☑ included. (Only check box if all partners/officers included)

☐ all excluded or certain partners/officers excluded.

This certifies that the insurance carrier indicated above in box "3" insures the business referenced above in box "1a" for workers' compensation under the New York State Workers' Compensation Law. (To use this form, New York (NY) must be listed under Item 3A on the INFORMATION PAGE of the workers' compensation insurance policy). The Insurance Carrier or its licensed agent will send this Certificate of Insurance to the entity listed above as the certificate holder in box "2".

The Insurance Carrier will also notify the above certificate holder within 10 days IF a policy is canceled due to nonpayment of premiums or within 30 days IF there are reasons other than nonpayment of premiums that cancel the policy or eliminate the insured from the coverage indicated on this Certificate. (These notices may be sent by regular mail.) Otherwise, this Certificate is valid for one year after this form is approved by the insurance carrier or its licensed agent, or until the policy expiration date listed in box "3c", whichever is earlier.

Please Note: Upon the cancellation of the workers' compensation policy indicated on this form, if the business continues to be named on a permit, license or contract issued by a certificate holder, the business must provide that certificate holder with a new Certificate of Workers' Compensation Coverage or other authorized proof that the business is complying with the mandatory coverage requirements of the New York State Workers' Compensation Law.

Under penalty of perjury, I certify that I am an authorized representative or licensed agent of the insurance carrier referenced above and that the named insured has the coverage as depicted on this form.

Approved by: Joy M Taylor
(Print name of authorized representative or licensed agent of insurance carrier)

Approved by: Meddleton Taylor (Signature) April 6, 2010 (Date)

Title: Risk Management Specialist

Telephone Number of authorized representative or licensed agent of insurance carrier: 804-967-5742

Please Note: Only insurance carriers and their licensed agents are authorized to issue Form C-105.2. Insurance brokers are NOT authorized to issue it.

STATE OF NEW YORK
WORKERS' COMPENSATION BOARD

CERTIFICATE OF NYS WORKERS' COMPENSATION INSURANCE COVERAGE

1a. Legal Name & Address of Insured (Use street address only) AMERIGROUP NEW YORK, LLC 360 WEST 31ST STREET, 5TH FLOOR NEW YORK, NY 10001 **Work Location of Insured** *(Only required if coverage is specifically limited to certain locations in New York State, i.e., a Wrap-Up Policy)*	**1b. Business Telephone Number of Insured** 757-473-2737 **1c. NYS Unemployment Insurance Employer Registration Number of Insured** 25-31735 **1d. Federal Employer Identification Number of Insured or Social Security Number** 13-3865627
2. Name and Address of the Entity Requesting Proof of Coverage (Entity Being Listed as the Certificate Holder) NYS DEPARTMENT OF HEALTH OFFICE OF MANAGED CARE CORNING TOWER EMPIRE STATE PLAZA ALBANY, NY 12237	**3a. Name of Insurance Carrier** SENTRY INSURANCE A MUTUAL CO **3b. Policy Number of entity listed in box "1a"** 90-15621-01 **3c. Policy effective period** APRIL 1, 2011 to APRIL 1, 2012 **3d. The Proprietor, Partners or Executive Officers are** ☑ **included.** (Only check box if all partners/officers included) ☐ **all excluded or certain partners/officers excluded.**

This certifies that the insurance carrier indicated above in box "3" insures the business referenced above in box "1a" for workers' compensation under the New York State Workers' Compensation Law. **(To use this form, New York (NY) must be listed under Item 3A on the INFORMATION PAGE of the workers' compensation insurance policy).** The Insurance Carrier or its licensed agent will send this Certificate of Insurance to the entity listed above as the certificate holder in box "2".

The Insurance Carrier will also notify the above certificate holder within 10 days IF a policy is canceled due to nonpayment of premiums or within 30 days IF there are reasons other than nonpayment of premiums that cancel the policy or eliminate the insured from the coverage indicated on this Certificate. (These notices may be sent by regular mail.) ***Otherwise, this Certificate is valid for one year after this form is approved by the insurance carrier or its licensed agent, or until the policy expiration date listed in box "3c", whichever is earlier.***

Please Note: Upon the cancellation of the workers' compensation policy indicated on this form, if the business continues to be named on a permit, license or contract issued by a certificate holder, the business must provide that certificate holder with a new Certificate of Workers' Compensation Coverage or other authorized proof that the business is complying with the mandatory coverage requirements of the New York State Workers' Compensation Law.

Under penalty of perjury, I certify that I am an authorized representative or licensed agent of the insurance carrier referenced above and that the named insured has the coverage as depicted on this form.

Approved by: MIKE HUBBARD
(Print name of authorized representative or licensed agent of insurance carrier)

Approved by: Mike Hubbard 3/30/11
(Signature) (Date)

Title: SENIOR UNDERWRITING SPECIALIST

Telephone Number of authorized representative or licensed agent of insurance carrier: ______

Please Note: Only insurance carriers and their licensed agents are authorized to issue Form C-105.2. Insurance brokers are NOT authorized to issue it.

APPENDIX P
Facilitated Enrollment and Federal Health Insurance Portability and Accountability Act (“HIPAA”) Business Associate Agreements

P.1

Facilitated Enrollment Agreement

1.    Effective Date of Agreement/Service Area

a)
This Appendix shall become effective on the date specified in the written notice from SDOH to the Contractor to initiate Facilitated Enrollment services for the MMC and FHPlus Programs. The Contractor will perform Facilitated Enrollment in the counties/boroughs identified by Department by written notice.

b)
This Appendix shall be effective subject to statutory authority to conduct Facilitated Enrollment for the MMC and/or FHPlus Program. The Contractor agrees to discontinue Facilitated Enrollment activities in either or both programs upon SDOH notice of loss for such statutory authority.

2.    Facilitated Enrollment Standards

a)	To provide an efficient and cost effective Facilitated Enrollment process approved by SDOH, including use of the “train-the-trainer” approach.

b)
To assure that all facilitators participate in the SDOH-sponsored training program for the MMC and FHPlus programs to be conducted by a private contractor to be selected by SDOH or other training approved SDOH.

c)
To provide a sufficient number of facilitators at sites accessible and convenient to the population being served to assure applicants have timely access to Facilitated Enrollment. The Contractor will provide SDOH and the LDSS with a list of the fixed Enrollment facilitation sites and must update the list on a monthly basis. Subject to SDOH and LDSS approval, the Contractor may offer Facilitated Enrollment at additional sites not on the list that has already been submitted to SDOH and LDSS.

d)	To offer Facilitated Enrollment during hours that accommodate the patterns of the community being served, which must include early morning, evening, and/or weekend hours.

e)
To hire staff or designate existing staff who are culturally and linguistically reflective of the community the Contractor serves, including facilitators who are able to communicate to vulnerable and hard-to-reach populations

(e.g., non-English speaking).

f)
To have mechanisms in place to communicate effectively with applicants who are vision or hearing impaired, e.g., the services of an interpreter, including sign language assistance for applicants who require such assistance, telecommunication devices for the deaf (TTY), etc.

g)
To offer application assistance to all individuals in the approved FE service area upon their request, as the requirement for a face-to-face interview for Medicaid and Family Health Plus has been discontinued effective April 1, 2010. This assistance shall be conducted in accordance with Medicaid requirements, policies and procedures with the goal of screening applicants to assess their potential eligibility for various programs using a documentation checklist and screening tool.

h)
To comply with procedures and protocols that have been established by the LDSS and approved by SDOH and LDSS pursuant to Medicaid Administrative Directive 00 OMM/ADM-2 ("Facilitated Enrollment of Children into Medicaid, Child Health Plus and WIC") and any other directives issued by SDOH.

i)
To explain the application and documentation required and to help applicants obtain required documentation. The Contractor will also follow-up with applicants to ensure application/Enrollment and documentation completion.

j)
To educate all applicants that appear to be eligible for Enrollment, including adults and families, about managed care and how to access benefits in a managed care environment. This will include the distribution of SDOH approved material in English and other languages reflective of the community regarding all of New York State's health insurance coverage. This includes brochures and information developed by SDOH to explain health insurance coverage options available through FHPlus, CHPlus, and Medicaid Programs and various other public programs designed to support self sufficiency.

k)
To counsel all applicants that appear to be eligible for Enrollment, including adult individuals and families regarding selection of a participating MCO, and describe the important role of a Primary Care Provider (PCP) and the benefits of preventive health care. Facilitators must help applicants to determine the appropriate MCO to select based on their current health care needs and PCP availability. The Contractor will ensure that facilitators have information available about the providers who participate in each MCO's product available in the applicant's LDSS jurisdiction and have established procedures for inquiring into existing relationships with health care providers in order that the facilitators are able to provide assistance with PCP selection and enable applicants to maintain existing relationships with providers to the fullest extent possible.

l)
To ensure that facilitators perform Facilitated Enrollment counseling in a neutral manner so that every applicant is able to make an informed decision in selecting the appropriate MCO for the applicant's needs.

m)	To comply with LDSS protocols for transmitting the FH Plus or MMC applicant's MCO choice directly to the appropriate LDSS or Enrollment Broker, when applicable.

n)
To follow-up on each application after a prescribed period of time with the appropriate LDSS to ensure that applications are being processed and that applicants are able to enroll and receive services in a timely manner.

o)
To provide all applicants with information about their rights regarding making a complaint to the LDSS about an eligibility determination and making a complaint to the MCO, LDSS or SDOH about a service decision.

p)	To submit the completed application and required documentation directly to the appropriate LDSS responsible for processing the application and making the eligibility determination.

q)
To assist individuals and families with recertifying or renewing their coverage prior to the expiration of their 12-month eligibility period, including assisting in the completion of the renewal form and collection of the required documentation on a timely basis, when an enrollee seeks a facilitator's assistance with renewal .

r)	To cooperate with SDOH and LDSS monitoring efforts, including unannounced site visits.

s)	To comply with all applicable federal or state law, regulation, and/or administrative guidance, including any authority which supplements or supersedes the provisions set forth herein.
3.    SDOH Responsibilities

a)
SDOH will be responsible for ensuring that the Contractor's policies and procedures related to Enrollment and marketing are appropriate to meet the needs of applicants and comply with state and federal laws, regulations, and administrative guidance.

b)	Prior to commencement and/or expansion of the Contractor's Facilitated Enrollment to program applicants, SDOH will:

i)
Conduct a review to assure that the Contractor has established policies and procedures satisfactory to SDOH regarding the processing of applications, communications, contact persons, and interactions with other MCOs, if applicable.

iii)	Review schedules of sites and times, staffing, and Facilitated Enrollment locations.

iv)
Ensure that all Contractor facilitators have undergone the required training. Approve amended written protocols between the LDSS and the Contractor, which detail MMC/FHPlus operations and practices to assure that the unique needs and concerns of the local districts are addressed.

v)	Assess the Contractor's M CO selection process to assure that applicants are presented with unbiased information regarding M CO selection.

vi)	Approve all subcontracting arrangements and all publicity and educational materials submitted by the Contractor to assure that Enrollment information is comprehensive.

vii)	Monitor Facilitated Enrollment through fixed site monitoring, complaint monitoring and surveys of individuals enrolled in MMC or FH PI us as a result of Facilitated Enrollment.

viii)	Approve the Contractor's written internal quality assurance protocols for Facilitated Enrollment.
4.    Quality Assurance

a)
The Contractor will establish a quality assurance plan, including protocols to be reviewed and approved by SDOH, which ensures timely access to Facilitated Enrollment counseling for applicants. The Contractor will ensure that all applications completed with the assistance of the Contractor's facilitators are reviewed for quality and completed prior to being submitted to the LDSS, and are completed and submitted to the LDSS within the time frames required by the protocols.

b)
SDOH will monitor and evaluate the Contractor's performance of Facilitated Enrollment in accordance with the terms and conditions contained in Section 3 above. SDOH may, at its discretion, conduct targeted reviews to assess the performance of facilitators, including reviews of incomplete or erroneous applications.

5.    Confidentiality

a)	The Contractor shall maintain confidentiality of applicant and Enrollee information in accordance with protocols developed by the Contractor and approved by SDOH.

b)
Information concerning the determination of eligibility for MMC, CHPlus, and FHPlus may be shared by the Contractor (including its employees and/or subcontractors) and the SDOH, LDSS, and the Enrollment Broker, provided that the applicant has given appropriate written authorization on the application and that the release of information is being provided solely for purposes of determining eligibility or evaluating the success of the program.

c)
Contractor acknowledges that any other disclosure of Medicaid Confidential Data ("MCD") without prior, written approval of the SDOH MCD Review Committee (“MCDRC”) is prohibited. Accordingly, the Contractor will require and ensure that any approved agreement or contract pertaining to the above programs contains a statement that the subcontractor or other contracting party may not further disclose the MCD without such approval.

d)
Contractor assures that all persons performing Facilitated Enrollment activities will receive appropriate training regarding the confidentiality of MCD and provide SDOH with a copy of the procedures that Contractor has developed to sanction such persons for any violation of MCD confidentiality.

e)
Upon termination of this Agreement for any reason, Contractor shall ensure that program data reporting is complete and shall certify that any electronic or paper copies of MCD collected or maintained in connection with this Agreement have been removed and destroyed.

6.    Outreach and Information Dissemination

a)	Contractor agrees to comply with the following restrictions regarding Facilitated Enrollment:

i)	No Facilitated Enrollment will be permitted in emergency rooms or treatment areas; Facilitated Enrollment may be permitted in patient rooms only upon request by the patient or their representative.

ii)	No telephone cold-calling, door-to-door solicitations at the homes of prospective Enrollees;

iii)	No incentives to Prospective Enrollees to enroll in an MCO are allowed.

b)	The Contractor is responsible for local publicity regarding locations and hours of operation of Facilitated Enrollment sites.

c)
The Contractor may use only SDOH approved information in conducting Facilitated Enrollment; but the Contractor can tailor materials to the needs of individual communities, subject to SDOH approval of any such modifications.

7.    Sanctions for Non-Compliance
If the Contractor is found to be out of compliance with the terms and conditions required under Facilitated Enrollment, SDOH may terminate the Contractor’s responsibilities relating to Facilitated Enrollment. SDOH will give the Contractor sixty (60) days written notice if it determines that the Contractor’s Facilitated Enrollment responsibilities must be terminated.
8.    Contractor Termination of Facilitated Enrollment

The Contractor may terminate its Facilitated Enrollment responsibilities under this Agreement upon sixty (60) days written notice to the SDOH.

P.2
Federal Health Insurance Portability and Accountability Act (“HIPAA”)
Business Associate Agreement (Agreement)
With respect to its performance of Facilitated Enrollment services for Family Health Plus and Medicaid, the Contractor shall comply with the following:
1.    Definitions

a)	Business Associate shall mean the Contractor.
b)Covered Program shall mean the State.

c)
Other terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Health Information Technology for Economic and Clinical Health Act (“HITECH”) and implementing regulations, including those at 45 CFR Parts 160 and 164.

2.    Obligations and Activities of the Business Associate

a)	The Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Agreement or as required by law.

b)
The Business Associate agrees to use the appropriate administrative, physical and technical safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement and to implement administrative, physical, and technical safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement.

c)
The Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of Protected Health Information by the Business Associate in violation of the requirements of this Agreement.

d)
The Business Associate agrees to report to the Covered Program as soon as reasonably practicable, any use or disclosure of the Protected Health Information not provided for by this Agreement of which it becomes aware.

The Business Associate also agrees to report to the Covered Entity any Breach of Unsecured Protected Health Information of which it becomes aware. Such report shall include, to the extent possible:

i)	A brief description of what happened, including the date of the Breach and the date of the discovery of the Breach, if known;

ii)
A description of the types of Unsecured Protected Health Information that were involved in the Breach (such as whether full name, social security number, date of birth, home address, account number, diagnosis, disability code, or other types of information were involved);

iii)	Any steps individuals should take to protect themselves from potential harm resulting from the breach;

iv)	A description of what the Business Associate is doing to investigate the Breach, to mitigate harm to individuals, and to protect against any further Breaches; and

v)	Contact procedures for the Covered Program to ask questions or learn additional information.

e)
The Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by the Business Associate on behalf of the Covered Program agrees to the same restrictions and conditions that apply through this Agreement to the Business Associate with respect to such information.

f)
The Business Associate agrees to provide access, at the request of the Covered Program, and in the time and manner designated by the Covered Program, to Protected Health Information in a Designated Record Set, to the Covered Program in order for the Covered Program to comply with 45 CFR § 164.524.

g)
The Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Program directs in order for the Covered Program to comply with 45 CFR § 164.524.

h)
The Business Associate agrees to make internal practices, books, and records, including policies and procedures and Protected Health Information, relating to the use and disclosure of Protected Health Information received from, or created or received by the Business Associate on behalf of, the Covered Program available to the Covered Program, or to the Secretary of the federal Department of Health and Human Services, in a time and manner designated by the Covered Program or the Secretary, for purposes of the Secretary determining the Covered Program’s compliance with HIPAA, HITECH and

45 CFR Parts 160 and 164.

i)
The Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for the Covered Program to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR §164.528.

j)
The Business Associate agrees to provide to the Covered Program, in a time and manner designated by the Covered Program, information collected in accordance with this Agreement, to permit the Covered Program to comply with 45 CFR §164.528.

k)
The Business Associate agrees to comply with the security standards for the protection of electronic protected health information in 45 CFR § 164.308, 45 CFR § 164.310, 45 CFR § 164.312 and 45 CFR § 164.316.

3.    Permitted Uses and Disclosures by Business Associate

a)
General Use and Disclosure Provisions. Except as otherwise limited in this Agreement, the Business Associate may only use or disclose Protected Health Information as necessary to perform functions, activities, or services for, or on behalf of, the Covered Program as specified in this Agreement.

b)	Specific Use and Disclosure Provisions

i)
Except as otherwise limited in this Agreement, the Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are required by law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

ii)
Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out its legal responsibilities and to provide Data Aggregation services to Covered Program as permitted by 45 CFR § 164.504(e)(2)(i)(B). Data Aggregation includes the combining of protected information created or received by a Business Associate through its activities under this Agreement with other information gained from other sources.

iii)	The Business Associate may use Protected Health Information to report violations of law to appropriate federal and State authorities, consistent with 45 CFR § 164.502(j)(1).

4.    Obligations of Covered Program

a)	Provisions for the Covered Program to Inform the Business Associate of Privacy Practices and Restrictions

i)
The Covered Program shall notify the Business Associate of any limitation(s) in its notice of privacy practices of the Covered Program in accordance with 45 CFR § 164.520, to the extent that such limitation may affect the Business Associate’s use or disclosure of Protected Health Information.

ii)
The Covered Program shall notify the Business Associate of any changes in, or revocation of, permission by the Individual to use or disclose Protected Health Information, to the extent that such changes may affect the Business Associate’s use or disclosure of Protected Health Information. iii) The Covered Program shall notify the Business Associate of any restriction to the use or disclosure of Protected Health Information that the Covered Program has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect the Business Associate’s use or disclosure of Protected Health Information.

5.Permissible Requests by Covered Program
The Covered Program shall not request the Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Program, except if the Business Associate will use or disclose protected health information for, and the contract includes provisions for, data aggregation or management and administrative activities of Business Associate.
6.Term and Termination

a)	This Agreement shall be effective as of the date noted in Section P.1 (1) of this Appendix.

b)
Termination for Cause. Upon the Covered Program’s knowledge of a material breach by Business Associate, Covered Program may provide an opportunity for the Business Associate to cure the breach and end the violation or may terminate this Agreement and the master Agreement if the Business Associate does not cure the breach and end the violation within the time specified by Covered Program, or the Covered Program may immediately terminate this Agreement and the master Agreement if the Business Associate has breached a material term of this Agreement and cure is not possible. If the Covered Program terminates this Agreement for cause under this paragraph, all Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on behalf of Covered Program, shall be destroyed or returned to the Covered Program in accordance with paragraph (c) of this section.

c)	Effect of Termination.

i)
Upon termination of this Agreement for any reason all of the Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on behalf of Covered Program, shall be destroyed or returned to Covered Program in accordance with the following:

A)
Protected Health Information provided to Business Associate on either the Growing Up Healthy or Access New York Health Care applications that have been fully processed by Business Associate shall be destroyed by Business Associate, or, if it is infeasible for Business Associate to destroy such information, Business Associate shall provide to the Covered Program notification of the conditions that make destruction infeasible and, upon mutual agreement of the Parties, return Protected Health Information to the Covered Program.

B)
Upon termination of this Agreement for any reason, Protected Health Information provided to Business Associate on either the Growing Up Healthy or Access New York Health Care applications that have not been fully processed by Business Associate shall be returned to the Covered Program.

C)	No copies of the Protected Health Information shall be retained by the Business Associate once this Agreement has been terminated.
7.    Violations

a)
It is further agreed that any violation of this Agreement may cause irreparable harm to the State; therefore, the State may seek any other remedy, including an injunction or specific performance for such harm, without bond, security or necessity of demonstrating actual damages.

b)
The Business Associate shall indemnify and hold the State harmless against all claims and costs resulting from acts/omissions of the Business Associate in connection with the Business Associate’s obligations under this Agreement. The Business Associate shall be fully liable for the actions of its agents, employees, partners or subcontractors and shall fully indemnify and save harmless the State from suits, actions, damages and costs, of every name and description relating to breach notification required by 45 CFR Part 164

Subpart D, or State Technology Law Section 208, caused by any intentional act or negligence of the Business Associate, its agents, employees, partners or subcontractors, without limitation; provided however, that the Business Associate shall not indemnify for that portion of any claim, loss or damage arising hereunder due to the negligent act or failure to act of the State.
8.    Miscellaneous

a)	Regulatory References. A reference in this Agreement to a section in the Code of Federal Regulations means the section as in effect or as amended, and for which compliance is required.

b)
Amendment. The Business Associate and the Covered Program agree to take such action as is necessary to amend this Agreement from time to time as is necessary for the Covered Program to comply with the requirements of HIPAA, HITECH and 45 CFR Parts 160 and 164.

c)	Survival. The respective rights and obligations of the Business Associate under Section 6 of this Appendix shall survive the termination of this Agreement.

d)	Interpretation. Any ambiguity in this Appendix shall be resolved in favor of a meaning that permits the Covered Program to comply with HIPAA, HITECH and 45 CFR Parts 160 and 164.

e)	If anything in this Agreement conflicts with a provision of any other agreement on this matter, this Agreement is controlling.

f)
HIV/AIDS. If HIV/AIDS information is to be disclosed under this Agreement, the Business Associate acknowledges that it has been informed of the confidentiality requirements of Article 27-F of the Public Health Law.

APPENDIX Q

Reserved

APPENDIX R

Additional Specifications for the MMC and FHPlus Agreement

Additional Specifications for the MMC and FHPlus Agreement

1.
Contractor will give continuous attention to performance of its obligations herein for the duration of this Agreement and with the intent that the contracted services shall be provided and reports submitted in a timely manner as SDOH may prescribe.

2.
Contractor will possess, at no cost to the State, all qualifications, licenses and permits to engage in the required business as may be required within the jurisdiction where the work specified is to be performed. Workers to be employed in the performance of this Agreement will possess the qualifications, training, licenses and permits as may be required within such jurisdiction.

3.    Work for Hire Contract
If pursuant to this Agreement the Contractor will provide the SDOH with software or other copyrightable materials, this Agreement shall be considered a “Work for Hire Contract.” The SDOH will be the sole owner of all source code and any software which is developed or included in the application software provided to the SDOH as a part of this Agreement.

4.	Technology Purchases Notification -- The following provisions apply if this Agreement procures only “Technology”

a)
For the purposes of this policy, “technology” applies to all services and commodities, voice/data/video and/or any related requirement, major software acquisitions, systems modifications or upgrades, etc., that result in a technical method of achieving a practical purpose or in improvements of productivity. The purchase can be as simple as an order for new or replacement personal computers, or for a consultant to design a new system, or as complex as a major systems improvement or innovation that changes how an agency conducts its business practices.

b)
If this Agreement is for procurement of software over $20,000, or other technology over $50,000, or where the SDOH determines that the potential exists for coordinating purchases among State agencies and/or the purchase may be of interest to one or more other State agencies, PRIOR TO APPROVAL by OSC, this Agreement is subject to review by the Governor’s Task Force on Information Resource Management.

c)	The terms and conditions of this Agreement may be extended to any other State agency in New York.
5.    Subcontracting
The Contractor agrees not to enter into any agreements with third party organizations for the performance of its obligations, in whole or in part, under this Agreement without the

State’s prior written approval of such third parties and the scope of the work to be performed by them. The State’s approval of the scope of work and the subcontractor does not relieve the Contractor of its obligation to perform fully under this Agreement.
6.    Sufficiency of Personnel and Equipment
If SDOH is of the opinion that the services required by the specifications cannot satisfactorily be performed because of insufficiency of personnel, SDOH shall have the authority to require the Contractor to use such additional personnel to take such steps necessary to perform the services satisfactorily at no additional cost to the State.
7.    Provisions Upon Default

a)	The services to be performed by the Contractor shall be at all times subject to the direction and control of the SDOH as to all matters arising in connection with or relating to this Agreement.

b)
In the event that the Contractor, through any cause, fails to perform any of the terms, covenants or promises of this Agreement, the SDOH acting for and on behalf of the State, shall thereupon have the right to terminate this Agreement by giving notice in writing of the fact and date of such termination to the Contractor, pursuant to Section 2 of this Agreement.

c)
If, in the judgment of the SDOH, the Contractor acts in such a way which is likely to or does impair or prejudice the interests of the State, the SDOH acting for and on behalf of the State, shall thereupon have the right to terminate this Agreement by giving notice in writing of the fact and date of such termination to the Contractor, pursuant to Section 2 of this Agreement.

8.    Minority And Women Owned Business Policy Statement
The SDOH recognizes the need to take affirmative action to ensure that Minority and Women Owned Business Enterprises are given the opportunity to participate in the performance of the SDOH's contracting program. This opportunity for full participation in our free enterprise system by traditionally socially and economically disadvantaged persons is essential to obtain social and economic equality and improve the functioning of the State economy.
It is the intention of the SDOH to provide Minority and Women Owned Business Enterprises with equal opportunity to bid on contracts awarded by this agency in accordance with the State Finance Law.
9.    Insurance Requirements

a)	The Contractor must without expense to the State procure and maintain, until final acceptance by the SDOH of the work covered by this Agreement, insurance of the kinds and in the amounts hereinafter provided, by insurance companies authorized to do such business in the State of New York covering all operations under this Agreement, whether performed by it or by subcontractors. Before commencing the work, the Contractor shall furnish to the SDOH a certificate or certificates, in a form satisfactory to SDOH, showing that it has complied with the requirements of this section, which certificate or certificates shall state that the policies shall not be changed or cancelled until thirty days written notice has been given to SDOH. The kinds and amounts of required insurance are:

i)
A policy covering the obligations of the Contractor in accordance with the provisions of Chapter 41, Laws of 1914, as amended, known as the Workers' Compensation Law, and the Agreement shall be void and of no effect unless the Contractor procures such policy and maintains it until acceptance of the work.

ii)
Policies of Bodily Injury Liability and Property Damage Liability Insurance of the types hereinafter specified, each within limits of not less than $500,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by one person in any one occurrence, and subject to that limit for that person, not less than $1,000,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by two or more persons in any one occurrence, and not less than $500,000 for damages arising out of damage to or destruction of property during any single occurrence and not less than $1,000,000 aggregate for damages arising out of damage to or destruction of property during the policy period.

A)	Contractor's Liability Insurance issued to and covering the liability of the Contractor with respect to all work performed by it under this Agreement.

B)
Automobile Liability Insurance issued to and covering the liability of the People of the State of New York with respect to all operations under this Agreement, by the Contractor or by its subcontractors, including omissions and supervisory acts of the State.

10.    Certification Regarding Debarment and Suspension

a)
Regulations of the U.S. Department of Health and Human Services, located at Part 76 of Title 45 of the Code of Federal Regulations (CFR), implement Executive Orders 12549 and 12689 concerning debarment and suspension of participants in Federal program and activities. Executive Order 12549 provides that, to the extent permitted by law, Executive departments and agencies shall participate in a government wide system for non-procurement debarment and suspension. Executive Order 12689 extends the debarment and suspension policy to procurement activities of the Federal Government. A person who is debarred or suspended by a Federal agency is excluded from Federal financial and non-financial assistance and benefits under Federal programs and activities, both directly (primary covered transaction) and indirectly (lower tier covered transactions). Debarment or suspension by one Federal agency has government wide effect.

b)
Pursuant to the above cited regulations, the SDOH (as a participant in a primary covered transaction) may not knowingly do business with a person who is debarred, suspended, proposed for debarment, or subject to other government wide exclusion (including an exclusion from Medicare and State health care program participation on or after August 25, 1995), and the SDOH must require its contractors, as lower tier participants, to provide the certification as set forth below:

i)	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION-LOWER TIER COVERED TRANSACTIONS
Instructions for Certification

A)	By signing this Agreement, the Contractor, as a lower tier participant, is providing the certification set out below.

B)
The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

C)
The lower tier participant shall provide immediate written notice to the SDOH if at any time the lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

D)
The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. The Contractor may contact the SDOH for assistance in obtaining a copy of those regulations.

E)
The lower tier participant agrees that it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 CFR Subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

F)
The lower tier participant further agrees that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transactions,” without modification, in all lower tier covered transactions.

G)
A participant in a covered transaction may rely upon a certification of a participant in a lower tier covered transaction that it is not proposed for debarment under 48 CFR Subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Excluded Parties List System.

H)
Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

I)
Except for transactions authorized under paragraph E of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 CFR Subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

ii)	Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion – Lower Tier Covered Transactions

A)
The lower tier participant certifies, by signing this Agreement, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department agency.

B)	Where the lower tier participant is unable to certify to any of the statements in this certification, such participant shall attach an explanation to this Agreement.

11.	Reports and Publications

a)	Any materials, articles, papers, etc., developed by the Contractor pertaining to the MMC Program or FHPlus Program must be reviewed and approved by the SDOH for conformity with the policies and guidelines of the SDOH prior to dissemination and/or publication. It is agreed that such review will be conducted in an expeditious manner. Should the review result in any unresolved disagreements regarding content, the Contractor shall be free to publish in scholarly journals along with a disclaimer that the views within the Article or the policies reflected are not necessarily those of the New York State Department of Health.

b)
Any publishable or otherwise reproducible material developed under or in the course of performing this Agreement, dealing with any aspect of performance under this Agreement, or of the results and accomplishments attained in such performance, shall be the sole and exclusive property of the State, and shall not be published or otherwise disseminated by the Contractor to any other party unless prior written approval is secured from the SDOH or under circumstances as indicated in paragraph (a) above. Any and all net proceeds obtained by the Contractor resulting from any such publication shall belong to and be paid over to the State. The State shall have a perpetual royalty-free, non-exclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, any such material for governmental purposes.

c)
No report, document or other data produced in whole or in part with the funds provided under this Agreement may be copyrighted by the Contractor or any of its employees, nor shall any notice of copyright be registered by the Contractor or any of its employees in connection with any report, document or other data developed pursuant to this Agreement.

d)
All reports, data sheets, documents, etc. generated under this Agreement shall be the sole and exclusive property of the SDOH. Upon completion or termination of this Agreement the Contractor shall deliver to the SDOH upon its demand all copies of materials relating to or pertaining to this Agreement. The Contractor shall have no right to disclose or use any of such material and documentation for any purpose whatsoever, without the prior written approval of the SDOH or its authorized agents.

e)
The Contractor, its officers, agents and employees and subcontractors shall treat all information, which is obtained by it through its performance under this Agreement, as confidential information to the extent required by the laws and regulations of the United States and laws and regulations of the State of New York.

12.	Payment
Payment for claims/invoices submitted by the Contractor shall only be rendered electronically unless payment by paper check is expressly authorized by the Commissioner, in the Commissioner's sole discretion, due to extenuating circumstances. Such electronic payment shall be made in accordance with ordinary State procedures and practices. The Contractor shall comply with the State Comptroller's procedures to authorize electronic payments. Authorization forms are available at the State Comptroller's website at www.osc.state.ny.us/epay/index.htm, by email at epunit@osc.state.ny.us or by telephone at 518-474-6019. The Contractor acknowledges that it will not receive payment on any claims/invoices submitted under this Agreement if it does not comply with the State Comptroller's electronic payment procedures, except where the Commissioner has expressly authorized payment by paper check as set forth above.
In addition to the Electronic Payment Authorization Form, a Substitute Form W-9, must be on file with the Office of the State Comptroller, Bureau of Accounting Operations. Additional information and procedures for enrollment can be found at http://www.osc.state.ny.us/epay. Completed W-9 forms should be submitted to the following address:
NYS Office of the State Comptroller Bureau of Accounting Operations Warrant & Payment Control Unit 110 State Street, 9th Floor
Albany, NY 12236

13.	Provisions Related to New York State Procurement Lobbying Law
The State reserves the right to terminate this Agreement in the event it is found that the certification filed by the Contractor in accordance with New York State Finance Law § 139-k was intentionally false or intentionally incomplete. Upon such finding, the State may exercise its termination right by providing written notice to the Contractor in accordance with the written notification terms of this Agreement.

14.	Provisions Related to New York State Information Security Breach and Notification Act
Contractor shall comply with the provisions of the New York State Information Security Breach and Notification Act (General Business Law Section 899-aa; State Technology Law Section 208). Contractor shall be liable for the costs associated with such breach if caused by the Contractor’s negligent or willful acts or omissions, or the negligent or willful acts or omissions of Contractor’s agents, officers, employees or subcontractors.

15.	Accessibility of State Agency Web-based Intranet and Internet Information and Applications
Any web-based intranet and internet information and applications development, or programming delivered pursuant to the contract or procurement, will comply with New York State Enterprise IT Policy NYS-P08005, Accessibility of Web-Based Information and Applications, as such policy or standard may be amended, modified or superseded, which requires that state agency web-based intranet and internet information and applications are accessible to persons with disabilities. Web content must conform to New York State Enterprise IT Policy NYS-P08-005, as determined by quality assurance testing. Such quality assurance testing will be conducted by NYSDOH and the awarded contractor and the results of such testing must be satisfactory to NYSDOH before web content will be considered a qualified deliverable under the contract or procurement.

16.	New York State Tax Law Section 5-a

Section 5-a of the Tax Law, as amended, effective April 26, 2006, requires certain contractors awarded state contracts for commodities, services and technology valued at more than $100,000 to certify to the New York State Department of Tax and Finance (DTF) that they are registered to collect New York State and local sales and compensating use taxes. The law applies to contracts where the total amount of such contractors’ sales delivered into New York State are in excess of $300,000 for the four quarterly periods immediately preceding the quarterly period in which the certification is made, and with respect to any affiliates and subcontractors whose sales delivered into New York State exceeded $300,000 for the four quarterly periods immediately preceding the quarterly period in which the certification is made.
This law imposes upon certain contractors the obligation to certify whether or not the contractor, its affiliates, and its subcontractors are required to register to collect sales and compensating use tax and contractors must certify to DTF that each affiliate and subcontractor exceeding such sales threshold is registered with DTF to collect New York State and local sales and compensating use taxes. The law prohibits the State Comptroller, or other approving agencies, from approving a contract awarded to an offerer meeting the registration requirements but who is not so registered in accordance with the law.
Contractor must complete and submit directly to the New York State Taxation and Finance, Contractor Certification Form ST-220-TD. Unless the information upon which the ST-220-TD is based changes, this form only needs to be filed once with DTF. If the information changes for the contractor, its affiliate(s), or its subcontractor(s), a new form (ST-220-TD) must be filed with DTF.
Contractor must complete and submit to the Department of Health the form ST-220-CA certifying that the contractor filed the ST-220-TD with DTF. Failure to make either of these filings may render an offerer non-responsive and non-responsible. Offerers shall take the necessary steps to provide properly certified forms within a timely manner to ensure compliance with the law.
17.    M/WBE Utilization Plan for Subcontracting and Purchasing
The Department of Health (DOH) encourages the use of Minority and/or Women Owned Business Enterprises (M/WBEs) for any subcontracting or purchasing related to this contract. Contractors who are not currently a New York State certified M/WBE must define the portion of all consumable products and personnel required for this proposal that will be sourced from a M/WBE.

The amount must be stated in total dollars and as a percent of the total cost necessary to fulfill the Agreement requirements. Supportive documentation must include a detailed description of work that is required including products and services.
The goal for usage of M/WBEs is at least 10% of monies used for contract activities. In order to assure a good-faith effort to attain this goal, the STATE requires that Contractors complete the M/WBE Utilization Plan and submit this Plan.
Contractors that are New York State certified MBEs or WBEs are not required to complete this form. Instead, such Contractors must simply provide evidence of their certified status.
Failure to submit the above referenced Plan (or evidence of certified M/WBE status) will result in disqualification of the vendor from consideration for award.

APPENDIX X

Modification Agreement Form

APPENDIX X

Agency Code _______    Contract No. _______
Period     Funding Amount for Period
This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through
The New York State Department of Health, having its principal office at Corning Tower, Room 2001, Empire State Plaza, Albany, NY 12237, (hereinafter referred to as the STATE), and    ,
(hereinafter referred to as the CONTRACTOR), to modify Contract Number    as set forth below.
All other provisions of said AGREEMENT shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE By:
Printed Name

Title:
Date:

STATE AGENCY SIGNATURE By:
Printed Name

Title:
Date:

State Agency Certification:
In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.
STATE OF NEW YORK    )
)    SS.:
County of     )
On the    day of    in the year ______ before me, the undersigned, personally appeared    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary)
Approved:    Approved:
Thomas P. DiNapoli
ATTORNEY GENERAL                    STATE COMPTROLLER

Title:                                Title:
Date:                                Date:

APPENDIX R

March 1, 2011

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